Exhibit 10.11

$475,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 28, 2012

Among

NPC INTERNATIONAL, INC.,

as Parent Borrower,

NPC OPERATING COMPANY A, INC.

and

NPC OPERATING COMPANY B, INC.,

as Subsidiary Borrowers

NPC ACQUISITION HOLDINGS, LLC

and

THE OTHER GUARANTORS PARTY HERETO,

as Guarantors,

BARCLAYS BANK PLC,

as Administrative Agent, Collateral Agent and Issuing Bank,

and

THE LENDERS SIGNATORY HERETO

BARCLAYS CAPITAL

and

GOLDMAN SACHS BANK USA,

as Joint Lead Arrangers and Joint Bookrunners,

GOLDMAN SACHS BANK USA,

as Syndication Agent,

and

COÖPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH

and

REGIONS BANK,

as Documentation Agent

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

-i-

-ii-

-iii-

-iv-

-v-

ANNEXES, EXHIBITS AND SCHEDULES

Schedule 3.01(b)	- Amortization of Term Loans

-vi-

THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 28, 2012 is among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (the “Parent Borrower”); NPC OPERATING COMPANY A, INC., a corporation formed under the laws of the State of Kansas, and NPC OPERATING COMPANY B, INC., a corporation formed under the laws of the State of Kansas (each, a “Subsidiary Borrower”), NPC ACQUISITION HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”); the other Guarantors party hereto; each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a “Lender” and, collectively, the “Lenders”); and BARCLAYS BANK PLC (in its individual capacity, “Barclays”), as administrative agent (in such capacity, together with its successors, the “Administrative Agent”) and collateral agent (in such capacity, together with its successors, the “Collateral Agent”) for the Secured Parties.

R E C I T A L S

WHEREAS, the Parent Borrower, the Subsidiary Borrowers, Holdings, the other Guarantors party thereto, certain lenders, the Administrative Agent, Collateral Agent and the other parties thereto are party to a Credit Agreement, dated December 28, 2011 (the “Original Credit Agreement”).

WHEREAS, pursuant to Amendment No. 1, the parties thereto have agreed to amend and restate in its entirety the Original Credit Agreement and to replace it in its entirety with this Agreement.

NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue letters of credit for the accounts of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Acceptable Discount” has the meaning provided in Section 2.08(j)(iii).

“Acceptance Date” has the meaning provided in Section 2.08(j)(ii).

“Acquired EBITDA” is defined in the definition of Consolidated EBITDA.

“Acquired Fee-Owned Restaurant” shall mean a Restaurant acquired after the Original Closing Date by the Parent Borrower or any of the other Restricted Subsidiaries if (i) immediately prior to the consummation of such acquisition the owner of such Restaurant owns in fee the Restaurant Location with respect thereto and (ii) such Restaurant Location is acquired in such acquisition by the Parent Borrower or any of the other Restricted Subsidiaries.

“Acquisition” shall mean the transaction pursuant to the Acquisition Agreement where NPC International Holdings, Inc. acquired the equity interests of Holdings and thus indirectly acquired the equity interests of the Parent Borrower.

“Acquisition Agreement” shall mean that certain purchase and sale agreement, dated as of November 6, 2011, by and among NPC International Holdings, Inc., each of the selling stockholders party thereto, and Holdings, as amended, supplemented or otherwise modified from time to time.

“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by the Parent Borrower or any of the other Restricted Subsidiaries to or for the account of the applicable seller in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Capital Securities or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is

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subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Debt, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by the Parent Borrower or any of the other Restricted Subsidiaries.

“Acquisition Documents” shall mean the collective reference to the Acquisition Agreement and all exhibits, schedules and attachments thereto.

“Act” shall have the meaning assigned to such term in Section 12.16.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Increased Commitments, Incremental Term Loans or replacement Term Loans which shall be consistent with the applicable provisions of this Agreement relating to Increased Commitments, Incremental Term Loans or replacement Term Loans and otherwise reasonably satisfactory to the Administrative Agent.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto. Notwithstanding the foregoing, Barclays shall not be obligated to act as Administrative Agent in connection with any assignments to or purchases by any Affiliate of a Borrower or the Sponsor and the Parent Borrower may engage any financial institution reasonably acceptable to the Administrative Agent to act as such in connection with such assignments or purchases.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A to the Original Credit Agreement.

“Advisory Services Agreement” shall mean that certain advisory agreement dated as of December 28, 2011 among Parent, the Parent Borrower and an Affiliate of the Sponsor.

“Affiliate” of any Person shall mean (i) any Person directly or indirectly Controlled by, Controlling or under common control with such first Person (excluding any trustee under or any committee with responsibility for administering any Plan), (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) such corporation or other Person.

“Affiliated Debt Fund” shall mean a Sponsor Affiliated Lender that is primarily engaged in, or primarily advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Agents” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Arrangers, the Syndication Agent and the Documentation Agent; and “Agent” shall mean any of them.

“Agent-Related Persons” means each Agent, together with its Related Parties.

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“Aggregate Commitments” at any time shall equal the sum of the Aggregate Maximum Revolving Credit Amounts and the Aggregate Term Commitments.

“Aggregate Maximum Revolving Credit Amounts” at any time shall equal the sum of the Maximum Revolving Credit Amounts of the Revolving Credit Lenders. As of the Restatement Effective Date, the Aggregate Maximum Revolving Credit Amounts equal $100.0 million.

“Aggregate Term Commitments” at any time shall equal the sum of the Term Commitments of the Term Lenders.

“Agreement” shall mean this Amended and Restated Credit Agreement, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified.

“Amendment No. 1” has the meaning set forth in the recitals hereto.

“Applicable Discount” has the meaning provided in Section 2.08(j)(iii).

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Parent Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, on any day and with respect to (i) any Base Rate Term Loan, 3.00%, (ii) any LIBOR Term Loan, 4.00% and (iii) any Revolving Credit Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio as of the end of the most recent Test Period:

Leverage Ratio	Base Rate Loans	LIBOR Loans
≥ 4.00:1.00	4.25%	5.25%
≥ 3.00:1.00 and < 4.00:1.00	4.00%	5.00%
< 3.00:1.00	3.75%	4.75%

The Applicable Margin shall be established as of each date of delivery to the Administrative Agent of the financial statements and certificates required by Section 8.01(a) or (b) and Section 8.01(c). Each change in the Applicable Margin resulting from a change in (or an initial calculation of) the Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 8.01(a) or (b) and Section 8.01(c), respectively, indicating such change (or calculation) until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change; provided, however, if the Parent Borrower shall fail to deliver any required financial statements or certificates within the time period required by such Sections or if an Event of Default under Section 10.01(a), (e), (f) or (g) has occurred and is continuing, the Applicable Margin shall be the highest percentage amount stated for each Type of Revolving Credit Loan as set forth in the above table from the date such item was required to be delivered or such Event of Default occurred, as the case may be, until the appropriate financial statements and certificates are so delivered or until such Event of Default ceases to be continuing, as the case may be. Notwithstanding the foregoing, during the period beginning on the Original Closing Date and ending on the date on which the items required to be delivered pursuant to Sections 8.01(b) and (c) with respect to the first full Fiscal Quarter commenced after the Original Closing Date are delivered, the Applicable Margin with

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respect to Revolving Credit Loans shall be (a) 4.25% for Base Rate Loans and (b) 5.25% for LIBOR Loans. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 4.03(b).

“Approved Fund” shall have the meaning assigned to such term in Section 12.06.

“Arrangers” shall mean the Joint Lead Arrangers named on the cover page hereof.

“Asset Sale” shall mean (a) any sale, transfer, lease or other disposition of any Property (excluding any issuance or sale by Holdings of any of its own Capital Securities) of Holdings, the Parent Borrower or any other Restricted Subsidiary, except (x) any transaction permitted by Section 9.03 and (y) a sale, transfer, lease or other disposition of (i) cash, (ii) Cash Equivalents, (iii) inventories or trade fixtures in the ordinary course of business or accounts receivable in connection with the collection or compromise thereof in the ordinary course of business (which ordinary course shall specifically not include a receivables financing or securitization facility), (iv) any Property by Holdings to a Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to Holdings or another Wholly-Owned Restricted Subsidiary, or (v) any property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event and (b) any issuance or sale of any Capital Securities of any Subsidiary of Holdings, in each case, to any Person other than (i) a Wholly-Owned Restricted Subsidiary or (ii) other than for purposes of Section 9.16, any other Restricted Subsidiary.

“Assignee” shall have the meaning assigned such term in Section 12.06(b).

“Assignment Agreement” shall mean an assignment agreement, in substantially the form of Exhibit B to the Original Credit Agreement, or any other form approved by the Administrative Agent.

“Augmenting Lender” shall have the meaning assigned to such term in Section 2.12(a).

“Auto-Renewal Letter of Credit” has the meaning assigned to such term in Section 2.03(b)(iii).

“Available Amount” shall mean, for any date, (a) an amount not less than zero, determined on a cumulative basis, equal to the Available Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Original Closing Date and prior to such time and for which Excess Cash Flow has been applied as a mandatory pre-payment of the Loans in accordance with Section 2.08(f) plus (b) the cumulative amount of Equity Proceeds, but only in the case of each of clauses (a) and (b) to the extent such amount has not been previously applied to (i) make an Investment in accordance with Section 9.03(l), (ii) make, in whole or in part, a Capital Expenditure pursuant to Section 9.14, (iii) pay, in whole or in part, Acquisition Consideration for a Permitted Acquisition, (iv) make a Restricted Payment pursuant to Section 9.04(g) or (v) make a prepayment, redemption, purchase, defeasance or another payment pursuant to Section 9.23(a)(ii)(A). For purposes of this definition “Available Percentage” shall mean, for any Excess Cash Flow Period, (x) if the Leverage Ratio as of the end of the Test Period ending corresponding with the end of such Excess Cash Flow Period is greater than or equal to 4.00:1.00, 50%, (y) if the Leverage Ratio as of the end of such Test Period is greater than or equal to 3.00:1.00 but less than 4.00:1.00, 75%, and (z) if the Leverage Ratio as of the end of such Test Period is less than 3.00:1.00, 100%.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Barclays” shall have the meaning assigned to such term in the preamble hereto.

“Base Rate” shall mean, with respect to any Base Rate Loan, for any day, the highest of (i) the Federal Funds Rate for any such day plus 1/2 of 1%, (ii) the Prime Rate for such day and (iii) the LIBOR Adjusted Rate applicable for an Interest Period of one month plus 1%; provided that, notwithstanding the rate calculated in accordance with the foregoing, at no time shall the Base Rate for the Term Loans be deemed to be less than 2.25%. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

“Base Rate Loans” shall mean Loans that bear interest at rates based upon the Base Rate.

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“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person or the managing member of such Person, as applicable, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrowers” shall mean the Parent Borrower and each Subsidiary Borrower.

“Borrower Materials” shall have the meaning assigned to such term in Section 8.01.

“Borrowing Notice” shall have the meaning assigned to such term in Section 2.02(c).

“Business Day” shall mean any day other than a day on which commercial banks are authorized or required to close in New York, New York and, if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by a Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capital Expenditures Expansion Amount” shall mean, for any test period in which Total Capital Expenditures are measured, $50,000 multiplied by the number of Restaurants acquired or built during such test period.

“Capital Security” shall mean (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities or other evidence of Debt) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, partnership, membership, joint venture or other ownership or equity interest, participation or security described in clause (i) hereof.

“Capitalized Lease Obligation” shall mean any rental obligation which, under GAAP as in effect on the Original Closing Date, would be required to be capitalized on the books of the Parent Borrower or any of the other Restricted Subsidiaries, taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Collateral” shall mean cash or Cash Equivalents satisfactory to and pledged to the Collateral Agent and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” shall mean:

(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, maturing within one year from the date of creation thereof,

(ii) commercial paper and loan participations maturing within 270 days from the date of creation thereof rated in the highest grade by Standard & Poor’s Corporation or Moody’s Investors Service, Inc.,

(iii) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100.0 million (as of the date of such Lender’s or bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor’s Corporation or Moody’s Investors Service, Inc., respectively, or deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any bank or trust company which is organized under the laws of the United States or any state thereof, and has assets of at least $1.0 billion or the equivalent thereof,

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(iv) repurchase obligations with a term of less than 90 days for underlying securities of the type described in clause (i) entered into with commercial banks or trust companies meeting the qualifications specified in clause (iii), and

(v) deposits in money market funds investing over 90% of their assets in investments described in clause (i), (ii) or (iii).

“Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind, (b) items described in clause (c) or, other than to the extent paid in cash by the Parent Borrower and the other Restricted Subsidiaries, clause (f) of the definition of “Consolidated Interest Expense” and (c) gross interest income of the Parent Borrower and its Consolidated Subsidiaries for such period.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking or convergence in lieu of condemnation or other taking (including by any Governmental Authority) of, any property of Holdings, the Parent Borrower or any of the other Restricted Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Governmental Requirement, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CERCLA” shall have the meaning assigned to such term in the definition of “Environmental Laws.”

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule, or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rates, guidelines and directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

A “Change of Control” shall be deemed to have occurred if:

(a) Holdings ceases to own, beneficially and of record, 100% of the Capital Securities of the Parent Borrower;

(b) at any time a “change of control” or similar event occurs under any Material Indebtedness;

(c) at any time prior to the consummation of an IPO, the Permitted Holders (collectively) cease to have the power, directly or indirectly, to vote or direct the voting of the Voting Stock of Holdings representing a majority of the voting power of the total outstanding Voting Stock of Holdings; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the members of the Board of Directors of Holdings or of the sole managing member of Holdings, or a Permitted Holder serves as the sole managing member of Holdings, or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of the Capital Securities of Holdings equal to an amount more than fifty percent (50%) of the amount of the Capital Securities of Holdings owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Original Closing Date and such ownership by the Permitted Holders represents the block of Voting Stock of Holdings held by any Person, or related group for purposes of Section 13(d) of the Exchange Act, having the largest aggregate voting power; or

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(d) (i) the Permitted Holders (collectively) shall fail to own, or to have the power to vote or direct the voting of, Voting Stock of Holdings representing more than 35% of the voting power of the total outstanding Voting Stock of Holdings, (ii) the Permitted Holders cease to own Capital Securities representing more than 35% of the total economic interests of the Capital Securities of Holdings or (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Holdings representing more than 25% of the voting power of the total outstanding Voting Stock of Holdings, and the Permitted Holders (collectively) cease to have the power, directly or indirectly, to vote or direct the voting of the Voting Stock of Holdings representing a majority of the voting power of the total outstanding Voting Stock of Holdings; or

(e) upon and following an IPO, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Holdings, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Capital Securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Charges” has the meaning specified in Section 12.14.

“Class,” when used in reference to any Loan, refers to whether such Loan is a Revolving Credit Loan, Term Loan (or Incremental Term Loan or Extended Term Loan of a new tranche or other new class of Loans) or Swingline Loan and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, an Extended Revolving Credit Commitment, Term Loan Commitment (or Incremental Term Commitment or other commitment of a new tranche) or Swingline Commitment, in each case, under this Agreement.

“Closing Date Financial Statements” shall have the meaning assigned to such term in Section 7.02(a).

“Closing Date Material Adverse Effect” means any event, circumstance, change in or effect on Holdings and its Subsidiaries that has been or would reasonably be expected to be materially adverse to the consolidated operations, results of operations, business, assets, liabilities or financial condition of Holdings and its Subsidiaries, taken as a whole or that materially impairs the ability of Holdings or the Sellers (as defined in the Acquisition Agreement on the date of the Fee Letter) to consummate the transactions contemplated by the Acquisition Agreement; provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has occurred or is likely to occur a “Closing Date Material Adverse Effect”: (a) events, circumstances, changes or effects that generally affect the industries in which Holdings and its Subsidiaries operate (including legal and regulatory changes) that do not materially and disproportionately affect Holdings and its Subsidiaries; (b) changes in general economic or political conditions or events, circumstances, changes or effects affecting the securities markets generally that do not materially and disproportionately affect Holdings and its Subsidiaries; (c) changes arising from the consummation of the transactions contemplated by, or the announcement of the execution of, the Acquisition Agreement, including (i) any actions of competitors, (ii) any actions taken by or losses of employees or (iii) any delays or cancellations of orders for products or services; (d) any reduction in the price of services or products offered by Holdings and its Subsidiaries in response to the reduction in price of comparable services or products offered by a competitor; (e) any event, circumstance, change or effect that results from any action taken pursuant to or

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in accordance with the express requirements of the Acquisition Agreement or with the express consent of Parent and each of the Arrangers; (f) changes arising from earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world; (g) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date of the Acquisition Agreement; and (h) changes or modifications in GAAP (as defined in the Acquisition Agreement on the date of the Fee Letter) or applicable Governmental Requirement (as defined in the Acquisition Agreement on the date of the Fee Letter) or interpretations thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Instrument.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Commitment” shall mean for any Lender, its Revolving Credit Commitment and/or Term Commitment, as applicable, and for the Swingline Lender, its Swingline Commitment.

“Companies” shall mean Holdings, the Parent Borrower and the other Restricted Subsidiaries; and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate substantially in the form of Exhibit C to the Original Credit Agreement.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Parent Borrower and its Consolidated Restricted Subsidiaries for such period, determined in accordance with GAAP.

“Consolidated Debt” shall mean, without duplication, all Debt, excluding any liabilities, obligations and guarantees if owed or guaranteed by a Restricted Subsidiary to another Restricted Subsidiary.

“Consolidated Debt for Borrowed Money” shall mean, without duplication, the difference of (a) all Debt for Borrowed Money, excluding any liabilities, obligations and guarantees if owed or guaranteed by a Restricted Subsidiary to another Restricted Subsidiary minus (b) the aggregate amount of unrestricted cash and Cash Equivalents determined without giving pro forma effect to the proceeds of Debt incurred on such date of the Parent Borrower and the other Restricted Subsidiaries on the consolidated balance sheet of the Parent Borrower and the other Restricted Subsidiaries as of such date in excess of $3.0 million but not to exceed $30.0 million.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Parent Borrower and its Consolidated Restricted Subsidiaries for such period, determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (i) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (other than in the case of clause (g)) and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary (other than the Parent Borrower) only if a corresponding amount would be permitted at the date of determination to be distributed to the Parent Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments and Governmental Requirements applicable to such Restricted Subsidiary or its equityholders):

(a) Consolidated Interest Expense for such period,

(b) Consolidated Amortization Expense for such period,

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(c) Consolidated Depreciation Expense for such period,

(d) Consolidated Tax Expense for such period,

(e) Pre–Opening Expenses,

(f) the aggregate amount of all other non–cash charges reducing Consolidated Net Income (excluding any non–cash charge that results in an accrual of a reserve for cash charges in any future period) for such period (including without limitation non–cash expenses relating to the payment of employee and director compensation), and

(g) the amount of “run-rate” cost savings projected by the Parent Borrower in good faith and certified by the chief financial officer of the Parent Borrower in writing to the Administrative Agent to result from actions either taken or initiated prior to or during such period (which cost savings shall be calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (A) the chief financial officer of the Parent Borrower shall have certified to the Administrative Agent that (x) such cost savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Parent Borrower to be realized within 12 months, (B) no cost savings shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges relating to such cost savings that are otherwise included in Consolidated EBITDA with respect to such period or duplicative of any Pro Forma Adjustment and (C) the aggregate amount of cost savings added pursuant to this clause (g) shall not exceed, when taken together (without duplication) with any Pro Forma Adjustments and any adjustments under the definition of “Consolidated Net Income” addressed in the proviso thereto, 10% of Consolidated EBITDA (determined without giving effect to any such adjustments) for any period of four consecutive fiscal quarters; minus

(ii) the aggregate amount of all non–cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business and amortization of cash received and recorded of deferral revenues) for such period.

Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall (i) be calculated on a Pro Forma Basis to give effect to the Acquisition, any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period and (ii) without duplication of clause (i) include (or exclude) Consolidated EBITDA attributable to acquired (or disposed of) Restaurants prior to the date of such acquisition (or disposition) and during the applicable Test Period adjusted, without duplication (including without duplication of any Pro Forma Adjustments), for tangible operational changes achievable within one year after the consummation of the acquisition (or disposition) due to field expense differentials, royalty payments, contractual rent payments on real estate and equipment and general and administrative cost differences, payments in respect of supply contracts and insurance policies, all as certified by the president or chief financial officer of the Parent Borrower, together with appropriate documentation supporting the reasonableness of any such adjustments (collectively, the “Acquired EBITDA”).

Notwithstanding the foregoing, Consolidated EBITDA shall be $28,289,000, $34,579,000, $26,452,000, and $22,566,000, for the fiscal quarters ending December 28, 2010, March 29, 2011, June 28, 2011, and September 27, 2011, respectively.

“Consolidated Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA plus Rent Expense (to the extent deducted in the determination of Consolidated Net Income for such Test Period) for such Test Period to (y) Consolidated Interest Expense plus Rent Expense for such Test Period.

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“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense (net of interest income) of the Parent Borrower and its Consolidated Restricted Subsidiaries for such period determined in accordance with GAAP plus, without duplication:

(a) imputed interest on Capitalized Lease Obligations of the Parent Borrower and the other Restricted Subsidiaries for such period;

(b) commissions, discounts and other fees and charges owed by the Parent Borrower or any of the other Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;

(c) cash contributions to any employee stock ownership plan or similar trust made by the Parent Borrower or any of the other Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings or a Wholly–Owned Restricted Subsidiary) in connection with Debt incurred by such plan or trust for such period;

(d) all interest paid or payable with respect to discontinued operations of the Parent Borrower or any of the other Restricted Subsidiaries for such period;

(e) the interest portion of any deferred payment obligations of the Parent Borrower or any of the other Restricted Subsidiaries for such period;

(f) all interest on any Debt of the Parent Borrower or any of the other Restricted Subsidiaries of the type described in clause (vi), (vii) or (viii) of the definition of “Debt” for such period;

provided that (a) debt issuance costs, debt discount or premium, other financing fees and one-time up-front costs associated with Hedging Agreements and related expenses, including any amortization thereof shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements related to interest rates.

Consolidated Interest Expense shall (i) be calculated on a Pro Forma Basis to give effect to any Debt incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with the Acquisition, any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period and (ii) without duplication of clause (i), include (or exclude) Consolidated Interest Expense attributable to acquired (or disposed of) Restaurants prior to the date of such acquisition (or disposition) and during the applicable Test Period.

“Consolidated Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Debt for Borrowed Money on such date to Consolidated EBITDA for the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 8.01(a) or (b).

“Consolidated Net Income” shall mean for any period the net income or loss of the Parent Borrower and its Consolidated Restricted Subsidiaries for such period determined in accordance with GAAP, adjusted by (a) subtracting therefrom, without duplication, to the extent included in calculating such consolidated net income or loss, (i) net earnings or losses attributable to minority interests in Subsidiaries; (ii) extraordinary gains or losses, together with any related provision for taxes on any such gain (or the tax effect of any such loss); (iii) net earnings or losses of any Restricted Subsidiary (other than the Parent Borrower) accrued prior to the date it became a Restricted Subsidiary; (iv) net earnings of any business entity (other than a Restricted Subsidiary) in which the Parent Borrower or any of the other Restricted Subsidiaries has an ownership interest unless such net earnings shall have been received by the Parent Borrower or, subject to clause (v), any of the other Restricted Subsidiaries in the form of cash distributions; (v) any portion of net earnings of any Restricted Subsidiary (other than the Parent Borrower) which for any reason is unavailable for distribution to the Parent Borrower; (vi) any reversal of any contingency reserve to the extent such contingency reserve was established prior to such period; (vii) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent Borrower or any of the other Restricted Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary

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course of business) by the Parent Borrower or any of the other Restricted Subsidiaries; (viii) unrealized gains and losses with respect to Hedging Obligations for such period; (ix) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income; (x) accruals and reserves that are established or adjusted as a result of the Acquisition and any related transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period; (xi) stock-based award compensation expenses; (xii) any income (loss) attributable to deferred compensation plans or trusts and (xiii) any income (loss) from investments recorded using the equity method, and (b) adding thereto, without duplication, to the extent deducted in calculating such consolidated net income or loss, (i) cash expenses relating to the payment of employee and director compensation in the form of Capital Securities, (ii) the amount of management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period to (or on behalf of) the Sponsor (including any termination fees payable in connection with the early termination of management and monitoring agreements) to the extent permitted to be paid or accrued pursuant to this Agreement, (iii) any non–recurring fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Acquisition, any Permitted Acquisition, any Asset Sales, Permitted Investments, issuance or repayment of Debt (including on the Restatement Effective Date), issuance of equity securities, refinancing transaction or amendment or other modification of any debt or equity instrument (in each case, including any such transaction consummated prior to the Original Closing Date and whether or not such transactions are consummated) and any non–recurring charges or merger costs incurred during such period as a result of any such transaction; (iv) non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance and integration costs, costs related to closure/consolidation of Restaurants, stores and facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); (v) restructuring charges, accruals or reserves (including restructuring costs related to Permitted Acquisitions after the Original Closing Date and adjustments to existing reserves); (vi) the amount of any net losses from discontinued operations in accordance with GAAP; (vii) any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation during such period; (viii) for the fourth fiscal quarter of 2011, $300,000 representing the portion of the amounts of advertising expected to be rebated to the Parent Borrower and the other Restricted Subsidiaries in 2012; (ix) expenses (including legal fees and expenses, settlement payments or other judgment award payments) incurred in connection with the Jeffery Wass and Mark Smith et. Al. vs. NPC International, Inc., Case No. 2:09 CV 2254 JWL KGS (and any appeal or settlement thereof) and related state level lawsuits; and (x) a run rate adjustment for delivery drivers to account for the number of drivers converted to the tip wage payment system on the last day of such period as if they were on the tip wage payment system on the first day of such period; provided that all amounts added to Consolidated Net Income pursuant to subclauses (iv) and (v) of clause (b) above shall not exceed, when taken together (without duplication) with any Pro Forma Adjustments and any adjustments pursuant to clause (g) of the definition of “Consolidated EBITDA”, 10% of Consolidated EBITDA (determined without giving effect to any of the foregoing adjustments) for any period of four consecutive fiscal quarters. There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Borrower and the other Restricted Subsidiaries), as a result of the Acquisition and any related transactions, any Permitted Acquisitions or the amortization or write-off of any amounts thereof. In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions.

“Consolidated Restricted Subsidiaries” shall mean each Consolidated Subsidiary that is also a Restricted Subsidiary.

“Consolidated Subsidiaries” shall mean each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP. Unless otherwise indicated, each reference to the term “Consolidated Subsidiary” shall mean a Subsidiary consolidated with Holdings.

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“Consolidated Tax Expense” shall mean, for any period, the tax expense of the Parent Borrower and its Consolidated Restricted Subsidiaries for such period, determined in accordance with GAAP.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any Person Controlling such Person) primarily for making equity or debt investments in Holdings or other portfolio companies.

“Convertible Securities” shall mean any debt instrument that is by its terms convertible into an equity interest in Holdings or any of its Wholly-Owned Restricted Subsidiaries.

“Covered Taxes” shall mean all Taxes other than Excluded Taxes.

“Cure Amount” shall have the meaning given to such term in Section 10.04(a).

“Cure Right” shall have the meaning given to such term in Section 10.04(a).

“Debt” shall mean, for any Person the sum of the following (without duplication): (i) all payment obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all payment obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (excluding those for borrowed money, trade accounts payable in the ordinary course of business, accrued payroll and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP); (iv) Capitalized Lease Obligations of such Person (whether contingent or otherwise); (v) the purchase price for any asset leased to such Person pursuant to a “synthetic lease” (i.e., a lease that is treated as an operating lease in accordance with GAAP) or similar arrangement that such Person would have to pay in order to acquire the asset that is the subject of such lease or arrangement at the end of the stated term thereof; (vi) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or payment obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others; (ix) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person (excluding trade accounts payable or commitments in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP); (x) any Disqualified Capital Stock of such Person; (xi) any Debt of a Special Entity or other third parties for which such Person is liable either by agreement or because of a Governmental Requirement; and (xii) all Hedging Obligations of such Person; provided that the term “Debt” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) any amounts owing under beverage contracts with beverage providers. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Debt expressly provide that such Person is not liable therefor.

“Debt for Borrowed Money” shall mean, for any Person, such Person’s Debt, but without giving effect to clauses (ii), (v), and (xii), and contingent obligations set forth in clause (iv), in each case of the definition of Debt.

“Debt Issuance” shall mean the incurrence by Holdings or any of its Restricted Subsidiaries of any Debt after the Original Closing Date (other than as permitted by Section 9.01).

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“Debt Service” shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Debt for such period.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder or under any other Loan Document (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Parent Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender in writing that it does not intend to comply with such Lender’s funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) will not be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Parent Borrower made in connection with a good faith belief that such Lender will not comply with its funding obligations hereunder, to confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Federal or state regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Discount Range” has the meaning provided in Section 2.08(j)(ii).

“Discounted Prepayment Option Notice” has the meaning provided in Section 2.08(j)(ii).

“Discounted Voluntary Prepayment” has the meaning provided in Section 2.08(j)(i).

“Discounted Voluntary Prepayment Notice” has the meaning provided in Section 2.08(j)(vii).

“Disqualified Capital Stock” shall mean any Capital Security of any Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than, in respect of stock options, warrants or other Capital Securities held by employees or directors of such Person or its Affiliates, the termination of employment or retirement of such employees or directors), (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Securities

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referred to in (a) above, in each case at any time on or prior to the first anniversary of the Final Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Capital Securities that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Securities is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Securities upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Final Maturity Date shall not constitute Disqualified Capital Stock if such Capital Securities provide that the issuer thereof will not redeem any such Capital Securities pursuant to such provisions prior to the repayment in full of the Obligations.

“Documentation Agents” shall mean Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, and Regions Bank, together with their respective successors.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Domestic Material Restricted Subsidiary” means any Restricted Subsidiary of Holdings (other than the Borrowers and any Foreign Subsidiaries) that is a Material Subsidiary.

“Embargoed Person” shall have the meaning given to such term in Section 9.27.

“Environmental Laws” shall mean any and all Governmental Requirements pertaining to pollution, or protection of the environment and health and safety (to the extent relating to exposure to Hazardous Materials), including without limitation, the Oil Pollution Act of 1990 (“OPA”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended. The term “oil” shall have the meaning specified in OPA and the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA; provided, however, that (i) in the event either OPA or CERCLA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of Holdings or any of its Subsidiaries is located establish a meaning for “oil,” “hazardous substance” or “release” which is broader than that specified in either OPA or CERCLA, such broader meaning shall apply.

“Equity Financing” shall mean the direct or indirect cash equity contributions of the Sponsor or management to Holdings (which to the extent constituting other than common equity of Holdings, such capital shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the Arrangers) and the contribution thereof to the Parent Borrower as common equity.

“Equity Proceeds” shall mean the aggregate sum of (i) the net proceeds received after the Original Closing Date by Holdings (a) from the issuance or sale of Qualified Capital Stock of Holdings or (b) any contributions to the capital of Holdings plus (ii) the net proceeds received after the Original Closing Date by Holdings upon (a) the exercise of any warrants, options or similar instruments with respect to Qualified Capital Stock issued by Holdings and (b) the conversion of any Convertible Securities into common stock or other Qualified Capital Stock, but in the case of each of clauses (i) and (ii) excluding any Cure Amount.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the regulations promulgated and the rulings issued thereunder, as amended from time to time and any successor statute.

“ERISA Affiliate” shall mean each trade or business (whether or not incorporated) which together with Holdings, the Parent Borrower or any of the other Restricted Subsidiaries would be deemed to be a “single employer” within the meaning of subsections (b), (c), (m) or (o) of Section 414 of the Code.

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“ERISA Event” shall mean (i) a “reportable event” described in Section 4043 of ERISA and the regulations issued thereunder (other than an event with respect to which the notice requirement has been waived under applicable regulations), (ii) the withdrawal of Holdings, the Parent Borrower, any of the other Restricted Subsidiaries or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Event of Default” shall have the meaning assigned such term in Section 10.01.

“Excepted Liens” shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due (or not delinquent) or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or landlord’s liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases for rent or royalties and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent Borrower or any other Restricted Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Parent Borrower or any other Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions, encroachments and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Parent Borrower or any other Restricted Subsidiary or materially impair the value of such Property subject thereto; (vi) Liens pursuant to the Security Instruments; (vii) Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which the applicable Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, the Parent Borrower shall maintain cash reserves adequate to satisfy its good faith estimate of the amount of such Lien; (viii) Liens (other than any Lien imposed by ERISA) (x) imposed by Governmental Requirements or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (A) with respect to clauses (x), (y) and (z) of this clause (viii), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (B) to the extent such Liens are not imposed by Governmental Requirements, such Liens shall in no event encumber any property other than cash and cash equivalents; (ix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company; (x) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Debt;

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(xi) licenses of Intellectual Property granted by any Company in the ordinary course of business; (xii) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods; (xiii) the existence of the “equal and ratable” clause in the Senior Notes Documents (but not any security interests granted pursuant thereto); (xiv) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business; and (xv) Liens (x) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 9.03 to be applied against the purchase price for such Investment and (y) consisting of an agreement to dispose of any property in an Asset Sale permitted under Section 9.16, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien.

“Excess Amount” shall have the meaning assigned to such term in Section 2.08(g).

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:

(a)	Debt Service for such Excess Cash Flow Period;

(b)	any voluntary prepayments of Debt (other than the Loans) so long as (i) such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period and (ii) such prepayments are not funded with proceeds of Debt;

(c) Total Capital Expenditures, Permitted Acquisitions and post-closing payments made pursuant to the Acquisition Agreement during such Excess Cash Flow Period (excluding Total Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash (other than to the extent that any such Total Capital Expenditures or Permitted Acquisitions are consummated utilizing the Available Amount);

(d) Total Capital Expenditures and Permitted Acquisitions that the Parent Borrower or any of the other Restricted Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period (other than to the extent that any such Total Capital Expenditures or Permitted Acquisitions are to be consummated utilizing the Available Amount); provided that the Parent Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the Parent Borrower and certifying that such Total Capital Expenditures will be made in the following Excess Cash Flow Period;

(e) taxes of Holdings (or any direct or indirect parent company thereof), the Parent Borrower and the other Restricted Subsidiaries that were paid in cash during such Excess Cash Flow Period (whether directly by such entity or in a Restricted Payment to the owner of such Person’s Capital Securities for such purpose, or will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established;

(f) to the extent permitted to be made pursuant to Section 9.18, (i) management fees paid pursuant to the Advisory Services Agreement in accordance with this Agreement and (ii) indemnities and expenses, in each case, paid or accrued pursuant to the Advisory Services Agreement during such period to, or for the benefit of, the Sponsor or its Affiliates;

(g) debt issuance costs, debt discount or premium, other financing fees and one-time up-front costs associated with Hedging Agreements and related expenses; and

(h) all other cash expenses otherwise added back to Consolidated EBITDA or Consolidated Net Income during such Excess Cash Flow Period;

provided that any amount deducted pursuant of any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period;

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plus, without duplication:

(a) all proceeds received during such Excess Cash Flow Period of any Debt to the extent used to finance Total Capital Expenditures (other than Debt under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings); and

(b) to the extent any permitted Total Capital Expenditures referred to in clause (d) above do not occur in the Excess Cash Flow Period specified in the certificate of the Parent Borrower provided pursuant to clause (d) above, such amounts of Total Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificates.

“Excess Cash Flow Period” shall mean each fiscal year of the Parent Borrower ending in 2012 or later.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean (i) the Voting Stock issued by the Parent Borrower or any of its Subsidiaries (but specifically excluding the proceeds from the sale or other disposition of any such Voting Stock, dividends (other than those paid in such Voting Stock) thereon and other proceeds thereof), (ii) Capital Securities of Foreign Subsidiaries of the Parent Borrower other than first-tier Foreign Subsidiaries and (iii) the right, title and interest of the Parent Borrower or any of its Subsidiaries that is a Pizza Hut franchisee under any Pizza Hut Franchise Agreement to the extent a pledge thereof is prohibited by the express terms thereof (but specifically excluding the proceeds of the sale or other disposition of such right, title and interest or any portion thereof or other proceeds thereof).

“Excluded Taxes” shall mean with respect to any Lender, the Issuing Bank and the Administrative Agent or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of any present or former connection between such recipient and the jurisdiction (or political subdivision thereof) (other than a connection arising or deemed to arise solely as a result of the Loan Documents and/or any transactions contemplated by the Loan Documents), (b) any branch profits taxes imposed by Section 884(a) of the Code, or any similar tax, imposed by a jurisdiction described in clause (a), (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 5.04(b), any United States federal withholding tax that is imposed on amounts payable to such Foreign Lender pursuant to any laws in effect at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such United States federal withholding tax pursuant to Section 4.06; (d) any tax resulting from the failure of a Lender to comply with the provisions of Section 4.06(e); (e) any tax resulting from the failure of the Administrative Agent to comply with the provisions of Section 4.06(k); and (f) any United States federal withholding taxes imposed under FATCA.

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

“Existing Issuing Bank” shall mean each bank which issued Existing Letters of Credit.

“Existing Letters of Credit” means all letters of credit outstanding on the Original Closing Date, as more fully described on Schedule 1.01(b) to the Original Credit Agreement.

“Extended Revolving Credit Commitment” has the meaning specified in Section 2.13(a).

“Extended Term Loans” has the meaning specified in Section 2.13(a).

“Extending Revolving Credit Lender” has the meaning specified in Section 2.13(a).

“Extending Term Lender” has the meaning specified in Section 2.13(a).

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“Extension” has the meaning specified in Section 2.13(a).

“Extension Offer” has the meaning specified in Section 2.13(a).

“Fair Market Value” shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean that certain letter agreement among Barclays, GS Bank and Parent dated November 6, 2011, as the same may be amended or replaced from time to time.

“Final Maturity Date” shall mean the latest of the (i) Term Loan Maturity Date, (ii) any Incremental Term Loan Maturity Date applicable to existing Incremental Term Loans, as of any date of determination, (iii) any maturity date applicable to an Extended Revolving Credit Commitment, as of any date of determination and (iv) any maturity date applicable to an Extended Term Loan, as of any date of determination.

“Financial Covenants” shall mean each of the financial covenants set forth in Sections 9.12 and 9.13 of this Agreement.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or assistant controller of such Person.

“First Maturing Revolving Credit Loans” shall mean the Class of Revolving Credit Commitments maturing on the First Revolving Credit Termination Date.

“First Revolving Credit Termination Date” shall mean the earliest Revolving Credit Termination Date then in effect in respect of any Class of Revolving Credit Commitments.

“Fiscal Quarters” shall mean the quarterly fiscal periods of Holdings ending on the last Tuesday of March, June, September and December in each year.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 and (iv) the Flood Insurance Reform Act of 2004, or, in each case, any successor statute thereto.

“Foreign Lender” shall mean any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

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“Franchise Agreement” shall mean the Pizza Hut Franchise Agreements and each franchise agreement related to a Restaurant pursuant to which any Borrower or any Guarantor operates Restaurants, as the same may from time to time be amended, supplemented, restated or otherwise modified.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Revolving Credit Percentage Share of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or cash collateralized in accordance with the terms hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time; provided that for any calculation under this Agreement relating to leases (whether operating or capitalized) and any related calculations, GAAP shall mean GAAP as in effect on the Original Closing Date.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Real Property Disclosure Requirements” shall mean any Governmental Requirement requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or “release” in or into the environment, or the use, disposal or handling of a “hazardous substance” on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred (terms in quotations are defined within the definition of Environmental Laws).

“Governmental Requirement” shall mean the common law and any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other legally enforceable directive or requirement, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“GS Bank” shall mean Goldman Sachs Bank USA.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 13.01.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean any material, substance, pollutant, contaminant, chemical, constituent, compound or waste, including without limitation any asbestos or any asbestos-containing material, polychlorinated biphenyls, hazardous substance, oil, petroleum, crude oil or any fraction thereof, subject to regulation or which can give rise to liability under any applicable Environmental Laws.

“Hedging Agreements” shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

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“Increased Commitments” shall have the meaning assigned to such term in Section 2.12(a).

“Increasing Lender” shall have the meaning assigned to such term in Section 2.12(a).

“Incremental Term Loan” shall have the meaning assigned to such term in Section 2.12(a).

“Indemnified Liabilities” shall have the meaning assigned such term in Section 11.06.

“Indemnified Parties” shall have the meaning assigned such term in Section 12.03(a)(ii).

“Indemnity Matters” shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

“Intellectual Property” shall have the meaning assigned to such term in Section 7.24(a).

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit D to the Original Credit Agreement or such other form reasonably satisfactory to the Administrative Agent.

“Interest Period” shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as a Borrower may select as provided in Section 2.02 (or such longer period as may be requested by a Borrower and agreed to by each Lender of the applicable Class of Loans), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) no Interest Period may end after (A) the Revolving Credit Termination Date with respect to Revolving Credit Loans, (B) the Term Loan Maturity Date with respect to Term Loans (other than Incremental Term Loans) or (C) the applicable Incremental Term Loan Maturity Date with respect to the applicable Incremental Term Loans; (ii) no Interest Period for any LIBOR Loan may end after the due date of any installment, if any, provided for in Section 3.01 to the extent that such LIBOR Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

“Investments” shall have the meaning assigned to such term in Section 9.03.

“IPO” shall mean the first underwritten public offering by Holdings of its Capital Securities after the Original Closing Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Issuing Bank” shall mean Barclays, any Existing Issuing Bank or any other Revolving Credit Lender agreed to between the Parent Borrower, such Revolving Credit Lender and the Administrative Agent to issue Letters of Credit. Notwithstanding anything herein to the contrary, neither Barclays nor any of its branches or affiliates shall be required to issue commercial letters of credit hereunder.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit E to the Original Credit Agreement.

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“LC Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an Issuing Bank, together with a request for LC Disbursement in a form as the Administrative Agent and an Issuing Bank approve.

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed by the Borrowers on the date when made or refinanced as a Revolving Borrowing.

“LC Commitment” at any time shall mean the lesser of (i) $50.0 million and (ii) the aggregate Maximum Revolving Credit Amounts at such time.

“LC Commitment Amount” means, as to any Issuing Bank, its commitment to issue Letters of Credit, and to amend, renew or extend Letters of Credit previously issued by it, pursuant to Section 2.03, in an aggregate face amount at any time outstanding not to exceed (a) in the case of any Issuing Bank party hereto as of the Restatement Effective Date, the LC Commitment (minus any LC Commitment Amount assumed pursuant to clause (b)) and (b) in the case of any Revolving Credit Lender that becomes an Issuing Bank hereunder thereafter, that amount which shall be set forth in the written agreement by which such Lender shall become an Issuing Bank, in each case as the maximum outstanding face amount of Letters of Credit to be issued by such Issuing Bank, as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Lender, the Parent Borrower and the Administrative Agent. The aggregate LC Commitment Amounts of all Issuing Banks shall be less than or equal to the LC Commitment at all times.

“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” means, as to any Letter of Credit, each LC Application and any other document, agreement and instrument entered into by the applicable Issuing Bank and the applicable Borrower or in favor of such Issuing Bank and relating to such Letter of Credit.

“LC Expiration Date” means the day that is five Business Days prior to the scheduled Revolving Credit Termination Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Revolving Credit Percentage Share of the total LC Exposure at such time.

“LC Fee” shall have the meaning assigned to such term in Section 2.05(b) hereto.

“Leased Mortgaged Property” means each Mortgaged Property leased to a Loan Party as lessee and identified on Schedule 8(a)(ii) to the Perfection Certificate dated the Original Closing Date.

“Lender” shall have the meaning assigned to such term in the preamble hereto.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Debt for Borrowed Money on such date to Consolidated EBITDA for the Test Period then most recently ended.

“LIBOR” shall mean the rate of interest determined by the Administrative Agent to be the rate per annum to British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time), approximately 11:00 a.m. (London time) two London Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable

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Loan. If such rate is not available at such time for any reason, then “LIBOR” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s principal London branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBOR Adjusted Rate” shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period; provided that, notwithstanding the rate calculated in accordance with the foregoing, at no time shall the LIBOR Adjusted Rate for the Term Loans be deemed to be less than 1.25%.

“LIBOR Loans” shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of “LIBOR Adjusted Rate.”

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, charge, hypothecation or security interest of any kind or any arrangement to provide priority or preference intended to have the effect of a lien or security interest, including any easement, right-of-way or other encumbrance on title to Real Property that disrupts the proper use and functioning of the Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; and (b) the lien or retained security title of a conditional vendor under any conditional sale agreement or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property.

“Loan Documents” shall mean this Agreement, the Notes, all Letters of Credit, the Fee Letter and the Security Instruments.

“Loan Parties” shall mean the Borrowers and the Guarantors.

“Loans” shall mean the loans as provided for by Sections 2.01(a), (b) and (c). “Loans” shall include the Revolving Credit Loans, the Swingline Loans and the Term Loans.

“London Business Day” shall mean any day on which dealings in Dollar deposits are carried out in the London interbank market.

“Majority Lenders” shall mean Lenders having more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the aggregate outstanding amount of all Loans and LC Exposure, held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Majority Revolving Credit Lenders” shall mean Lenders having more than 50% of the sum of all Revolving Credit Loans outstanding, LC Exposure and unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the aggregate outstanding amount of all Revolving Credit Loans and LC Exposure, held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Majority Revolving Credit Lenders.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X in each case of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Material Adverse Effect” shall mean any set of circumstances or events having a material adverse change in (a) the business, operations, Property or condition of Holdings, the Parent Borrower and the other Restricted Subsidiaries, taken as a whole, or (b) the validity or enforceability as to any Loan Party of any Loan Documents or (c) the rights or remedies of the Administrative Agent, the Collateral Agent and Lenders under the Loan Documents, taken as a whole.

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“Material Indebtedness” shall mean (a) Debt under the Senior Notes Documents and (b) any other Debt (other than the Loans and Letters of Credit, Hedging Obligations and Capitalized Lease Obligations) of Holdings, the Parent Borrower or any of the other Restricted Subsidiaries in an outstanding principal amount exceeding $15.0 million.

“Material Subsidiary” means any Subsidiary (or group of Subsidiaries as to which a specified condition applies) that would be a “significant subsidiary” under Rule 1-02(w) of Regulation S-X.

“Maximum Rate” has the meaning specified in Section 12.14.

“Maximum Revolving Credit Amount” shall mean, as to each Revolving Credit Lender, the amount set forth opposite such Lender’s name on Annex I to the Original Credit Agreement under the caption “Maximum Revolving Credit Amounts” (as the same may be reduced pursuant to Section 2.04(b) pro rata to each Revolving Credit Lender based on its Revolving Credit Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b) (or prior to the Restatement Effective Date, pursuant to the Original Credit Agreement).

“Minimum Collateral Amount” means, at any time, (a) as to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of all Issuing Banks and Swingline Lenders, as applicable, outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Banks and Swingline Lenders, as applicable, in their sole discretion.

“Minimum Extension Condition” has the meaning specified in Section 2.13(b).

“Minimum Tranche Amount” has the meaning specified in Section 2.13(b).

“Mortgage” shall mean, whether one or more, each mortgage, deed of trust, security agreement, fixture filing and financing statement, in the form attached hereto as Exhibit G to the Original Credit Agreement (subject to modifications required under local law) or such other form as is reasonably acceptable to the Collateral Agent, whether relating to a fee or leasehold interest, executed by the Parent Borrower and any other Loan Party, and granting a Lien in favor of the Collateral Agent to secure the Secured Obligations, as from time to time may be amended, supplemented, restated or otherwise modified.

“Mortgaged Property” shall mean (a) each Real Property identified as an Owned Mortgaged Property on Schedule 8(a)(i) or a Leased Mortgaged Property on Schedule 8(a)(ii), in each case to the Perfection Certificate dated the Original Closing Date, and encumbered by a Mortgage pursuant to Section 8.13 and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Original Closing Date pursuant to Section 8.05 or 8.09.

“Multiemployer Plan” shall mean a Plan defined as such in Section 3(37) of ERISA.

“Net Cash Proceeds” shall mean:

(a) with respect to any Asset Sale, the cash proceeds received by Holdings, the Parent Borrower or any of the other Restricted Subsidiaries (including cash proceeds subsequently received (as and when received by Holdings, the Parent Borrower or any of the other Restricted Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including brokers’ fees or commissions, legal, accounting and other professional and transactional fees, all transfer and other taxes payable by the Parent Borrower and the other Restricted Subsidiaries in connection with such Asset Sale, including, without limitation, additional income taxes paid or payable as a result of such sale as estimated in the Parent Borrower’s good faith); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings, the Parent Borrower or any of the other Restricted Subsidiaries associated with the

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Property sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Parent Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the Property sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Debt for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Debt assumed by the purchaser of such properties); and (v) with respect to no more than 40 Sale and Leaseback Transactions after the Original Closing Date of an owned Real Property that replaces, rebuilds or relocates a leased Real Property after the closure thereof, amounts spent to replace, rebuild or relocate such leased Restaurant within 18 months prior to such transaction;

(b) with respect to any Debt Issuance by Holdings, the Parent Borrower or any of the other Restricted Subsidiaries, the cash proceeds thereof, net of fees, commissions, costs and other expenses incurred in connection therewith; and

(c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all costs and expenses (including legal, accounting and other professional and transactional fees and all transfer and other taxes) incurred in connection with such Casualty Event.

“Nonrenewal Notice Date” has the meaning assigned to such term in Section 2.03(b)(iii).

“Notes” shall mean the Notes provided for by Section 2.07, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof. The “Notes” shall include the Revolving Credit Notes, the Swingline Note and the Term Notes.

“Obligations” shall mean (a) obligations of the Parent Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Parent Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement obligations in respect of Letters of Credit, interest thereon and obligations to provide Cash Collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Parent Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Parent Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

“OFAC” shall mean the U.S. Treasury Department’s Office of Foreign Assets Control or any successor thereto.

“Officers’ Certificate” shall mean a certificate executed by one of the Responsible Officers, each in his or her official (and not individual) capacity.

“OPA” shall have the meaning assigned to such term in the definition of “Environmental Laws.”

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the

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case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

“Original Closing Date” shall mean December 28, 2011.

“Other Taxes” shall have the meaning assigned such term in Section 4.06(b).

“Owned Mortgaged Property” means each Mortgaged Property owned by a Loan Party and identified on Schedule 8(a)(i) to the Perfection Certificate dated the Original Closing Date.

“Parent Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Participant” shall have the meaning assigned to such term in Section 12.06(c).

“Patriot Act” shall mean Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“Payment Date” shall mean the last Business Day of each March, June, September and December.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

“Perfection Certificate” shall mean a certificate in the form of Exhibit H-1 to the Original Credit Agreement or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit H-2 to the Original Credit Agreement or any other form approved by the Collateral Agent.

“Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any Person, or of any business or division of any Person; (b) acquisition of in excess of 50% of the Capital Securities of any Person, and otherwise causing such Person to become a Restricted Subsidiary of such Person; or (c) merger or consolidation or any other combination with any Person, if each of the following conditions is met:

(i) no Default then exists or would result therefrom;

(ii) after giving effect to such transaction on a Pro Forma Basis, (A) the Parent Borrower shall be in compliance with the Financial Covenants as of the most recent Test Period (assuming, for purposes of Sections 9.12 and 9.13, that such transaction, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the Financial Covenants ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period), and (B) the Parent Borrower would be able to borrow at least $10.0 million of additional Revolving Credit Loans pursuant to Section 2.01(a);

(iii) if (x) the most recent Compliance Certificate delivered pursuant to Section 8.01(c) indicates a lack of compliance with Section 9.14 or any Financial Covenant, in each case, without giving effect to the exercise of any Cure Right during the applicable test period or (y) the Parent Borrower has failed to deliver a Compliance Certificate as required by Section 8.01(c), such transaction does not occur during the period commencing with, in the case of clause (x) above, the date such Compliance Certificate is delivered or, in the case of clause (y) above, the date such Compliance Certificate was required to be delivered and ending on, in each case, the date on which the next Compliance Certificate that indicates compliance with Section 9.14 and the Financial Covenants without giving effect to the exercise of any Cure Right during the applicable test periods is delivered pursuant to Section 8.01(c);

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(iv) the Person or business to be acquired shall be, or shall be engaged in, a business of the type that the Parent Borrower and the other Restricted Subsidiaries are permitted to be engaged in under Section 9.06 and the property acquired in connection with any such transaction shall be made subject to the Lien under the Security Instruments in accordance with Section 8.09 and shall be free and clear of any Liens, other than Permitted Collateral Liens;

(v) the Board of Directors of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

(vi) all transactions in connection therewith shall, in all material respects, be consummated in accordance with all applicable Governmental Requirements;

(vii) with respect to any transaction involving Acquisition Consideration of more than $20.0 million, unless the Administrative Agent shall otherwise agree, the Parent Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements (which may be limited to store-level statements of profits and losses) for the last two fiscal years (or, if less, the number of years since formation) of the Person or business to be acquired (audited if available) and unaudited financial statements (which may be limited to store-level statements of profits and losses) thereof for the most recent interim period which are available and (B) all such other information and data relating to such transaction or the Person or business to be acquired as may be reasonably requested by the Administrative Agent or the Majority Lenders;

(viii) at least 10 Business Days prior (or such shorter period as may be agreed by the Administrative Agent) to the proposed date of consummation of the transaction, the Parent Borrower shall have delivered to the Administrative Agent and the Lenders an Officers’ Certificate certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction would not reasonably be expected to have a Material Adverse Effect; and

(ix) after giving effect to such transaction on a Pro Forma Basis, the Leverage Ratio shall be at least 0.25:1.00 less than the maximum Leverage Ratio permitted under Section 9.12 as of the end of the latest Test Period.

“Permitted Asset Swap” shall mean the substantially concurrent purchase and sale or exchange of (or binding agreement to purchase and sell or exchange) Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Parent Borrower or a Restricted Subsidiary and another Person (or group of affiliated Persons); provided that (i) such swap shall in each case be for Fair Market Value, (ii) the Parent Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to the date of such swap setting forth the details of such Permitted Asset Swap and certifying compliance with the terms of this Agreement and that no Default exists or shall arise therefrom and (iii) any cash or Cash Equivalents received must be applied in accordance with Section 2.08(c) (excluding the applicable of subclause (ii) thereof).

“Permitted Collateral Liens” shall mean (a) in the case of Collateral other than Mortgaged Property, the Liens permitted by Section 9.02 and (b) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens permitted by Sections 9.02(a), (c), (d), (e) and (f), and those described in clauses (i), (iii), (iv), (v), (vii) and (xiv) of the definition of “Excepted Liens”; provided, however, on the Original Closing Date or upon the date of delivery of each additional Mortgage under Section 8.05 or 8.09, Permitted Collateral Liens in the case of Mortgaged Property shall also include other Liens permitted by the Collateral Agent or identified on Schedule 1.01(c) to the Original Credit Agreement.

“Permitted Cure Security” shall mean a Capital Security of Holdings constituting Qualified Capital Stock.

“Permitted Holders” shall mean (a) Sponsor and its Controlled Investment Affiliates, (b) Jim Schwartz and (c) Troy Cook.

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“Permitted Liens” shall mean Liens permitted pursuant to Section 9.02.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Pizza Hut Franchise Agreements” shall mean each franchise agreement between Pizza Hut, Inc. and a Loan Party pursuant to which such Loan Party operates Pizza Hut Restaurants, as the same may from time to time be amended, supplemented, restated or otherwise modified.

“Pizza Hut Leases” shall mean the various lease and sublease agreements, including such lease and sublease agreements which are in existence on the Original Closing Date and described or referred to on Schedule 7.20 to the Original Credit Agreement pursuant to which Holdings or any of its Restricted Subsidiaries leases Restaurant Locations in respect of Pizza Hut Restaurants, as the same may from time to time be amended, supplemented, restated or otherwise modified.

“Pizza Hut Restaurants” shall mean the Pizza Hut and Wing Street restaurants owned and operated by Holdings or any of its Restricted Subsidiaries on the Original Closing Date, and any other Pizza Hut restaurants in which Holdings or any of its Subsidiaries acquires an interest and operates after the Original Closing Date.

“Plan” shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA which (i) is sponsored, maintained or contributed to by Holdings, the Parent Borrower, any of the other Restricted Subsidiaries or an ERISA Affiliate or (ii) to which Holdings, the Parent Borrower or any of the other Restricted Subsidiaries may have any liability (including on account of an ERISA Affiliate).

“Platform” shall have the meaning assigned to such term in Section 8.01.

“Post-Default Rate” shall mean, in respect of any overdue principal of any Loan or any other overdue amount payable by a Borrower under this Agreement or any other Loan Document, a rate per annum during the period commencing on the date such principal or amount is due until such principal or amount is paid in full equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Maximum Rate; provided, however, for a LIBOR Loan, the “Post-Default Rate” for such principal shall be, for the period commencing on the date such principal is due and ending on the earlier to occur of the last day of the Interest Period therefor or the date such principal is paid, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a)(ii), but in no event to exceed the Maximum Rate.

“Post-Transaction Period” is defined in the definition of Pro Forma Adjustment.

“Pre-Opening Expenses” shall mean all cash expenses incurred in preparation of a Restaurant opening, to the extent not capitalized and amortized in accordance with GAAP.

“Prepayment Notice” means a notice by a Borrower to prepay Loans, which, when in writing, shall be substantially in the form of Exhibit P to the Original Credit Agreement (or such other form as the Administrative Agent may approve).

“Prime Rate” shall mean the rate of interest from time to time announced publicly by the Administrative Agent at its principal office in New York City as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Principal Office” shall mean the principal office of the Administrative Agent, presently located at 745 Seventh Avenue, New York, New York 10019.

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“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in the period beginning on the date such transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such transaction is consummated (the “Post-Transaction Period”) with respect to the Acquired EBITDA of the applicable acquired Person or the Consolidated EBITDA of the Parent Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Parent Borrower in good faith as a result of (a) actions taken, prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable and quantifiable cost savings, or (b) any additional costs incurred prior to or during such Post-Transaction Period in connection with the combination of the operations of such acquired Person with the operations of the Parent Borrower and the other Restricted Subsidiaries; provided that (A) the chief financial officer of the Parent Borrower shall have certified to the Administrative Agent that (x) such increases or decreases are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions or such incurred costs and (y) such actions or costs have been taken, initiated or incurred and the increases or decreases resulting therefrom are anticipated by the Parent Borrower to be realized within 12 months from the date of taking, initiating or incurring such actions or costs, (B) so long as such actions are taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs will be incurred during the entirety of such Test Period, (C) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period, and (D) such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall not exceed, when taken together (without duplication) with any adjustments pursuant to clause (g) of the definition of “Consolidated EBITDA” and any adjustments under the definition of “Consolidated Net Income” addressed in the proviso thereto, 10% of Consolidated EBITDA (determined without giving effect to any such adjustments made pursuant to this subclause (D)) for any period of four consecutive fiscal quarters.

“Pro Forma Basis,” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made, (b) any Debt incurred or assumed by the Parent Borrower or any of the other Restricted Subsidiaries in connection therewith that has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Debt as at the relevant date of determination and (c) any adjustments in accordance with Regulation S-X shall have been made; provided that the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with Regulation S-X or the definition of Pro Forma Adjustment and are made on a basis in accordance with GAAP (it being understood that, for the avoidance of doubt, Pro Forma Adjustments need not be consistent with Regulation S-X).

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proposed Discounted Prepayment Amount” has the meaning provided in Section 2.08(j)(ii).

“Public Lender” shall have the meaning assigned to such term in Section 8.01.

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Debt (including Capitalized Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Capital Securities of any Person) or the cost of installation, construction or improvement of any property and any refinancing or extensions thereof; provided, however, that (i) such Debt is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Debt does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Qualified Capital Stock” of any Person shall mean any Capital Securities of such Person that are not Disqualified Capital Stock.

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“Qualifying Lender” has the meaning provided in Section 2.08(j)(iv).

“Qualifying Loans” has the meaning provided in Section 2.08(j)(iv).

“RCRA” shall have the meaning assigned to such term in the definition of “Environmental Laws.”

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate running in favor of owner, lessee or licensee) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Refinancing” shall mean the repayment in full, and the termination of any commitment to make extensions of credit in connection with, all of the outstanding indebtedness of the Parent Borrower or any of the other Restricted Subsidiaries listed on Schedule 1.01(a) to the Original Credit Agreement.

“Register” shall have the meaning assigned to such term in Section 12.06(b)(iv).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulatory Change” shall mean, with respect to any Lender, any change after the Original Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

“Related Business Assets” shall mean Restaurants or Restaurant locations owned, or intended to be acquired in connection with a Permitted Asset Swap, by Parent Borrower or a Restricted Subsidiary.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Rent Expense” shall mean operating lease expense minus (plus) deferred rent expense (income) attributable to straight lining of escalation clauses in leases, determined in accordance with GAAP, of the Parent Borrower and its Consolidated Restricted Subsidiaries for the applicable Test Period. Rent Expense shall (i) be calculated on a Pro Forma Basis to give effect to the Acquisition, any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period, (ii) without duplication of clause (i), include (or exclude) Rent Expense attributable to acquired (or disposed of) Restaurants prior to the date of such acquisition (or disposition) and during the applicable Test Period adjusted for tangible operational changes achievable within one year after the consummation of the acquisition (or disposition) due to contractual rent payments on real estate as certified by the president or chief financial officer of the Parent Borrower, together with appropriate documentation supporting the reasonableness of any such adjustments and (iii) exclude any lease expenses to which previously established closure reserves are applicable.

“Required Payment” shall have the meaning assigned such term in Section 4.04.

“Reserve Requirement” shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City

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with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of “LIBOR” or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restatement Effective Date” means March 28, 2012.

“Restaurants” shall mean the Pizza Hut Restaurants and any other restaurant owned and operated by Holdings or any of its Restricted Subsidiaries on the Original Closing Date, and any other such restaurants in which Holdings or any of its Restricted Subsidiaries acquires an interest and operates after the Original Closing Date.

“Restaurant Leases” shall mean the Pizza Hut Leases and the various lease and sublease agreements, including such lease and sublease agreements which are in existence on the Original Closing Date and described or referred to on Schedule 7.20 to the Original Credit Agreement pursuant to which Holdings or any of its Restricted Subsidiaries leases Restaurant Locations, as the same may from time to time be amended, supplemented, restated or otherwise modified.

“Restaurant Location” shall mean, with respect to any Restaurant, the Real Property upon which such Restaurant is located.

“Restricted Payments” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Securities of Holdings or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Securities or any option, warrant or other right to acquire any such Capital Securities.

“Restricted Subsidiary” means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Revolving Availability Period” means the period from and including the Original Closing Date to but excluding the Revolving Credit Termination Date.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by the Revolving Credit Lenders.

“Revolving Credit Commitment” shall mean, for any Revolving Credit Lender, its obligation to make Revolving Credit Loans and participate in the issuance of Letters of Credit up to such Revolving Credit Lender’s Maximum Revolving Credit Amount.

“Revolving Credit Lenders” shall mean the Lenders obligated to make Revolving Credit Loans pursuant to the terms of this Agreement.

“Revolving Credit Loans” shall mean the Loans made pursuant to Section 2.01(a).

“Revolving Credit Notes” shall mean the promissory note or notes (whether one or more) of the Borrowers described in Section 2.07 and being in the form of Exhibit I-1 to the Original Credit Agreement.

“Revolving Credit Percentage Share” shall mean, for any Revolving Credit Lender, the percentage of the Aggregate Maximum Revolving Credit Amounts represented by such Lender’s Maximum Revolving Credit Amount.

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“Revolving Credit Termination Date” shall mean the earlier to occur of (i) December 28, 2016 or (ii) the date that the Commitments are sooner terminated pursuant to Section 2.04(b) or 10.02.

“Sale and Leaseback Transaction” shall mean any arrangement, directly or indirectly, with any other Person whereby a Person shall sell, lease or otherwise transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Obligations” shall mean (a) the Obligations, (b) the due and punctual payment and performance of all obligations of the Parent Borrower and the other Loan Parties under each Hedging Agreement entered into with any counterparty that is a Secured Party and (c) at the Parent Borrower’s option (upon written notice delivered to the Administrative Agent), the due and punctual payment and performance of all obligations of the Parent Borrower and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each counterparty to a Hedging Agreement or, at the Parent Borrower’s option (upon written notice delivered to the Administrative Agent), Treasury Services Agreement if at the date of entering into such Hedging Agreement or Treasury Services Agreement such Person was a Lender or an Affiliate of a Lender and such Person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 10.03, 12.03 and 12.13 as if it were a Lender.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit J to the Original Credit Agreement among the Loan Parties and Collateral Agent for the benefit of the Secured Parties.

“Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to the Security Agreement (a) on the Original Closing Date or (b) thereafter pursuant to Section 8.09.

“Security Instruments” shall mean the agreements or instruments described or referred to in Exhibit K to the Original Credit Agreement and any and all other agreements or instruments now or hereafter executed and delivered by a Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Secured Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

“Senior Notes” shall mean the Borrowers’ 10.5% Senior Notes due 2020 issued pursuant to the Senior Notes Indenture.

“Senior Notes Documents” shall mean the Senior Notes, the Senior Notes Indenture, the Senior Notes Guarantees and all other documents executed and delivered with respect to the Senior Notes or the Senior Notes Indenture.

“Senior Notes Guarantees” shall mean the guarantees of the Guarantors pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” shall mean that certain indenture dated as of the Original Closing Date among the Borrowers, the Guarantors, and Wells Fargo Bank, National Association, as trustee, pursuant to which the Senior Notes are issued as in effect on the Original Closing Date and thereafter amended from time to time in accordance with the requirements of this Agreement.

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“Senior Secured Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Debt for Borrowed Money (other than any portion of Consolidated Debt that is unsecured or is secured solely by a Lien that is junior to the Liens securing the Obligations pursuant to an intercreditor agreement in form and substance reasonably satisfactory to the Collateral Agent) on such date to Consolidated EBITDA for the Test Period then most recently ended.

“Similar Business” shall mean any business conducted or proposed to be conducted by the Parent Borrower and the other Restricted Subsidiaries on the Original Closing Date or any business or activity that is similar, reasonably related, incidental or ancillary thereto or a reasonable extension, development or expansion thereof, as determined by the Parent Borrower in good faith.

“Special Entity” shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which a Person or one or more of its Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to “control” such second Person (e.g. a sole general partner controls a limited partnership).

“Sponsor” shall mean Olympus Growth Fund V, L.P.

“Sponsor Affiliated Lender” shall mean the Sponsor and any Affiliate of the Sponsor (including Affiliated Debt Funds but excluding Holdings and its Subsidiaries).

“Store No. 9930” means the Real Property located at 7300 West 129th Street, Overland Park, Kansas and known as Store No. 9930, constituting the office headquarters of the Parent Borrower.

“Subsidiary” shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by another Person or one or more of such Person’s Subsidiaries or by such Person and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of Holdings.

“Subsidiary Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Subsidiary Guarantor” shall mean each of the Subsidiaries listed on the signature pages hereof and all existing, newly created and acquired Subsidiaries required to guarantee this Agreement pursuant to Section 8.09(b).

“Survey” shall mean (A) an ALTA survey of any Owned Mortgaged Property that is (i) certified to the Collateral Agent and the Title Company by the surveyor in a manner reasonably satisfactory to each of the Administrative Agent and the Title Company, (ii) dated within sixty (60) days of the date of the applicable Mortgage or a date reasonably satisfactory to each of the Administrative Agent and the Title Company by an independent professional licensed land surveyor, (iii) sufficient to allow the Title Company to delete any standard printed survey exceptions contained in the applicable Title Policy and issue a “same as survey” endorsement, to the extent the same is available in the applicable jurisdiction, and (iv) made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping 2011 or (B) an existing land survey of any Owned Mortgaged Property together with any additional documentation required by the Title Company with respect thereto (including, without limitation, an “affidavit of no change”) sufficient to allow the Title Company to delete any standard printed survey exceptions contained in the applicable Title Policy and issue a “same as survey” endorsement, to the extent the same is available in the applicable jurisdiction.

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“Swingline Borrowing” means a borrowing of a Swingline Loan.

“Swingline Commitment” means, as to any Swingline Lender, its commitment to make Swingline Loans pursuant to Section 2.01(c), in an aggregate principal amount at any time outstanding not to exceed (a) in the case of any Swingline Lender party hereto as of the Restatement Effective Date, the Swingline Sublimit (minus any Swingline Commitments assumed pursuant to clause (b)) and (b) in the case of any Revolving Credit Lender that becomes a Swingline Lender hereunder thereafter, that amount which shall be set forth in the written agreement by which such Lender shall become a Swingline Lender, in each case as the maximum outstanding principal amount of Swingline Loans to be made by such Lender, as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Lender, the Parent Borrower and the Administrative Agent. The aggregate Swingline Commitments of all the Swingline Lenders shall be less than or equal to the Swingline Sublimit at all times.

“Swingline Lender” shall mean Barclays or such other Lender as the Administrative Agent, the Parent Borrower and the Swingline Lender shall agree.

“Swingline Loans” shall mean the Loans made pursuant to Section 2.01(c).

“Swingline Note” shall mean the promissory note or notes (whether one or more) of the Borrowers described in Section 2.07 and being in the form of Exhibit I-3 to the Original Credit Agreement.

“Swingline Sublimit” means an amount equal to the lesser of (a) $20.0 million and (b) the Aggregate Maximum Revolving Credit Amounts. The Swingline Sublimit is part of, and not in addition to, the Revolving Credit Commitment.

“Syndication Agent” shall mean GS Bank together with its successors.

“Taxes” (i) means any and all present or future taxes, duties, levies, assessments, imposts, deductions, withholdings or other similar charges or fees imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (whether domestic or foreign and including any federal, state, United States possession, country, local, provincial or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law)) in respect of any item described in clause (i).

“Term Commitment” shall mean, as to each Lender, its obligation to make a Term Loan as the same may be modified from time to time to reflect any assignment permitted by Section 12.06(b) or by an Increase Joinder. As of the Restatement Effective Date, the aggregate amount of Term Commitments of all Lenders is $375.0 million and $122,206,325.35 of such Term Commitments are held by Barclays Bank plc and the remainder are held by Cashless Option Lenders as defined in and in accordance with Amendment No. 1 each in an aggregate principal amount equal to the respective amount of their Term Loans under and as defined in the Original Credit Agreement on the Restatement Effective Date.

“Term Lenders” shall mean the Lenders obligated to make and/or thereafter holding Term Loans.

“Term Loan Maturity Date” shall mean December 28, 2018.

“Term Loans” shall mean the term loans made pursuant to Section 2.01(b), any Incremental Term Loans, and any Extended Term Loans.

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“Term Notes” shall mean the promissory note or notes (whether one or more) of the Borrowers described in Section 2.07 and being in the form of Exhibit I-2 to the Original Credit Agreement.

“Test Period” shall mean, at any time, the four consecutive fiscal quarters of the Parent Borrower then last ended (in each case taken as one accounting period) for which financial statements have been delivered pursuant to Section 8.01(a) or (b).

“Title Company” shall mean any nationally recognized title insurance company as shall be retained by the Parent Borrower and reasonably acceptable to the Administrative Agent.

“Title Policy” shall have the meaning assigned to such term in Section 8.13(b).

“Total Capital Expenditures” shall mean, for any period, all expenditures of Holdings and its Consolidated Restricted Subsidiaries for such period in respect of fixed assets, determined in accordance with GAAP, but excluding (i) the Net Cash Proceeds from any Asset Sale or Casualty Event that are applied by Holdings and its Consolidated Restricted Subsidiaries to the acquisition or construction of fixed assets and (ii) Permitted Acquisitions.

“Transaction Documents” shall mean the Acquisition Documents, the Senior Notes Documents and the Loan Documents.

“Transactions” shall mean, collectively, the transactions that occurred on or prior to the Original Closing Date pursuant to the Transaction Documents, including (a) the consummation of the Acquisition; (b) the execution, delivery and performance of the Loan Documents and the initial borrowings thereunder; (c) the Refinancing; (d) the Equity Financing; (e) the issuance of the Senior Notes; and (f) the payment of all fees and expenses paid on or prior to the Original Closing Date and owing in connection with the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 13.09.

“Treasury Services Agreement” shall mean any agreement relating to treasury, depositary and cash management services or automated clearinghouse transfer of funds.

“Type,” when used in reference to any Loan refers to whether the rate of interest on such Loan is determined by reference to the LIBOR Adjusted Rate or the Base Rate.

“UCC” shall have the meaning assigned to such term in the Security Agreement.

“U.S. Lender” means a Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Parent Borrower designated by the Board of Directors of the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 9.28 on or subsequent to the Restatement Effective Date; provided, however, that a Subsidiary Borrower shall not be designated as an Unrestricted Subsidiary.

“Voting Stock” shall mean, with respect to any Person, any class or classes of Capital Securities pursuant to which the holders thereof as an aggregate, have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Debt.

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“Wholly-Owned Restricted Subsidiary” shall mean any Wholly-Owned Subsidiary that is a Restricted Subsidiary. Unless otherwise indicated, each reference to a “Wholly Owned Restricted Subsidiary” shall mean a Wholly Owned Restricted Subsidiary of Holdings.

“Wholly-Owned Subsidiary” shall mean, as to any Person, any Subsidiary of which all of the outstanding shares of capital stock or other equity interests, on a fully-diluted basis, are owned by such Person or one or more of its Wholly-Owned Subsidiaries or by such Person and one or more of its Wholly-Owned Subsidiaries. Unless otherwise indicated, each reference to a “Wholly-Owned Subsidiary” shall mean a Wholly-Owned Subsidiary of Holdings.

“Yield” shall mean, for any Indebtedness on any date of determination, the internal rate of return on such Debt determined by the Administrative Agent utilizing (a) if applicable in calculating the interest on such Debt, the greater of (i) if applicable, any “LIBOR floor” applicable to such Debt on such date and (ii) the forward LIBOR curve (calculated on a quarterly basis) as calculated by the Administrative Agent in accordance with its customary practice during the period from such date to the final maturity date of such Debt; (b) the applicable margin for such Debt on such date (or, if a floating rate of interest is not applicable to such Debt, the interest rate on such Debt); and (c) the issue price of such Debt (after giving effect to any original issue discount or upfront fees paid to the market in respect of such Debt (converted to interest margin based on an assumed four year Weighted Average Life to Maturity) but excluding customary arranger and underwriting fees not paid to the lenders providing such Debt generally).

Section 1.02 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent Borrower notifies the Administrative Agent to eliminate the effect of any change occurring after the Original Closing Date in GAAP or in the application thereof on the operation of any provision hereof by setting forth such elimination in reasonable detail (including a reconciliation to GAAP) in the applicable Compliance Certificate or certificates or by an amendment to any provision hereof (or if the Administrative Agent notifies the Parent Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such certificate request is withdrawn or such provision amended in accordance herewith. In the event any financial covenant is required to be calculated hereunder prior to the first Test Period (or as of the most recent Test Period when none has yet occurred), such calculation shall be made based on the latest four quarter period financial statements delivered to the Administrative Agent (including as a condition to closing) adjusted as appropriate given the financial definitions herein and tested at the same requirement that would be in effect at the end of the first Test Period.

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “Property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) “on,” when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means “on, in, under, above or about.”

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Section 1.04 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.05 Effect of this Agreement on the Original Credit Agreement and the Other Existing Loan Documents. Upon satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Amendment No. 1, this Agreement shall be binding on the Borrower, the Agents, the Lenders and the other parties hereto regardless of the fact that any may not have signed this Agreement itself, and the Original Credit Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof; provided that for the avoidance of doubt (a) the Secured Obligations (as defined in the Original Credit Agreement) of the Borrower and the other Loan Parties under the Original Credit Agreement and the other Loan Documents that remain unpaid and outstanding as of the date of this Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (b) all Letters of Credit under and as defined in the Original Credit Agreement shall continue as Letters of Credit under this Agreement and (c) the Collateral and the Loan Documents shall continue to secure, guarantee, support and otherwise benefit the Secured Obligations on the same terms as prior to the effectiveness hereof. Upon the effectiveness of this Agreement, each Loan Document that was in effect immediately prior to the date of this Agreement shall continue to be effective on its terms unless otherwise expressly stated herein.

ARTICLE II

Commitments

Section 2.01 Loans and Letters of Credit.

(a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrowers during the period from and including (i) the Original Closing Date or (ii) such later date that such Revolving Credit Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Revolving Credit Lender’s Revolving Credit Commitment as then in effect; provided, however, that the sum of the aggregate principal amount of all such Revolving Credit Loans by all Revolving Credit Lenders hereunder at any one time outstanding, plus the LC Exposure, plus the aggregate amount of Swingline Loans outstanding shall not exceed the Aggregate Maximum Revolving Credit Amounts. Subject to the terms of this Agreement, during the period from the Original Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the Borrowers may borrow, repay and reborrow the amount described in this Section 2.01(a). All Borrowers shall be jointly and severally liable as borrowers for all Revolving Credit Loans regardless of which Borrower delivers a notice of borrowing or receives the proceeds thereof.

(b) Term Loans. Each Term Lender severally agrees, subject to the terms and conditions of this Agreement, to make Term Loans to the Borrowers equal to its Term Commitment. Such Term Loans shall be made by way of a single borrowing made on the Restatement Effective Date. Any portion of each Term Lender’s Term Commitment not utilized by such borrowing on such date shall be automatically and permanently cancelled at 5:00 p.m. (New York City time) on the Restatement Effective Date. All Borrowers shall be jointly and severally liable as borrowers for all Term Loans regardless of which Borrower delivers a notice of borrowing or receives the proceeds thereof. Notwithstanding the foregoing, any Cashless Option Lender as defined in and in accordance with Amendment No. 1 shall not actually make a loan on the Restatement Effective Date but shall be deemed to have rolled over its Term Loan under and as defined in the Original Credit Agreement in accordance with Amendment No. 1. No Cashless Option Lender need sign this Agreement.

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(c) Swingline Loans.

(i) Subject to the terms and conditions set forth herein, each Swingline Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in this Section 2.01(c), agrees to make Swingline Loans to the Borrowers in Dollars from time to time on any Business Day during the Revolving Availability Period, in an aggregate principal amount not to exceed at any time outstanding such Lender’s Swingline Sublimit; provided that, after giving effect to any Swingline Loan, (A) the aggregate principal amount of all outstanding Revolving Credit Loans, LC Exposure and Swingline Loans shall not exceed the Aggregate Maximum Revolving Credit Amount and (B) the sum of the aggregate principal amount of all outstanding Revolving Credit Loans of a Revolving Credit Lender, plus such Lender’s LC Exposure, plus such Lender’s Revolving Credit Percentage Share of the aggregate principal amount of all outstanding Swingline Loans shall not exceed such Lender’s Maximum Revolving Credit Amount and (C) the aggregate principal amount of all outstanding Swingline Loans shall not exceed the Swingline Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. Immediately upon the making of a Swingline Loan by a Swingline Lender, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Swingline Lender a participation in such Swingline Loan in an amount equal to such Revolving Credit Lender’s Revolving Credit Percentage Share of the amount of such Swingline Loan. All Borrowers shall be jointly and severally liable as borrowers for all Swingline Loans regardless of which Borrower delivers a notice of borrowing or receives the proceeds thereof.

(ii) Borrowing Procedures for Swingline Loans. Each Swingline Borrowing shall be made upon the Parent Borrower’s irrevocable notice to the applicable Swingline Lender and the Administrative Agent. Each such notice shall be in the form of a Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower, or may be given by telephone (if immediately confirmed in writing by delivery of such Borrowing Notice consistent with such telephonic notice) and must be received by such applicable Swingline Lender and the Administrative Agent not later than 1:00 p.m. (New York City time) on the date of the requested Swingline Borrowing, and such notice shall specify (i) the amount to be borrowed, which shall be in a minimum of $100,000 or a larger multiple of $50,000, and (ii) the date of such Swingline Borrowing (which shall be a Business Day). Promptly after receipt by a Swingline Lender of such notice, such Swingline Lender will confirm with the Administrative Agent that the Administrative Agent has also received such notice and, if not, such Swingline Lender will notify the Administrative Agent of the contents thereof. Unless such Swingline Lender has received notice from the Administrative Agent (including at the request of the Majority Revolving Credit Lenders) prior to 2:00 p.m. (New York City time) on such requested borrowing date (A) directing such Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first sentence of clause (i) of this Section 2.01(c) or (B) that one or more of the applicable conditions set forth in Section 6.02 is not then satisfied, then, subject to the terms and conditions set forth herein, such Swingline Lender shall make each Swingline Loan available to the Borrowers, by wire transfer thereof in accordance with instructions provided to (and reasonably acceptable to) such Swingline Lender, not later than 3:00 p.m. (New York City time) on the requested date of such Swingline Loan (which instructions may include standing payment instructions, which may be updated from time to time by the Parent Borrower, provided that, unless the applicable Swingline Lender shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to such Swingline Lender).

(iii) Refinancing of Swingline Loans.

(A) Any Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize each Swingline Lender to so request on their behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Revolving Credit Percentage Share of the amount of Swingline Loans made by such Swingline Lender then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Notice for purposes hereof) and in accordance with the requirements of clause (ii) of this Section 2.01(c), without regard to the minimum and multiples specified therein, but subject to the aggregate unused Revolving Credit Commitments and the conditions set forth in Section 6.02. Such Swingline Lender shall furnish the Parent Borrower with a copy of such Borrowing Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Revolving Credit Percentage Share of the amount specified in such Borrowing Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of such Swingline Lender at the

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Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the day specified in such Borrowing Notice, whereupon, subject to clause (iii)(B) of this Section 2.01(c), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount.

(B) If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with clause (iii)(A) of this Section 2.01(c), the request for Base Rate Loans submitted by the applicable Swingline Lender as set forth herein shall be deemed to be a request by such Swingline Lender that each of the Revolving Credit Lenders fund its participation in the relevant Swingline Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of such Swingline Lender pursuant to such clause (iii)(A) shall be deemed payment in respect of such participation. The Administrative Agent shall promptly notify the Parent Borrower of any participations in any Swingline Loan funded pursuant to this subclause (B), and thereafter payments in respect of such Swingline Loan (to the extent of such funded participations) shall be made to the Administrative Agent and not to the applicable Swingline Lender.

(C) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable Swingline Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this clause (iii) by the time specified in clause (iii)(A), such Swingline Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by such Swingline Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such Swingline Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of a Swingline Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this subclause (C) shall be conclusive absent manifest error.

(D) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund participations in Swingline Loans pursuant to this clause (iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrowers or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this clause (iii) is subject to the conditions set forth in Section 6.02. No such funding of participations shall relieve or otherwise impair the joint and several obligation of the Borrowers to repay Swingline Loans, together with interest as provided herein.

(iv) Repayment of Participations.

(A) At any time after any Revolving Credit Lender has purchased and funded a participation in a Swingline Loan, if any Swingline Lender receives any payment on account of such Swingline Loan, such Swingline Lender will promptly remit such Revolving Credit Lender’s Revolving Credit Percentage Share of such payment to the Administrative Agent (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participation was funded) in like funds as received by such Swingline Lender, and any such amounts received by the Administrative Agent will be remitted by the Administrative Agent to the Revolving Credit Lenders that shall have funded their participations pursuant to clause (iii)(B) of this Section 2.01(c) to the extent of their interests therein.

(B) If any payment received by any Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by such Swingline Lender under any of the circumstances described in Section 12.10 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Credit Lender shall pay to such Swingline Lender its Revolving Credit Percentage Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned at a rate per annum equal to the Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the applicable Swingline Lender. The obligations of the Revolving Credit Lenders under this subclause (B) shall survive the payment in full of the Obligations and the termination of this Agreement.

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(C) Interest for Account of Swingline Lenders. Each Swingline Lender shall be responsible for invoicing the Parent Borrower for interest on the Swingline Loans made by such Swingline Lender. Until each Revolving Credit Lender funds its Base Rate Loan or participation pursuant to this Section 2.01(c) to refinance such Lender’s Revolving Credit Percentage Share of any Swingline Loan made by any Swingline Lender, interest in respect of such Lender’s share thereof shall be solely for the account of such Swingline Lender.

(D) Payments Directly to Swingline Lenders. Except as otherwise expressly provided herein, the Borrowers shall make all payments of principal and interest in respect of the Swingline Loans directly to the applicable Swingline Lender.

(d) If the maturity date shall have occurred in respect of any Class of Revolving Credit Commitments at a time when another Class or Classes of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(j)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swingline Loans could be incurred pursuant the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.

(e) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrowers, the Loans (other than Swingline Loans) may be Base Rate Loans or LIBOR Loans; provided that, without the prior written consent of the Administrative Agent, no more than twelve (12) LIBOR Loans may be outstanding at any time. Each Swingline Loan shall be a Base Rate Loan for purposes of the immediately preceding proviso.

Section 2.02 Borrowings, Continuations and Conversions, Letters of Credit.

(a) Borrowings. The Parent Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type, (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and (iv) (in the case of LIBOR Loans) the duration of the Interest Period therefor.

(b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $1.0 million or the remaining balance of the Aggregate Maximum Revolving Credit Amounts, if less, or any whole multiple of $1.0 million in excess thereof, and all LIBOR Loans shall be in amounts of at least $1.0 million or any whole multiple of $1.0 million in excess thereof. All Swingline Loans shall be in amounts of at least $100,000 or any whole multiple of $50,000 in excess thereof.

(c) Notices. All borrowings, continuations and conversions shall require advance written notice (a “Borrowing Notice”) to the Administrative Agent (which shall promptly notify the applicable Lenders), in the form of Exhibit L to the Original Credit Agreement (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Parent Borrower to be received by the Administrative Agent (i) not later than 1:00 p.m. (New York City time) on the date of each Swingline Loan and (ii) with respect to all Loans other than Swingline Loans, not later than noon (New York City time) at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each LIBOR Loan borrowing or continuation or conversion of or to any Loan. Without in any way limiting the Parent Borrower’s obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Parent Borrower prior to receipt of written

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confirmation. In each such case, the Borrowers hereby waive the right to dispute the Administrative Agent’s record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent as determined by the final non-appealable judgment of a court of competent jurisdiction.

(d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrowers may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by delivering a Borrowing Notice from the Parent Borrower to the Administrative Agent (which shall promptly notify the applicable Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrowers shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein; provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $1.0 million or any whole multiple of $1.0 million in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

(e) Conversion Options. The Borrowers may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by delivering a Borrowing Notice from the Parent Borrower to the Administrative Agent (which shall promptly notify the applicable Lenders) of such election in accordance with Section 2.02(c). Subject to the provisions made in this Section 2.02(e), the Borrowers may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by delivering a Borrowing Notice from the Parent Borrower to the Administrative Agent (which shall promptly notify the applicable Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein; provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1.0 million or any whole multiple of $1.0 million in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.

(f) Advances. Not later than 11:00 a.m. (New York City time) on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrowers. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by depositing the same, in immediately available funds, in an account of each applicable Borrower, designated by the Parent Borrower.

Section 2.03 Letters of Credit.

(a) LC Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section, (1) from time to time on any Business Day during the Revolving Availability Period, to issue Letters of Credit for the account of the Borrowers or any other Restricted Subsidiary (provided that the Borrowers hereby irrevocably agree to be bound jointly and severally to reimburse the applicable Issuing Bank for amounts drawn on any Letter of Credit issued for the account of any other Restricted Subsidiary) and to amend, renew or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in such Letters of Credit and any drawings thereunder; provided that no Issuing Bank shall be obligated to make any LC Credit Extension, and no Revolving Credit Lender shall be obligated to participate in any Letter of Credit, if, as of the date of such LC Credit Extension, (w) the sum of the outstanding Revolving Credit Loans of all Revolving Credit Lenders, plus all such Lenders’ LC Exposure, plus the aggregate principal amount of Swingline Loans outstanding would exceed the Aggregate Maximum Revolving Credit Amounts, (x) the sum of the outstanding Revolving Credit Loans of a Revolving Credit Lender, plus such Lender’s LC Exposure, plus such Lender’s Revolving Credit Percentage Share of the outstanding Swingline Loans would exceed such Lender’s Maximum Revolving Credit Amount, (y) the total LC Exposure would exceed their LC Commitment or (z) such Issuing Bank’s LC Exposure would exceed its LC Commitment Amount. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto as of the Original Closing Date, and from and after the Original Closing Date shall

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be subject to and governed by the terms and conditions set forth herein. Letters of Credit shall constitute utilization of the Revolving Credit Commitments. All Borrowers shall be jointly and severally liable as borrowers for all Letters of Credit and related Obligations regardless of which Borrower delivers a notice of borrowing or receives the proceeds thereof.

(ii) No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Governmental Requirement applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Original Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date and which such Issuing Bank in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and an Issuing Bank, such Letter of Credit is in an initial stated amount less than $10,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(F) any Revolving Credit Lender is at such time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including reallocation of such Lender’s LC Exposure pursuant to Section 2.14(a)(iv) or the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion), with the Parent Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.14(a)(iv)) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion; and

(G) in the case of a Letter of Credit with an LC Expiration Date later than the First Revolving Credit Termination Date, all of the Revolving Credit Lenders under the First Maturing Revolving Credit Loans have not affirmatively consented to the issuance of such Letter of Credit in writing to the applicable Issuing Bank.

(iii) No Issuing Bank shall be under any obligation to amend or extend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.

(iv) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date twelve months after the date of issuance of such Letter of Credit (or, in the case of any Auto-Renewal Letter of Credit, twelve months after the then current expiration date of such Letter of Credit) and (B) the LC Expiration Date; provided that, if requested by the Parent Borrower and acceptable to the applicable Issuing Bank, a Letter of Credit may be issued by such Issuing Bank containing an expiry date of more than twelve months after the date of issuance (but in no event later than the date specified in clause (B) above), if the same is not objected to in writing by the Majority Revolving Credit Lenders to such Issuing Bank and the Administrative Agent within five Business Days following receipt of notice thereof.

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(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of an LC Application, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Such LC Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 2:00 p.m. (New York City time) at least five Business Days (or such shorter period as such Issuing Bank and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable Issuing Bank may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); and (3) the nature of the proposed amendment. Additionally, the Parent Borrower shall furnish to such Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any LC Documents, as such Issuing Bank or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any LC Application, the applicable Issuing Bank will confirm with the Administrative Agent that the Administrative Agent has received a copy of such LC Application from the Parent Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by such Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions set forth herein, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Parent Borrower or another applicable Restricted Subsidiary or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a participation in such Letter of Credit in an amount equal to such Lender’s Revolving Credit Percentage Share of the amount of such Letter of Credit.

(iii) If the Parent Borrower so requests in any applicable LC Application, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit shall permit such Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Bank, the Parent Borrower shall not be required to make a specific request to such Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the LC Expiration Date; provided, however, that such Issuing Bank shall not (x) permit any such renewal if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise) or (B) it has received notice (which may be in writing or by telephone (if immediately confirmed in writing)) on or before the day that is seven Business Days before the Nonrenewal Notice Date from the Administrative Agent that the Majority Revolving Credit Lenders have elected not to permit such renewal or (y) be obligated to permit such renewal if it has received notice (which may be in writing or by telephone (if immediately confirmed in writing)) on or before the day that is seven Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or a Borrower that one or more of the applicable conditions set forth in Section 6.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such renewal.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

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(c) Drawings and Reimbursement; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Parent Borrower and the Administrative Agent thereof, and such Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. If such Issuing Bank notifies the Parent Borrower of any payment by such Issuing Bank under a Letter of Credit prior to noon (New York City time) on the date of such payment, the Borrowers shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing not later than 4:00 p.m. (New York City time) on the date of such payment; provided that if such notice is not provided to the Parent Borrower prior to noon (New York City time) on such payment date, then the Borrowers shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing not later than 4:00 p.m. (New York City time) on the next succeeding Business Day, and such extension of time shall be reflected in computing fees in respect of such Letter of Credit. If the Borrowers fail to so reimburse such Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of such payment date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Lender’s Revolving Credit Percentage Share thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on such payment date in an amount equal to such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the unused Aggregate Maximum Revolving Credit Amounts and the conditions set forth in Section 6.02 (other than delivery of a Borrowing Notice). Any notice given by such Issuing Bank or the Administrative Agent pursuant to this clause (i) may be given by telephone if immediately confirmed in writing; provided that the lack of such confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender (including each Revolving Credit Lender acting as an Issuing Bank) shall upon any notice pursuant to clause (c)(i) of this Section make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank at the Principal Office in an amount equal to its Revolving Credit Percentage Share of the relevant Unreimbursed Amount not later than 3:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of clause (c)(iii) of this Section, each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to such Issuing Bank in accordance with the instructions provided to the Administrative Agent by such Issuing Bank (which instructions may include standing payment instructions, which may be updated from time to time by an Issuing Bank, provided that, unless the Administrative Agent shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Administrative Agent).

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 6.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the applicable Issuing Bank an LC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Post-Default Rate then applicable to Revolving Borrowings of Base Rate Loans. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of such Issuing Bank pursuant to clause (c)(i) of this Section shall be deemed payment in respect of its participation in such LC Borrowing and shall constitute an LC Disbursement from such Lender in satisfaction of its participation obligation under this Section.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or LC Disbursement to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Credit Percentage Share of such amount shall be solely for the account of such Issuing Bank.

(v) Each Revolving Credit Lender’s obligations to make Revolving Credit Loans or LC Disbursements to reimburse the applicable Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this clause (c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Bank, the Parent Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or

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(C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this subsection (c) is subject to the conditions set forth in Section 6.02. No such funding of a participation in any Letter of Credit shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable Issuing Bank for the amount of any payment made by such Issuing Bank under such Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this subsection (c) by the time specified in subsection (c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Borrowing or LC Disbursement in respect of the relevant LC Borrowing, as the case may be. A certificate of the applicable Issuing Bank submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) If, at any time after an Issuing Bank has made payment in respect of any drawing under any Letter of Credit issued by it and has received from any Revolving Credit Lender its LC Disbursement in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Credit Percentage Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s LC Disbursement was outstanding) in like funds as received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 12.10 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Revolving Credit Percentage Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The joint and several obligation of the Borrowers to reimburse the applicable Issuing Bank for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit or any term or provision thereof, any Loan Document, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

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(iv) any payment by the applicable Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not comply strictly with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrowers in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower.

The Parent Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Parent Borrower’s instructions or other irregularity, the Parent Borrower will promptly notify the applicable Issuing Bank. The Borrowers shall be conclusively deemed to have waived any such claim against any Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f) Role of Issuing Bank. Each Revolving Credit Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person executing or delivering any document. None of the applicable Issuing Bank, any Agent-Related Person nor any of the respective correspondents, participants or assignees of such Issuing Bank shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the requisite Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LC Application. Each Borrower hereby assumes all risks of the acts of omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude a Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable Issuing Bank, any Agent-Related Person nor any of the respective correspondents, participants or assignees of such Issuing Bank shall be liable or responsible for any of the matters described in Section 2.03(e); provided that, notwithstanding anything in such clauses to the contrary, a Borrower may have a claim against such Issuing Bank, and such Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct (as opposed to indirect, special, punitive, consequential or exemplary) damages suffered by such Borrower which a court of competent jurisdiction determines in a final nonappealable judgment were caused by such Issuing Bank’s gross negligence or willful misconduct or such Issuing Bank’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP98. Unless otherwise expressly agreed by the applicable Issuing Bank and the Parent Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

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(h) Conflict with LC Application. In the event of any conflict between the terms of this Agreement and the terms of any LC Application, the terms hereof shall control.

(i) Reporting. On a daily basis (or at such other intervals as the Administrative Agent and the applicable Issuing Bank shall agree), each Issuing Bank shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrowers to such Issuing Bank during such month.

(j) Provisions Related to Extended Revolving Credit Commitments. Subject to Section 2.03(a)(ii)(G), if the maturity date in respect of any Class of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Classes of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall cash collateralize any such Letter of Credit in accordance with Section 2.15. If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Credit Lenders under the maturing Class shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given Class of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any Class of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the remaining Classes.

Section 2.04 Changes of Commitments.

(a) The Aggregate Maximum Revolving Credit Amounts shall at all times be equal to the Aggregate Maximum Revolving Credit Amounts after adjustments resulting from reductions pursuant to Section 2.04(b).

(b) The Borrowers shall have the right to terminate or to reduce the amount of the Aggregate Maximum Revolving Credit Amounts at any time, or from time to time, upon not less than three (3) Business Days’ prior notice delivered by the Parent Borrower before noon (New York City time) to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5.0 million or any whole multiple of $1.0 million in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

(c) The Aggregate Maximum Revolving Credit Amounts, once terminated or reduced, may not be reinstated or increased.

Section 2.05 Fees.

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee on the daily average unused amount of the Aggregate Maximum Revolving Credit Amounts (subtracting therefrom the LC Exposure) for the period from and including the Original Closing Date up to, but excluding, the Revolving Credit Termination Date at a rate of 0.50% per annum.

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Accrued commitment fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable quarterly in arrears on each Payment Date and on the Revolving Credit Termination Date. For purposes of computing the commitment fees payable hereunder, outstanding Swingline Loans shall be disregarded.

(b) Letter of Credit Fees. The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit (“LC Fee”), which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Revolving Credit Loans that are LIBOR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Closing Date to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Revolving Credit Lender ceases to have any LC Exposure (provided that any LC Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Bank shall be payable, to the maximum extent permitted by applicable Governmental Requirements, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Revolving Credit Percentage Shares allocable to such Letter of Credit pursuant to Section 2.14(a)(iv), with the balance of such fee, if any, payable to the Issuing Bank for its own account), and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Closing Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable quarterly in arrears on each Payment Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this clause shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Fee Letter. The Borrowers shall pay such fees as are set forth in the Fee Letter on the dates and in the manner specified therein.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to (unless otherwise called for by a Fee Letter) the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.06 Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender. Each Loan, upon funding, shall be deemed to be jointly funded to and received by the Borrowers and each Borrower acknowledges and agrees it is jointly and severally liable under this Agreement for all Obligations in respect of the Loans, regardless of the manner or amount in which proceeds of such Loans are used, allocated, shared or disbursed by or among the Borrowers themselves, or the manner in which an Agent and/or any Lender accounts for such Loans on its books and records.

Section 2.07 Notes. The Revolving Credit Loans (other than Swingline Loans) made by each Revolving Credit Lender shall, at the request of such Revolving Credit Lender, be evidenced by a single promissory note of the Borrowers in substantially the form of Exhibit I-1 to the Original Credit Agreement, dated (i) the Original Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Revolving Credit Lender in a principal amount equal to its Maximum Revolving Credit Amount as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The Term Loans made by each Term Lender shall, at the request of such Term Lender, be evidenced by a single promissory note of

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the Borrowers in substantially the form of Exhibit I-2 to the Original Credit Agreement, dated as of (i) the Restatement Effective Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Term Lender and otherwise duly completed. The Swingline Loans made by the Swingline Lender resulting from the advances under Section 2.01(c) shall, at the request of the Swingline Lender, be evidenced by a promissory note of the Borrowers in substantially the form of Exhibit I-3 to the Original Credit Agreement, dated the Original Closing Date, payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or any Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.08 Prepayments.

(a) Voluntary Prepayments. The Borrowers may prepay the Loans, subject to Section 2.08(g), Section 2.08(h), Section 2.08(i) and Section 5.03 with the amount of the prepayment being at least $1.0 million for all Loans other than Swingline Loans and at least $100,000 for Swingline Loans or the remaining aggregate principal balance outstanding on the relevant Loans.

(b) Revolving Credit Loan Prepayments. If, after giving effect to any termination or reduction of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.04(b), the outstanding aggregate principal amount of the Revolving Credit Loans and the Swingline Loans, plus the LC Exposure exceeds the Aggregate Maximum Revolving Credit Amounts, the Borrowers shall (i) prepay the Revolving Credit Loans and the Swingline Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Revolving Credit Loans and the Swingline Loans because of LC Exposure, pay to the Administrative Agent on behalf of the Revolving Credit Lenders an amount equal to the excess to be held as Cash Collateral as provided in Section 2.15 hereof. At any time that there shall exist a Defaulting Lender that is a Revolving Credit Lender, immediately upon the request of the applicable Swingline Lender, the Borrowers shall repay the outstanding Swingline Loans made by such Swingline Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swingline Loans.

(c) Asset Sales. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by Holdings, the Parent Borrower or any of the other Restricted Subsidiaries, the Borrowers shall make prepayments in accordance with Sections 2.08(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:

(i) no such prepayment shall be required under this Section 2.08(c) with respect to (A) any Asset Sale permitted by Section 9.16(a), (B) the disposition of property which constitutes a Casualty Event, (C) any Sale and Leaseback Transaction whereby a leased Restaurant Location that is subsequently purchased by a Person is then within 90 days of such purchase sold and leased-back by such purchasing Person, or (D) Asset Sales for Fair Market Value resulting in no more than $750,000 in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $2.5 million in Net Cash Proceeds in any fiscal year; provided that clause (D) shall not apply in the case of any Asset Sale described in clause (b) of the definition thereof;

(ii) in the case of Net Cash Proceeds from Asset Sales permitted by Section 9.16 (other than those described by clause (i) above), so long as no Event of Default shall exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that the Parent Borrower determines that such Net Cash Proceeds are expected to be reinvested in assets useful for its business within 365 days following the date of such Asset Sale (provided that, if such proceeds exceed $2.5 million, the Parent Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such fifth Business Day setting forth such determination and the estimates of the proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 365-day period (or, if the applicable Company shall have entered into a legally binding commitment, or has begun

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construction of a Restaurant and allocated such funds for such purpose, to reinvest such Net Cash Proceeds within such 365-day period, 540 days following the date of such Asset Sale), such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.08(c); provided, further, that if the property subject to such Asset Sale constituted Collateral, then all Property (only to the extent of a type that would otherwise constitute Collateral) purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Instruments in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 8.05 and 8.09 (but subject to the limitations on perfection set forth therein); and

(d) Debt Issuance. Not later than one Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by Holdings, the Parent Borrower or any of the other Restricted Subsidiaries, the Borrowers shall make prepayments in accordance with Sections 2.08(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds.

(e) Casualty Events. Not later than five Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by Holdings, the Parent Borrower or any of the other Restricted Subsidiaries, the Borrowers shall make prepayments in accordance with Sections 2.08(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:

(i) so long as no Event of Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that the Parent Borrower shall have determined that such proceeds are expected to be used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in assets useful for its business, no later than 24 months following the date of receipt of such proceeds (provided that, if such proceeds exceed $2.5 million, the Parent Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such fifth Business Day setting forth such determination); provided that if the property subject to such Casualty Event constituted Collateral under the Security Instruments, then all Property (to the extent of a type that would otherwise constitute Collateral) purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Instruments in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 8.05 and 8.09 (but subject to the limitations on perfection set forth therein); and

(ii) if any portion of such Net Cash Proceeds shall not be so applied within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.08(e).

(f) Excess Cash Flow. No later than 95 days after the end of each Excess Cash Flow Period, the Borrowers shall make prepayments in accordance with Sections 2.08(g) and (h) in an aggregate amount equal to the remainder of (a) the Applicable Percentage of Excess Cash Flow for the Excess Cash Flow Period then ended less (b) the sum of all voluntary prepayments of Term Loans and any permanent voluntary reductions to the Revolving Credit Commitments to the extent that an equal amount of the Revolving Credit Loans are simultaneously repaid during the Excess Cash Flow Period then ended. “Applicable Percentage” means (i) if the Leverage Ratio as of the end of the Test Period ending corresponding with the end of such Excess Cash Flow Period is greater than or equal to 4.00:1.00, 50%, (ii) if the Leverage Ratio as of the end of such Test Period is greater than or equal to 3.00:1.00 but less than 4.00:1.00, 25%, and (iii) if the Leverage Ratio as of the end of such Test Period is less than 3.00:1.00, 0%.

(g) Application of Prepayments. Prior to any optional or mandatory prepayment hereunder, the Parent Borrower shall select the borrowing or borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.08(h), subject to the provisions of this Section 2.08(g). Any prepayments pursuant to Section 2.08(c), (d), (e) or (f) shall be applied to reduce scheduled installments of Term Loans required under Section 3.01(b), first, to such scheduled prepayments due on dates occurring within the 12 months following such prepayment in direct order of maturity and, second, on a pro rata basis among the installments remaining to be made on each other term loan payment date. Prepayments pursuant to Section 2.08(a) shall be applied to reduce scheduled installments of Term Loans as directed by the Parent Borrower.

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Amounts to be applied pursuant to this Section 2.08 to the prepayment of Term Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay LIBOR Term Loans or LIBOR Revolving Credit Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.08 shall be in excess of the amount of the Base Rate Loans at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding Base Rate Loans shall be immediately prepaid and, at the election of the Parent Borrower, the Excess Amount shall be either (A) deposited in a deposit account over which the Collateral Agent has “control” (as defined in Article 9 of the UCC) pursuant to a control agreement entered into by the Parent Borrower, Collateral Agent and the other parties thereto in accordance with the Loan Documents, and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while a Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Majority Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 5.03.

(h) Notice of Prepayment. The Parent Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower (i) in the case of prepayment of a LIBOR Adjusted Rate borrowing, not later than 11:00 a.m. (New York City time), three Business Days before the date of prepayment, (ii) in the case of prepayment of a Base Rate borrowing, not later than 11:00 a.m. (New York City time), one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m. (New York City time), on the date of prepayment. Each such Prepayment Notice shall be irrevocable, except in connection with a prepayment of all of the Loans, which Prepayment Notice may be subject to conditions and revocable. Each such Prepayment Notice shall specify the prepayment date (which shall be a Business Day), the principal amount of each borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such Prepayment Notice (other than a Prepayment Notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any borrowing shall be in an amount that would be permitted as provided in Section 2.08(a), except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a borrowing shall be applied ratably to the Loans included in the prepaid borrowing and otherwise in accordance with this Section 2.08. Prepayments shall be accompanied by accrued interest.

(i) Generally. Prepayments permitted or required under this Section 2.08 shall be without premium or penalty, except as required under Section 5.03 for prepayment of LIBOR Loans and as required by the last sentence of this subsection (i). Any prepayments of the Revolving Credit Loans may be reborrowed subject to the then effective Aggregate Maximum Revolving Credit Amounts. Any prepayments of the Swingline Loans may be reborrowed subject to the provisions of Section 2.01(e). Any prepayments or repayments of the Term Loans may not be reborrowed. In the event that all or any portion of the Term Loans are repriced downward, effectively refinanced through any amendment of the Term Loans or refinanced with the proceeds of other Debt, in each case resulting in a lower Yield on such amended Term Loans or refinancing Debt, as applicable, than that existing on the Term Loans prior to such amendment or refinancing, for any reason prior to the first anniversary of the Restatement Effective Date, upon the consummation of any such repricing, effective refinancing or refinancing, the Borrowers will pay the Term Lenders 1% of the aggregate principal amount of Term Loans repriced, effectively refinanced or refinanced.

(j) Discounted Voluntary Prepayments. (i) Notwithstanding anything to the contrary in Section 2.08(a) (which provisions shall not be applicable to this Section 2.08(j)), the Borrowers shall have the right at any time and from time to time to prepay Term Loans from Lenders electing to participate in such prepayments at a discount to the par value of such Term Loans and on a non-pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.08(j); provided that (A) no Discounted Voluntary Prepayment shall be made unless (A) immediately after giving effect to such Discounted Voluntary Prepayment, (i) no Default or Event of Default has occurred and is continuing, (ii) the Parent Borrower is in compliance on a Pro Forma Basis with each of the Financial Covenants as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.01(a) or (b) and (iii) no proceeds of Revolving Credit Loans shall

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be utilized to make any Discounted Voluntary Prepayment, (B) any Discounted Voluntary Prepayment shall be offered to all Lenders with Term Loans of a given Class on a pro rata basis and (C) the Parent Borrower on the date such Discounted Voluntary Prepayment is made shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Parent Borrower stating (1) that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment and (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.08(j) has been satisfied or waived.

(ii) To the extent the Borrowers seek to make a Discounted Voluntary Prepayment, the Parent Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit Q to the Original Credit Agreement (each, a “Discounted Prepayment Option Notice”) that the Borrowers desire to prepay Term Loans in an aggregate principal amount specified therein by the Parent Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for Term Loans and the Class of Term Loans to which such offer relates, (B) a discount range (which may be a single percentage) selected by the Parent Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of such Term Loans (the “Discount Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii) Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.08(j)(ii), the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each Lender with Term Loans may specify by written notice substantially in the form of Exhibit R to the Original Credit Agreement (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a prepayment price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans of each Class held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of Term Loans specified by the Lenders in Lender Participation Notices, the Administrative Agent, in consultation with the Parent Borrower, shall calculate the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Parent Borrower if the Parent Borrower has selected a single percentage pursuant to Section 2.08(j)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrowers can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Term Loans under the applicable Class whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(iv) The Borrowers shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay all Qualifying Loans.

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(v) [Reserved].

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, notice, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.08(j)(iii) above) reasonably established by the Administrative Agent and the Parent Borrower.

(vii) Prior to the delivery to the Administrative Agent of a written irrevocable notice substantially in the form of Exhibit S to the Original Credit Agreement (each a “Discounted Voluntary Prepayment Notice”), the Parent Borrower may withdraw the offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice.

Section 2.09 [RESERVED].

Section 2.10 [RESERVED].

Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.

Section 2.12 Increase in Commitments.

(a) The Borrowers may from time to time after the Original Closing Date elect to increase the Revolving Credit Commitments (“Increased Commitments”) or enter into one or more Classes of term loans (each, an “Incremental Term Loan”), in each case in an aggregate principal amount of not less than $25.0 million so long as, after giving effect thereto, the aggregate amount of all such Increased Commitments and all such Incremental Term Loans does not exceed $125.0 million. The Borrowers may arrange for any such increase or Class to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Credit Commitment, or to participate in such Incremental Term Loan, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”) not currently a Lender; provided that each Augmenting Lender (and, in the case of an Increased Commitment, each Increasing Lender) shall be subject to the approval of the Parent Borrower and the Administrative Agent (such consents not to be unreasonably withheld) and, in the case of an Increased Commitment, each Issuing Bank and Swingline Lender (such consents not to be unreasonably withheld). Without the consent of any Lenders other than the relevant Increasing Lenders or Augmenting Lenders, this Agreement and the other Loan Documents may be amended pursuant to an Additional Credit Extension Amendment as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower (without the consent of any other Loan Party), to effect the provisions of this Section 2.12. Increased Commitments and Incremental Term Loans created pursuant to this Section 2.12 shall become effective on the date agreed by the Parent Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Credit Commitments and no Incremental Term Loan shall be permitted under this clause unless (i) on the proposed date of the effectiveness of such increase in the Revolving Credit Commitments or borrowing of such Incremental Term Loan, the conditions set forth in Section 6.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Parent Borrower, (ii) the Parent Borrower shall be in compliance, calculated on a Pro Forma Basis (assuming that any Increased Commitments were fully drawn) with Section 9.14 and the Financial Covenants, (iii) the Parent Borrower shall have delivered or caused to be delivered legal opinions and other documents reasonably requested by the Administrative Agent in connection with any such transaction and (iv) the Senior Secured Leverage Ratio of the Parent Borrower, calculated on a Pro Forma Basis (assuming that any Increased Commitments were fully drawn), is less than or equal to 3.40:1.00. On the effective date of any increase in the Revolving Credit Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal each such Lender’s pro rata share of such outstanding Loans, and (ii) on the date of such increase, (a) if there are Revolving Credit Loans then outstanding, the Borrowers shall prepay such Revolving Credit Loans (and pay any additional amounts required pursuant to Section 5.03 in connection therewith), and borrow Revolving Credit Loans from the relevant Increasing Lender(s) and/or Augmenting Lender(s), as shall

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be necessary in order that, after giving effect to such prepayments and borrowings, all Revolving Credit Loans will be held ratably by the Revolving Credit Lenders (including the relevant Increasing Lender(s) and/or Augmenting Lender(s)) in accordance with their respective Revolving Credit Commitments after giving effect to the applicable Increased Commitment(s) and (b) if there are Swingline Loans or Letters of Credit then outstanding, the participations of the Revolving Credit Lenders in such Swingline Loans or Letters of Credit, as the case may be, will be automatically adjusted to reflect the Revolving Credit Percentage Shares of all the Revolving Credit Lenders (including each relevant Increasing Lender and/or Augmenting Lender) after giving effect to the applicable Increased Commitment(s). The Administrative Agent and the Lenders hereby agree that the borrowing notice, minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each LIBOR Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 5.03 if the deemed payment occurs other than on the last day of the related Interest Periods. The terms of any Incremental Term Loans shall be as set forth in the amendment to this Agreement providing for such Incremental Term Loans; provided that (i) the final maturity date of any Incremental Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the Weighted Average Life to Maturity of such Incremental Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term Loans, (iii) Incremental Term Loans shall not participate on a greater than pro rata basis with the Term Loans in any optional or mandatory prepayment hereunder, (iv) the provisions with respect to payment of interest, original issue discount and upfront fees shall be as set forth in the amendment providing for such Incremental Term Loans; provided that if the Yield of any Incremental Term Loans exceeds the Yield of the Term Loans by more than 50 basis points, then the Applicable Margin for the Term Loans shall be increased to the extent required so that the Yield of any such Class or Classes of Term Loans is equal to the Yield of such Incremental Term Loans minus 50 basis points and (v) all other terms applicable to such Incremental Term Loans (other than provisions specified in clauses (i) through (iv) above) shall be the same as the terms of the then outstanding Term Loans except to the extent such covenants and other terms apply solely to any period after the Term Loan Maturity Date. Any Increased Commitments shall be on the same terms and conditions as the existing Revolving Credit Commitments. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Revolving Credit Commitments, provide an Increased Commitment or provide a commitment with respect to an Incremental Term Loan pursuant to this Section and any election to do so shall be in the sole discretion of such Lender.

(b) This Section 2.12 shall override any provisions in Section 12.04 to the contrary.

Section 2.13 Extensions of Term Loans and Revolving Credit Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Parent Borrower, on behalf of itself and the other Borrowers, to all Lenders of Term Loans with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,”; any Extended Term Loans (as defined below) shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Parent Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the

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same terms as the original Revolving Credit Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.01(d) and 2.03(j) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Revolving Credit Percentage Share of the Revolving Credit Commitments (and except as provided in Sections 2.01(d) and 2.03(j), without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments) and (y) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than two different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Parent Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 3.01(b) for periods prior to the Term Loan Maturity Date for Term Loans may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Parent Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Commitments, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably (subject to the Administrative Agent’s rounding) up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Parent Borrower and (x) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.08 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Parent Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Parent Borrower’s sole discretion and may be waived by the Parent Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $25.0 million (the “Minimum Tranche Amount”). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 4.01 and 4.05) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender, Loan Party or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments, the consent of the Issuing Bank, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in

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respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents solely with the Borrowers as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Parent Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage as it may be advised is reasonably necessary to obtain a customary opinion of local counsel to the Loan Parties).

(d) In connection with any Extension, the Parent Borrower shall (i) provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section and (ii) deliver or cause to be delivered legal opinions and other documents reasonably requested by the Administrative Agent in connection with any such Extension.

Section 2.14 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything herein to the contrary, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Governmental Requirement:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.04 unless otherwise agreed by the Parent Borrower and the Administrative Agent.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 4.05 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent or Collateral Agent hereunder and under any other Loan Document; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable Issuing Bank(s) or Swingline Lender(s) hereunder; third, to cash collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Parent Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03(j); sixth, to the payment of any amounts owing to the Lenders, the applicable Issuing Banks or the applicable Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the applicable Issuing Banks or the applicable Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and, eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or LC Borrowings were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and the LC Borrowings owed to, all the non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Borrowings owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this clause (ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii) Commitment and LC Fees. (x) No Defaulting Lender shall be entitled to receive any commitment fees payable under Section 2.05(a) for any period during which such Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) each Defaulting Lender shall be limited in its right to receive LC Fees as provided in Section 2.05(b).

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Exposure and Swingline Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages Shares (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless the Parent Borrower shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the sum of the outstanding Revolving Credit Loans of any non-Defaulting Lender, plus such Lender’s Revolving Credit Percentage Share of the outstanding amount of all LC Exposure at such time, plus such Lender’s Revolving Credit Percentage Share of the outstanding Swingline Loans at such time to exceed such Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(b) Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, each Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable facility (without giving effect to Section 2.14(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender and (ii) such Lender that ceases to be a Defaulting Lender shall reimburse the other Revolving Credit Lenders for any amounts they were required to pay as a result of the events described in Section 5.03 in connection with the purchase of outstanding Loans required hereunder; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(c) New Swingline Loans and Letters of Credit. So long as any Revolving Credit Lender is a Defaulting Lender, (i) no Swingline Lender shall be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend or amend any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.15 Cash Collateral.

(a) Obligation to Cash Collateralize. Upon the request of the Administrative Agent or the applicable Issuing Bank (i) if the applicable Issuing Bank has honored any full or partial drawing under any Letter of Credit and such drawing has resulted in an LC Borrowing or (ii) if, as of the LC Expiration Date, any LC Exposure for any reason remains outstanding or as otherwise required pursuant to this Agreement, the Borrowers shall, in each case, immediately cash collateralize the then outstanding LC Exposure in an amount not less than the Minimum Collateral Amount. At any time that there shall exist a Defaulting Lender, immediately upon the written request of the Administrative Agent or any applicable Issuing Bank or Swingline Lender (in each case, with a copy to the Administrative Agent), the Borrowers shall cash collateralize all Fronting Exposure of such Issuing Bank or Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.14(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

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(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrowers and, to the extent provided by any Lender, such Lender, hereby grants to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable Issuing Banks and the applicable Lenders (including the applicable Swingline Lenders), and agrees to maintain, a first priority security interest in all such Cash Collateral, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and all proceeds of the foregoing, as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount or, if applicable, the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything herein to the contrary, Cash Collateral provided under this Section or Section 2.14 or 10.01 or otherwise in respect of Letters of Credit or Swingline Loans shall be applied to the satisfaction of the specific LC Exposure, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligations) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 12.06(h)), or (ii) the determination by the Administrative Agent that there exists excess Cash Collateral; provided that (A) Cash Collateral furnished by or on behalf of the Borrowers shall not be released during the continuance of a Default under Section 10.01(a), (e), (f) or (g) or an Event of Default (and following application as provided in this Section may be otherwise applied in accordance with Section 10.03) and (B) the Person providing Cash Collateral and the applicable Issuing Bank(s) or Swingline Lender(s) may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations hereunder.

ARTICLE III

Payments of Principal and Interest

Section 3.01 Repayment of Loans.

(a) Revolving Credit Loans. On the Revolving Credit Termination Date, the Borrowers shall repay the outstanding principal amount of the Revolving Credit Loans.

(b) Term Loans. The aggregate principal amount of the Term Loans shall be payable in installments on the dates and in the principal amounts as set forth in Schedule 3.01(b), with final payment of the remaining principal balance on the Term Loans due on the Term Loan Maturity Date or Incremental Term Loan Maturity Date, as applicable.

(c) Swingline Loans. The principal amount of each advance of a Swingline Loan shall be repaid pursuant to the provisions of Section 2.01(c).

(d) Generally. The Borrowers will pay to the Administrative Agent, for the account of each Lender, the principal payments required by this Section 3.01.

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Section 3.02 Interest.

(a) Interest Rates. The Borrowers will pay to the Administrative Agent, for the account of each Lender or the Swingline Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

(i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Maximum Rate;

(ii) if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Adjusted Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Maximum Rate; and

(iii) if such Loan is a Swingline Loan, at the rate called for by Section 2.01(c), but in no event to exceed the Maximum Rate.

(b) Post-Default Rate. Notwithstanding the foregoing, the Borrowers will pay to the Administrative Agent, for the account of each Lender interest at the applicable Post-Default Rate on any overdue principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other overdue amount payable by the Borrowers hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date such principal or amount is due until the same is paid in full.

(c) Due Dates. Accrued interest on Base Rate Loans shall be payable on each Payment Date and (other than with respect to Revolving Credit Loans prepaid or repaid prior to the Revolving Credit Termination Date without any reduction in the Maximum Revolving Credit Amount) on the date of any required prepayment due to a Commitment reduction, any prepayment pursuant to Section 2.08 or repayment pursuant to Section 3.01, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor, the date of any required prepayment due to a Commitment reduction, any prepayment pursuant to Section 2.08 or repayment pursuant to Section 3.01 and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.03) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest outstanding on the Revolving Credit Loans on the Revolving Credit Termination Date shall be paid on such date. Any accrued and unpaid interest on the Term Loans (other than the Incremental Term Loans) on the Term Loan Maturity Date shall be paid on such date and any accrued and unpaid interest on any Incremental Term Loan shall be paid on the applicable Incremental Term Loan Maturity Date. Accrued interest on Swingline Loans shall be paid pursuant to Section 2.01(c).

(d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders to which such interest is payable and the Parent Borrower. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

ARTICLE IV

Payments; Pro Rata Treatment; Computations; Etc.

Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, to the Administrative Agent at such account as the Administrative Agent shall specify by notice to the Parent Borrower from time to time, not later than 12:30 p.m. (other than Swingline Loans, for which payments shall be made not later than 2:00 p.m.) (New York City time) on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the

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fullest extent permitted by applicable law) defense, set-off or counterclaim and in connection therewith, each Loan Party hereby waives (to the fullest extent permitted by applicable law) all defenses, rights of set-off and counterclaims it may have with respect to such payments. Each payment received by the Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of “Interest Period”, if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest applicable to the amount to be paid shall be payable for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Parent Borrower shall notify the Administrative Agent of the Loans to which such payment shall apply; provided, however, in the absence of such notice the Administrative Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans in accordance with Section 2.08(g).

Section 4.02 Pro Rata Treatment. Except for Swingline Loans and to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Revolving Credit Lenders under Section 2.01(a) and each continuation and conversion under Section 2.02 shall be made from the Revolving Credit Lenders pro rata in accordance with their Revolving Credit Percentage Share, each payment of fees under Section 2.05(a) and Section 2.05(b)(i) shall be made for account of the Revolving Credit Lenders pro rata in accordance with their Revolving Credit Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Revolving Credit Amounts under Section 2.04(b) shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender, pro rata according to the amounts of its respective Revolving Credit Commitment; (ii) the Term Loans made under Section 2.01(b) and each continuation and conversion thereof under Section 2.02 shall be made from the Term Lenders pro rata by each Term Lender in accordance with the amount that such Term Lender’s Term Loan bears to the amount of all Term Loans; (iii) each payment of principal of Revolving Credit Loans by the Borrowers shall be made for account of the Revolving Credit Lenders pro rata in accordance with the respective unpaid principal amount of the Revolving Credit Loans held by the Revolving Credit Lenders; (iv) each payment of principal of Term Loans by the Borrowers shall be made for account of the Term Lenders pro rata in accordance with the respective unpaid principal amount of the Term Loans held by the Term Lenders; (v) each payment of interest on Revolving Credit Loans by the Borrowers shall be made for account of the Revolving Credit Lenders pro rata in accordance with the amounts of interest due and payable to the respective Revolving Credit Lenders; (vi) each payment of interest on Term Loans by the Borrowers shall be made for account of the Term Lenders pro rata in accordance with the amounts of interest due and payable to the respective Term Lenders; and (vii) each reimbursement by the Borrowers of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Revolving Credit Lenders, pro rata for the account of the Revolving Credit Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Revolving Credit Lender.

Section 4.03 Computations. (a) Interest on Loans and fees shall be (subject to the next sentence) computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Maximum Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans based on the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Parent Borrower or for any other reason, the Parent Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Parent Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or Issuing Bank, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This Section 4.03(b) shall not limit the rights of the Administrative Agent, any Lender or any Issuing Bank, as the case may be, under Section 2.03(c)(iii), 2.05(b) or 3.02 or under Article X. The Borrowers’ obligations under this Section 4.03(b) shall survive for a period of 181 days following the termination of the Aggregate Commitments and the repayment of all non-contingent Obligations hereunder.

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Section 4.04 Non-receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Parent Borrower prior to the date on which such notifying Lender is scheduled to make a payment to the Administrative Agent of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or the Borrowers are scheduled to make a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that such notifying Lender or the Borrowers, as applicable, do not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrowers (as the case may be) have not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment and (in the case of payments that should have been made by a Lender) such Lender shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until, but excluding, the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and for the Borrowers as recipient, will be equal to the Base Rate plus the Applicable Margin. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan, if applicable.

Section 4.05 Set-off, Sharing of Payments, Etc.

(a) The Borrowers agree that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Administrative Agent), upon the occurrence of an Event of Default, at its option, to offset balances held by it or by any of its Affiliates for account of any Loan Party at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrowers), in which case it shall promptly notify the Parent Borrower and the Administrative Agent thereof, provided that such Lender’s failure to give such notice shall not affect the validity thereof; provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

(b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrowers under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrowers to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Administrative Agent and each other Lender thereof and (ii) purchase from such other Lenders a participation in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any

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such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

Section 4.06 Taxes.

(a) Payments Free and Clear. Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Covered Taxes, except as otherwise required by law. If the Parent Borrower or any other applicable withholding agent shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent then (i) the sum payable by the applicable Loan Party shall be increased by the amount necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent Borrower or other applicable withholding agent shall make such deductions and (iii) the Parent Borrower or other applicable withholding agent shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrowers jointly and severally agree to pay any and all present or future stamp or documentary Taxes or any other similar excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Assignment Agreement or any Loan Document (other than such Taxes imposed in respect of an assignment of an interest in a Loan or a Commitment (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of any present or future connection between the assignor and/or assignee and the taxing jurisdiction (other than any connection arising or deemed to arise solely as a result of the Loan Documents and/or any transactions contemplated by the Loan Documents) (such nonexcluded Taxes hereinafter referred to as “Other Taxes”).

(c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS WILL JOINTLY AND SEVERALLY INDEMNIFY AND HOLD HARMLESS EACH LENDER AND THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT FOR ANY AND ALL COVERED TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY AND ALL COVERED TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAYABLE BY SUCH LENDER OR THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ALL EXPENSES WITH RESPECT THERETO, WHETHER OR NOT SUCH COVERED TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE COLLATERAL AGENT OR THE ADMINISTRATIVE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. A CERTIFICATE AS TO THE AMOUNT OF SUCH PAYMENT OR LIABILITY DELIVERED TO THE PARENT BORROWER BY A LENDER (WITH A COPY TO THE ADMINISTRATIVE AGENT), OR BY THE ADMINISTRATIVE AGENT ON ITS OWN BEHALF OR ON BEHALF OF A LENDER, SHALL BE CONCLUSIVE ABSENT MANIFEST ERROR. NOTWITHSTANDING ANYTHING CONTAINED IN THIS SECTION 4.06 TO THE CONTRARY, THE BORROWERS SHALL BE UNDER NO OBLIGATION TO ANY LENDER OR ANY AGENT WITH RESPECT TO ANY ADDITIONAL AMOUNTS DESCRIBED IN SUBSECTIONS (A) AND (C) OF THIS SECTION 4.06 TO THE EXTENT THAT THE LENDER OR AGENT (AS THE CASE MAY BE) DOES NOT NOTIFY THE PARENT BORROWER WITHIN 120 DAYS AFTER THE LENDER OR AGENT (AS THE CASE MAY BE) HAS ACTUAL KNOWLEDGE OF THE TAX CLAIM GIVING RISE TO SUCH ADDITIONAL AMOUNTS, AND THE BORROWERS DO NOT OTHERWISE HAVE ACTUAL KNOWLEDGE OF SUCH TAX CLAIM BEFORE THE END OF SUCH 120 DAY PERIOD.

(d) As soon as practicable after any payment of Covered Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Parent Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(e) Each Lender shall, at such times as are reasonably requested by the Parent Borrower or the Administrative Agent, provide the Parent Borrower and the Administrative Agent with any documentation prescribed by Governmental Requirements or reasonably requested by the Parent Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any applicable withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 4.06(e)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Parent Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Parent Borrower or the Administrative Agent) or promptly notify the Parent Borrower and the Administrative Agent in writing of its inability to do so.

Without limiting the foregoing:

(1) Each U.S. Lender shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Foreign Lender shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:

(A) two properly completed and duly signed original copies of IRS Form W-8BEN (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit T to the Original Credit Agreement (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of IRS Form W-8BEN (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 4.06(e) if such beneficial owner were a Lender, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owners), or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.

(3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section

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1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this Section 4.06(e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Covered Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which any Loan Party has paid additional amounts pursuant to this Section 4.06, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 4.06 with respect to the Covered Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrowers the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the additional amounts or indemnity payments giving rise to such refund of any Covered Taxes or Other Taxes had never been paid. This clause shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

(g) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Parent Borrower or the Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to cooperate with Borrowers in contesting any Tax in question if the making of such a filing or change or such cooperation would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, result in any unreimbursed cost or be otherwise disadvantageous to such Lender.

(h) The agreements in this Section 4.06 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(i) For the avoidance of doubt, for purposes of this Section 4.06, the term “Lender” shall include any Issuing Bank and any Swingline Lender.

(j) At or prior to Original Closing Date (and from time to time thereafter upon the reasonable request of the Parent Borrower) the Administrative Agent will provide the Parent Borrower an original IRS Form W-8IMY certifying on Part I and Part IV of such Form W-8IMY that it is a U.S. branch that has agreed to be treated as a U.S. person for United States federal withholding tax purposes with respect to payments received by it from the Borrowers.

(k) At or prior to the Original Closing Date (and from time to time thereafter upon the reasonable request of the Parent Borrower, if the Administrative Agent is legally eligible to do so), the Administrative Agent will provide the Parent Borrower an original IRS Form W-8ECI certifying that payments to be received by it on its own behalf (i.e., not on behalf of the Lenders) are effectively connected income.

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ARTICLE V

Capital Adequacy and Additional Costs

Section 5.01 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Adjusted Rate borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Lenders that the LIBOR Adjusted Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any notice by the Parent Borrower that requests the conversion of any LIBOR Adjusted Rate borrowing of Revolving Credit Loans to, or continuation of any borrowing of Revolving Credit Loans as, a LIBOR Adjusted Rate borrowing shall be ineffective and (ii) if the Borrowers request a LIBOR Adjusted Rate borrowing of Revolving Credit Loans, such borrowing shall be made as an Base Rate borrowing; provided that if the circumstances giving rise to such notice affect only one Type of borrowings, then the other Type of borrowings shall be permitted.

Section 5.02 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR Adjusted Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered (except for costs or reductions resulting from Covered Taxes or Other Taxes indemnifiable under Section 4.06 or from any Excluded Taxes).

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

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(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, and the circumstances or events giving rise to such amount or amounts, as specified in clause (a) or (b) of this Section 5.02 shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.03 Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(h) and is revoked in accordance therewith) or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 5.04, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event, provided that, for the avoidance of doubt, the Borrowers shall not be obligated to compensate any Lender under this Section for any loss of anticipated profits in respect of any of the foregoing. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section, each Lender shall be deemed to have funded each LIBOR Loan made by it at the LIBOR Adjusted Rate (excluding the impact of the proviso to the definition thereof) for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.03 shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof. Without limiting the foregoing, in connection with each request for compensation by any Lender, the Borrowers shall also pay such Lender with respect to each affected LIBOR Loan customary administrative fees requested by such Lender in an amount not to exceed $250 per such LIBOR Loan.

Section 5.04 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 5.02, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.06, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.02 or 4.06, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 5.02, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.06, or if any Lender becomes a Defaulting Lender, or if the Borrowers exercise their replacement rights under Section 12.04(d), then the Borrowers may, at their sole expense and effort, upon notice from the Parent Borrower to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.06), all its interests, rights and obligations under this

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Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.02 or payments required to be made pursuant to Section 4.06, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

ARTICLE VI

Conditions Precedent

Section 6.01 [RESERVED].

Section 6.02 Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrowers upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue any Letters of Credit hereunder (including the Initial Funding) is subject to the delivery of a Borrowing Notice and the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

(a) no Default shall exist; and

(b) the representations and warranties made by the Loan Parties in Article VII and in the other Loan Documents shall be true in all material respects (and in all respects if qualified by materiality) on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date.

Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrowers hereunder shall constitute a certification by the Borrowers to the effect set forth in Section 6.02(b) (both as of the date of such notice and as of the date of such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit).

Section 6.03 Conditions Precedent for the Benefit of Lenders. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

ARTICLE VII

Representations and Warranties

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders that each representation and warranty herein is given as of the Restatement Effective Date and shall be deemed repeated and reaffirmed on the dates of each borrowing of a Loan and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02:

Section 7.01 Corporate Existence. Each corporate Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each other Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Company (i) has all requisite power, and has all governmental licenses, authorizations, consents and approvals desirable to own its assets and carry on its business as now being or as proposed to be conducted and (ii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except, in each case of clauses (i) and (ii), where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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Section 7.02 Financial Condition.

(a) The audited consolidated balance sheet of the Parent Borrower as at December 28, 2010 and December 29, 2009 and the consolidated statements of income, stockholders’ equity and cash flows of the Parent Borrower for the fiscal years ended on December 28, 2010, December 29, 2009 and December 30, 2008 (collectively with the unaudited statements referenced in the next sentence, the “Closing Date Financial Statements”) with the opinion thereon of, with respect to December 30, 2008, Deloitte & Touche LLP and, with respect to December 29, 2009 and December 28, 2010, Pricewaterhouse Coopers, in each case, heretofore furnished to the Administrative Agent are complete and correct and fairly present the consolidated financial condition of the Parent Borrower as at said dates and the results of its operations for such fiscal years all in accordance with GAAP, as applied on a consistent basis. The unaudited consolidated balance sheet of the Parent Borrower as of September 27, 2011, June 28, 2011 and March 29, 2011 and the consolidated statements of income, stockholders’ equity and cash flows of the Parent Borrower for the fiscal periods ended on September 27, 2011, June 28, 2011 and March 29, 2011 heretofore furnished to the Administrative Agent are complete and correct and fairly present the consolidated financial condition of the Parent Borrower as at said dates and the results of its operations for such fiscal periods all in accordance with GAAP, as applied on a consistent basis subject to the absence of footnotes and year-end audit adjustments. Neither the Parent Borrower nor any of its Subsidiaries has on the Original Closing Date any Debt in excess of $1,000,000 individually or in excess of $5,000,000 in the aggregate, except as referred to or reflected or provided for in the Closing Date Financial Statements or in Schedule 7.02 to the Original Credit Agreement. On the Original Closing Date, since the date of the latest balance sheet included in the Closing Date Financial Statements there has not occurred a Closing Date Material Adverse Effect. On all dates after the Original Closing Date, since the date of the latest balance sheet included in the Closing Date Financial Statements, there has been no change or event having a Material Adverse Effect.

(b) The forecasts of financial performance of the Parent Borrower and its Subsidiaries furnished to the Lenders have been prepared in good faith by the Parent Borrower and based on assumptions believed by the Parent Borrower to be reasonable at the time they were prepared.

(c) The Parent Borrower has heretofore delivered to the Lenders the Parent Borrower’s unaudited pro forma consolidated balance sheet and statements of income and cash flows and pro forma EBITDA as of and for each of the fiscal year ended December 28, 2010 and the four quarter period ended September 27, 2011 after giving effect to the Transactions as if they had occurred on such date in the case of the balance sheet and as of the beginning of the period presented in the case of the statements of income and cash flows (excluding any purchase accounting adjustments). Such pro forma financial statements have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof and on the Restatement Effective Date to be reasonable), accurately reflect in all material respects all adjustments required to be made to give effect to the Transactions, and in accordance with Regulation S-X, and present fairly in all material respects the pro forma consolidated financial position and results of operations of the Parent Borrower as of such date and for such periods, assuming that the Transactions had occurred at such dates.

Section 7.03 Litigation. Except as disclosed to the Lenders in Schedule 7.03 to the Original Credit Agreement, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature, pending or, to the knowledge of the Parent Borrower threatened against or affecting any Company which involves the possibility of any judgment or liability against any Company, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 7.04 No Breach. The Transactions will not (A) conflict with or result in a breach of, or require any consent which has not been obtained as of the Original Closing Date under, (i) the respective Organizational Documents of any Company, (ii) any Governmental Requirement or (iii) any agreement or instrument (including the Franchise Agreements) to which any Company is a party or by which it is bound or to which it or its Properties are subject, or (B) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of any Company pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents, except, in the case of clauses (A)(ii), (A)(iii) and

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(B) only, for conflicts, unobtained consents, breaches, defaults and Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

Section 7.05 Authority. Each Company has all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by each Company of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of each Company, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor’s rights and by general principles of equity limiting the availability of certain remedies.

Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by any Company of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of certain of the Security Instruments as required by this Agreement.

Section 7.07 Use of Loans. The proceeds of (a) the Term Loans shall be used to refinance the term loans under the Original Credit Agreement and to pay related fees and expenses and (b) the Revolving Credit Loans are for general corporate purposes. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

Section 7.08 ERISA.

(a) Holdings, each of its Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each Plan is, and has been, maintained in compliance with ERISA and, where applicable, the Code, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) No act, omission or transaction has occurred which could result in imposition on Holdings, any of its Subsidiaries or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA with respect to any Plan, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974 with respect to which Holdings or any of its Subsidiaries have any liability and; no liability to the PBGC (other than for the payment of current premiums which are not past due) by Holdings, any of its Subsidiaries or any ERISA Affiliate has been or is expected by Holdings, any of its Subsidiaries or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Full payment when due has been made of all amounts which Holdings, any of its Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no failure to satisfy the minimum funding standard (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, with respect to any Plan, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of Holdings’ most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA.

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(g) None of Holdings or any of its Subsidiaries sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by Holdings or any of its Subsidiaries in its sole discretion at any time without any material liability.

(h) None of Holdings or any of its Subsidiaries sponsors, maintains or contributes to, or has any actual or contingent liability or obligations with respect to any Multiemployer Plan (including on account of an ERISA Affiliate).

(i) None of Holdings or any of its Subsidiaries is required to provide security under Section 401(a)(29) or Section 436(f) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.09 Taxes. Each of the Loan Parties has timely filed all United States federal income tax returns and all other material Tax returns which are required to be filed by them and have timely paid all material Taxes due and payable by them, whether or not shown on such Tax returns, except such Taxes, if any, (i) that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP or (ii) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has made adequate provision in accordance with GAAP for all Taxes not yet due and payable, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Each of the Loan Parties is unaware of any current, proposed or pending tax assessments, deficiencies or audits that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No Loan Party has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6662(d)(2)(C)(iii) of the Code or within the meaning of Section 6111(c) or Section 6111(d) of the Code as in effect immediately prior to the enactment of the American Jobs Creation of 2004, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 7.10 Titles, Etc.

(a) Except as set out in Schedule 7.10 to the Original Credit Agreement, each of Holdings and its Subsidiaries has good and defensible title to, or valid leasehold interests in, its material (individually or in the aggregate) Properties, free and clear of all Liens, except Permitted Collateral Liens or Permitted Liens in the case of Property not constituting Collateral.

(b) All leases and agreements necessary for the conduct of the business of Holdings and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) The rights, Properties and other assets presently owned, leased or licensed by Holdings and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit Holdings and its Subsidiaries to conduct their business in all material respects in the same manner (except for changes permitted under the Loan Documents) as their business has been conducted prior to the Original Closing Date.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the assets and Properties of Holdings and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

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(e) Schedule 8(a)(i) to the Perfection Certificate dated as of the Original Closing Date contains a complete and accurate list of (i) the common address of each Real Property owned in fee by any Company as of the Original Closing Date that, together with any improvements thereon, individually has a Fair Market Value of at least $500,000 (as determined in good faith by the Parent Borrower), (ii) the name of the record owner of each such owned Real Property, and (iii) the county in which the Mortgage relating to such owned Real Property is to be recorded. Schedule 8(a)(ii) to the Perfection Certificate dated as of the Original Closing Date contains a complete and accurate list of (i) each Real Property leased by any Company, as lessee, sublessee, licensee or sublicensee, as of the Original Closing Date that has a net rentable interior space of at least 3,000 square feet and a lease expiration date not earlier than 3 years from the Original Closing Date (not taking into account any renewals or extension terms that have not been exercised by the applicable Company), (ii) the name of the record tenant of each such leased Real Property, and (iii) the county in which the Mortgage relating to such leased Real Property is to be recorded. Schedule 8(b) to the Perfection Certificate dated as of the Original Closing Date contains a complete and accurate list of (i) each Real Property listed on Schedules 8(a)(i) and 8(a)(ii) that is subject to any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements under which any Company is the owner, lessor, sublessor, licensor, franchisor or grantor, and (ii) the parties to the applicable lease, sublease, tenancy agreement, franchise agreement, license agreement or other agreement.

(f) Except as set forth on Schedule 7.10 to the Original Credit Agreement or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Company has received any notice of, or has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property. No Mortgage encumbers Real Property with improvements that are located in an area that has been identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto) unless flood insurance available under such Act or otherwise has been obtained in accordance with Section 8.03(c).

(g) Collateral. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Company’s business as currently conducted. The use by each Company of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To each Loan Party’s knowledge, no claim has been made and remains outstanding that any Company’s use of any Collateral does or may violate the rights of any third party that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agent and the Lenders (or any of them) by any Loan Party in connection with any Loan Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in the light of the circumstances in which made as of the date such information is dated or provided; provided that, with respect to projected financial information, the Loan Parties represent and warrant only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projected financial information may vary from actual results and that such variances may be material. There is no fact peculiar to any Company which has had a Material Adverse Effect or in the future would reasonably be expected, individually or in the aggregate, to have (so far as the Parent Borrower or Holdings can now reasonably foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of any Company prior to, or on, the Original Closing Date in connection with the Transactions.

Section 7.12 Investment Company Act. None of Holdings or any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

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Section 7.13 Capital Securities and Subsidiaries.

(a) Schedules 1(a) and 10(a) to the Perfection Certificate dated the Original Closing Date set forth a list of (i) all the Subsidiaries of Holdings and their jurisdictions of organization as of the Original Closing Date and (ii) the number of each class of its Capital Securities authorized, and the number outstanding, on the Original Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Original Closing Date. All Capital Securities of each Company are duly and validly issued and, in the case that such Company is a corporation, are fully paid and non-assessable, and, other than the Capital Securities of Holdings and the Parent Borrower, are owned by the Parent Borrower, directly or indirectly through Wholly-Owned Subsidiaries. All Capital Securities of the Parent Borrower are owned directly by Holdings. All Capital Securities of each Subsidiary Borrower are owned directly by the Parent Borrower or another Loan Party. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Capital Securities pledged by it under the Security Agreement, free of any and all Liens, rights or claims of other Persons, except the security interest created by the Security Agreement and those arising by operation of law, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Capital Securities pledged under the Security Agreement.

(b) No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Capital Securities pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof.

(c) An accurate organizational chart, showing the ownership structure of Holdings and each Subsidiary on the Original Closing Date, and after giving effect to the Transactions, is set forth on Schedule 10(a) to the Perfection Certificate dated the Original Closing Date.

Section 7.14 Labor Matters. As of the Restatement Effective Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened, which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

Section 7.15 Defaults. No Company is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which any Company is a party or by which any Company is bound which default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.16 Environmental Matters. Except (i) as provided in Schedule 7.16 to the Original Credit Agreement or (ii) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a) Each Company and its businesses, operations and any of its Properties are in compliance with, and such Company has no liability under, any applicable Environmental Laws;

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(b) Without limitation of clause (a) above, no Property of any Company nor the operations currently conducted thereon or, to the best knowledge of the Loan Parties, any operations conducted thereon by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

(c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the businesses and operations of the Companies or ownership, operations and use of any and all Property of the Companies, including without limitation past or present treatment, storage, disposal or release of Hazardous Materials into the environment, have been duly obtained or filed, are in full force and effect, and the Companies are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d) All Hazardous Materials generated at any Property of the Companies have in the past been transported, treated and disposed of in accordance with Environmental Laws, and, to the best knowledge of the Loan Parties, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and are not the subject of any existing, pending or threatened action or investigation by any Governmental Authority in connection with any Environmental Laws;

(e) No Hazardous Materials have been disposed of or otherwise released and there has been no threatened release of any Hazardous Materials on, at, under, from or to any current or former Property of the Companies except in compliance with Environmental Laws or which would not reasonably be expected to result in liability under any Environmental Laws;

(f) No Company has any known contingent liability in connection with any release or threatened release of any Hazardous Material into the environment;

(g) No Company is paying for or conducting any remedial action at any location pursuant to any Environmental Laws; and

(h) The Companies have made available to the Administrative Agent (for further availability to the Lenders if requested prior to the Original Closing Date) all material records, including all environmental assessments, audits, reports and sampling data, in their possession or control as of the Original Closing Date concerning compliance with or actual or potential liability under any Environmental Laws, including those concerning the actual or suspected existence of Hazardous Material at any Property or facilities now or previously owned, leased or operated by any of them.

Section 7.17 Compliance with the Law. No Company has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would reasonably be expected to have (in the event such violation or failure were asserted by any Person through appropriate action), individually or in the aggregate, a Material Adverse Effect.

Section 7.18 Insurance. Schedule 7.18 to the Original Credit Agreement contains an accurate and complete description of all material policies of fire, liability, workers’ compensation and other forms of insurance owned or held by any Company as of the Original Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Restatement Effective Date have been paid, and as of the Original Closing Date no notice of cancellation or termination has been received with respect to any such policy, except as set forth on Schedule 7.18 to the Original Credit Agreement. As of the Restatement Effective Date, such policies are sufficient for compliance with all requirements of law and of all agreements to which any Company is a party; to the best of the Companies’ knowledge, are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business in similar locations for the assets and operations of each Company; to the best of the Companies’ knowledge, will remain in full force and effect through the respective dates set forth in Schedule 7.18 to the Original Credit Agreement without the payment of additional premiums; and will not in any way be affected by, or terminate

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or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.18 to the Original Credit Agreement identifies all material risks as of the Original Closing Date, if any, which the Loan Parties and their respective Board of Directors, governing bodies or officers have designated as being self insured. As of the Restatement Effective Date, no Company has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

Section 7.19 Restriction on Liens. No Company is a party to any agreement (other than this Agreement and the Security Instruments) which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties, except for any agreement that any Company is permitted to enter into under Section 9.20(i).

Section 7.20 Material Agreements. Set forth on Schedule 7.20 to the Original Credit Agreement is a complete and correct list of all Franchise Agreements, leases and material debt agreements and indentures in effect as of the Original Closing Date.

Section 7.21 Solvency. On the Restatement Effective Date and after giving effect to the incurrence of debt and Obligations being incurred in connection with this Agreement on such date, (a) the sum of the debt (including contingent liabilities) of Holdings, the Parent Borrower and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of Holdings, the Parent Borrower and its Subsidiaries, taken as a whole; (b) the capital of Holdings, the Parent Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Holdings, the Parent Borrower or its Subsidiaries, taken as a whole, contemplated as of the Restatement Effective Date; and (c) Holdings, Parent Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes of this Section 7.21, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

Section 7.22 Fiscal Year. The fiscal year of the Parent Borrower and its Subsidiaries consists of 52 or 53 weeks, as the case may be, ending on the last Tuesday of December and having fiscal quarters ending on the last Tuesday of March, June, September and December in each year.

Section 7.23 Stockholders of Holdings. On the Original Closing Date, the ownership of the Capital Securities of Holdings is as set forth on Schedule 7.23 to the Original Credit Agreement.

Section 7.24 Intellectual Property.

(a) Each Loan Party owns, or is licensed or otherwise has the valid right to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those the failure to own, license or otherwise have a valid right to use which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To each Loan Party’s knowledge, no claim has been asserted and is pending by any Person against any Company challenging the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim, except for such claims that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by each Loan Party does not infringe the rights of any Person, except for such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business that are listed in Schedule 12(a) or 12(b) to the Perfection Certificate, on and as of the Original Closing Date (i) each Loan Party owns and possesses the right to use, and has not granted to any other Person any license or right to use, any Copyright, Patent or Trademark (as such terms are defined in the Security Agreement) listed in Schedule 12(a) or 12(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are valid and in full force and effect; provided, however, that additional filings may be required to perfect such Liens in any Patents, Trademarks and Copyrights acquired after the Original Closing Date.

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(c) To each Loan Party’s knowledge, on and as of the date hereof, there is no material infringement by others of any right of such Loan Party with respect to any Copyright, Patent or Trademark (as such terms are defined in the Security Agreement) listed in Schedule 12(a) or 12(b) to the Perfection Certificate, pledged by it under the name of such Loan Party.

Section 7.25 Security Instruments.

(a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Security Agreement Collateral (other than deposit accounts that are not maintained at the Collateral Agent and such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction to the extent the terms of any Loan Document require the Collateral Agent to have a perfected security interest in such Security Agreement Collateral), in each case subject to no Liens other than Permitted Collateral Liens.

(b) The Liens created by such Security Agreement constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Collateral Liens; provided, however, that additional filings may be required to perfect such Liens in any Patents, Trademarks and Copyrights acquired after the date hereof.

(c) Each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, and when the Mortgages are filed in the offices specified on Schedule 8(a) to the Perfection Certificate dated the Original Closing Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 8.05 and 8.09, when such Mortgage is filed in the applicable offices in accordance with the provisions of Sections 8.05 and 8.09), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by such Mortgage.

(d) Each Security Instrument delivered pursuant to Sections 8.05 and 8.09 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Instrument), such Security Instrument will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Collateral Liens.

Section 7.26 Acquisition Documents. The Lenders have been furnished true and complete copies of each Acquisition Document to the extent executed and delivered on or prior to the Original Closing Date.

Section 7.27 [RESERVED].

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Section 7.28 [RESERVED].

Section 7.29 Franchise Agreements. There is a Franchise Agreement in full force and effect for each Restaurant, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no Franchise Agreement as in effect immediately prior to the Original Closing Date has been amended or modified in any manner materially adverse to the Lenders; no default by any Company exists under any Franchise Agreement that would result in termination of such Franchise Agreement, except for defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.30 PATRIOT Act. To the extent applicable, Holdings and each of its Subsidiaries is in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. None of Holdings or any of its Subsidiaries, or to the knowledge of any Loan Party, any director or officer of Holdings or any of its Subsidiaries is subject to any sanctions administered by OFAC.

ARTICLE VIII

Affirmative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree with the Lenders that:

Section 8.01 Reporting Requirements. The Parent Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent for prompt distribution to the Lenders:

(a) Annual Reports. As soon as available and in any event within 120 days after the end of the fiscal year ending December 27, 2011 and, thereafter, within 90 days (or such earlier date on which the Parent Borrower is required to file a Form 10-K under the Exchange Act) after the end of each fiscal year, (i) the consolidated balance sheet of the Parent Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared (to the extent required by law) in accordance with Regulation S-X and accompanied by an opinion of Pricewaterhouse Coopers or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Parent Borrower as of the dates and for the periods specified in accordance with GAAP and (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of Holdings for such fiscal year, as compared to amounts for the previous fiscal year and budgeted amounts (it being understood that the information required by clause (a) may be furnished in the form of a Form 10-K and that the format of the Parent Borrower’s “board report” shown to the Administrative Agent prior to the Original Closing Date will meet the format requirements of clause (ii)).

(b) Quarterly Reports. As soon as available and in any event within 45 days (or such earlier date on which the Parent Borrower is required to file a Form 10-Q under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 27, 2012, (i) the consolidated balance sheet of the Parent Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared (to the extent required by law) in accordance with Regulation S-X and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Parent Borrower as of the date and for the periods specified in accordance

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with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments and (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts (it being understood that the information required by clause (b) may be furnished in the form of a Form 10-Q and that the format of the Parent Borrower’s “board report” shown to the Administrative Agent prior to the Original Closing Date will meet the format requirements of clause (ii)).

(c) Compliance Certificate. At the time it furnishes, or causes to be furnished, each set of financial statements pursuant to Section 8.01(a) or (b) above beginning with the financial statements for the fiscal quarter ending March 27, 2012, a Compliance Certificate executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Parent Borrower is in compliance with Sections 9.12, 9.13 and 9.14 as well as a calculation of the Available Amount, in each case, as of the end of the respective Fiscal Quarter or fiscal year.

(d) Notice of Default, Etc. Promptly (and in any event within three Business Days) after a Responsible Officer of the Parent Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Parent Borrower proposes to take with respect thereto.

(e) Annual and Quarterly Calls. (i) Within 100 days after the end of each fiscal year (or 130 days after the end of the fiscal year ended December 27, 2011) of the Parent Borrower, hold a conference call with all Lenders who choose to participate in such call, during which call shall be discussed the financial results of the previous fiscal year and the financial condition of the Parent Borrower and the budgets presented for the current fiscal year of the Parent Borrower and (ii) within 50 days after the end of each fiscal quarter of the Parent Borrower, hold a conference call with all Lenders who choose to participate in such call, during which call shall be reviewed the financial results of the previous fiscal quarter and the financial condition of the Parent Borrower for the current fiscal quarter of the Parent Borrower. The foregoing requirement may be satisfied by allowing the Lenders to participate in the annual and quarterly conference calls for its public debt securities.

(f) SEC Filings, Etc. Promptly upon its becoming available and not otherwise required to be delivered to the Administrative Agent under this Agreement, each financial statement, report, notice or proxy statement sent by the Parent Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters and routine communications) in respect thereof filed by the Parent Borrower with or received by the Parent Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

(g) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement, but including the Senior Notes Indenture, and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(h) Financial Officer’s Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 8.01(a) or (b), a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement.

(i) Budgets. Within 60 days after the beginning of each fiscal year, budgets prepared by management of the Parent Borrower and a summary of material assumptions used to prepare such budgets, in form reasonably satisfactory to the Administrative Agent, including consolidated statements of income or operations and cash flows of the Parent Borrower and its Subsidiaries on a quarterly basis for the then-current fiscal year.

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(j) Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified, in a manner materially adverse to the Lenders, in accordance with the terms hereof and deliver a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice.

(k) Other Matters. From time to time such other information regarding the business, affairs or financial condition of Holdings or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA, any reconciliation of financial results of Unrestricted Subsidiaries, and any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof (including any determination by the Parent Borrower referred to in Section 4.03(b))) as any Lender or the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 8.01(a), (b), (f) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Parent Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent, the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Parent Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Parent Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Borrower or any other Person with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

Each Borrower hereby acknowledges that (A) the Administrative Agent and/or the Arrangers will make available to the Lenders and each Issuing Bank materials and/or information provided by or on behalf of the Borrowers hereunder and under the other Loan Documents (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material nonpublic information with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Agents, each Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent Borrower or its securities for purposes of U.S. Federal and state securities laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 12.15); (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (4) the Agents shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 8.02 Litigation and Other Notices. The Parent Borrower shall promptly give to the Administrative Agent notice of (i) all legal or arbitral proceedings or litigation, and of all proceedings before any Governmental Authority affecting any Loan Party, which, if adversely determined, would, individually or in the aggregate,

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reasonably be expected to have a Material Adverse Effect and (ii) any litigation or proceeding with respect to any material Loan Document. Holdings and the Parent Borrower will, and will cause each of the other Restricted Subsidiaries to, promptly notify the Administrative Agent and each of the Lenders of any Casualty Event or judgment affecting any Property of Holdings, the Parent Borrower or any other Restricted Subsidiary if the value of the Casualty Event or judgment affecting such Property shall exceed $5.0 million.

Section 8.03 Maintenance, Etc.

(a) Generally. Each Loan Party will: preserve and maintain its corporate existence and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of its rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities in all material respects; comply with all Governmental Requirements (including, without limitation, any Governmental Requirement relating to terrorism or money laundering) if failure to comply with such requirements would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; upon reasonable notice, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); provided that unless an Event of Default shall have occurred and be continuing, visits by Lenders (but not the Administrative Agent) will be made jointly and not more often than twice each fiscal year and only one such time shall be at the Borrowers’ expense.

(b) Operation of Properties. Each Loan Party will operate its Properties or cause such Properties to be operated substantially as they are currently operated in accordance with the practices of the fast food or quick service restaurant industry and in compliance in all material respects with all applicable contracts and agreements (including the Franchise Agreements) and in compliance in all respects with all Governmental Requirements, except in each case where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Insurance.

(i) Maintenance of Insurance. Each Loan Party will keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons on reasonable and customary terms not objected to by the Majority Lenders.

(ii) Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Parent Borrower will furnish or cause to be furnished to the Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Administrative Agent and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.

(iii) Requirements of Insurance. All such insurance shall (i) to the extent commercially practical, provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, and (iii) if reasonably requested by the Administrative Agent, to the extent commercially practical, include a breach of warranty clause.

(iv) Flood Insurance. If any portion of any improvement located on a Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), (A) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

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Section 8.04 Environmental Matters.

(a) Compliance and Establishment of Procedures. The Companies will and will take commercially reasonable efforts to cause all lessees and other Persons occupying any of their Real Property to (i) comply, in all material respects, with all applicable Environmental Laws, (ii) conduct all remedial and other corrective actions required by, and in accordance with, Environmental Laws, and (iii) establish and implement procedures to comply with the foregoing, except, in each case, where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Notice of Action. The Parent Borrower will promptly notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or other Person of which the Parent Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c) Future Acquisitions. The Parent Borrower will and will cause each of the other Restricted Subsidiaries to provide the Administrative Agent with environmental assessments and tests as reasonably requested by the Administrative Agent with respect to Owned Mortgaged Properties acquired after the Original Closing Date on account of any material environmental condition.

(d) If a Default or Event of Default caused by reason of breach of Section 7.16 or Section 8.04(a) or (c) shall have occurred and be continuing for more than 20 days without the Parent Borrower taking action reasonably likely to cure such Default or Event of Default, in accordance with applicable Environmental Laws, at the written request of the Administrative Agent or the Lenders through the Administrative Agent, the Parent Borrower shall provide to the Lenders within 45 days after such request, at the expense of the Borrowers, an environmental assessment report regarding the matters which are the subject of such Default, including where appropriate, soil and groundwater testing, prepared by an environmental consulting firm, and in form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action to address them.

Section 8.05 Further Assurances. The Loan Parties will promptly cure any defects in the creation and issuance of the Notes and the execution and delivery of the other Loan Documents. Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at the Borrowers’ expense, the Loan Parties will execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter, if applicable, register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Instruments or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Instrument, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority each Loan Party will execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require.

Section 8.06 [RESERVED].

Section 8.07 ERISA Information and Compliance. The Loan Parties will promptly furnish and will cause the other Restricted Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent for prompt distribution to the Lenders (i) promptly, upon request by the Administrative Agent, after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon the Loan Parties’ knowing of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in Section 406 of ERISA or in Section 4975 of the Code that would, individually or in the aggregate, reasonably be expected to result in a material liability to a Loan Party, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Loan Party, the Restricted Subsidiary or the

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ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. Except as would not, individually or in the aggregate, reasonably be expected to result in a material liability to any Loan Party, with respect to each Plan (other than a Multiemployer Plan), the Loan Parties will, and will cause each of the other Restricted Subsidiaries and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of Section 412 of the Code (determined without regard to subsections (c) and (d) thereof) and of Section 302 of ERISA (determined without regard to Sections 303 and 304 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to Sections 4006 and 4007 of ERISA.

Section 8.08 Certain Agreements. The Parent Borrower and Holdings shall, and shall cause the other Restricted Subsidiaries to, timely perform all of their material obligations under the Franchise Agreements and Restaurant Leases , except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.09 Additional Collateral; Additional Guarantors.

(a) The Loan Parties shall, subject to this Section 8.09, with respect to any property acquired after the Original Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Instruments but is not so subject, promptly (and in any event within 90 days after the acquisition thereof or such longer period as the Collateral Agent may agree in its sole discretion) (i) subject to the limitations set forth in each Loan Document, execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Instruments or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Instruments in accordance with all applicable Governmental Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Each Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Instruments on such after-acquired properties.

(b) The Loan Parties shall, with respect to any Person that is or becomes a Domestic Material Restricted Subsidiary after the Original Closing Date, promptly (and in any event within 90 days after the formation or acquisition thereof or such longer period as the Collateral Agent may agree in its sole discretion) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Capital Securities (other than Voting Stock) of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Securities, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) except in the case of a Subsidiary that has no material assets other than equity interests in one or more “controlled foreign corporations” (within the meaning of Section 957 of the Code), cause such new Subsidiary (A) to execute a Joinder Agreement or such comparable documentation to become a Guarantor and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Governmental Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. The Loan Parties shall, on terms reasonably satisfactory to the Administrative Agent, structure all Capital Securities of each Subsidiary of Holdings such that 99% (or, in the case of a Subsidiary that is not organized in the United States, 95%) of the economic value of such Subsidiary resides in Capital Securities (which shall not constitute Voting Stock) the holders of which do not have, by reason of holding such Capital Securities, the right to elect any member of the Board of Directors of such Subsidiary or otherwise vote at shareholder meetings (except as otherwise provided to such holders under applicable law). In addition, the Loan Parties shall, on terms reasonably satisfactory to the Administrative Agent, ensure that the Organizational Documents of each Company (other than Holdings) require the consent of holders of a majority of Capital Securities of such Company not constituting Voting Stock for such changes to such Organizational Documents where the consent of the non-voting stockholders is required by applicable law.

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(c) The Loan Parties shall (i) promptly grant to the Collateral Agent, within 30 days following the delivery of the Perfection Certificate Supplement first due after the acquisition thereof or such longer period as the Administrative Agent may agree in its sole discretion, a security interest in and Mortgage on each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Original Closing Date and that, together with any improvements thereon, individually has a Fair Market Value of at least $500,000 (as determined in good faith by such Loan Party), and (ii) use commercially reasonable efforts to promptly grant to the Collateral Agent, within 60 days following delivery of the Perfection Certificate Supplement first due after entering an applicable lease for Real Property or such longer period as the Administrative Agent may agree in its sole discretion, a security interest in and Mortgage on each leased Real Property with a net rentable interior space of at least 3,000 square feet and a lease expiration date not earlier than 3 years from the date of the acquisition of such lease (not taking into account any renewals or extension terms that have not been exercised by such Loan Party), in each case, as additional security for the Secured Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 9.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy (in the case of a Real Property owned in fee by a Loan Party) and local counsel enforceability opinion in respect of such Mortgage (in form and substance reasonably satisfactory to the Administrative Agent) and such other documents of the same type as those delivered with respect to the Owned Mortgaged Property or Leased Mortgaged Property, as applicable, pursuant to Section 8.13; provided that a local counsel enforceability opinion with respect to any Mortgage delivered pursuant to clause (ii) need only be delivered to the extent that such Mortgage is filed in a state in which at least ten (10) leased Real Properties (including such Real Property) are to be mortgaged at the time of delivery of such Perfection Certificate Supplement.

(d) Excluded Assets. Notwithstanding anything in this Section 8.09 to the contrary, no provision in any of the Loan Documents shall be deemed to grant a security interest in, a pledge of, or otherwise encumber, the Excluded Assets, or make the Excluded Assets subject to any security agreement, pledge agreement, mortgage, deed of trust, transfer or assignment. To the extent any provision in any of the Loan Documents is inconsistent with the preceding sentence, the preceding sentence shall control.

Section 8.10 Taxes.

(a) Payment of Obligations. The Loan Parties shall pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and (iii) in the case of Collateral, the applicable Company shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent’s reasonable estimate of all interest and penalties related thereto or (y) the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Filing of Returns. The Loan Parties shall timely and correctly file all material tax returns required to be filed by them. The Loan Parties shall withhold, collect and remit all Taxes that they are required to collect, withhold or remit, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

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(c) Tax Shelter Reporting. The Borrowers do not intend to treat the Loans as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

Section 8.11 Information Regarding Collateral. The Loan Parties will not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 15 days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence.

Section 8.12 [RESERVED].

Section 8.13 Post-Closing Collateral Matters.

(a) Within 120 days after the Original Closing Date, unless waived or extended by the Administrative Agent in its sole discretion, the applicable Loan Party shall deliver to the Administrative Agent, with respect to each Owned Mortgaged Property, the following:

(1) a Mortgage encumbering each Owned Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Owned Mortgaged Property, and otherwise in proper form for recording in the recording office of each applicable political subdivision where each such Owned Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Governmental Requirements, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, provided that, with respect to any Mortgage subject to state, county or municipal recording, documentary or intangible Taxes, the amount secured by such Mortgage shall not exceed an amount equal to the Fair Market Value of the Owned Mortgaged Property encumbered thereby, as determined in good faith by the Parent Borrower and reasonably acceptable to the Administrative Agent;

(2) an ALTA loan policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of the Mortgage referred to above as a valid first mortgage Lien on the Owned Mortgaged Property and fixtures described therein in an amount equal to the Fair Market Value of such Owned Mortgaged Property, as determined in good faith by the Parent Borrower and reasonably acceptable to the Administrative Agent, which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Administrative Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements or affirmative coverage in the policy as shall be reasonably requested by the Administrative Agent

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(including, without limitation, endorsements on matters relating to usury, doing business, access, environmental lien, contiguity, separate tax lot, first loss, last dollar, survey, variable rate, mortgage recording tax, revolving credit, waiver of arbitration, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than Permitted Collateral Liens;

(3) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policies and endorsements contemplated above;

(4) evidence reasonably acceptable to the Administrative Agent of payment by the Borrowers of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

(5) access to copies of all leases in which the Parent Borrower or any other Restricted Subsidiary holds the lessor’s interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Owned Mortgaged Property, and does not constitute a Permitted Collateral Lien, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Owned Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be reasonably acceptable to the Administrative Agent;

(6) each Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Owned Mortgaged Property;

(7) a Survey;

(8) a completed Federal Emergency Management Agency “Life-of-Loan” Flood Hazard Determination, and, if any portion of the improvement located on any such Owned Mortgaged Property is located in a Special Flood Hazard Area, a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto, together with evidence of flood insurance as required by Section 8.03(c); and

(9) favorable written opinion(s) of counsel addressed to the Collateral Agent in form reasonably satisfactory to the Administrative Agent opining as to the due authorization, execution, delivery, enforceability of the Mortgage encumbering said Owned Mortgaged Property.

(b) Within 120 days after the Original Closing Date, the applicable Loan Parties shall make commercially reasonable efforts to deliver to the Administrative Agent (unless waived or extended by the Administrative Agent in its sole discretion), the following:

(1) A Mortgage encumbering each Leased Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Leased Mortgaged Property, and otherwise in proper form for recording in the recording office of each applicable political subdivision where each such Leased Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Governmental Requirements, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, provided that, with respect to any Mortgage subject to state, county or municipal recording, documentary or intangible Taxes, the amount secured by such Mortgage shall not exceed an amount equal to the Fair Market Value of the applicable Loan Party’s leasehold interest in the Leased Mortgaged Property encumbered thereby, as determined in good faith by the Parent Borrower and reasonably acceptable to the Administrative Agent;

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(2) With respect to each Leased Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary in order for the owner or holder of the fee or leasehold interest constituting such Leased Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Leased Mortgaged Property;

(3) With respect to each Leased Mortgaged Property, evidence reasonably acceptable to the Administrative Agent of payment by the Borrowers of all mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages referred to above;

(4) With respect to each Leased Mortgaged Property, each Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Leased Mortgaged Property;

(5) With respect to each Leased Mortgaged Property, favorable written opinion(s) of counsel addressed to the Collateral Agent in form reasonably satisfactory to the Administrative Agent opining as to the due authorization, execution, delivery, enforceability of the Mortgage encumbering said Leased Mortgaged Property; provided that, no opinions shall be required pursuant to this subsection with respect to any Leased Mortgaged Property located in a state where fewer than ten (10) Leased Mortgaged Properties (including such Leased Mortgaged Property) are encumbered by Mortgages pursuant to this Section 8.13(c); and

(6) With respect to each Leased Mortgaged Property, a completed Federal Emergency Management Agency “Life-of-Loan” Flood Hazard Determination, and, if any portion of the improvements on any such Leased Mortgaged Property is located in a Special Flood Hazard Area, a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Parent Borrower and the applicable Loan Party relating thereto, together with evidence of flood insurance as required by Section 8.03(c).

Section 8.14 Maintenance of Ratings. The Parent Borrower will use commercially reasonable efforts to keep in place (i) corporate family rating by Moody’s Investors Service, Inc. and corporate credit rating by Standard & Poor’s Corporation and (ii) facility rating for the Loans by each of Moody’s Investors Service, Inc. and Standard & Poor’s Corporation.

ARTICLE IX

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree with the Lenders that:

Section 9.01 Debt. Neither the Parent Borrower nor any other Restricted Subsidiary will incur, create, assume or permit to exist any Debt, except:

(a) The Loans or other Obligations or any guaranty of or suretyship arrangement for the Loans or other Obligations.

(b) (i) Debt of the Loan Parties existing on the Original Closing Date and listed on Schedule 9.01 to the Original Credit Agreement, (ii) the Senior Notes and Senior Notes Guarantees issued on the Original Closing Date (including any notes and guarantees issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of the Senior Notes and Senior Notes

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Guarantees) and (iii) any refinancings, refundings, renewals or extensions thereof; provided that (A) any such refinancing Debt is in an aggregate principal amount not greater than the aggregate principal amount of the Debt being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Debt has a later or equal final maturity and longer or equal Weighted Average Life to Maturity than the Debt being renewed or refinanced and (C) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall, in the aggregate, not be materially less favorable to the Lenders than those contained in the Debt being renewed or refinanced.

(c) Accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business.

(d) Debt permitted by Section 9.03(c).

(e) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of incurrence.

(f) Debt of the Parent Borrower and the other Restricted Subsidiaries under Hedging Agreements entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the operations of the Parent Borrower and the other Restricted Subsidiaries, including guarantees of any such Hedging Agreements.

(g) Debt in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed).

(h) Any guaranty by the Parent Borrower or another Restricted Subsidiary of Debt of a Loan Party that is permitted under this Agreement.

(i) Debt consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business.

(j) Debt arising in connection with endorsement of instruments for deposit in the ordinary course of business.

(k) Debt in respect of Purchase Money Obligations and Capitalized Lease Obligations, and refinancings or renewals thereof, in an aggregate amount not to exceed $30.0 million at any time outstanding.

(l) Debt assumed in connection with any Permitted Acquisition or of any Person that becomes a Restricted Subsidiary after the Original Closing Date; provided that (i) such Debt exists at the time such Permitted Acquisition is consummated or such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with the consummation of such Permitted Acquisition or such Person becoming a Restricted Subsidiary and (ii) the aggregate principal amount of Debt (other than Capitalized Lease Obligations) permitted by this clause (l) shall not exceed $15.0 million at any time outstanding and the aggregate principal amount of Capitalized Lease Obligations permitted by this clause (l) shall not exceed $75.0 million at any time outstanding.

(m) Debt representing deferred compensation to employees of the Companies or similar arrangements (including, without limitation, Debt issued in connection with Restricted Payments permitted under Section 9.04(d)).

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(n) Debt incurred in a Permitted Acquisition or a transaction permitted under Section 9.16 solely due to terms providing for the adjustment of a purchase price or similar adjustments.

(o) (i) unsecured Debt incurred to finance a Permitted Acquisition; provided that, after giving effect to such incurrence and such Permitted Acquisition on a Pro Forma Basis, (A) no Default then exists or would result therefrom, (B) the Parent Borrower shall be in compliance with the Financial Covenants on a Pro Forma Basis as of the most recent Test Period (assuming, for purposes of Sections 9.12 and 9.13, that such Permitted Acquisition and incurrence of Debt, and all other Permitted Acquisitions and incurrences of Debt consummated since the first day of the relevant Test Period for each of the Financial Covenants ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period); provided that with respect to Section 9.12, after giving effect to such incurrence and such Permitted Acquisition on a Pro Forma Basis, the Leverage Ratio shall be at least 0.25:1.00 less than the maximum Leverage Ratio permitted under Section 9.12 as of the end of the latest Test Period, and (C) in the case of any Debt incurred under this clause (o)(i), such Debt has a later or equal final maturity and longer or equal Weighted Average Life to Maturity than the Term Loans, and (ii) other unsecured Debt in an aggregate principal amount not exceeding $15.0 million at any time outstanding.

Section 9.02 Liens. None of Holdings, the Parent Borrower or any other Restricted Subsidiary will create, incur, assume or permit to exist directly or indirectly any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of Secured Obligations pursuant to the Security Instruments.

(b) Excepted Liens.

(c) Liens disclosed on Schedule 9.02 to the Original Credit Agreement.

(d) Liens existing at the time such Property is acquired on Property acquired by Holdings, the Parent Borrower or any of the other Restricted Subsidiaries after the Original Closing Date or Liens existing on Property of a Person immediately prior to such Person being consolidated with or merged into Holdings, the Parent Borrower or any of the other Restricted Subsidiaries or such Person becoming a Restricted Subsidiary; provided that (a) no such Lien shall have been created or assumed in contemplation of such acquisition, consolidation or merger or such Person’s becoming a Restricted Subsidiary, (b) each such Lien shall at all times be confined solely to the Property so acquired and (c) the incurrence of any Debt secured by such Liens will not cause a Default of Section 9.01 or 9.12 measured on a Pro Forma Basis as of the most recent Test Period.

(e) Liens to extend or renew Liens permitted by clauses (c) and (d) above so long as such Liens do not extend to any Property not subject to the original Lien.

(f) Liens securing Debt incurred pursuant to Section 9.01(k); provided that any such Liens attach only to the property being financed pursuant to such Debt and do not encumber any other property of any Company.

(g) Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $15.0 million at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Security Instruments.

(h) Cash deposits securing any Hedging Agreement entered into in connection with the Loans hereunder.

(i) (i) Deposits securing liability to insurance carriers under insurance plans and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Borrower or any other Restricted Subsidiary.

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(j) Liens solely on any cash earnest money deposits made by the Parent Borrower or any of the other Restricted Subsidiaries in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition.

(k) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (iv) of the definition thereof.

(l) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers in the ordinary course of business.

(m) Liens in favor of a Loan Party.

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on (i) any Securities Collateral or (ii) any Excluded Assets, other than, in each case, Liens granted pursuant to the Security Instruments.

Section 9.03 Investments, Loans and Advances. No Company shall, directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any Person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a) Investments, loans or advances listed on Schedule 9.03 to the Original Credit Agreement and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment as in effect on the Original Closing Date or as otherwise permitted by this Section 9.03.

(b) Accounts receivable arising in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors.

(c) Investments (i) by any Company in any Borrower or any Subsidiary Guarantor, (ii) by a Restricted Subsidiary that is not a Subsidiary Guarantor or a Borrower in any other Restricted Subsidiary that is not a Subsidiary Guarantor or a Borrower and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an amount not to exceed $5.0 million at any time outstanding.

(d) [Reserved].

(e) Hedging Obligations permitted pursuant to Section 9.01(f).

(f) Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

(g) Loans or advances to officers, directors and employees of Holdings, the Parent Borrower and the other Restricted Subsidiaries for ordinary business purposes in an amount not to exceed $7.5 million at any time outstanding.

(h) Investments in the ordinary course of business consisting of endorsements for collection or deposit.

(i) Promissory notes and other non-cash consideration received in connection with Asset Sales permitted by Section 9.16.

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(j) Investments of a Restricted Subsidiary acquired after the Original Closing Date or of a corporation merged into the Parent Borrower or merged into or consolidated with another Restricted Subsidiary in accordance with Section 9.08 or 9.22 after the Original Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

(k) Investments arising out of guarantees permitted under Section 9.01.

(l) Other Investments in an aggregate amount not to exceed $5.0 million at any time outstanding plus, at such time the Leverage Ratio at the end of the most recently ended Test Period is less than or equal to 4.25:1.00 on a Pro Forma Basis, the amount of the Available Amount available at the time such Investment is made.

(m) Investments in Cash Equivalents.

For purposes of calculating the amount of any Investment, the amount of such Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but giving effect to any repayments, interest, returns, profits, dividends, distributions, proceeds, fees, income and amounts received or realized (from Dispositions or otherwise) received by such Person with respect thereto.

Section 9.04 Restricted Payments. None of Holdings, the Parent Borrower or any other Restricted Subsidiary will, directly or indirectly, declare, order, pay, make or set apart any sum or Property for any Restricted Payment, return any capital to its stockholders or make any distribution of its assets to its stockholders, except:

(a) Any Restricted Subsidiary may make Restricted Payments to the Parent Borrower or any other Restricted Subsidiary (and, in the case of a Restricted Payment by a non-Wholly-Owned Subsidiary, to the Parent Borrower and any other Restricted Subsidiary and to each other owner of Capital Securities of such Restricted Subsidiary based on their relative ownership interests).

(b) Holdings and the Parent Borrower may make payments to or on behalf of Holdings in an amount sufficient to pay, to the extent actually used by Holdings or its direct or indirect parent company to pay, (A) franchise taxes, costs, expenses and other fees required to maintain the legal existence of Holdings or its direct or indirect parent company and (B) out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings or its direct or indirect parent company, in the case of clauses (A) and (B) in an aggregate amount not to exceed $2.0 million in any fiscal year.

(c) Holdings, the Parent Borrower or any other Restricted Subsidiary may purchase the Capital Securities of the Parent Borrower or any other Restricted Subsidiary.

(d) So long as no Default exists, the Parent Borrower may make payments to Holdings or its direct or indirect parent company to permit Holdings or its direct or indirect parent company, and Holdings or its direct or indirect parent company may make subsequent use of such payments, to repurchase or redeem Qualified Capital Stock of Holdings or its direct or indirect parent company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service; provided that (x) to the extent such redemptions and payments are required under any Franchise Agreement, there shall not be any limit on such redemption and payments and (y) except as otherwise provided in clause (x), the aggregate consideration paid for all such redemptions and payments shall not exceed $2.0 million in any fiscal year.

(e) Holdings, the Parent Borrower and each other Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Securities (other than Disqualified Capital Stock) of such Person.

(f) [Reserved].

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(g) Holdings and the Parent Borrower may make Restricted Payments in an amount equal to the Available Amount at such time the Leverage Ratio at the end of the most recently ended Test Period is less than or equal to 4.00:1.00 on a Pro Forma Basis and no Default has occurred and is continuing.

(h) Holdings and the Parent Borrower may make Restricted Payments to Holdings or any direct or indirect parent company that are used by Holdings or such parent company to satisfy its obligations pursuant to its Organizational Documents and the Acquisition Agreement, in each case, as in effect on the Original Closing Date with respect to indemnifying its direct or indirect parent company, managing member, officers and directors, with respect to liabilities incurred in performing work for the benefit of the Parent Borrower and the other Restricted Subsidiaries, and reimbursing its members for income tax liabilities.

(i) For any taxable period for which Parent Borrower is a member of any consolidated, combined or similar income tax group of which Holdings or a direct or indirect parent of Holdings is the common parent (a “Tax Group”), Parent Borrower may make payments to Holdings, and Holdings may make payments to its direct or indirect parent, in an amount equal to the portion of the Tax Group’s consolidated, combined or similar income tax liability attributable to Holdings, Parent Borrower and/or Parent Borrower’s Subsidiaries (less any such taxes payable directly by Holdings, Parent Borrower or the Parent Borrower’s Subsidiaries (as applicable)); provided that no distribution shall be permitted in respect of the income of any Unrestricted Subsidiary except to the extent that such Unrestricted Subsidiary makes cash distributions to Parent Borrower or the other Restricted Subsidiaries for such purpose.

Section 9.05 Sale and Leaseback Transactions. None of Holdings, the Parent Borrower or any other Restricted Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby Holdings, the Parent Borrower or any other Restricted Subsidiary shall sell, lease or otherwise transfer any of its Property, whether now owned or hereafter acquired, and whereby Holdings, the Parent Borrower or any other Restricted Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which Holdings, the Parent Borrower or any other Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred, unless (i) both before and after giving effect thereto, no Default exists or would result therefrom, (ii) such Property consists solely of a Restaurant Location or Store No. 9930, and (iii) the Net Cash Proceeds of such transaction are applied in accordance with Section 2.08(c).

Section 9.06 Nature of Business; Franchises. None of Holdings, the Parent Borrower or any other Restricted Subsidiary will allow any material change to be made in the character of its business as conducted as of the Restatement Effective Date or enter into any business other than a Similar Business. None of Holdings, the Parent Borrower or any other Restricted Subsidiary will take any action or fail to take any action which results in the loss of any Franchise Agreement, license, or other permit which would preclude any Loan Party from operating such franchise under the name “Pizza Hut,” or such other names and trademarks as are designated in the Franchise Agreements or any other franchise agreements if such loss would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.07 [RESERVED].

Section 9.08 Mergers and Consolidations. None of Holdings, the Parent Borrower or any other Restricted Subsidiary will wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

(a) acquisitions in compliance with Section 9.22 and asset sales in compliance with Section 9.16;

(b) Holdings, the Parent Borrower or any other Restricted Subsidiary may merge or consolidate with or into a Borrower or any Subsidiary Guarantor (as long as, in the case of any merger or consolidation involving a Borrower, such Borrower is the surviving person and, in any other case, a Subsidiary Guarantor is the surviving person and remains a Wholly-Owned Subsidiary of Holdings ); provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Instruments shall be maintained or created in accordance with the provisions of Section 8.05 or Section 8.09, as applicable;

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(c) any Restricted Subsidiary (other than a Borrower) may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d) any Restricted Subsidiary (other than a Borrower) may merge with any other Person in order to effect an Investment permitted pursuant to Section 9.03; provided that the continuing or surviving Person shall be a Restricted Subsidiary and shall have complied with the requirements of Section 8.09; and

(e) any Restricted Subsidiary (other than a Borrower) may consummate any winding-up, liquidation, dissolution, merger or consolidation, the purpose of which is to effect an Asset Sale permitted pursuant to Section 9.16.

To the extent the Majority Lenders or all the Lenders, as applicable, waive the provisions of this Section 9.08 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.08, such Collateral (unless sold to Holdings, a Borrower or any Domestic Material Restricted Subsidiary) shall be sold free and clear of the Liens created by the Security Instruments, and, so long as the Parent Borrower shall have provided the Administrative Agent and/or the Collateral Agent such certifications or documents as any such Agent shall reasonably request in order to demonstrate compliance with this Section 9.08, such Agents shall take all actions necessary or reasonably requested by the Companies in order to effect the foregoing.

Section 9.09 Proceeds of Loans; Letters of Credit. None of the Borrowers will permit the proceeds of the Loans or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither any of the Borrowers nor any Person acting on behalf of any Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

Section 9.10 ERISA Compliance. Neither Holdings nor the Parent Borrower will at any time:

(a) Engage in, or permit any other Restricted Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which Holdings, the Parent Borrower, any other Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b) Terminate, or permit any other Restricted Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any material liability to Holdings, the Parent Borrower or any other Restricted Subsidiary (including on account of an ERISA Affiliate);

(c) Fail to make, or permit any other Restricted Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Holdings, the Parent Borrower, any other Restricted Subsidiary or any ERISA Affiliate is required to pay as contributions thereto, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d) Permit to exist, or allow any other Restricted Subsidiary or ERISA Affiliate to permit to exist, any failure to satisfy the minimum funding standard within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(e) Permit, or allow any other Restricted Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by Holdings, the Parent Borrower, any other Restricted Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect if such plan were terminated. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA;

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(f) Contribute to or assume an obligation to contribute to, or permit any other Restricted Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan, where such contributions would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(g) Incur, or permit any other Restricted Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

(h) Contribute to or assume an obligation to contribute to, or permit any other Restricted Subsidiary to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability to any Loan Party.

Section 9.11 [RESERVED].

Section 9.12 Maximum Total Leverage Ratio. The Parent Borrower will not permit the Leverage Ratio, determined as of the last day of each Test Period ending during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Test Period Ending:	Leverage Ratio
December 28, 2011 - December 25, 2012	6.25 to 1.0
December 26, 2012 - December 31, 2013	6.00 to 1.0
January 1, 2014 - December 30, 2014	5.75 to 1.0
December 31, 2014 - December 29, 2015	5.50 to 1.0
December 30, 2015 - December 27, 2016	5.00 to 1.0
December 28, 2016 and thereafter	4.75 to 1.0

Section 9.13 Minimum Interest Coverage Ratio. The Parent Borrower will not permit the Consolidated Interest Coverage Ratio, determined as of the last day of each Test Period ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

Test Period Ending:	Interest Coverage Ratio
December 28, 2011 - December 25, 2012	1.25 to 1.0
December 26, 2012 - December 31, 2013	1.30 to 1.0
January 1, 2014 - December 29, 2015	1.35 to 1.0
December 30, 2015 and thereafter	1.40 to 1.0

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Section 9.14 Limitation on Capital Expenditures. The Parent Borrower will not permit the amount of Total Capital Expenditures made in any period set forth below, to exceed the amount set forth opposite such period below:

Period	Amount
(in millions)
Original Closing Date - December 25, 2012	$50.0
December 26, 2012 - December 31, 2013	$50.0
January 1, 2014 - December 30, 2014	$55.0
December 31, 2014 - December 29, 2015	$60.0
December 30, 2015 - December 27, 2016	$60.0
December 28, 2016 - December 26, 2017	$60.0
December 27, 2017 - December 25, 2018	$60.0

; provided, however, that (x) if the aggregate amount of Total Capital Expenditures made in any fiscal year shall be less than the maximum amount of Total Capital Expenditures permitted under this Section 9.14 for such fiscal year (before giving effect to any carryover), then an amount of such shortfall (without giving effect to clause (z) below) not exceeding 100% of such maximum amount may be added to the amount of Total Capital Expenditures permitted under this Section 9.14 for the immediately succeeding (but not any other) fiscal year, (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover) and (z) the amount set forth in the table above for any period may be increased by (A) the amount of the Available Amount available at any time and (B) the Capital Expenditures Expansion Amount for such period.

Section 9.15 [RESERVED].

Section 9.16 Asset Sales. None of Holdings, the Parent Borrower or any other Restricted Subsidiary will effect any Asset Sale, or agree to effect any Asset Sale, except that the following shall be permitted:

(a) disposition of used, worn out, obsolete or surplus property by Holdings, the Parent Borrower or any other Restricted Subsidiary in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Parent Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Holdings, the Parent Borrower or any other Restricted Subsidiary taken as a whole;

(b) Asset Sales that (i) at least 75% of the consideration therefor, measured at the time thereof, consists of cash and Cash Equivalents, (ii) the consideration therefor has a Fair Market Value at the time of such Asset Sale, in the good faith opinion of the Parent Borrower, at least equal to that of the Property subject to such Asset Sale and (iii) the aggregate consideration received therefor shall not exceed $100.0 million since the Original Closing Date;

(c) leases, subleases, licenses or sublicenses of real or personal property in the ordinary course of business and in accordance with the applicable Security Instruments;

(d) mergers and consolidations in compliance with Section 9.08;

(e) Investments in compliance with Section 9.03;

(f) Sale and Leaseback Transactions of Restaurant Locations and Store No. 9930 so long as Sections 2.08(c) and 9.05 are complied with;

(g) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event; and

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(h) Permitted Asset Swaps.

To the extent the Majority Lenders or all the Lenders, as applicable, waive the provisions of this Section 9.16 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.16, such Collateral (unless sold to Holdings, the Parent Borrower or any other Restricted Subsidiary) shall be sold free and clear of the Liens created by the Security Instruments, and, so long as the Parent Borrower shall have provided the Administrative Agent and/or the Collateral Agent such certifications or documents as any such Agent shall reasonably request in order to demonstrate compliance with this Section 9.16, such Agents shall take all actions necessary or reasonably requested by the Companies in order to effect the foregoing.

Section 9.17 [RESERVED].

Section 9.18 Transactions with Affiliates. None of Holdings, the Parent Borrower or any other Restricted Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, (x) with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate or (y) between or among two or more Restricted Subsidiaries. Notwithstanding the foregoing, (i) [Reserved], (ii) so long as no Default exists, the payment of regular management fees and related indemnities and reasonable expenses to Sponsor in the amounts and at the times specified in the Advisory Services Agreement, as in effect on the Original Closing Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Lenders in any material respect than such agreement as it was in effect on the Original Closing Date shall be permitted, (iii) any transaction with an Affiliate where the only consideration paid by any Company is Qualified Capital Stock of Holdings shall be permitted, (iv) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of the Parent Borrower, any of its direct or indirect parent companies or any of the other Restricted Subsidiaries, shall be permitted, (v) any agreement as in effect on the Original Closing Date, or any amendment thereto (so long as any such amended agreement as determined in good faith by senior management or the Board of Directors of the Parent Borrower is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Original Closing Date) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of the Parent Borrower shall be permitted, (vi) transactions among Loan Parties shall be permitted, (vii) Holdings, the Parent Borrower and the other Restricted Subsidiaries may enter into employment and severance arrangements with officers and employees in the ordinary course of business, (viii) tax distributions shall be permitted to the extent permitted under Section 9.04(b)(A) and 9.04(i), (ix) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners, lessors or lessees of property or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to Holdings and its Restricted Subsidiaries, in the reasonable determination of the board of directors of Holdings or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (x) the issuance of Capital Securities (other than Disqualified Capital Stock) of Holdings, (xi) payments or loans (or cancellation of loans) to employees or consultants of Holdings, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by Holdings in good faith, and (xii) Restricted Payments permitted by Sections 9.04(b), (d), (e), (f) and (h).

Section 9.19 [RESERVED].

Section 9.20 Negative Pledge Agreements, Etc. Neither Holdings nor the Parent Borrower shall, or shall permit any other Restricted Subsidiary to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement, the Senior Notes Indenture and the Security Instruments and those required by Governmental Requirements) which in any way:

(i) prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Collateral Agent to secure the Obligations, except for (1) negative pledges and restrictions on Liens in favor of any holder of Debt permitted under Section 9.01 but solely to the extent

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any negative pledge relates to the Property financed by or the subject of such Debt, (2) customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (3) prohibitions and restrictions contained in any Franchise Agreement, (4) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (5) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Obligations; and (6) any prohibition or limitation that (a) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 9.16 pending the consummation of such sale, (b) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Parent Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary or (c) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (6)(b); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing; or

(ii) restricts any Restricted Subsidiary from (a) paying dividends or making other distributions to Holdings or the Parent Borrower, (b) paying any Debt owed to Holdings or the Parent Borrower, (c) making loans or advances to Holdings or the Parent Borrower, (d) transferring any of its Properties to Holdings or the Parent Borrower or (e) making payments under any guaranty not otherwise prohibited by this Agreement, except for any agreement in effect (1) on the Original Closing Date, and, to the extent such agreement evidences any Debt, any agreement evidencing any renewal, extension or refinancing of such Debt permitted hereunder that does not create more onerous restrictions on such Subsidiary than the existing agreement, (2) at the time any Subsidiary becomes a Subsidiary of the Parent Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Parent Borrower or is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in this clause (2); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing, (3) representing Debt of a Restricted Subsidiary which is not required to be a Loan Party which is permitted by Section 9.01, (4) in connection with any Asset Sale permitted by Section 9.16 pending consummation of such sale, or (5) representing Debt permitted under Section 9.01, so long as such restrictions are no more onerous than those under this Agreement (i) when taken as a whole and (ii) with respect to the Obligations.

Section 9.21 Change of Fiscal Year. The Parent Borrower will not change its fiscal year, which shall consist of fiscal quarters ending on the last Tuesday of March, June, September and December in each year.

Section 9.22 Acquisitions. None of Holdings, the Parent Borrower or any other Restricted Subsidiary shall purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property (whether tangible or intangible) of any Person or of assets constituting a business unit or division of such Person (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

(a) Capital Expenditures by the Parent Borrower and the other Restricted Subsidiaries shall be permitted to the extent permitted by Section 9.14;

(b) purchases and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business;

(c) Investments in compliance with Section 9.03;

(d) leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Instruments;

(e) [Reserved];

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(f) Permitted Acquisitions;

(g) mergers and consolidations in compliance with Section 9.08 (other than clause (a) thereof); and

(h) Permitted Asset Swaps;

provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Instruments shall be maintained or created in accordance with the provisions of Section 8.05 or Section 8.09, as applicable.

Section 9.23 Prepayments of Other Debt; Modifications of Organizational Documents and Other Documents, Etc. None of Holdings, the Parent Borrower or any other Restricted Subsidiary shall directly or indirectly:

(a) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any unsecured, subordinated or junior lien Debt for Borrowed Money (it being understood that payments of regularly scheduled interest required under such Debt or any “AHYDO” payments, shall be permitted), except (i) as otherwise permitted by Section 9.01(b) and the refinancing of other such Debt incurred after the Original Closing Date pursuant to Section 9.01 with the Net Cash Proceeds of any Debt or issuances of equity (including the direct exchange of such Debt for equity), and (ii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed (A) at such time the Leverage Ratio at the end of the most recently ended Test Period is less than or equal to 4.00:1.00 on a Pro Forma Basis, the Available Amount plus (B) $10.0 million, provided that, in the case of the foregoing clauses (i) and (ii), (x) at the time of any such payment, no Default shall have occurred and be continuing or would result therefrom and (y) at the time of any such payment and after giving effect thereto and the incurrence of any Debt in connection therewith, the Parent Borrower shall have been in compliance, on a Pro Forma Basis, with the Financial Covenants as of the end of the most recent Test Period.

(b) amend or modify, or permit the amendment or modification of, any provision of any Transaction Document in any manner that is adverse in any material respect to the interests of the Lenders;

(c) terminate, amend or modify any of its Organizational Documents (including (x) by the filing or modification of any certificate of designation and (y) any election to treat any Pledged Securities (as defined in the Security Agreement) as a “security” under Section 8-103 of the UCC other than concurrently with the delivery of certificates representing such Pledged Securities to the Collateral Agent) or any agreement to which it is a party with respect to its Capital Securities (including any stockholders’ agreement), or enter into any new agreement with respect to its Capital Securities, other than any such amendments or modifications or such new agreements which are not adverse in any material respect to the interests of the Lenders; provided that Holdings may issue such Capital Securities, so long as such issuance is not prohibited by Section 9.24 or any other provision of this Agreement, and may amend or modify its Organizational Documents to authorize any such Capital Securities; or

(d) [Reserved].

Section 9.24 Limitation on Issuance of Capital Securities.

(a) Holdings shall not issue any Capital Security that is not Qualified Capital Stock.

(b) None of the Parent Borrower or any other Restricted Subsidiary shall issue any Capital Securities (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Capital Securities, except (i) for stock splits, stock dividends and additional issuances of Capital Securities which do not decrease the percentage ownership of Holdings or any Restricted Subsidiaries in any Class of the Capital Securities of such Subsidiary; (ii) any Restricted Subsidiary (other than the Parent Borrower) may issue Capital Securities to the Parent Borrower or any other Restricted Subsidiary; and (iii) the Parent Borrower may issue common

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stock that is Qualified Capital Stock to Holdings. All Capital Securities issued in accordance with this Section 9.24(b) shall, to the extent required by Sections 8.05 and 8.09 or any Security Agreement or if such Capital Securities are issued by the Parent Borrower, be delivered to the Collateral Agent for pledge pursuant to the Security Agreement.

Section 9.25 Business. Holdings shall not engage in any business activities or have any properties or liabilities, other than (i) its ownership of the Capital Securities of the Parent Borrower, (ii) Obligations under the Loan Documents and the Senior Notes Documents, the Transaction Documents, the Advisory Services Agreement and guarantees of Debt, if any, incurred by the Parent Borrower or any other Restricted Subsidiary pursuant to Section 9.01(o)(i), (iii) the maintenance of its existence and legal, tax and accounting matters in connection with any activity otherwise expressly permitted hereunder, (iv) non-consensual obligations and Liens permitted hereunder, (v) the receipt of Restricted Payments permitted hereunder and the use thereof as contemplated therein, (vi) the issuance and sale of its Capital Stock, (vii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Parent and the Parent Borrower, (viii) the ownership of assets owned by Holdings on the Original Closing Date, (ix) activities, properties and liabilities incidental to the foregoing clauses, and (x) any other activities expressly permitted by the Loan Documents.

Section 9.26 [RESERVED].

Section 9.27 Embargoed Person. No Loan Party shall cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Governmental Requirement promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Governmental Requirement, or the Loans made by the Lenders would be in violation of a Governmental Requirement, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Governmental Requirement or the Loans are in violation of a Governmental Requirement.

Section 9.28 Designation of Subsidiaries. The Board of Directors of the Parent Borrower may at any time after the Restatement Effective Date designate any Restricted Subsidiary (other than a Borrower) as an Unrestricted Subsidiary (including any newly acquired or newly formed Restricted Subsidiary at the time it is so acquired or formed) or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, the Parent Borrower and the other Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with each of the Financial Covenants and (c) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent Borrower or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the fair market value of Parent Borrower’s or such relevant Restricted Subsidiary’s (as applicable) investment therein, as determined in good faith by such Parent Borrower or such relevant Restricted Subsidiary, and the Investment resulting from such designation must otherwise be in compliance with Section 9.03. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Debt or Liens of such Subsidiary existing at such time. As of the Restatement Effective Date, there are no Unrestricted Subsidiaries. No Subsidiary shall be designated an Unrestricted Subsidiary if after giving effect to such designation, the Unrestricted Subsidiaries taken as a whole would constitute a Material Subsidiary.

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Events of Default; Remedies

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) (i) a Borrower shall default in the payment or prepayment when due of any principal of any Loan, or any reimbursement obligation with respect to LC Disbursements, or (ii) a Borrower shall default in the payment when due of any interest on any Loan or any fees or other amount payable by it hereunder or under any Loan Document and such default under this clause (ii) shall continue unremedied for a period of five Business Days; or

(b) any Company shall default in the payment when due after any applicable grace period with respect thereto of any principal of or interest on any of its other Debt exceeding $15.0 million in aggregate principal amount, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

(c) any representation, warranty or certification made, in writing, or deemed made herein or in any other Loan Document by Holdings or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any other Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(d) (i) any Borrower or Holdings shall default in the performance of any of its obligations under Article IX, Section 8.01(d), the first sentence of Section 8.02 or under Section 8.03(a) (with respect to maintenance of a Borrower’s existence); or (ii) any Loan Party shall default in the performance of any of its obligations under Article VIII (other than Section 8.01(d), the first sentence of Section 8.02 or under Section 8.03(a) (with respect to maintenance of a Borrower’s existence)) or any other Loan Document (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default under this clause (ii) shall continue unremedied for a period of thirty (30) days after the earlier to occur of (x) notice thereof to the Parent Borrower by the Administrative Agent or any Lender (through the Administrative Agent), or (y) the Parent Borrower or Holdings otherwise becoming aware of such default; or

(e) a Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f) a Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g) a proceeding or case shall be commenced, without the application or consent of the applicable Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of such Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue un-dismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against such Borrower shall be entered in an involuntary case under the Bankruptcy Code; or

(h) a judgment or judgments for the payment of money in excess of $10.0 million in the aggregate (after subtraction of any applicable insurance proceeds paid in respect thereof prior to the occurrence of any stay or appeal described below) shall be rendered by a court against any Loan Party and the

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same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured within thirty (30) days from the date of entry thereof and such Loan Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i) any Loan Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof or as a result of acts or omissions by the Administrative Agent, any Lender or their agents or satisfaction in full of all the Obligations (other than contingent indemnification obligations not then due and payable), cease to be in full force and effect and valid, binding and enforceable in accordance with its terms, or, if applicable, cease to create a valid and perfected Lien of the priority required thereby on a material portion of the collateral purported to be covered thereby or to confer the rights, powers or privileges purported to be created or granted thereunder, except to the extent permitted by the terms of this Agreement or as a result of acts or omissions by the Administrative Agent, any Lender or their agents or satisfaction in full of all the Obligations (other than contingent indemnification obligations not then due and payable), or any Loan Party shall so deny or repudiate in writing any obligation under or in respect of any Loan Document (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations not then due and payable)) or commence a proceeding seeking to establish the invalidity or unenforceability thereof; or

(j) a Change of Control occurs; or

(k) any Guarantor (other than an Immaterial Subsidiary) takes, suffers or permits to exist any of the events or conditions referred to in clauses (e), (f) or (g); or

(l) one or more ERISA Events shall have occurred that in the opinion of the Majority Lenders, when taken together with all other such ERISA Events, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in the imposition of a Lien on any properties of a Company.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one referred to in clauses (e), (f), (g) or (k) (to the extent it relates to Holdings) of Section 10.01, the Administrative Agent may, and upon request of the Majority Lenders shall, by notice to the Parent Borrower, cancel the Commitments (in whole or part) and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including without limitation the payment of Cash Collateral to secure the LC Exposure as provided in Section 2.15 to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

(b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f), (g) or (k) (to the extent it relates to Holdings) of Section 10.01, the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including without limitation the payment of Cash Collateral to secure the LC Exposure as provided in Section 2.15 shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

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Section 10.03 Application of Proceeds. After the exercise of remedies provided for in Section 10.02(a) (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be cash collateralized as set forth in Section 10.02(b)), any amounts received by the Administrative Agent or the Collateral Agent on account of the Obligations shall be applied by the Collateral Agent in the following order:

(a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal, reimbursement obligations in respect of LC Disbursements and obligations to cash collateralize Letters of Credit) and any fees, premiums and scheduled periodic payments due under Hedging Agreements or Treasury Services Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d) Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations and any premium thereon (including reimbursement obligations in respect of LC Disbursements and obligations to cash collateralize Letters of Credit) and any breakage, termination or other payments under Hedging Agreements and Treasury Services Agreements constituting Secured Obligations and any interest accrued thereon; and

(e) Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

Section 10.04 Holdings’ Right to Cure.

(a) Cure Right Mechanics. Notwithstanding anything to the contrary contained in Section 10.01, in the event that the Parent Borrower fails to comply with the requirements of Section 9.12, 9.13 or 9.14, until the expiration of the 10th day subsequent to the date the Compliance Certificate calculating such covenant is required to be delivered pursuant to Section 8.01(c), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the common equity capital of Holdings, and, in each case, to contribute any such cash to the common equity capital of Parent Borrower (collectively, the “Cure Right”), and upon the receipt by Parent Borrower of such cash (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right such covenant shall be recalculated for such fiscal quarter and each of the three subsequent fiscal quarters giving effect to the following pro forma adjustments:

(i) if such Cure Right is exercised with respect to (x) Section 9.12 or 9.13, Consolidated EBITDA for the latest Fiscal Quarter included in the Test Period for which the Compliance Certificate was required to be delivered and each of the three subsequent Test Periods shall be increased, solely for the purpose of measuring such covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount and (y) Section 9.14, the amount of Total Capital Expenditures allowed for such period shall be increased, solely for the purpose of measuring such covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) if, after giving effect to the foregoing recalculations, the Parent Borrower shall then be in compliance with the requirements of all such covenants, the Parent Borrower shall be deemed to have satisfied the requirements of such covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of any such covenant that had occurred shall be deemed cured for this purposes of the Agreement.

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(b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised, (b) no more than four Cure Rights in the aggregate may be exercised, (c) the Cure Amount shall be no greater than the amount required for purposes of complying with such covenants and (d) the Cure Amount may not reduce Debt for purposes of calculating the Financial Covenants for such Test Period.

ARTICLE XI

The Administrative Agent and the Collateral Agent

Section 11.01 Appointment and Authorization of Agents. Each Lender and Issuing Bank hereby irrevocably appoints Barclays to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

Each Lender and Issuing Bank hereby irrevocably appoints Barclays to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

Each Issuing Bank shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (a) provided to the Agents in this Article with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it as fully as if the term “Agent” as used in this Article and the definition of “Agent-Related Person” included each Issuing Bank with respect to such acts or omissions, and (b) as additionally provided herein with respect to each Issuing Bank.

The provisions of this Article are solely for the benefit of the Administrative Agent, Collateral Agent, Documentation Agent, Syndication Agent, the Arrangers and the Lenders (including the Swingline Lenders and each Issuing Bank), and none of the Parent Borrower, Holdings or any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent or Arranger is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Governmental Requirement. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 11.02 Rights as a Lender. Any Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent hereunder, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.03 Exculpatory Provisions.

(a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent shall: (i) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agents are required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agents shall not be required to take any action that, in their opinion or the opinion of its counsel, may expose the Agents to liability or that is contrary to any Loan Document or applicable Governmental Requirement, including for

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the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.

(b) The Agents shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, under the circumstances as provided in Article X and Section 12.04), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default unless and until the Agents shall have received written notice from a Lender, an Issuing Bank or the Parent Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”

(c) No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than (in the case of any Agent) to confirm receipt of items expressly required to be delivered to it.

Section 11.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Loan that by its terms shall be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Agents may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Agents shall have received notice to the contrary from such Lender or the Issuing Bank prior to any such Loan. The Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by the Agents, and shall not be liable for any action taken or not taken by the Agents in accordance with the advice of any such counsel, accountants or experts.

Section 11.05 Delegation of Duties. Any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of an Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities as well as activities as an Agent. No Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.06 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligations of any Loan Party to do so) on a pro rata basis (determined as of the time that the applicable payment is sought based on each Lender’s ratable share at such time) and hold harmless each Agent-Related Person against any and all liabilities indemnified under Sections 12.03(a)(ii) and (a)(iii) (the “Indemnified Liabilities”) incurred by it; provided that (a) no Lender shall be liable for payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment of a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross

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negligence or willful misconduct (and no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section) and (b) to the extent any Issuing Bank or Swingline Lender is entitled to indemnification under this Section solely in its capacity and role as an Issuing Bank or as a Swingline Lender, as applicable, only the Revolving Credit Lenders shall be required to indemnify such Issuing Bank or such Swingline Lender, as the case may be, in accordance with this Section (determined as of the time that the applicable payment is sought based on each Revolving Credit Lender’s Revolving Credit Percentage Share thereof at such time). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Agents in connection with preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights and responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agents are not reimbursed for such costs or expenses by or on behalf of the Borrowers.

To the extent required by any applicable Governmental Requirement, the Agents may withhold from any payment to any Lender an amount equivalent to any United States federal income tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Agents did not properly withhold United States federal income tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Agents of a change in circumstance which rendered the exemption from, or reduction of, United States federal income tax ineffective or for any other reason, or if the Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, including any penalties or interest and together with all reasonable costs and out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred in connection therewith.

Section 11.07 Resignation of Agent. Either the Administrative Agent or Collateral Agent may resign as Agent upon 30 days’ notice to the Lenders, the Issuing Banks and the Parent Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall appoint from among the Lenders a successor agent (which may be an Affiliate of a Lender), with the consent of the Parent Borrower at all times other than during the existence of an Event of Default under Section 10.01(a), (e), (f) or (g) (which consent shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment prior to the effective date of the resignation of the Agent, then the Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on such effective date, where (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Collateral Agent may (but shall not be obligated to) continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Majority Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

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Section 11.08 Non-Reliance on Agents and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 11.09 Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agents shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, all LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Agents and their respective agents and counsel and all other amounts due to the Lenders, the Issuing Banks and the Agents under Sections 2.05 and 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 2.05 and 12.03.

Section 11.10 Collateral and Guaranty Matters. Each Lender and Issuing Bank irrevocably authorize the Collateral Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Agents under any Loan Document (i) upon the payment in full of all Secured Obligations, termination or expiration of the Commitments of the Lenders to make any Loan or to issue any Letter of Credit and termination or cash collateralization in accordance with the provisions of this Agreement of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Property” (as such term is defined in the Security Agreement), or (iv) if approved, authorized or ratified in writing in accordance with Section 12.04;

(b) to release any Guarantor from its obligations under this Agreement and other Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.02(f).

Upon request by the Collateral Agent at any time, the Majority Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under this Agreement and other Loan Documents pursuant to this Section 11.10.

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Section 11.11 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender or the Issuing Bank an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender or Issuing Bank (because the appropriate form was not delivered, was not properly executed, or because such Lender or Issuing Bank failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender or Issuing Bank shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by a Loan Party and without limiting the obligation of the Loan Parties to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses, whether or not such Tax was correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. The agreements in this clause shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or Issuing Bank, the termination of the Agreement and the repayment, satisfaction or discharge of all other Obligations. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 11.11.

Section 11.12 Duties of Other Agents. None of the Agents (other than the Administrative Agent and the Collateral Agent) identified on the cover page or signature pages of this Agreement shall have any rights, powers, obligations, liabilities, responsibilities or duties under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender, a Swingline Lender or an Issuing Bank hereunder. Without limiting any other provision of this Article, none of such Agents in their respective capacities as such shall have or be deemed to have any fiduciary relationship with any Lender (including any Swingline Lender or any Issuing Bank) or any other Person by reason of this Agreement or any other Loan Document.

ARTICLE XII

Miscellaneous

Section 12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 12.02 Notices.

(a) Notices Generally. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the applicable party hereto, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as provided in Schedule 12.02 to the Original Credit Agreement. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 12.02(b) below shall be effective as provided therein.

(b) Electronic Communications. Notices and other communications to the Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent, the Collateral Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in clause (i) above, of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, etc. The Borrowers, the Administrative Agent, the Collateral Agent, each Issuing Bank and each Swingline Lender may change its address, telecopier number, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier number, telephone number or electronic mail address for notices and other communications hereunder by notice to the Parent Borrower and the Administrative Agent and (in the case of a Revolving Credit Lender) to each Issuing Bank and each Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire transfer instructions for such Lender.

(d) Public Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Governmental Requirement, including the U.S. Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent Borrower or its securities for purposes of the U.S. Federal or state securities laws. In the event that any Public Lender has elected for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) the Agents and other Lenders may have access to such information and (ii) neither the Borrowers nor any Agent or other Lender with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use, such information.

(e) Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to the Borrowers, any Lender, any Issuing Bank or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by an final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided that in no event shall any Agent-Related Person have any liability to the Borrowers, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential damages or punitive damages (as opposed to direct or actual damages).

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(f) Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Collateral Agent, any Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests and other telephonic notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall jointly and severally indemnify the Administrative Agent, the Collateral Agent, each Issuing Bank, each Lender and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance of such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and telephonic communications with the Administrative Agent and/or the Collateral Agent may be recorded by such Agent, and each of the parties hereby consents to such recording.

Section 12.03 Payment of Expenses, Indemnities, Etc.

(a) The Borrowers jointly and severally agree:

(i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable out-of-pocket expenses of the Agents and the Arrangers in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement (including in connection with any workout, restructuring or similar negotiation) of, and refinancing, renegotiation or re-structuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agents, the cost of environmental audits, surveys and appraisals conducted pursuant to this Agreement, the reasonable fees and disbursements of one special counsel and not more than one local counsel in each applicable jurisdiction for the Agents (plus one additional special and local counsel of each type should their exist a conflict of interest or differing claims or defenses) and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Agents and any of the Lenders and other outside consultants); and promptly reimburse the Agents for all amounts expended, advanced or incurred by the Agents or the Lenders to satisfy any obligation of the Borrowers under this Agreement or any Security Instrument, including without limitation all costs and expenses of foreclosure;

(ii) TO INDEMNIFY THE AGENTS AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, TRUSTEES, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS, PARTNERS AND EXPERTS (“INDEMNIFIED PARTIES”) FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO AND WHETHER OR NOT ASSERTED BY ANY THIRD PARTY OR A LOAN PARTY) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWERS OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF HOLDINGS AND ITS SUBSIDIARIES, (IV) THE FAILURE OF ANY LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF ANY LOAN PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH INDEMNIFIED PARTY AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT; AND

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(iii) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL ACTUAL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO HOLDINGS OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION THE TREATMENT OR DISPOSAL OR OTHER RELEASE OF HAZARDOUS MATERIALS ON, AT, UNDER OR FROM ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY ANY COMPANY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO SUCH COMPANY, (III) DUE TO PAST OWNERSHIP BY ANY COMPANY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS MATERIALS ON, AT, UNDER OR FROM ANY OF THE PROPERTIES OWNED OR OPERATED BY HOLDINGS OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION RELATING TO ANY COMPANY; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(a) (iii) IN RESPECT OF ANY PROPERTY OR ANY OCCURRENCE TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL ACTS OF AN AGENT OR ANY LENDER AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT WHETHER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE) OR OTHERWISE.

(b) In the case of any indemnification hereunder, the applicable Agent or Lender, as appropriate shall give notice to the Parent Borrower of any such claim or demand being made against the Indemnified Party and the Borrowers shall have the non-exclusive right to join in the defense against any such claim or demand; provided that, if the Borrowers provide a defense, the Indemnified Party shall bear its own cost of other defense unless there is a conflict between the Borrowers and such Indemnified Party.

(c) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

(d) Each Borrower’s obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Loans and shall continue thereafter in full force and effect.

(e) The Borrowers shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Parent Borrower of notice of the amount due.

(f) To the fullest extent permitted by applicable Governmental Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnified Party referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

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Section 12.04 Waivers; Amendments.

(a) Generally. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 12.04, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

(b) Required Consents. Subject to Sections 12.04(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Majority Lenders or by the Borrowers and the Administrative Agent with the consent of the Majority Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Instrument) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Majority Lenders; provided that no such agreement shall be effective if the effect thereof would:

(i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender);

(ii) forgive or reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest or premium thereon (other than interest at the Post-Default Rate), or forgive or reduce any fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii));

(iii) (A) postpone the scheduled final maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 3.01(b), (B) postpone the date for payment of any reimbursement obligation with respect to a LC Disbursement or any interest or fees payable hereunder, (C) forgive or reduce the amount of, waive or excuse any such payment (other than waiver of interest at the Post-Default Rate), or (D) postpone the scheduled date of expiration of any Commitment or any Letter of Credit beyond the Revolving Credit Termination Date, in any case, without the written consent of each Lender directly affected thereby;

(iv) increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;

(v) permit the assignment or delegation by a Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;

(vi) release one or more Guarantors from their Guarantee (except as expressly provided in Article XIII), if such release is in respect of a material portion of the value of the Guarantees to the lenders, without the written consent of each Lender;

(vii) release all or substantially all of the Collateral from the Liens under the Security Instruments or alter the relative priorities of the Secured Obligations entitled to the Liens under the Security Instruments, in each case without the written consent of each Lender (it being understood that additional Classes of Loans consented to by the Majority Lenders may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Instruments);

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(viii) change Section 4.02 in a manner that would alter the pro rata sharing of payments or set-offs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, without the written consent of each Lender directly affected thereby;

(ix) change any provision of this Section 12.04(b) or Section 12.04(c) or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Classes of Loans consented to by the Majority Lenders);

(x) change the percentage set forth in the definition of “Majority Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

(xi) change the application of prepayments as among or between Classes under Section 2.08(g), without the written consent of the Majority Lenders of each Class that is being allocated a lesser prepayment as a result thereof (it being understood that the Majority Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment that is still required to be made, if any, is not changed and, if additional Classes of Term Loans under this Agreement consented to by the Majority Lenders are made, such new Term Loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.08(g));

(xii) change or waive any provision of Article XI as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

(xiii) change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Administrative Agent and the Issuing Bank; or

(xiv) change or waive any provision hereof relating to Swingline Loans (including the definition of “Swingline Commitment”), without the written consent of the Swingline Lender;

provided, further, that any waiver, amendment or modification prior to the completion of the primary syndication of the Commitments and Loans may not be effected without the written consent of the Administrative Agent.

Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

(c) Collateral. Without the consent of any other Person, the applicable Loan Party or Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Governmental Requirements.

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(d) Dissenting Lenders. If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 12.04(b), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Parent Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Persons pursuant to Section 5.04(b) so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination. Each Lender agrees that, if the Parent Borrower elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment Agreement to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment Agreement; provided that the failure of any such non-consenting Lender to execute an Assignment Agreement shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

(e) Notwithstanding anything in this Section 12.04 to the contrary, if the Administrative Agent and the Parent Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Majority Lenders to the Administrative Agent within 10 Business Days following receipt of notice thereof.

Section 12.05 [RESERVED].

Section 12.06 Successors and Assigns; Assignments and Participations.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required in connection with the primary syndication of Term Commitments and/or Term Loans or for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 10.01(a), (e), (f) or (g) has occurred and is continuing, any other Person; provided, further, that if the Parent Borrower shall not respond to a request for a consent to an assignment within 10 Business Days, it shall be deemed to have consented to such assignment;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of a given Class of Loans to a Lender holding such Class of Loans, an Affiliate of such a Lender or an Approved Fund of such a Lender; and

(C) the Issuing Bank and the Swingline Lender, provided that no consent of the Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

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(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5.0 million or, in the case of Term Loans, $1.0 million unless each of the Parent Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of the Parent Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 payable by the Assignee unless such parties otherwise agree;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent Borrower and its affiliates and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E) in case of an assignment to a Sponsor Affiliated Lender, each Sponsor Affiliated Lender shall acknowledge and agree that they are each “insiders” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans and Commitments owned by it shall be non-voting and, under sections 1126 and 1129 of the Bankruptcy Code, shall not be counted if voted in the event that any proceeding thereunder shall be instituted by or against the Parent Borrower or any other Loan Party under any applicable Debtor Relief Laws, and such Sponsor Affiliated Lender shall further acknowledge and agree that to the extent it votes in contravention of the terms of this Section 12.06, it shall consent and not otherwise object to being designated as having voted “not in good faith” under subsections (c) and (e) of Section 1126 of the Bankruptcy Code , or, alternatively, to the extent that the foregoing non-voting designation is deemed unenforceable for any reason, each Sponsor Affiliated Lender shall vote in such proceedings in the manner as directed by the Majority Lenders, except to the extent that any plan of reorganization proposes to treat the Obligations held by such Sponsor Affiliated Lender in a manner that is less favorable in any material respect to such Sponsor Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Sponsor Affiliated Lenders; provided that this clause (E) shall not apply to Affiliated Debt Funds,

(F) in case of an assignment to a Sponsor Affiliated Lender, (1) after giving effect to such assignment, to all other assignments with all Sponsor Affiliated Lenders, the aggregate principal amount of all Loans and Commitments then held by all Sponsor Affiliated Lenders shall not exceed 20% of the aggregate unpaid principal amount of the Term Loans then outstanding, (2) no Revolving Credit Loans or Revolving Credit Commitments shall be assigned to any Sponsor Affiliated Lender, (3) no proceeds of Revolving Credit Loans shall be used, directly or indirectly, to consummate such assignment, (4) such Sponsor Affiliated Lender (other than an Affiliated Debt Fund) will not receive information provided solely to Lenders and will not be permitted to attend or participate in (or receive any notice of) Lender meetings or conference calls and (5) for purposes of any amendment, waiver or modification of any Loan Document that does not in each case adversely affect such Sponsor Affiliated Lender (in its capacity as a Lender) in any material respect as compared to other Lenders, such Sponsor Affiliated Lender will be deemed to have voted in the same proportion as the Lenders that are not Sponsor Affiliated Lenders voting on such matter; provided that an Affiliated Debt Fund will not be subject to such voting limitations and will be entitled to vote as if it was a Lender; and

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(G) notwithstanding anything herein to the contrary, Holdings and its Subsidiaries may not be assignees of any Loans or Commitments other than Term Loans pursuant to Section 2.08(j) and Term Loans acquired by Holdings or its Subsidiaries under such Section shall be immediately cancelled.

For the purposes of this Section 12.06, the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) below, from and after the effective date specified in each Assignment Agreement the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.06, 5.02, 5.03 and 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and related interest amounts) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Administrative Agent, the Collateral Agent, the Borrowers and any Lender (but, in the case of a Lender, at the Principal Office and only with respect to any entry relating to such Lender’s Commitments, Loans, LC Exposure and other Obligations), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment Agreement and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.01(c)(iii), 2.03(c), 4.04 or Section 11.06, the Administrative Agent shall have no obligation to accept such Assignment Agreement and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause.

(c) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (other than a natural person, the Parent Borrower or any of its Affiliates or Subsidiaries or a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with

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such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant clause (i), (ii) or (iii) of the proviso to Section 12.04(b) and (2) directly affects such Participant. Subject to clause (d) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.06, 5.02 and 5.03 (subject to the requirements and limitations of such Sections and Section 5.04) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.05(a) as though it were a Lender, provided such Participant shall be subject to Section 4.05(b) as though it were a Lender.

(d) A Participant shall not be entitled to receive any greater payment under Section 4.06 or 5.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (except where entitlement to greater payments results from a Change in Law after such Participant became a Participant), unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent.

(e) Each Lender that sells a participation, acting solely as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a register for the recordation of the names and addresses of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, borrowing of Loans, LC Credit Extensions or other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that any such Commitment, borrowing, LC Credit Extension or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or in the case of any Lender that is a Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(g) The Borrowers, at their sole expense and upon receipt by the Parent Borrower of written notice from the relevant Lender, agree to issue Note(s) to any Lender requiring Note(s) to facilitate transactions of the type described in this Section 12.06.

(h) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable ratable share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agents, each Issuing Bank, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full ratable share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Percentage Share; provided that, notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Governmental Requirements without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Section 12.07 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Bank or any Swingline Lender, as applicable, then such provision shall be deemed to be in effect only to the extent not so limited.

Section 12.08 Counterparts; Integration; Effectiveness; Electronic Execution of Assignments and Certain Other Documents. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees and expenses payable to the Agents and the Lenders (or any of them), constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Governmental Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

Section 12.09 Resignation as Issuing Bank or Swingline Lender after Assignment. Notwithstanding anything herein to the contrary, if at any time any Revolving Credit Lender that is also acting as an Issuing Bank or a Swingline Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 12.06, such Revolving Credit Lender may, (i) upon 30 days’ notice to the Parent Borrower and the Lenders, resign as an Issuing Bank and/or (ii) upon 30 days’ notice to the Parent Borrower, resign as a Swingline Lender. In the event of any such resignation as an Issuing Bank or a Swingline Lender, the Parent Borrower shall be entitled to appoint from among the Revolving Credit Lenders a successor Issuing Bank or Swingline Lender hereunder (subject to such successor’s acceptance of such appointment); provided that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of such Revolving Credit Lender as an Issuing Bank or a Swingline Lender, as the case may be. If any such Revolving Credit Lender resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an Issuing Bank and all LC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in unreimbursed LC Disbursements pursuant to Section 2.03). If any such Revolving Credit Lender resigns as a Swingline Lender, it shall retain all the rights of a Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swingline Loans pursuant to Section 2.01(c). Upon the acceptance of any appointment as a successor Issuing Bank and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (B) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit of such retiring Issuing Bank, if any, outstanding at the time of such succession or make other arrangements satisfactory to such retiring Issuing Bank to effectively assume the obligations of such retiring Issuing Bank with respect to such Letters of Credit.

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Section 12.10 Survival. The obligations of the parties under Section 4.06, Article V, Section 11.06 and Sections 12.03 and 12.15 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agents’ and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrowers shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 12.12 No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 12.13 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE NOTES (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS (EXCEPT AS EXPRESSLY PROVIDED IN A GIVEN LOAN DOCUMENT WITH RESPECT TO ITSELF) SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE GOVERNMENTAL REQUIREMENTS.

(d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE LOAN PARTIES IN ANY OTHER JURISDICTION WITH RESPECT TO ANY OTHER LOAN DOCUMENT THAT PROVIDES FOR SUCH OTHER JURISDICTION, INCLUDING WITHOUT LIMITATION THE COMMENCEMENT OF ENFORCEMENT PROCEEDINGS UNDER THE LOAN DOCUMENTS IN ALL APPLICABLE JURISDICTIONS.

(e) EACH LOAN PARTY AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

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WAIVERS; AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

Section 12.14 Interest. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Governmental Requirement (collectively, “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Governmental Requirement, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender.

Section 12.15 Confidentiality. Each of the Agents, the Lenders and the Issuing Banks agree to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Governmental Requirements or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section (or as may otherwise be reasonably acceptable to the Parent Borrower), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Parent Borrower or its Subsidiaries or the facilities hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities hereunder; (h) with the consent of the Parent Borrower; or (i) to the extent that such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, the Collateral Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower; provided, however, that in the case of clause (c) above, (A) written notice shall be given to the applicable Loan Party prior to disclosing such information (to the extent practicable and permitted by such requirement or request), and (B) the Agents, the Lenders and the Issuing Banks, as applicable, shall cooperate with the applicable Loan Party to obtain a protective order or other confidential treatment. For purposes of this Section, “Information” means all information received from the Parent Borrower or any of its Subsidiaries relating to the Parent Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Parent Borrower or any of its Subsidiaries; provided that, in the case of information received from the Parent Borrower or any of its Subsidiaries after the Original Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Solely with respect to this Section 12.15, the parties hereto acknowledge and agree that to the extent Information includes any information relating to any agreement between any Loan Party and Pizza Hut, Inc. and to the extent required under such agreement, this Section 12.15 inures to the benefit of Pizza Hut, Inc., a California corporation, as a third party beneficiary.

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EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 12.15 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS, THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND THEIR AFFILIATES AND THEIR RELATED PARTIES (OR THEIR RESPECTIVE SECURITIES) AND THEIR SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE GOVERNMENTAL REQUIREMENT.

Section 12.16 USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and tax identification number of the Loan Parties and other information regarding the Loan Parties that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Administrative Agent.

Section 12.17 Obligations Absolute. To the fullest extent permitted by applicable Governmental Requirements, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 12.18 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, or the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral

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Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent and/or the Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 12.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Parent Borrower and its Subsidiaries and any Agent, any Issuing Bank, any Swingline Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Agent, any Issuing Bank, any Swingline Lender or any Lender has advised or is advising the Parent Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Agents, the Issuing Banks, the Swingline Lenders and the Lenders are arm’s-length commercial transactions between the Parent Borrower and its Affiliates, on the one hand, and the Agents, the Issuing Banks, the Swingline Lenders and the Lenders, on the other hand, (iii) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Agents, the Issuing Banks, the Swingline Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent Borrower or any of its Affiliates, or any other Person; (ii) none of the Agents, the Issuing Banks, the Swingline Lenders and the Lenders has any obligation to the Parent Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Issuing Banks, the Swingline Lenders and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Parent Borrower and its Affiliates, and none of the Agents, the Issuing Banks, the Swingline Lenders and the Lenders has any obligation to disclose any of such interests to the Parent Borrower or its Affiliates. To the fullest extent permitted by Governmental Requirement, each Borrower hereby waives and releases any claims that it may have against the Agents, the Issuing Banks, the Swingline Lenders and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.20 Mortgaged Property Acknowledgment. Each Lender by making or acquiring a Loan or interest therein or issuing a Letter of Credit acknowledges that (x) the Mortgages encumbering certain of the Mortgaged Properties hereunder was or will be entered into without consultation with local counsel in the jurisdiction where such Mortgaged Property is located and (y) that no title insurance policies or surveys were or will be obtained with respect to the Mortgages encumbering the Leased Mortgaged Properties. Consequently, there is a substantial risk that the Mortgages encumbering any such Mortgaged Property may be invalid or ineffective under applicable law and, that with respect to the Leased Mortgaged Properties, the Lenders would not have any recovery as a secured creditor or under any title insurance policy with respect thereto. Each Lender agrees that neither the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Parent Borrower (and its Subsidiaries) nor any of their officers, directors, agents, attorneys or other representatives shall have any liability to any Lender as a result of the foregoing.

ARTICLE XIII

Guarantee

Section 13.01 The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise)

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of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, any Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Hedging Agreement or Treasury Services Agreement entered into with a counterparty that is a Secured Party, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 13.02 Obligations Unconditional. The obligations of the Guarantors under Section 13.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Governmental Requirements, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of any Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 13.09.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against any Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against

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any Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 13.03 Reinstatement. The obligations of the Guarantors under this Article XIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 13.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 13.01, whether by sub-rogation or otherwise, against the Borrowers or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Debt of any Loan Party permitted pursuant to Section 9.01(d) shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Debt.

Section 13.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 10.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10.02) for purposes of Section 13.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 13.01.

Section 13.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XIII constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent, the Collateral Agent or any Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 13.07 Continuing Guarantee. The guarantee in this Article XIII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 13.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 13.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 13.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 13.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Capital Securities or property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a Person or Persons, none of which is a Borrower or another Restricted Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 12.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Instrument and, in the case of a sale of all or substantially all of the Capital Securities of the Transferred Guarantor, the pledge of such Capital Securities to the Collateral

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Agent pursuant to the Security Agreements shall be automatically released, and, so long as the Parent Borrower shall have provided the Administrative Agent and/or the Collateral Agent such certifications or documents as any such Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 13.09 in accordance with the relevant provisions of the Security Instruments, so long as the Parent Borrower shall have provided the Administrative Agent and/or the Collateral Agent such certifications or documents as any such Agent shall reasonably request in order to demonstrate compliance with this Agreement.

Section 13.10 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 13.04. The provisions of this Section 13.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

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Annex I - A

Lender	Maximum Revolving Credit Amounts
Barclays Bank PLC	$17,500,000.00
Goldman Sachs Bank USA	17,500,000.00
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	17,500,000.00
Regions Bank	20,000,000.00
INTRUST Bank, N.A.	10,000,000.00
JPMorgan Chase Bank, N.A.	7,500,000.00
Bank of America, N.A.	5,000,000.00
Wells Fargo Bank, N.A.	5,000,000.00

Total	$100,000,000.00

Annex I—B

[On file with the Administrative Agent]

EXHIBIT A

[Form of]

ADMINISTRATIVE QUESTIONNAIRE

NPC INTERNATIONAL, INC.

Agent Address:	Barclays Bank PLC Agency Services 1301 Avenue of the Americas New York, NY 10010	Return form to: NPC International, Inc. Agency Services: Sookie Siew
Facsimile: 917-522-0569
Email: xrausloanops5@barcap.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other- please specify)

Lender Parent:

Domestic Address	Eurodollar Address

Exhibit A-1

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Bid Contact	L/C Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

Exhibit A-2

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Swift/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Agent’s Wire Instructions

[The Agent’s wire instructions will be disclosed at the time of closing.]

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Exhibit A-3

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I.	Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II.	Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non- U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

Exhibit A-4

EXHIBIT B

[Form of]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Parent Borrower:	NPC International, Inc., a Kansas corporation

4.	Administrative Agent:	Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NPC International, Inc., a Kansas corporation (“Parent Borrower”), the other Borrowers, NPC Acquisition Holdings, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors, the Lenders, Barclays Bank PLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties.

[1]	Select as applicable.

Exhibit B-1

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
Term Loans	$	$		%
Revolving Credit Loans	$	$		%

Effective Date:                      , 20             [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

Exhibit B-2

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Exhibit B-3

[Consented to and][2] Accepted:

BARCLAYS BANK PLC, as Administrative Agent

By:
Title:

[Consented to and Accepted:

BARCLAYS BANK PLC, as Issuing Bank

By:
Title:

[ ], as
Issuing Bank

By:
Title: ][3]

[Consented to and Accepted:

BARCLAYS BANK PLC, as Swingline Lender

By:
Title:

[ ], as
Swingline Lender

By:
Title: ][4]

[2]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[3]	To be added only if the consent of the Issuing Banks is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of the Swingline Lenders is required by the terms of the Credit Agreement.

Exhibit B-4

[Consented to and][5] Accepted:

NPC INTERNATIONAL, INC., as Parent Borrower

By:
Title:

[5]

To be added only if the consent of the Parent Borrower is required by the terms of the Credit Agreement. If the consent of the Parent Borrower is required by the terms of the Credit Agreement, if the Parent Borrower shall not respond to a request for a consent to an assignment within 10 Business Days, it shall be deemed to have consented to such assignment.

Exhibit B-5

ANNEX 1

NPC INTERNATIONAL, INC.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

(a) Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is not a “Defaulting Lender,” as such term is defined in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

(b) Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has delivered a completed Administrative Questionnaire, (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (vii) it is not a “Defaulting Lender,” as such term is defined in the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date referred to in this Assignment and Assumption, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex A-1-1

EXHIBIT C

[Form of]

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he is the              of NPC International, Inc., a corporation formed under the laws of the State of Kansas (the “Parent Borrower”), and as such he is authorized to execute this certificate on behalf of the Parent Borrower. With reference to the Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Parent Borrower, the other Borrowers, NPC Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders and Barclays Bank PLC, as Administrative Agent and Collateral Agent, the undersigned does hereby certify solely on behalf of the Parent Borrower and not in any individual capacity as follows (each capitalized term used herein having the same meaning given to it in Article I of the Credit Agreement unless otherwise specified):

(a) [Each of the Loan Parties has performed and complied in all material respects with all agreements and conditions contained in the Credit Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.] [The following covenants or conditions have not been performed or complied with and the following is a list of each such Default and its nature and status:]

(b) The financial statements furnished to the Administrative Agent with this certificate fairly present the consolidated financial condition and results of operations of the Parent Borrower and its Consolidated Subsidiaries as at the end of, and for, the [fiscal quarter] [fiscal year] ending              and such financial statements have been prepared in accordance with the accounting procedures specified in the Credit Agreement.

(c) Attached hereto as Schedule 1 are the reasonably detailed computations necessary to determine whether the Parent Borrower and its Consolidated Subsidiaries are in compliance with Sections 9.12, 9.13, and 9.14 of the Credit Agreement, as well as a calculation of the Available Amount, in each case, as of the end of the [fiscal quarter] [fiscal year] ending                .

EXECUTED AND DELIVERED this                      day of                     .

NPC INTERNATIONAL, INC.

By:
Name:
Title:

Exhibit C-1

SCHEDULE 1

Negative and Financial Covenants

Exhibit C-2

Schedule 1A—Available Amount

A.  Available Amount:

(a) an amount not less than zero, determined on a cumulative basis, equal to the Available Percentage[6] of Excess Cash Flow (as calculated in (B) below) for all Excess Cash Flow Periods ending after the Closing Date and prior to such time and for which Excess Cash Flow has been applied as a mandatory prepayment of the Loans in accordance with Section 2.08(f) of the Credit Agreement, plus	$

(b) the cumulative amount of Equity Proceeds

but only in the case of each of clauses (a) and (b) to the extent such amount has not been previously applied to (i) make an Investment in accordance with Section 9.03(l) of the Credit Agreement, (ii) make, in whole or in part, a Capital Expenditure pursuant to Section 9.14 of the Credit Agreement, (iii) pay, in whole or in part, Acquisition Consideration for a Permitted Acquisition, (iv) make a Restricted Payment pursuant to Section 9.04(g) of the Credit Agreement or (v) make a prepayment, redemption, purchase, defeasance or another payment pursuant to Section 9.23(a)(ii)(A) of the Credit Agreement.

Amount Used

Available Amount	$

[B. Excess Cash Flow

Consolidated EBITDA (as calculated on Schedule 1B)	$

minus, without duplication:

(a) Debt Service for such Excess Cash Flow Period;

(b) any voluntary prepayments of Debt (other than the Loans) so long as (i) such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period and (ii) such prepayments are not funded with proceeds of Debt;

(c) Total Capital Expenditures and Permitted Acquisitions during such Excess Cash Flow Period (excluding Total Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash (other than to the extent that any such Total Capital Expenditures or Permitted Acquisitions are consummated utilizing the Available Amount);

[6]

“Available Percentage” shall mean, for any Excess Cash Flow Period, (x) if the Leverage Ratio as of the end of the Test Period ending corresponding with the end of such Excess Cash Flow Period is greater than or equal to 4.00:1.00, 50%, (y) if the Leverage Ratio as of the end of such Test Period is greater than or equal to 3.00:1.00 but less than 4.00:1.00, 75%, and (z) if the Leverage Ratio as of the end of such Test Period is less than 3.00:1.00, 100%.

Exhibit C-3

(d) Total Capital Expenditures and Permitted Acquisitions that the Parent Borrower or any of the other Restricted Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period (other than to the extent that any such Total Capital Expenditures or Permitted Acquisitions are to be consummated utilizing the Available Amount); provided that the Parent Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the Parent Borrower and certifying that such Total Capital Expenditures will be made in the following Excess Cash Flow Period;

(e) taxes of Holdings (or any direct or indirect parent company thereof), the Parent Borrower and the other Restricted Subsidiaries that were paid in cash during such Excess Cash Flow Period (whether directly by such entity or in a Restricted Payment to the owner of such Person’s Capital Securities for such purpose, or will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established;

(f) to the extent permitted to be made pursuant to Section 9.18 of the Credit Agreement, (i) management fees paid pursuant to the Advisory Services Agreement in accordance with the Credit Agreement and (ii) indemnities and expenses, in each case, paid or accrued pursuant to the Advisory Services Agreement during such period to, or for the benefit of, the Sponsor or its Affiliates;

(g) debt issuance costs, debt discount or premium, other financing fees and one-time up-front costs associated with Hedging Agreements and related expenses; and

(h) all other cash expenses otherwise added back to Consolidated EBITDA or Consolidated Net Income during such Excess Cash Flow Period;

provided that any amount deducted pursuant of any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period;

plus, without duplication:

(a) all proceeds received during such Excess Cash Flow Period of any Debt to the extent used to finance Total Capital Expenditures (other than Debt under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings); and

(b) to the extent any permitted Total Capital Expenditures referred to in clause (d) above do not occur in the Excess Cash Flow Period specified in the certificate of the Parent Borrower provided pursuant to clause (d) above, such amounts of Total Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificates.

Excess Cash Flow	$	][7]

[7]	In the case of annual financial delivery only.

Exhibit C-4

Schedule 1B—Section 9.12

Maximum Total Leverage Ratio:

Consolidated Debt for Borrowed Money to Consolidated

EBITDA

A. Debt[8]:

(i) all payment obligations for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); plus	$

(ii) all payment obligations (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; plus

(iii) all obligations to pay the deferred purchase price of Property or services (excluding those for borrowed money, trade accounts payable in the ordinary course of business, accrued payroll and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP); plus

(iv) Capitalized Lease Obligations (whether contingent or otherwise); plus

(v) the purchase price for any asset leased pursuant to a “synthetic lease” (i.e., a lease that is treated as an operating lease in accordance with GAAP) or similar arrangement that such Person would have to pay in order to acquire the asset that is the subject of such lease or arrangement at the end of the stated term thereof; plus

(vi) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; plus

(vii) all Debt (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or payment obligations of others; plus

(viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others; plus

(ix) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person (excluding trade accounts payable or commitments in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP); plus

[8]

The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Debt expressly provide that such Person is not liable therefor. The term “Debt” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) any amounts owing under beverage contracts with beverage providers.

Exhibit C-5

(x) any Disqualified Capital Stock of such Person; plus

(xi) any Debt of a Special Entity or other third parties for which such Person is liable either by agreement or because of a Governmental Requirement; plus

(xii) all Hedging Obligations of such Person.

Debt	$

B. Debt for Borrowed Money:

Debt (as calculated in (A) above)	$

minus clause (ii),

minus clause (v),

minus clause (xii),

minus contingent obligations set forth in clause (iv)

Debt for Borrowed Money	$

C. Consolidated Debt for Borrowed Money:

Without duplication, all Debt for Borrowed Money (as calculated in (B) above), excluding any liabilities, obligations and guarantees if owed or guaranteed by a Restricted Subsidiary to another Restricted Subsidiary, minus

$

the aggregate amount of unrestricted cash and Cash Equivalents determined without giving pro forma effect to the proceeds of Debt incurred on such date (as calculated in (A) above) of the Parent Borrower and the other Restricted Subsidiaries on the consolidated balance sheet of the Parent Borrower and the other Restricted Subsidiaries as of such date in excess of $3.0 million but not to exceed $30.0 million.

Consolidated Debt for Borrowed Money	$

D. Consolidated EBITDA [9]

[9]

Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall (i) be calculated on a Pro Forma Basis to give effect to the Acquisition, any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business)

Exhibit C-6

Consolidated Net Income (as calculated in (E) below)	$

plus, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (other than in the case of clause (g) below) and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary (other than the Parent Borrower) only if a corresponding amount would be permitted at the date of determination to be distributed to the Parent Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments and Governmental Requirements applicable to such Restricted Subsidiary or its equityholders):

(a) Consolidated Interest Expense for such period (as calculated in (F) below),

(b) Consolidated Amortization Expense for such period,

(c) Consolidated Depreciation Expense for such period,

(d) Consolidated Tax Expense for such period,

(e) Pre-Opening Expenses,

(f) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period (including without limitation non-cash expenses relating to the payment of employee and director compensation), and

(g) the amount of “run-rate” cost savings projected by the Parent Borrower in good faith and certified by the chief financial officer of the Parent Borrower in writing to the Administrative Agent to result from actions either taken or initiated prior to or during such period (which cost savings shall be calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (A) the chief financial officer of the Parent Borrower shall have certified to the Administrative Agent that (x) such cost savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Parent Borrower to be realized within 12 months, (B) no cost savings shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges relating to such cost savings that are otherwise included in Consolidated EBITDA with consummated at any time on or after the first day of the Test Period thereof as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period and (ii) without duplication of clause (i) include (or exclude) Consolidated EBITDA attributable to acquired (or disposed of) Restaurants prior to the date of such acquisition (or disposition) and during the applicable Test Period adjusted, without duplication (including without duplication of any Pro Forma Adjustments), for tangible operational changes achievable within one year after the consummation of the acquisition (or disposition) due to field expense differentials, royalty payments, contractual rent payments on real estate and equipment and general and administrative cost differences, payments in respect of supply contracts and insurance policies, all as certified by the president or chief financial officer of the Parent Borrower, together with appropriate documentation supporting the reasonableness of any such adjustments.

Exhibit C-7

respect to such period or duplicative of any Pro Forma Adjustment and (C) the aggregate amount of cost savings added pursuant to this clause (g) shall not exceed, when taken together (without duplication) with any Pro Forma Adjustments and any adjustments under Consolidated Net Income (as calculated in (E) below) as addressed in the proviso thereto, 10% of Consolidated EBITDA (determined without giving effect to any such adjustments) for any period of four consecutive fiscal quarters;

minus the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business and amortization of cash received and recorded of deferral revenues) for such period

Consolidated EBITDA	$

E. Consolidated Net Income[10]:

Net income or loss of the Parent Borrower and its Consolidated Restricted Subsidiaries for such period determined in accordance with GAAP	$

(a) minus, without duplication, to the extent included in calculating such consolidated net income or loss,

(i) net earnings or losses attributable to minority interests in Subsidiaries;

(ii) extraordinary gains or losses, together with any related provision for taxes on any such gain (or the tax effect of any such loss);

(iii) net earnings or losses of any Restricted Subsidiary (other than the Parent Borrower) accrued prior to the date it became a Restricted Subsidiary;

(iv) net earnings of any business entity (other than a Restricted Subsidiary) in which the Parent Borrower or any of the other Restricted Subsidiaries has an ownership interest unless such net earnings shall have been received by the Parent Borrower or, subject to clause (v), any of the other Restricted Subsidiaries in the form of cash distributions;

[10]

There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Borrower and the other Restricted Subsidiaries), as a result of the Acquisition and any related transactions, any Permitted Acquisitions or the amortization or write-off of any amounts thereof. In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions.

Exhibit C-8

(v) any portion of net earnings of any Restricted Subsidiary (other than the Parent Borrower) which for any reason is unavailable for distribution to the Parent Borrower;

(vi) any reversal of any contingency reserve to the extent such contingency reserve was established prior to such period;

(vii) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent Borrower or any of the other Restricted Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by the Parent Borrower or any of the other Restricted Subsidiaries;

(viii) unrealized gains and losses with respect to Hedging Obligations for such period,

(ix) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(x) accruals and reserves that are established or adjusted as a result of the Acquisition and any related transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,

(xi) stock-based award compensation expenses,

(xii) any income (loss) attributable to deferred compensation plans or trusts, and

(xiii) any income (loss) from investments recorded using the equity method,

(b) plus, without duplication, to the extent deducted in calculating such consolidated net income or loss,

(i) cash expenses relating to the payment of employee and director compensation in the form of Capital Securities,

(ii) the amount of management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period to (or on behalf of) the Sponsor (including any termination fees payable in connection with the early termination of management and monitoring agreements) to the extent permitted to be paid or accrued pursuant to the Credit Agreement,

(iii) any non-recurring fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Acquisition, any Permitted Acquisition, any Asset Sales, Permitted Investments, issuance or repayment of Debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt or equity instrument (in each case, including any such transaction consummated prior to the Closing Date and whether or not such transactions are consummated) and any non-recurring charges or merger costs incurred during such period as a result of any such transaction,

Exhibit C-9

(iv) non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance and integration costs, costs related to closure/consolidation of Restaurants, stores and facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities),

(v) restructuring charges, accruals or reserves (including restructuring costs related to Permitted Acquisitions after the Closing Date and adjustments to existing reserves),

(vi) the amount of any net losses from discontinued operations in accordance with GAAP,

(vii) any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation during such period,

(viii) for the fourth fiscal quarter of 2011, $300,000 representing the portion of the amounts of advertising expected to be rebated to the Parent Borrower and the other Restricted Subsidiaries in 2012,

(ix) expenses (including legal fees and expenses, settlement payments or other judgment award payments) incurred in connection with the Jeffery Wass and Mark Smith et. Al. vs. NPC International, Inc., Case No. 2:09 CV 2254 JWL KGS (and any appeal or settlement thereof) and related state level lawsuits, and

(x) a run rate adjustment for delivery drivers to account for the number of drivers converted to the tip wage payment system on the last day of such period as if they were on the tip wage payment system on the first day of such period;

provided that all amounts added to Consolidated Net Income pursuant to subclauses (iv) and (v) of clause (b) above shall not exceed, when taken together (without duplication) with any Pro Forma Adjustments and any adjustments pursuant to clause (g) of the calculation of Consolidated EBITDA (as calculated in (E) above), 10% of Consolidated EBITDA (determined without giving effect to any of the foregoing adjustments) for any period of four consecutive fiscal quarters.

Consolidated Net Income:	$

F. Consolidated Interest Expense:

Total consolidated interest expense (net of interest income) of the Parent Borrower and its Consolidated Restricted Subsidiaries for such period determined in accordance with GAAP[11]	$

[11]

Debt issuance costs, debt discount or premium, other financing fees and one-time up-front costs associated with Hedging Agreements and related expenses, including any amortization thereof, shall be excluded from the calculation of Consolidated Interest

Exhibit C-10

plus, without duplication

(a) imputed interest on Capitalized Lease Obligations of the Parent Borrower and the other Restricted Subsidiaries for such period

(b) commissions, discounts and other fees and charges owed by the Parent Borrower or any of the other Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period

(c) cash contributions to any employee stock ownership plan or similar trust made by the Parent Borrower or any of the other Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings or a Wholly-Owned Restricted Subsidiary) in connection with Debt incurred by such plan or trust for such period

(d) all interest paid or payable with respect to discontinued operations of the Parent Borrower or any of the other Restricted Subsidiaries for such period

(e) the interest portion of any deferred payment obligations of the Parent Borrower or any of the other Restricted Subsidiaries for such period

(f) all interest on any Debt of the Parent Borrower or any of the other Restricted Subsidiaries of the type described in clause (vi), (vii) or (viii) of the definition of “Debt” as set forth in (A) above for such period

Consolidated Interest Expense:	$

Consolidated Debt for Borrowed Money to Consolidated EBITDA		[ ]:1.00

Covenant Requirement		No more than [ ]:1.00

Expense and Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements related to interest rates. Consolidated Interest Expense shall (i) be calculated on a Pro Forma Basis to give effect to any Debt incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with the Acquisition, any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period and (ii) without duplication of clause (i), include (or exclude) Consolidated Interest Expense attributable to acquired (or disposed of) Restaurants prior to the date of such acquisition (or disposition) and during the applicable Test Period.

Exhibit C-11

Schedule 1C—Section 9.13

Consolidated Interest Coverage Ratio:

For any Test Period (x) Consolidated EBITDA plus Rent Expense (to the extent deducted in the determination of Consolidated Net Income for such Test Period) to (y) Consolidated Interest Expense plus Rent Expense for such Test Period

Consolidated EBITDA (as calculated on Schedule 1B)	$

plus Rent Expense (to the extent deducted in the determination of Consolidated Net Income)

Consolidated Interest Expense (as calculated in (F) above)

plus Rent Expense

Consolidated EBITDA plus Rent Expense to Consolidated Interest plus Rent Expense	[ ]:1.00

Covenant Requirement	Greater than or equal to [ ]:1.00

Exhibit C-12

Schedule 1D—Section 9.14

Limitation on Capital Expenditures

Total Capital Expenditures for the Test Period	$

Covenant Requirement[12]		No more than [ ]

[12]

The covenant requirement may be increased by (A) the amount of the Available Amount (as calculated on Schedule 1A) available at any time, (B) the Capital Expenditures Expansion Amount and (C) the carryforward amount, if any.

Exhibit C-13

EXHIBIT D

[Form of]

INTERCOMPANY NOTE

New York, New York

December 28, 2011

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an Intercompany Note referred to in the Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NPC International, Inc., a corporation formed under the laws of the State of Kansas (“Parent Borrower”), the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, Barclays Bank PLC, as as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties, and is subject to the terms thereof, and shall be pledged by each Payee pursuant to the Security Agreement, to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Borrower or a Guarantor to any Payee other than a Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;
(ii) if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

Exhibit D-1

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and the Administrative Agent, the Issuing Banks and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself, the Issuing Banks and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not a Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

Exhibit D-2

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

[List the Borrowers, Holdings and All Subsidiaries]

By:
Name:
Title:

Exhibit D-3

EXHIBIT E

[Form of]

JOINDER AGREEMENT

Reference is made to the Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (“Parent Borrower”), the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC ACQUISITION HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, BARCLAYS BANK PLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Guarantors have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans and the Issuing Banks to issue Letters of Credit to or for the benefit of the Borrowers;

WHEREAS, pursuant to Section 8.09(b) of the Credit Agreement, certain Subsidiaries that were not in existence on the date of the Credit Agreement are required to become Guarantors under the Credit Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement in order to induce the Lenders to make additional Revolving Credit Loans and the Issuing Banks to issue Letters of Credit and as consideration for the Loans previously made and Letters of Credit previously issued.

NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:

1. Guarantee. In accordance with Section 8.09(b) of the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor.

2. Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to [each of] the schedules to the Credit Agreement applicable to it.

3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 12.02 of the Credit Agreement.

Exhibit E-1

7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

Exhibit E-2

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:
Name:
Title:

Exhibit E-3

[Note: Schedules to be attached.]

Exhibit E-4

EXHIBIT F

[RESERVED]

Exhibit F-1

EXHIBIT G

[Form of]

MORTGAGE

[See attached]

Exhibit G-1

EXHIBIT H-1

[Form of]

PERFECTION CERTIFICATE

[See attached]

Exhibit H-1-1

EXHIBIT H-2

[Form of]

PERFECTION CERTIFICATE SUPPLEMENT

This Perfection Certificate Supplement, dated as of [            ], 201[ ] is delivered pursuant to Section 8.01(h) of that certain Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (“Parent Borrower”), the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC ACQUISITION HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, BARCLAYS BANK PLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties. As used herein, the term “Companies” means Holdings and each of its Subsidiaries.

The undersigned, the [            ] of the Parent Borrower, hereby certifies (in my capacity as [            ] and not in my individual capacity) to the Collateral Agent and each of the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:

1. Names.

(a) Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document; (y) each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b) Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

2. Current Locations. Except as listed on Schedule 2 attached hereto and made a part hereof, the chief executive office of each Company is located at the address set forth in Schedule 2 of the Prior Perfection Certificate.

3. [Intentionally omitted].

4. Extraordinary Transactions. Except as listed on Schedule 4 hereto and made a part hereof, except for those purchases, acquisitions and other transactions described on Schedule 4 to the Prior Perfection Certificate or consummated more than 5 years prior to the date hereof, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

5. [Intentionally omitted].

6. UCC Filings. Except as attached hereto as Schedule 6 in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereto, the financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral relating to the Security Agreement, are set forth in Schedule 6 of the Prior Perfection Certificate.

Exhibit H-2-1

7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12(c) hereto.

8. Real Property.

(a) Except as listed on Schedule 8(a)(i) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 8(a)(i) is a complete and accurate list of (i) each Real Property owned in fee by any Company as of the Closing Date, by common address and Company store number reference, that, together with any improvements thereon, individually has a Fair Market Value of at least $500,000 (as determined in good faith by the Parent Borrower), (ii) the name of the record owner of such owned Real Property and (iii) the county in which the Mortgage relating to such owned Real Property is to be recorded. Except as listed on Schedule 8(a)(ii) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 8(a)(ii) is a complete and accurate list of (i) each Real Property leased by any Company, by common address and Company store number reference, as lessee, sublessee, licensee or sublicensee, that has a net rentable interior space of at least 3,000 square feet and a lease expiration date not earlier than 3 years from the date such lease was acquired by the applicable Company (not taking into account any renewals or extension terms that have not been exercised by the applicable Company), (ii) the name of the record tenant of each such leased Real Property, and (iii) the county in which the Mortgage relating to such leased Real Property is to be recorded.

(b) Except as listed on Schedule 8(b) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 8(b) is a complete and accurate list of (i) each Real Property listed on Schedules 8(a)(i) and 8(a)(ii) hereto and thereto that is subject to any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements under which any Company is the owner, lessor, sublessor, licensor, franchisor or grantor, and (ii) the parties to the applicable lease, sublease, tenancy agreement, franchise agreement, license agreement or other agreement.

9. [Intentionally omitted].

10. Stock Ownership and Other Equity Interests. Except as listed on Schedule 10(a) attached hereto and made a part hereof, Schedule 10(a) to the Prior Perfection Certificate is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Except as set forth on Schedule 10(b) attached hereto and made a part hereof, Schedule 10(b) to the Prior Perfection Certificate sets forth each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

11. Instruments and Tangible Chattel Paper. Except as listed on Schedule 11 attached hereto and made a part hereof, Schedule 11 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof with a principal amount in excess of $375,000 individually or $2,000,000 in the aggregate for all Pledgors, including all intercompany notes between or among any two or more Companies.

12. Intellectual Property.

(a) Except as listed on Schedule 12(a) attached hereto and made a part hereof, Schedule 12(a) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s Patents, Trademarks and material Intellectual Property Licenses in respect of Patents and Trademarks (each as defined in the Security Agreement) (excluding any Intellectual Property Licenses granted in connection with franchise agreements entered into in the ordinary course of business) registered with the United States Patent and Trademark Office, and all other Patents, Trademarks and Intellectual Property Licenses in respect of Patents and Trademarks, including the name of the registered owner and the registration number of each Patent and Trademark owned by each Company. Except as listed on Schedule 12(b) attached hereto and made a part hereof, Schedule 12(b) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s registered United States Copyrights and Intellectual Property Licenses in respect of Copyrights (each as defined in the Security Agreement) (excluding any “shrink-wrap” or “click-wrap” licenses or any licenses concerning generally commercially available software with a replacement value or annual license fee of less than, in the aggregate, $250,000), and all other registered Copyrights and In tellectual Property Licenses in respect of Copyrights, including the name of the registered owner and the registration number of each Copyright owned by each Company.

Exhibit H-2-2

(b) Except as attached hereto as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office, attached to the Prior Perfection Certificate as Schedule 12(c) are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Patents and Copyrights set forth on Schedule 12(a) and Schedule 12(b) hereto and thereto, including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

13. Commercial Tort Claims. Except as listed on Schedule 13 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company with a value in excess of $1,000,000, including a brief description thereof.

14. Letter-of-Credit Rights. Except as listed on Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 14 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder in an amount in excess of $150,000 individually or $2,000,000 in the aggregate.

[The Remainder of this Page has been intentionally left blank]

Exhibit H-2-3

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this              day of             , 201[ ].

NPC INTERNATIONAL, INC.

By:
Name:
Title:

NPC OPERATING COMPANY A, INC.

By:
Name:
Title:

NPC OPERATING COMPANY B, INC.

By:
Name:
Title:

NPC ACQUISITION HOLDINGS, LLC

By:
Name:
Title:

[Each of the other Guarantors]

By:
Name:
Title:

Exhibit H-2-4

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number[13]	Federal Taxpayer Identification Number	State of Formation

[13]	If none, so state.

Exhibit H-2-5

Schedule 1(b)

Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change

Exhibit H-2-6

Schedule 2

Chief Executive Offices

Company/Subsidiary	Address	County	State

Exhibit H-2-7

Schedule 4

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Exhibit H-2-8

Schedule 6

Copy of Financing Statements To Be Filed

See attached.

Exhibit H-2-9

Schedule 7

Filings/Filing Offices

Type of Filing[14]	Entity	Applicable Collateral Document [Security Agreement or Other]	Jurisdictions

[14]	UCC-1 financing statement, fixture filing, intellectual property filing or other necessary filing.

Exhibit H-2-10

Schedule 8(a)(i)

Owned Mortgaged Property

Store No.	Address	City	State	Entity of Record	County of Filing Office

Exhibit H-2-11

Schedule 8(a)(ii)

Leased Mortgaged Property

Store No.	Address	City	State	Company/ Tenant	Landlord	County of Filing Office

Exhibit H-2-12

Schedule 8(b)

Leases, Subleases, Tenancies, Franchise agreements, Licenses or Other Occupancy Arrangements

Store No.	Address	City	State	Type of Occupancy Agreement	Company/ Landlord	Tenant’s or Other Third Party’s Consent Required

Exhibit H-2-13

Schedule 10

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Exhibit H-2-14

Schedule 11

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.	Chattel Paper:

Exhibit H-2-15

Schedule 12(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Exhibit H-2-16

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Exhibit H-2-17

Schedule 12(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Exhibit H-2-18

Schedule 12(c)

Intellectual Property Filings

Exhibit H-2-19

Schedule 13

Commercial Tort Claims

Exhibit H-2-20

Schedule 14

Letter of Credit Rights

Exhibit H-2-21

EXHIBIT I-1

[Form of]

REVOLVING CREDIT NOTE

$	, 201

FOR VALUE RECEIVED, NPC INTERNATIONAL, INC., a Kansas corporation (“Parent Borrower”), and each of NPC OPERATING COMPANY A, INC. and NPC OPERATING COMPANY B, INC., each a Kansas corporation (each a “Borrower” and together with the Parent Borrower, the “Borrowers”), hereby, jointly and severally, promise to pay to the order of                                  (the “Lender”), at the Principal Office of Barclays Bank PLC (the “Administrative Agent”), at 745 Seventh Avenue, New York, New York 10019, the principal sum of              Dollars ($            ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolving Credit Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

This Revolving Credit Note is one of the Notes referred to in the Credit Agreement dated as of December 28, 2011 among the Borrowers, NPC Acquisition Holdings, LLC, a Delaware limited liability company, the other guarantors party thereto, the Lenders which are or become parties thereto (including the Lender) and the Administrative Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and evidences Loans made by the Lender thereunder. Capitalized terms used in this Revolving Credit Note have the respective meanings assigned to them in the Credit Agreement.

This Revolving Credit Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Revolving Credit Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Revolving Credit Note.

Exhibit I-1-1

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

NPC INTERNATIONAL, INC.

By:
Name:
Title:

NPC OPERATING COMPANY A, INC.

By:
Name:
Title:

NPC OPERATING COMPANY B, INC.

By:
Name:
Title:

Exhibit H-2-2

EXHIBIT I-2

[Form of]

TERM NOTE

$	, 201

FOR VALUE RECEIVED, NPC INTERNATIONAL, INC., a Kansas corporation (“Parent Borrower”), and each of NPC OPERATING COMPANY A, INC. and NPC OPERATING COMPANY B, INC., each a Kansas corporation (each a “Borrower” and together with the Parent Borrower, the “Borrowers”), hereby, jointly and severally, promise to pay to the order of              (the “Lender”), at the Principal Office of Barclays Bank PLC (the “Administrative Agent”), at 745 Seventh Avenue, New York, New York 10019, the principal sum of              Dollars ($                 ) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest, at such office, in like money and funds, at the rates per annum and on the dates provided in the Credit Agreement.

Each payment made on account of the principal and interest hereof shall be recorded by the Lender on its books.

This Term Note is one of the Notes referred to in the Credit Agreement dated as of December 28, 2011 among the Borrowers, NPC Acquisition Holdings, LLC, a Delaware limited liability company, the other guarantors party thereto, the Lenders which are or become parties thereto (including the Lender) and the Administrative Agent, and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used in this Term Note have the respective meanings assigned to them in the Credit Agreement.

This Term Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Term Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to the Term Note.

THIS TERM NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PARENT BORROWER WILL, BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUE DATE, PROMPTLY PROVIDE TO HOLDERS OF TERM NOTES, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE, AND THE YIELD TO MATURITY WITH RESPECT TO THIS TERM NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO PARENT BORROWER AT 7300 WEST 129TH STREET, OVERLAND PARK, KANSAS 66213.

Exhibit I-2-1

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

NPC INTERNATIONAL, INC.

By:
Name:
Title:

NPC OPERATING COMPANY A, INC.

By:
Name:
Title:

NPC OPERATING COMPANY B, INC.

By:
Name:
Title:

Exhibit H-2-2

EXHIBIT I-3

[Form of]

SWINGLINE NOTE

$	, 201

FOR VALUE RECEIVED, NPC INTERNATIONAL, INC., a Kansas corporation (“Parent Borrower”), and each of NPC OPERATING COMPANY A, INC. and NPC OPERATING COMPANY B, INC., each a Kansas corporation (each a “Borrower” and together with the Parent Borrower, the “Borrowers”), hereby, jointly and severally, promise to pay to the order of             (the “Swingline Lender”), at the Principal Office of Barclays Bank PLC (the “Administrative Agent”), at 745 Seventh Avenue, New York, New York 10019, the principal sum of              Dollars ($                ) or, if less, the outstanding principal amount advanced under this Swingline Note, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, interest rate and maturity of each Loan made by the Swingline Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Swingline Note, may be endorsed by the Swingline Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Swingline Lender.

This Swingline Note is one of the Notes referred to in the Credit Agreement dated as of December 28, 2011 among the Borrowers, NPC Acquisition Holdings, LLC, a Delaware limited liability company, the other guarantors party thereto, the Lenders which are or become parties thereto (including the Swingline Lender) and the Agent, and evidences Swingline Loans made by the Swingline Lender thereunder (such Credit Agreement as the same may be amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used in this Swingline Note have the respective meanings assigned to them in the Credit Agreement.

This Swingline Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Swingline Note upon the occurrence of certain events, for prepayments of Swingline Loans upon the terms and conditions specified therein and other provisions relevant to this Swingline Note.

Exhibit I-3-1

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

NPC INTERNATIONAL, INC.

By:
Name:
Title:

NPC OPERATING COMPANY A, INC.

By:
Name:
Title:

NPC OPERATING COMPANY B, INC.

By:
Name:
Title:

Exhibit L-2

EXHIBIT J

[Form of]

SECURITY AGREEMENT

[See attached]

Exhibit J-1

EXHIBIT K

SECURITY INSTRUMENTS

1.	Mortgage encumbering any Mortgaged Property

2.	UCC-1 Fixture Filings

3.	Security Agreement (“Security Agreement”) executed by:

a.	the Borrowers
b.	Holdings

4.	UCC-1 Financing Statements relating to the Security Agreement.

Exhibit K-1

EXHIBIT L

[Form of]

BORROWING, CONTINUATION AND CONVERSION REQUEST

                         , 201__

Reference is made to the Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (“Parent Borrower”), the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC ACQUISITION HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, BARCLAYS BANK PLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties.

The undersigned makes the requests indicated below on behalf of the Borrowers:

1.	Swingline Loans:

(a)	Amount of new Swingline Loan to be $ .

(b)	Requested funding date is , 201__.

2.	Revolving Credit Loans:

(a)	Aggregate amount of new Revolving Credit Loans to be $ ;

(b)	Requested funding date is , 201__;

(c)	$ of such borrowings are to be LIBOR Loans;

$	of such borrowings are to be Base Rate Loans; and

(d)	Length of Interest Period for LIBOR Loans is: .

3.	Term Loans:

(a)	Aggregate amount of new Term Loans to be $ ;

(b)	Requested funding date is , 201__;

(c)	$ of such borrowings are to be LIBOR Loans;

      $                                          of such borrowings are to be Base Rate Loans; and

(d)	Length of Interest Period for LIBOR Loans is: .

4.	LIBOR Loan Continuation for LIBOR Loans consisting of [Term Loans][Revolving Credit Loans] maturing on :

(a)	Aggregate amount to be continued as LIBOR Loans is $ ;

(b)	Aggregate amount to be converted to Base Rate Loans is $ ;

(c)	Length of Interest Period for continued LIBOR Loans is .

Exhibit L-1

5.	Conversion of Outstanding Base Rate Loans consisting of [Term Loans][Revolving Credit Loans] to LIBOR Loans:

Convert $                                                   of the outstanding Base Rate Loans to LIBOR

Loans on                                                       with an Interest Period of                                                           .

6.	Conversion of outstanding LIBOR Loans consisting of [Term Loans][Revolving Credit Loans] to Base Rate Loans:

Convert $                                          of the outstanding LIBOR Loans with Interest Period maturing on              201__, to Base Rate Loans.

Exhibit L-2

The undersigned certifies that he is the              of the Parent Borrower, as such he is authorized to execute this certificate on behalf of the Borrowers. The undersigned further certifies, represents and warrants, solely on behalf of the Borrowers and not in any individual capacity, that the Borrowers are entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

NPC INTERNATIONAL, INC.

By:
Name:
Title:

Exhibit L-2

EXHIBIT M

[Form of]

LEGAL OPINIONS

[See attached]

Exhibit M-1

EXHIBIT N

[Form of]

SOLVENCY CERTIFICATE

This Solvency Certificate is being executed and delivered pursuant to Section 6.01(m) of that certain Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (“Parent Borrower”), the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC ACQUISITION HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, BARCLAYS BANK PLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties.

I, [                        ], the Chief Financial Officer of the Parent Borrower, in such capacity and not in an individual capacity, hereby certify that I am the Chief Financial Officer of the Parent Borrower and that I am generally familiar with the businesses and assets of Holdings and its Subsidiaries (taken as a whole) and am duly authorized to execute this Solvency Certificate on behalf of the Parent Borrower pursuant to the Credit Agreement.

I, [                        ], the [            ] of Holdings, in such capacity and not in an individual capacity, hereby certify that I am the [            ] of Holdings and that I am generally familiar with the businesses and assets of Holdings and its Subsidiaries (taken as a whole) and am duly authorized to execute this Solvency Certificate on behalf of Holdings pursuant to the Credit Agreement.

Each of the undersigned further certify, in their capacity as Chief Financial Officer of the Parent Borrower or [            ] of Holdings, as applicable, and not in their individual capacity, as of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and Obligations being incurred in connection with the Credit Agreement and the Transactions, that, (i) the sum of the debt (including contingent liabilities) of Holdings, the Parent Borrower and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of Holdings, the Parent Borrower and its Subsidiaries, taken as a whole; (ii) the capital of Holdings, the Parent Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Holdings, the Parent Borrower and its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iii) Holdings, the Parent Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

[Signature Page Follows]

Exhibit N-1

IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of December, 2011.

NPC INTERNATIONAL, INC.

By:
Name:
Title:

NPC ACQUISITION HOLDINGS, LLC

By:
Name:
Title:

Exhibit N-2

EXHIBIT O

[Form of]

EXEMPTION CERTIFICATE

Reference is made to the Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (“Parent Borrower”), the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC ACQUISITION HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, BARCLAYS BANK PLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties.

The undersigned is not (i) a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), (ii) a “10 percent shareholder” of a Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code.

[NAME OF LENDER]

By:
Name:
Title:

[ADDRESS]

Dated:             , 201

Exhibit O-1

EXHIBIT P

[Form of]

PREPAYMENT NOTICE

Date:             ,

To: Barclays Bank PLC

Loan Operations

1301 Avenue of theAmericas

New York, NY 10019

Attn: Agency Services—NPC International, Inc .:

Contact: Sookie Siew

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (“Parent Borrower”), the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC ACQUISITION HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, BARCLAYS BANK PLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties.

This Prepayment Notice is delivered to you pursuant to Section 2.08 of the Credit Agreement. The undersigned, on behalf of the Borrowers, hereby gives notice of a prepayment of Loans as follows:

1.	☐ Revolving Credit Loans ☐ Term Loans (select Class of Loans)

2.	(select Type(s) of Loans)

☐Base Rate Loans in the aggregate principal amount of $            .

☐LIBOR Loans with an Interest Period ending             , 201     in the aggregate principal amount of $            .

3.	On , 201_ (a Business Day).

P-1

This Prepayment Notice and prepayment contemplated hereby comply with the Credit Agreement, including Section 2.08 of the Credit Agreement.

NPC INTERNATIONAL, INC.

By:
Name:
Title:

E-2

EXHIBIT Q

[Form of]

DISCOUNTED PREPAYMENT OPTION NOTICE

Date:

Barclays Bank PLC

Bank Debt Management Group

745Seventh Avenue

New York, NY 10019

Attn: Nicole Conjares / Lisa Minigh

Ladies and Gentlemen:

This Discounted Prepayment Option Notice is delivered to you pursuant to Section 2.08(j)(ii) of that certain Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (“Parent Borrower”), the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC ACQUISITION HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, BARCLAYS BANK PLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties.

Parent Borrower hereby notifies you that, effective as of [            , 20     ], pursuant to Section 2.08(j)(ii) of the Credit Agreement, Parent Borrower hereby notifies each Lender under [CLASS OF TERM LOAN] that it is seeking:

(a) to prepay Loans under [CLASS OF TERM LOANS] at a discount in an aggregate principal amount of [$            ] (the “Proposed Discounted Prepayment Amount”);

(b) a percentage discount to the par value of the principal amount of Loans under [CLASS OF TERM LOANS] greater than or equal to % of par value but less than or equal to [            ]% of par value (the “Discount Range”).

(c) a Lender Participation Notice on or before [             , 20    ], as determined pursuant to Section 2.08(j)(iii) of the Credit Agreement (as such date may be extended pursuant to Section 2.08(j)(ii) of the Credit Agreement, the “Acceptance Date”), and

Each Borrower expressly agrees that this Discounted Prepayment Option Notice is subject to the provisions of Section 2.08 of the Credit Agreement.

Each Borrower hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Lenders as follows:

(a) No Discounted Voluntary Prepayment is being made from the proceeds of any Revolving Credit Loan.

(b) The Parent Borrower is in compliance on a Pro Forma Basis with the Financial Covenants as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.01(a) or (b).

(c) No Default or Event of Default has occurred and is continuing.

The Borrowers respectfully request that the Administrative Agent promptly notify each of the Lenders party to the Credit Agreement of this Discounted Prepayment Option Notice.

Q-1

IN WITNESS WHEREOF, the undersigned has executed this Discounted Prepayment Option Notice as of the date first above written.

NPC INTERNATIONAL, INC.

By:
Name:
Title:

NPC OPERATING COMPANY A, INC.

By:
Name:
Title:

NPC OPERATING COMPANY B, INC.

By:
Name:
Title:

Q-2

EXHIBIT R

[Form of]

LENDER PARTICIPATION NOTICE

Date:

Barclays Bank PLC

Bank Debt Management Group

745Seventh Avenue

New York, NY 10019

Attn: Nicole Conjares / Lisa Minigh

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (“Parent Borrower”), the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC ACQUISITION HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, BARCLAYS BANK PLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties, and (b) that certain Discounted Prepayment Option Notice, dated            , 20    , from the Borrowers (the “Discounted Prepayment Option Notice”). Capitalized terms used herein and not defined herein or in the Credit Agreement shall have the meaning ascribed to such terms in the Discounted Prepayment Option Notice.

The undersigned Lender hereby gives you notice, pursuant to Section 2.08(j)(ii) of the Credit Agreement, that it is willing to accept a Discounted Voluntary Prepayment on Loans held by such Lender:

(a) in a maximum aggregate principal amount of $             of Loans under [CLASS OF TERM LOANS] (the “Offered Loans”), and

(b) at a percentage discount to par value of the principal amount of Offered Loans equal to [            ]% of par value (the “Acceptable Discount”).

The undersigned Lender acknowledges that the submission of this Lender Participation Notice, to be held in escrow by the Administrative Agent, irrevocably obligates the Lender to sell the entirety or its ratable portion of the Offered Loans in accordance with Section 2.08(j) of the Credit Agreement. The undersigned Lender expressly agrees that this offer is subject to the provisions of Section 2.08(j) of the Credit Agreement. Furthermore, conditioned upon the Applicable Discount determined pursuant to Section 2.08 (j)(iii) of the Credit Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Lender hereby expressly consents and agrees to a prepayment of its Loans pursuant to Section 2.08(j) of the Credit Agreement in an aggregate principal amount equal to the Offered Loans, as such principal amount may be reduced if the aggregate proceeds required to prepay Qualifying Loans (disregarding any interest payable in connection with such Qualifying Loans) would exceed the Proposed Discounted Prepayment Amount for the relevant Discounted Voluntary Prepayment, and acknowledges and agrees that such prepayment of its Loans will be allocated at par value, but the actual payment made to such Lender will be reduced in accordance with the Applicable Discount.

R-1

IN WITNESS WHEREOF, the undersigned has executed this Lender Participation Notice as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

By:
Name:
Title:

S-2

EXHIBIT S

[Form of]

DISCOUNTED VOLUNTARY PREPAYMENT NOTICE

Date:             , 20

Barclays Bank PLC

Bank Debt Management Group

745Seventh Avenue

New York, NY 10019

Attn: NPC International, Inc. Portfolio Manager: Nicole Conjares / Lisa Minigh

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement dated as of December 28, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (“Parent Borrower”), the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC ACQUISITION HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, BARCLAYS BANK PLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties, and (b) each Lender Participation Notice submitted by a Lender to the Administrative Agent by the Acceptance Date in response to the Discounted Prepayment Option Notice, dated [            ], 201[        ] (collectively, the “Lender Participation Notices”).

The Parent Borrower hereby irrevocably notifies you pursuant to Sections 2.08(j)(vi) and (vii) of the Credit Agreement that (a) the Borrowers select an Applicable Discount equal to             % of par for an Offered Voluntary Prepayment, (b) each Borrower accepts all Lender Participation Notices specifying an Acceptable Discount therein that is less than or equal to the Applicable Discount, which may be subject to proration pursuant to Section 2.08(j)(iv) of the Credit Agreement, and (c) that pursuant to Sections 2.08(j)(vi) and (vii) of the Credit Agreement, the Borrowers shall make a Discounted Prepayment Option Notice Voluntary Prepayment in an amount of $             on or before [            , 20__],15 (the “Offered Prepayment Effective Date”) as more fully described below.

Each Borrower expressly agrees that this acceptance of Qualifying Loans and notice of prepayment shall be irrevocable and is subject to the provisions of Sections 2.08(j) of the Credit Agreement. The Borrowers expressly and irrevocably agree to make a payment to the Administrative Agent, for the benefit of the Lenders whose Loans have been accepted in this offer, on the Offered Prepayment Effective Date consisting of (a) the prepayment of Qualifying Loans, payable at the Acceptable Discount, to such Lenders in an aggregate principal amount of outstanding Loans of the applicable Class equal to the Proposed Discounted Prepayment Amount subject to proration pursuant to Section 2.08(g) of the Credit Agreement, plus (b) all accrued but unpaid interest and fees with respect thereto and any amounts due in accordance Section 5.03(a) of the Credit Agreement (to the extent such amounts are due in accordance with such Section 5.03(a)).

Each Borrower acknowledges that the Administrative Agent and Lenders are relying on the truth and accuracy of the foregoing in connection with the participating Lenders’ acceptance of the Discount Voluntary Prepayment made as a result of this Discount Voluntary Prepayment Notice.

The Borrowers respectfully request that Administrative Agent notify each of the Lenders of holding Loans of the applicable Class of this Discounted Voluntary Prepayment Notice.

[15]	Insert date that is no earlier than two Business Days after date of this notice.

S-1

IN WITNESS WHEREOF, the undersigned has executed this Discounted Voluntary Prepayment Notice as of the date first above written.

NPC INTERNATIONAL, INC.

By:
Name:
Title:

NPC OPERATING COMPANY A, INC.

By:
Name:
Title:

NPC OPERATING COMPANY B, INC.

By:
Name:
Title:

S-2

EXHIBIT T-1

[Form of]

NON-BANK TAX CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 28, 2011 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NPC International, Inc., a corporation formed under the laws of Kansas (the “Parent Borrower”), the other Borrowers (such term, and each other capitalized term, used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, and Barclays Bank PLC, as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties.

Pursuant to the provisions of Section 4.06(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Parent Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrowers or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:             , 20[ ]

T-1-1

EXHIBIT T-2

[Form of]

NON-BANK TAX CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 28, 2011 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NPC International, Inc., a corporation formed under the laws of Kansas (the “Parent Borrower”), the other Borrowers (such term, and each other capitalized term, used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, and Barclays Bank PLC, as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties.

Pursuant to the provisions of Section 4.06(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Parent Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:             , 20[ ]

T-2-1

EXHIBIT T-3

[Form of]

NON-BANK TAX CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 28, 2011 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NPC International, Inc., a corporation formed under the laws of Kansas (the “Parent Borrower”), the other Borrowers (such term, and each other capitalized term, used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, and Barclays Bank PLC, as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties.

Pursuant to the provisions of Section 4.06(e) and Section 12.06(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent share-holder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:             , 20[ ]

T-3-1

EXHIBIT T-4

[Form of]

NON-BANK TAX CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 28, 2011 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NPC International, Inc., a corporation formed under the laws of Kansas (the “Parent Borrower”), the other Borrowers (such term, and each other capitalized term, used but not defined herein having the meaning given it in Article I of the Credit Agreement), NPC Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”), the other Guarantors, the Lenders, and Barclays Bank PLC, as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties.

Pursuant to the provisions of Section 4.06(e) and Section 12.06(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:             , 20[ ]

T-4-1

Schedule 1.01(a)

Debt to Be Refinanced

1.	Credit Agreement dated as of May 3, 2006 among NPC International, Inc., as borrower, NPC Acquisition Holdings, LLC and the other guarantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent and administrative agent and the other agents and lenders party thereto.

2.	$175 million 9.5% Senior Subordinated Notes dated as of May 3, 2006 among NPC International, Inc. as issuer and Wells Fargo Bank, National Association, as trustee.

Schedule 1.01(b)

Existing Letters of Credit

Loan Party	Issuing Bank	LC Number	Counter Party	Amount	Expiration Date
NPC International, Inc.	J.P. Morgan Chase Bank, N.A.	D—203976	Old Republic	$17,225,249	4/28/2012
NPC International, Inc.	J.P. Morgan Chase Bank, N.A.	I—284096	Reliance Insurance Company	$434,590	4/28/2012

Schedule 1.01(c)

Certain Liens

None.

Schedule 3.01(b)

Amortization of Term Loans

The Term Loans shall be repaid in consecutive quarterly installments on the Payment Date occurring during the month set forth below or on the Term Loan Maturity Date, as applicable, in an aggregate amount equal to the amount specified below for each such date.

Time of Payment	Installment Amount
June 2012	$937,500
September 2012	$937,500
December 2012	$937,500
March 2013	$937,500
June 2013	$937,500
September 2013	$937,500
December 2013	$937,500
March 2014	$937,500
June 2014	$937,500
September 2014	$937,500
December 2014	$937,500
March 2015	$937,500
June 2015	$937,500
September 2015	$937,500
December 2015	$937,500
March 2016	$937,500
June 2016	$937,500
September 2016	$937,500
December 2016	$937,500
March 2017	$937,500
June 2017	$937,500
September 2017	$937,500
December 2017	$937,500
March 2018	$937,500
June 2018	$937,500
September 2018	$937,500
Term Loan Maturity Date	$350,625,000

Schedule 7.02

Liabilities

None.

Schedule 7.03

Litigation

FLSA Litigation

NPC International, Inc. is a defendant in a lawsuit entitled Jeffrey Wass and Mark Smith, et al. v. NPC International, Inc., Case No. 2:09-CV-2254-JWL-KGS, in the United States District Court for the District of Kansas. The lawsuit alleges a collective action under the Fair Labor Standards Act (“FLSA”) on behalf of plaintiffs and similarly situated workers employed by NPC International, Inc. in 28 states, and a class action under Rule 23 of the Federal Rules of Civil Procedure on behalf of plaintiff Smith and similarly situated workers employed in states in which the state minimum wage is higher than the federal minimum wage. The lawsuit alleges among other things that NPC International, Inc. deprived plaintiffs and other NPC International, Inc. delivery drivers of minimum wages by providing insufficient reimbursements for automobile and other job-related expenses incurred for the purposes of delivering NPC International, Inc.’s pizza and other food items.

Schedule 7.10

Titles, etc

None.

Schedule 7.16

Environmental Matters

None.

Schedule 7.18

Insurance

1. General Liability coverage is with Old Republic Insurance Company, policy number MWZY59348, effective September 30, 2011 through September 30, 2012. General aggregate limit is $10 million, product/completed operations aggregate limit is $3 million, each occurrence limit $1 is million and personal/advertising injury limit is $1 million. There is a $500,000 deductible per occurrence. Note that this policy covers the Company for any food born illnesses.

2. Workers Compensation Insurance coverage is with Old Republic Insurance Company, policy Number MWC11718900, effective September 30, 2011 through September 30, 2012. There is a $500,000 deductible per occurrence. If the ownership change resulting from the transactions contemplated by the Acquisition Agreement requires a change in FEIN numbers, workers compensation policies could have to be cancelled and rewritten.

3. Fiduciary Liability Insurance coverage with Beazley, policy number V15W3Q110601, effective September 30, 2011 through September 30, 2012. A change of control of NPC International, Inc. pursuant to the transactions contemplated by the Acquisition Agreement will cause the policy to continue for liabilities arising prior to the sale and terminate for liabilities arising after the sale.

4. Directors and Officers Liability Insurance coverage with Beazley, policy number V15W3Q110601. AXIS Insurance provides another layer of the Directors and Officers Liability Insurance, policy number MCN747813/01/2011. Both of these are effective September 30, 2011 through September 30, 2012. A change of control of NPC International, Inc. pursuant to the transactions contemplated by the Acquisition Agreement will cause the policy to continue for liabilities arising prior to the sale and terminate for liabilities arising after the sale.

5. Insurance policy bonds, with pricing and risk based on financial review. NPC International, Inc. currently has the following rates per insurance carrier: Travelers- $10 per thousand, with a minimum premium of $50; NAS (North American Surety) $15 per thousand, $100 minimum; Zurich- $15 per thousand, $100 minimum. Typically the minimum premium is $100, so a downgrade in NPC International, Inc.’s financial condition could cause an increase in premiums.

6. Employment Practices Liability Insurance coverage is with Continental Casualty Company (“CNA”), policy number 425408661. The policy is effective for the term July 1, 2011 to July 1, 2012. A change of control of NPC International, Inc. pursuant to the transactions contemplated by the Acquisition Agreement (subject to any agreement reached with the insurer prior to the Closing regarding extension of coverage) will cause the policy to continue for liabilities arising prior to the sale and terminate for liabilities arising after the sale.

7. Commercial Automobile coverage is with Property and Casualty Insurance Company of Hartford Policy number 37UENJJ3173 effective September 30, 2011 through September 30, 2012. Combined single limit coverage of $1 million per occurrence with no deductible per occurrence.

8. Umbrella coverage is with National Union Fire Co. The policy number BE-1172354 is effective September 30, 2011 through September 30, 2012. The coverage provided is for $25,000,000 excess the underlying coverages. These include underlying coverages of General Liability at $1,000,000 and the combined self-insured retention and underlying for Hired and Non-owned of $5,000,000.

9. Excess Liability coverage is with American Guarantee and Liability Insurance and Fireman’s Fund (National Surety) Insurance. The policy numbers AEC-9139804-05 and SHX48468284 are effective September 30, 2011 through September 30, 2012. The coverage provided is $50 million in coverage above the umbrella carrier.

10. Commercial Crime Insurance is with Beasley/Lloyds. The policy number W15LTJ110601 is effective September 30, 2011 through September 30, 2012. The policy limit is $1 million with a $25,000 deductible.

11. Non-Owned Auto Insurance is with American Safety Indemnity Co. Policy numbers 158SISIAU041604 and 158SISIXS013104 effective September 30, 2011 through September 30, 20112. Respectively, the liability limits are $2.0 million per occurrence over a $1 million self-insured retention and $2 million in excess of $2 million.

12. Property Insurance coverage, effective September 30, 2011 through September 30, 2012 including building and contents, is as follows: Lexington: Policy number 033313340 with a $10 million loss limit (LL) and $100,000 deductible per occurrence. $10 million in excess of $10 million LL per occurrence covered by Aspen Specialty Insurance Company policy PXA7HRU10 and James River Ins. Co. policy 45137; $30 million in excess of $20 million LL covered by Sompo Japan Ins. Co. of America policy PEP40093PO.

13. Punitive Umbrella Primary coverage is with Chartis Excess Limited (Bermuda). The policy number 13630983 is effective September 30, 2011 through September 30, 2012. Coverage limit is $25 million excess Primary Layers of Insurance.

14. Punitive Umbrella Excess coverage is with Hanseatic Ins. Co. (Bermuda) Ltd. The policy number HIPD202194 is effective September 30, 2011 through September 30, 2012. Coverage is $25 million in excess of the $25 million.

15. Aviation and Hull Liability Insurance is with Allianz Aviation Managers, LLC. The policy numbers A2GA000389610AM & AVIMATR/948/1742 (Mexico) are effective April 20, 2011 through April 20, 2012. Policy limit is $50 million each occurrence.

Schedule 7.20

Material Agreements

A. Franchise Agreements.

(a) List of Franchise Agreements and Store Locations:

The chart below provides a list of store locations, contains the Franchise Agreement number of each location, and indicates whether the Franchise Agreement is a Location Franchise Agreement (“LFA”) or a Territory Franchise Agreement (“TFA”). LFAs grant franchises for the locations specified in Exhibits to the Franchise Agreements. TFAs grant franchise rights for the territories described in Exhibits to these Franchise Agreements. Each of the Franchise Agreements is between Pizza Hut, Inc. and NPC International, Inc. or one of its predecessors in interest.

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2491	12	TFA	Original 2003 TFA	RBD	1604 S Main	Crossett	AR
2442	13	TFA	Original 2003 TFA	RBD	1202 N Main Street	Beebe	AR
2443	13	TFA	Original 2003 TFA	RBD	622 W Main Street	Cabot	AR
2449	13	TFA	Original 2003 TFA	RBD	1500 N Center	Lonoke	AR
2441	16	TFA	Original 2003 TFA	RBD	1201 North 10th	Arkadelphia	AR
2447	19	TFA	Original 2003 TFA	RR	705 Highway 65 South	Dumas	AR
2448	19	TFA	Original 2003 TFA	RR	1114 W 4th Street	Fordyce	AR

[1]

This column indicates the form that each Franchise Agreement follows. “Original 2003 LFA” indicates the document filed as Exhibit 10.9 to the Form S-4 filed with the SEC by NPC International, Inc. on October 31, 2006; “Original 2003 TFA” indicates the document filed as Exhibit 10.10 to the Form S-4 filed with the SEC by NPC International, Inc. on October 31, 2006; “Nashville” indicates the document named “3.1 Nashville Franchise Agmt”; “Other PHI Acq” indicates the document named “3.1 Other PHI Acq Franchise Agmt”; “Kansas City” indicates the document named “3.1 Kansas City Franchise Agmt”; “Denver [1]” indicates the document named “3.1 Denver Franchise Agmt [1]” and “Denver [2]” indicates the document named “3.1 Denver Franchise Agmt [2].”

[2]	RBD = Restaurant-Based Delivery unit; RR = Red Roof unit; DEL = Delivery unit (“Delco”).

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2451	19	TFA	Original 2003 TFA	RBD	316 Highway 425 S	Monticello	AR
2456	19	TFA	Original 2003 TFA	RR	105 W Central Street	Warren	AR
2446	20	TFA	Original 2003 TFA	RBD	705 Club Lane	Conway	AR
2450	23	TFA	Original 2003 TFA	RBD	1625 Highway 270 West	Malvern	AR
2452	24	TFA	Original 2003 TFA	RBD	203 N Blake Street	Pine Bluff	AR
2453	24	TFA	Original 2003 TFA	RBD	2203 E Harding Avenue	Pine Bluff	AR
2445	25	TFA	Original 2003 TFA	RBD	Highway 103 South	Clarksville	AR
2463	27	TFA	Original 2003 TFA	RBD	111 N Division St	Blytheville	AR
2465	27	TFA	Original 2003 TFA	RBD	1275 W Keiser Road	Osceola	AR
2444	28	TFA	Original 2003 TFA	RBD	107 Garden Oaks Center	Camden	AR
2466	29	TFA	Original 2003 TFA	RBD	704 N Sebastian	West Helena	AR
2464	33	TFA	Original 2003 TFA	RBD	2023 N Washington St	Forrest City	AR
2455	35	TFA	Original 2003 TFA	RBD	2118 S Main Street	Stuttgart	AR
2490	36	TFA	Original 2003 TFA	RBD	337 W Hillsboro Street	El Dorado	AR
2427	42	TFA	Original 2003 TFA	RBD	201 E 20th Street	Mountain Grove	MO
2428	42	TFA	Original 2003 TFA	RBD	1211 Porter Wagoner Blvd	West Plains	MO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
1446	172	TFA	Original 2003 TFA	Delco	4110 Highway 14 East	Millbrook	AL

1660	172	TFA	Original 2003 TFA	RBD	758 E Main Street	Prattville	AL

1845	172	TFA	Original 2003 TFA	RBD	5881 US Highway 231	Wetumpka	AL

1036	173	TFA	Original 2003 TFA	RBD	7100 Aronov Road	Fairfield	AL

1050	173	TFA	Original 2003 TFA	Delco	14 Green Springs Highway	Homewood	AL

1060	173	TFA	Original 2003 TFA	RBD	5388 Oporto Madrid	Birmingham	AL

1070	173	TFA	Original 2003 TFA	RBD	1037 Montgomery Highway	Vestavia	AL

1080	173	TFA	Original 2003 TFA	Delco	829 North 8th	Bessemer	AL

1090	173	TFA	Original 2003 TFA	RBD	1315 Forestdale Blvd	Birmingham	AL

1101	173	TFA	Original 2003 TFA	RBD	3748 Lorna Road	Hoover	AL

1102	173	TFA	Original 2003 TFA	RBD	1385 1st Street North	Alabaster	AL

1103	173	TFA	Original 2003 TFA	RBD	3044 Allison Bonnett Memorial	Hueytown	AL

1104	173	TFA	Original 2003 TFA	RBD	Po Box 1006	Gardendale	AL

1106	173	TFA	Original 2003 TFA	RBD	4725 Highway 280 East	Birmingham	AL

1107	173	TFA	Original 2003 TFA	RBD	1263 Greenmoor	Bessemer	AL

1114	173	TFA	Original 2003 TFA	RR	10631 Hwy 5	Brent	AL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
1123	173	TFA	Original 2003 TFA	Delco	495 Helena Market Place	Helena	AL

1305	173	TFA	Original 2003 TFA	RBD	2013 Village Drive	Leeds	AL

1645	173	TFA	Original 2003 TFA	RBD	720 2nd Ave East	Oneonta	AL

1649	173	TFA	Original 2003 TFA	RBD	1000 Oak Mountain Circle	Pelham	AL

1650	173	TFA	Original 2003 TFA	RBD	2201 7th Ave North	Pell City	AL

1768	173	TFA	Original 2003 TFA	RBD	5950 Valley Road	Trussville	AL

1822	173	TFA	Original 2003 TFA	RBD	294 Cane Creek Road	Warrior	AL

4048	173	TFA	Original 2003 TFA	Delco	1105 Asheville Road	Montevallo	AL

4202	173	TFA	Original 2003 TFA	Delco	2346 Centerpoint Parkway	Center Point	AL

4203	173	TFA	Original 2003 TFA	Delco	9170 Parkway East	Birmingham	AL

4208	173	TFA	Original 2003 TFA	Delco	3173 Green Valley Road	Cahaba Heights	AL

4211	173	TFA	Original 2003 TFA	Delco	2670 Valleydale Road	Hoover	AL

4213	173	TFA	Original 2003 TFA	RBD	431 20th St South	Birmingham	AL

4214	173	TFA	Original 2003 TFA	Delco	2312 John Hawkins Pkwy	Hoover	AL

1115	174	TFA	Original 2003 TFA	RBD	Po Box 1366	Clanton	AL

1161	175	TFA	Original 2003 TFA	RBD	620 Cleveland Ave	Attalla	AL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
1162	175	TFA	Original 2003 TFA	RR	607 E Meighan	Gadsden	AL

4110	175	TFA	Original 2003 TFA	Delco	3 Independent Drive	Rainbow City	AL

1808	176	TFA	Original 2003 TFA	RR	236 1st Street NW	Vernon	AL

1848	176	TFA	Original 2003 TFA	RR	2184 Us Highway 43	Winfield	AL

2108	176	TFA	Original 2003 TFA	RBD	1624 Temple Ave North	Fayette	AL

2113	176	TFA	Original 2003 TFA	RBD	1819 11th Avenue	Haleyville	AL

2114	176	TFA	Original 2003 TFA	RR	360 Bexar Ave East	Hamilton	AL

2128	176	TFA	Original 2003 TFA	RBD	467 Mulberry Ave	Selmer	TN

1300	177	TFA	Original 2003 TFA	RBD	813 Pelham Road South	Jacksonville	AL

1610	178	TFA	Original 2003 TFA	RBD	1965 Coliseum Blvd	Montgomery	AL

1620	178	TFA	Original 2003 TFA	RBD	941 West South Blvd	Montgomery	AL

1630	178	TFA	Original 2003 TFA	RBD	3665 Mcgehee Place South	Montgomery	AL

1640	178	TFA	Original 2003 TFA	RBD	6035 Atlanta Hwy	Montgomery	AL

4107	178	TFA	Original 2003 TFA	Delco	7827 Vaughn Road	Montgomery	AL

1770	179	TFA	Original 2003 TFA	RR	702 Skyland Blvd East	Tuscaloosa	AL

1780	179	TFA	Original 2003 TFA	RBD	515 15th Street	Tuscaloosa	AL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
1790	179	TFA	Original 2003 TFA	RBD	6343 Interstate Dr	Cottondale	AL

1800	179	TFA	Original 2003 TFA	RBD	2500 Highway 82 Bypass	Northport	AL

4182	179	TFA	Original 2003 TFA	Delco	5000 Oscar Baxter Drive	Tuscaloosa	AL

1200	181	TFA	Original 2003 TFA	RBD	108 Crawford Drive	Hot Springs	AR

1210	181	TFA	Original 2003 TFA	RBD	214 Airport Road	Hot Springs	AR

1310	182	TFA	Original 2003 TFA	RBD	2912 S University	Little Rock	AR

1350	182	TFA	Original 2003 TFA	RBD	10310 Mabelvale Plaza Drive	Little Rock	AR

1370	182	TFA	Original 2003 TFA	RBD	1801 TP White Drive	Jacksonville	AR

1380	182	TFA	Original 2003 TFA	RBD	4704 Camp Robinson Road	North Little Rock	AR

1390	182	TFA	Original 2003 TFA	RBD	2516 Cantrell Road	Little Rock	AR

1391	182	TFA	Original 2003 TFA	RBD	913 Mcalmont	Little Rock	AR

1392	182	TFA	Original 2003 TFA	RBD	3701 Warden Road	North Little Rock	AR

1394	182	TFA	Original 2003 TFA	RR	11410 W Markham Street	Little Rock	AR

2525	182	TFA	Original 2003 TFA	Delco	8611 Hwy 107 110	Sherwood	AR

4221	182	TFA	Original 2003 TFA	Delco	301 N Shackleford Road	Little Rock	AR

4222	182	TFA	Original 2003 TFA	RBD	301 Millwood Road	Maumelle	AR

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4229	182	TFA	Original 2003 TFA	Delco	14710 Cantrell	Little Rock	AR

1110	184	TFA	Original 2003 TFA	RBD	2008 S Garrison Ave	Carthage	MO

1165	184	TFA	Original 2003 TFA	RR	609 W St John	Girard	KS

1302	184	TFA	Original 2003 TFA	RBD	1901 S Rangeline Road	Joplin	MO

1303	184	TFA	Original 2003 TFA	RBD	2802 S Main Street	Joplin	MO

1648	184	TFA	Original 2003 TFA	RBD	3400 Main Street	Parsons	KS

1652	184	TFA	Original 2003 TFA	RR	102 East Quincy Street	Pittsburg	KS

1825	184	TFA	Original 2003 TFA	RBD	1897 S Madison	Webb City	MO

4060	184	TFA	Original 2003 TFA	Delco	201 S Broadway	Pittsburg	KS

1010	185	TFA	Original 2003 TFA	RBD	2057 East Madison	Bastrop	LA

1670	185	TFA	Original 2003 TFA	RBD	1103 N Trenton	Ruston	LA

1590	187	TFA	Original 2003 TFA	RBD	1301 Lamey Lane	Monroe	LA

1840	187	TFA	Original 2003 TFA	RBD	109 Constitution	West Monroe	LA

2137	188	TFA	Original 2003 TFA	RR	2000 Carter Street	Vidalia	LA

1196	189	TFA	Original 2003 TFA	RR	145 Clarice Dr	Holly Springs	MS

2101	189	TFA	Original 2003 TFA	RBD	306 Hwy 6 East	Batesville	MS

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2102	189	TFA	Original 2003 TFA	RBD	429 N 2nd Street	Booneville	MS

2104	189	TFA	Original 2003 TFA	RBD	Highway 61 South	Clarksdale	MS

2105	189	TFA	Original 2003 TFA	RBD	700 N Davis Ave	Cleveland	MS

2106	189	TFA	Original 2003 TFA	RBD	904 Highway 72 East	Corinth	MS

2107	189	TFA	Original 2003 TFA	RBD	6528 Highway 63	Moss Point	MS

2110	189	TFA	Original 2003 TFA	RBD	3316 Ladnier Rd	Gautier	MS

2116	189	TFA	Original 2003 TFA	RR	199 Highway 15 South	Louisville	MS

2119	189	TFA	Original 2003 TFA	RBD	702 Colter Drive	New Albany	MS

2120	189	TFA	Original 2003 TFA	RBD	2630 Bienville Blvd	Ocean Springs	MS

2129	189	TFA	Original 2003 TFA	RBD	400 E Main Street	Senatobia	MS

1769	190	TFA	Original 2003 TFA	RR	974 Barnes Crossing Road	Tupelo	MS

2109	190	TFA	Original 2003 TFA	RR	418 Interchange Dr	Fulton	MS

2115	190	TFA	Original 2003 TFA	RR	702 N Jackson St	Houston	MS

2127	190	TFA	Original 2003 TFA	RR	716 City Ave North	Ripley	MS

2134	190	TFA	Original 2003 TFA	RBD	921 S Gloster	Tupelo	MS

2135	190	TFA	Original 2003 TFA	RBD	2222 W Main	Tupelo	MS

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2410	190	TFA	Original 2003 TFA	RBD	502 Constitution Drive	Iuka	MS

2414	190	TFA	Original 2003 TFA	RR	258 W Oxford Street	Pontotoc	MS

2111	191	TFA	Original 2003 TFA	RBD	1307 Sunset Dr	Grenada	MS

2122	193	TFA	Original 2003 TFA	RBD	1506 University Ave	Oxford	MS

2123	193	TFA	Original 2003 TFA	RBD	1103 W Jackson Ave	Oxford	MS

2130	193	TFA	Original 2003 TFA	Delco	911 Highway 12 West	Starkville	MS

2131	193	TFA	Original 2003 TFA	RR	211 Highway 12 West	Starkville	MS

2112	194	TFA	Original 2003 TFA	RBD	1313 W Park Ave	Greenwood	MS

2124	195	TFA	Original 2003 TFA	Delco	3808 Hospital Road Suite B	Pascagoula	MS

1215	196	TFA	Original 2003 TFA	RBD	612 W Hwy 82	Indianola	MS

2409	196	TFA	Original 2003 TFA	RBD	1821 Martin Luther King	Greenville	MS

2419	196	TFA	Original 2003 TFA	Delco	1115 Hwy 82 East	Greenville	MS

1005	198	TFA	Original 2003 TFA	RBD	Rt 6 Box 6800	Ava	MO

1642	198	TFA	Original 2003 TFA	RBD	1897 N Hwy Cc	Nixa	MO

1646	198	TFA	Original 2003 TFA	RBD	1112 W Jackson St	Ozark	MO

1740	199	TFA	Original 2003 TFA	RR	1705 W Sunshine	Springfield	MO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
1750	199	TFA	Original 2003 TFA	RR	1815 N Glenstone Ave	Springfield	MO

1847	199	TFA	Original 2003 TFA	RBD	E Shopping Center Hwy Z	Willard	MO

4080	199	TFA	Original 2003 TFA	Delco	2943 East Battlefield Rd	Springfield	MO

4081	199	TFA	Original 2003 TFA	Delco	3437 S Campbell	Springfield	MO

4082	199	TFA	Original 2003 TFA	Delco	1212 S Grant	Springfield	MO

4083	199	TFA	Original 2003 TFA	Delco	1201 N Grant	Springfield	MO

1182	202	TFA	Original 2003 TFA	RBD	370 E Commerce	Hernando	MS

1198	202	TFA	Original 2003 TFA	RR	1631 Goodman Road	Horn Lake	MS

1460	202	TFA	Original 2003 TFA	Delco	2342 Frayser Blvd	Memphis	TN

1470	202	TFA	Original 2003 TFA	RR	4290 Elvis Presley Blvd	Memphis	TN

1480	202	TFA	Original 2003 TFA	RBD	4030 W K Singleton	Memphis	TN

1520	202	TFA	Original 2003 TFA	RR	6072 Stage Road	Bartlett	TN

1540	202	TFA	Original 2003 TFA	RBD	7911 Highway 51 North	Millington	TN

1561	202	TFA	Original 2003 TFA	RR	6090 Winchester Road	Memphis	TN

1564	202	TFA	Original 2003 TFA	RR	1961 Union Ave	Memphis	TN

1565	202	TFA	Original 2003 TFA	RR	825 N Germantown Parkway	Cordova	TN

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
1735	202	TFA	Original 2003 TFA	Delco	3026 Goodman Rd	Southaven	MS

1830	202	TFA	Original 2003 TFA	RBD	1109 N Missouri St	West Memphis	AR

4028	202	TFA	Original 2003 TFA	RBD	6213 Cockrum	Olive Branch	MS

4031	202	TFA	Original 2003 TFA	Delco	1788 Madison Avenue	Memphis	TN

4032	202	TFA	Original 2003 TFA	Delco	1229 Getwell	Memphis	TN

4033	202	TFA	Original 2003 TFA	Delco	575 Erin	Memphis	TN

4035	202	TFA	Original 2003 TFA	Delco	2919 Elmore Park Road 1	Memphis	TN

4037	202	TFA	Original 2003 TFA	Delco	1940 Exeter Road Ste 1	Germantown	TN

4038	202	TFA	Original 2003 TFA	Delco	6532 Quince Road	Memphis	TN

4039	202	TFA	Original 2003 TFA	Delco	6725 Shelby Drive	Memphis	TN

4040	202	TFA	Original 2003 TFA	Delco	5376 Knight Arnold Road	Memphis	TN

4041	202	TFA	Original 2003 TFA	Delco	4711 Elvis Presley Blvd	Memphis	TN

4043	202	TFA	Original 2003 TFA	Delco	3578 Summer Ave	Memphis	TN

4052	202	TFA	Original 2003 TFA	Delco	3810 Shelby Drive	Memphis	TN

4058	202	TFA	Original 2003 TFA	Delco	382 Atoka-Mclaughlin	Atoka	TN

4120	202	TFA	Original 2003 TFA	Delco	875 W Poplar Ste 13	Collierville	TN

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4121	202	TFA	Original 2003 TFA	Delco	8979 Hwy 64 Ste 3	Arlington	TN

4122	202	TFA	Original 2003 TFA	Delco	714 N Germantown Pkwy Ste 5	Cordova	TN

4123	202	TFA	Original 2003 TFA	Delco	3980 Goodman Road	Horn Lake	MS

4124	202	TFA	Original 2003 TFA	Delco	3675 Southwind Park Cove	Memphis	TN

4125	202	TFA	Original 2003 TFA	Delco	6168 Macon Road	Memphis	TN

2808	267	TFA	Original 2003 TFA	RBD	779 N Dupont Highway	Dover	DE

2809	267	TFA	Original 2003 TFA	Delco	1155 E Lebanon Rd	Dover	DE

2810	267	TFA	Original 2003 TFA	RBD	114 N Dupont Highway	New Castle	DE

2811	267	TFA	Original 2003 TFA	RBD	1008 Kirkwood Hwy	Newark	DE

2812	267	TFA	Original 2003 TFA	RBD	1025 Christiana Rd	Newark	DE

2815	267	TFA	Original 2003 TFA	RBD	19068 Costal Hwy	Rehoboth Beach	DE

2816	267	TFA	Original 2003 TFA	RBD	23481 Sussex Highway	Seaford	DE

2817	267	TFA	Original 2003 TFA	RBD	3611 Kirkwood Highway	Wilmington	DE

2818	267	TFA	Original 2003 TFA	RBD	1300 Veale Rd	Wilmington	DE

2901	267	TFA	Original 2003 TFA	Delco	1837 Pulaski Hwy 40	Bear	DE

2821	268	TFA	Original 2003 TFA	RBD	735 W Broadway	Centralia	IL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2824	268	TFA	Original 2003 TFA	RBD	104 Hagen	Flora	IL

2822	269	TFA	Original 2003 TFA	RBD	105 W Lincoln Avenue	Charleston	IL

2825	270	TFA	Original 2003 TFA	RBD	708 E Jackson	Pana	IL

2826	270	TFA	Original 2003 TFA	RR	722 E Crawford Street	Paris	IL

2827	270	TFA	Original 2003 TFA	RBD	1551 W Main	Salem	IL

2828	270	TFA	Original 2003 TFA	RR	1215 W Main Street	Shelbyville	IL

2830	270	TFA	Original 2003 TFA	RBD	1602 N 8th Street	Vandalia	IL

2823	271	TFA	Original 2003 TFA	RBD	205 Keller Drive	Effingham	IL

2829	272	TFA	Original 2003 TFA	RBD	303 Springfield Road	Taylorville	IL

2582	278	TFA	Original 2003 TFA	Delco	5062 Styers Ferry Rd	Lewisville	NC

2831	278	TFA	Original 2003 TFA	RBD	2430 Lewisville Clemmons Rd	Clemmons	NC

2836	278	TFA	Original 2003 TFA	RR	903 Highway 66 South	Kernersville	NC

2837	278	TFA	Original 2003 TFA	Delco	838 S Main Street	Kernersville	NC

2846	278	TFA	Original 2003 TFA	RBD	5990 University Parkway	Winston Salem	NC

2832	279	TFA	Original 2003 TFA	RBD	804 N Main Street	High Point	NC

2834	279	TFA	Original 2003 TFA	Delco	2900 N Main Street	High Point	NC

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2835	280	TFA	Original 2003 TFA	Delco	3935 Brian Jordan Plaza Ste 107	High Point	NC

2838	281	TFA	Original 2003 TFA	RBD	129 Lowes Blvd	Lexington	NC

2841	282	TFA	Original 2003 TFA	RBD	2721 Peters Creek Pkwy	Winston Salem	NC

2842	282	TFA	Original 2003 TFA	RBD	3069 Kernersville Rd	Winston Salem	NC

2844	282	TFA	Original 2003 TFA	RR	3040 University Parkway	Winston Salem	NC

2845	282	TFA	Original 2003 TFA	RBD	3460 Robinhood Rd	Winston Salem	NC

2847	282	TFA	Original 2003 TFA	RBD	593 S Stratford Rd	Winston Salem	NC

2881	283	TFA	Original 2003 TFA	RR	223 E Broadway Blvd	Jefferson City	TN

2884	283	TFA	Original 2003 TFA	RR	802 Cosby Highway	Newport	TN

2886	283	TFA	Original 2003 TFA	RR	4055 Hwy 66 S	Rogersville	TN

2880	284	TFA	Original 2003 TFA	RBD	915 Tusculum Blvd	Greeneville	TN

2882	285	TFA	Original 2003 TFA	RBD	1629 Andrew Johnson Hwy	Morristown	TN

2879	286	TFA	Original 2003 TFA	RBD	738 Parkway	Gatlinburg	TN

2885	286	TFA	Original 2003 TFA	RBD	3710 Parkway	Pigeon Forge	TN

2887	286	TFA	Original 2003 TFA	RBD	516 Winfield-Dunn Parkway	Sevierville	TN

2527	287	TFA	Original 2003 TFA	Delco	3222 S Main Street	Lindale	TX

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2528	287	TFA	Original 2003 TFA	Delco	Po Box 831	Whitehouse	TX

2888	287	TFA	Original 2003 TFA	RBD	6710 S Broadway	Tyler	TX

2890	287	TFA	Original 2003 TFA	Delco	1817 S Broadway Ave #2	Tyler	TX

2550	488	TFA	Original 2003 TFA	RBD	1408 N Sandhills Blvd	Aberdeen	NC

2552	488	TFA	Original 2003 TFA	RBD	1315 E Dixie Highway	Asheboro	NC

2553	488	TFA	Original 2003 TFA	RR	4280 Highway 15-501	Carthage	NC

2554	488	TFA	Original 2003 TFA	RBD	2302 W Cumberland Street	Dunn	NC

2555	488	TFA	Original 2003 TFA	RR	P O Box 1509	Elizabethtown	NC

2557	488	TFA	Original 2003 TFA	RBD	2116 Cedar Creek Road	Fayetteville	NC

2558	488	TFA	Original 2003 TFA	RBD	3069 Boone Trail Ext	Fayetteville	NC

2563	488	TFA	Original 2003 TFA	RBD	332 N Reilly Road	Fayetteville	NC

2564	488	TFA	Original 2003 TFA	RBD	6781 Raeford Road	Fayetteville	NC

2565	488	TFA	Original 2003 TFA	RBD	4711 Ramsey St	Fayetteville	NC

2566	488	TFA	Original 2003 TFA	RBD	3510 Bragg Blvd	Fayetteville	NC

2567	488	TFA	Original 2003 TFA	RBD	9535 Cliffdale Road	Fayetteville	NC

2568	488	TFA	Original 2003 TFA	RBD	3016 N Main Street	Hope Mills	NC

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2569	488	TFA	Original 2003 TFA	RBD	1815 S Main Street	Laurinburg	NC

2570	488	TFA	Original 2003 TFA	RBD	112-K Village Drive	Leland	NC

2571	488	TFA	Original 2003 TFA	RBD	1549 N Main	Lillington	NC

2572	488	TFA	Original 2003 TFA	RBD	4455 Fayetteville Rd	Lumberton	NC

2573	488	TFA	Original 2003 TFA	RBD	832 W 3rd Street	Pembroke	NC

2574	488	TFA	Original 2003 TFA	RR	211 E Scottish Plaza	Red Springs	NC

2575	488	TFA	Original 2003 TFA	RBD	Tri-City Shopping Ctr Hwy 74	Rockingham	NC

2576	488	TFA	Original 2003 TFA	RBD	1923 S Horner Drive	Sanford	NC

2577	488	TFA	Original 2003 TFA	RBD	5054 N Main Street	Shallotte	NC

2578	488	TFA	Original 2003 TFA	RBD	4960 Longbeach Road	Southport	NC

2579	488	TFA	Original 2003 TFA	RBD	1101 N Bragg Blvd	Spring Lake	NC

2580	488	TFA	Original 2003 TFA	RBD	84 Whites Crossing Ln	Whiteville	NC

2730	528	TFA	Original 2003 TFA	RBD	818 W Morton Ave	Jacksonville	IL

2733	529	TFA	Original 2003 TFA	RBD	2020 Lon Drive	Rantoul	IL

2732	530	TFA	Original 2003 TFA	RBD	921 E Main Street	Olney	IL

1763	552	TFA	Original 2003 TFA	RBD	133 Saint Robert Blvd	Saint Robert	MO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
1849	552	TFA	Original 2003 TFA	Delco	Building 1711 Cooley Ave	Fort Leonard Wood	MO

1111	553	TFA	Original 2003 TFA	RR	510 S Ash Street	Buffalo	MO

1304	555	TFA	Original 2003 TFA	RBD	1501 S Jefferson Avenue	Lebanon	MO

1108	557	TFA	Original 2003 TFA	RBD	1988 S Springfield	Bolivar	MO

2423	576	TFA	Original 2003 TFA	RBD	1810 S Main Street	Fort Scott	KS

2421	577	TFA	Original 2003 TFA	RBD	1625 S Santa Fe	Chanute	KS

2425	578	TFA	Original 2003 TFA	RBD	1100 E Austin	Nevada	MO

1661	683	TFA	Original 2003 TFA	RR	1249 S Main Street Suite A	Poplarville	MS

2201	683	TFA	Original 2003 TFA	RBD	599 Highway 90	Bay Saint Louis	MS

2204	683	TFA	Original 2003 TFA	RBD	1115 Hwy 13 North	Columbia	MS

2233	683	TFA	Original 2003 TFA	RBD	201 Memorial Blvd	Picayune	MS

2417	683	TFA	Original 2003 TFA	RR	Highway 45 North	Waynesboro	MS

1398	684	TFA	Original 2003 TFA	RR	423 Highway 28	Livingston	AL

2232	684	TFA	Original 2003 TFA	RBD	915 Holland Ave	Philadelphia	MS

2239	684	TFA	Original 2003 TFA	RBD	800 Us Highway 45 North	West Point	MS

2402	684	TFA	Original 2003 TFA	RBD	406 S Main	Amory	MS

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2205	685	TFA	Original 2003 TFA	RR	2215 Highway 45 North	Columbus	MS

2206	685	TFA	Original 2003 TFA	RR	522 Alabama Street	Columbus	MS

4015	685	TFA	Original 2003 TFA	Delco	224 Idlewild Road	Columbus	MS

4016	685	TFA	Original 2003 TFA	Delco	1801 Highway 45 North	Columbus	MS

2224	686	TFA	Original 2003 TFA	RBD	2815 N Hill St	Meridian	MS

2225	686	TFA	Original 2003 TFA	RBD	1300 N Frontage Road	Meridian	MS

2413	686	TFA	Original 2003 TFA	RR	123 Old 15 Loop	Newton	MS

2415	686	TFA	Original 2003 TFA	RR	Highway 45 North	Quitman	MS

1012	687	TFA	Original 2003 TFA	RR	2760 A Highway 15	Bay Springs	MS

2208	687	TFA	Original 2003 TFA	RR	101 Highway 11 S	Ellisville	MS

2217	687	TFA	Original 2003 TFA	RBD	1015 Highway 15 N	Laurel	MS

2218	687	TFA	Original 2003 TFA	RR	3704 Highway 15 N	Laurel	MS

1181	688	TFA	Original 2003 TFA	RBD	580 Weathersby	Hattiesburg	MS

1662	688	TFA	Original 2003 TFA	RR	176 Shelby Speights Dr Ste 1	Purvis	MS

2212	688	TFA	Original 2003 TFA	Delco	1000 Broadway Drive Suite #10	Hattiesburg	MS

2213	688	TFA	Original 2003 TFA	RBD	3610 West Hardy Street	Hattiesburg	MS

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2228	688	TFA	Original 2003 TFA	RR	1410 N 31st Ave	Hattiesburg	MS

2231	688	TFA	Original 2003 TFA	RBD	223 Central Ave	Petal	MS

1846	689	TFA	Original 2003 TFA	RBD	551 Frontage Dr East	Wiggins	MS

2207	689	TFA	Original 2003 TFA	RBD	624 Courthouse Road	Gulfport	MS

2215	689	TFA	Original 2003 TFA	Delco	1698 F Pass Road	Biloxi	MS

2219	689	TFA	Original 2003 TFA	Delco	19160 Commission Road	Long Beach	MS

2226	689	TFA	Original 2003 TFA	RBD	10443 D’Iberville Blvd	Biloxi	MS

2229	689	TFA	Original 2003 TFA	RR	11340 Highway 49 North	Gulfport	MS

2230	689	TFA	Original 2003 TFA	Delco	10585 Three Rivers Rd	Gulfport	MS

2235	689	TFA	Original 2003 TFA	Delco	2176 Pass Road	Biloxi	MS

1654	757	TFA	Original 2003 TFA	RBD	648 S Neosho Blvd	Neosho	MO

2142	785	TFA	Original 2003 TFA	Delco	9050 Ustick Road	Boise	ID

2143	785	TFA	Original 2003 TFA	Delco	10244 W Overland Road	Boise	ID

2144	785	TFA	Original 2003 TFA	Delco	2802 W State Street	Boise	ID

2145	785	TFA	Original 2003 TFA	RBD	818 Ann Morrison Park Drive	Boise	ID

2146	785	TFA	Original 2003 TFA	RBD	6871 Overland Road	Boise	ID

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2148	785	TFA	Original 2003 TFA	RBD	10659 Fairview Avenue	Boise	ID

2149	785	TFA	Original 2003 TFA	RBD	2300 S Apple	Boise	ID

2150	785	TFA	Original 2003 TFA	RBD	2450 S Vista Avenue	Boise	ID

2156	785	TFA	Original 2003 TFA	RBD	398 S Eagle Road	Eagle	ID

2163	785	TFA	Original 2003 TFA	RBD	251 Avenue D	Kuna	ID

2165	785	TFA	Original 2003 TFA	RBD	675 S Progress	Meridian	ID

2166	785	TFA	Original 2003 TFA	RBD	1752 W Cherry Lane	Meridian	ID

2177	785	TFA	Original 2003 TFA	Delco	10706 W State Street	Star	ID

2140	786	TFA	Original 2003 TFA	RBD	2840 Pocatello Avenue	American Falls	ID

2141	786	TFA	Original 2003 TFA	RBD	44 Riverside Plaza	Blackfoot	ID

2151	786	TFA	Original 2003 TFA	RBD	2570 S Overland	Burley	ID

2153	786	TFA	Original 2003 TFA	RBD	113 W Burnside	Chubbuck	ID

2157	786	TFA	Original 2003 TFA	Delco	1580 S Washington	Emmett	ID

2162	786	TFA	Original 2003 TFA	RBD	1210 S Lincoln	Jerome	ID

2168	786	TFA	Original 2003 TFA	RBD	605 Airbase Road	Mountain Home	ID

2171	786	TFA	Original 2003 TFA	RBD	1151 Yellowstone	Pocatello	ID

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2172	786	TFA	Original 2003 TFA	RBD	945 S 5th Street	Pocatello	ID

2175	786	TFA	Original 2003 TFA	RBD	163 W Main Street	Rexburg	ID

2176	786	TFA	Original 2003 TFA	RBD	302 Oneida Street	Rupert	ID

2178	786	TFA	Original 2003 TFA	RBD	1099 Blue Lakes Blvd N	Twin Falls	ID

2179	786	TFA	Original 2003 TFA	RBD	1733 Addison Avenue East	Twin Falls	ID

2159	787	TFA	Original 2003 TFA	RBD	1970 W Broadway	Idaho Falls	ID

2160	787	TFA	Original 2003 TFA	Delco	399 N Woodruff	Idaho Falls	ID

2161	787	TFA	Original 2003 TFA	RBD	2250 E 17th Street	Idaho Falls	ID

2152	789	TFA	Original 2003 TFA	RBD	710 N 10th Street	Caldwell	ID

2169	789	TFA	Original 2003 TFA	RBD	140 Caldwell Blvd	Nampa	ID

2170	789	TFA	Original 2003 TFA	RBD	611 12th Avenue Road	Nampa	ID

2199	789	TFA	Original 2003 TFA	Delco	1203 N Jacob Alcott Way	Nampa	ID

2180	790	TFA	Original 2003 TFA	RBD	780 Campbell Street	Baker City	OR

2181	790	TFA	Original 2003 TFA	RBD	2602 Island Avenue	La Grande	OR

2182	790	TFA	Original 2003 TFA	RBD	1275 SW 4th Avenue	Ontario	OR

2183	791	TFA	Original 2003 TFA	RBD	1505 N E 3rd Street	Prineville	OR

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2854	838	TFA	Original 2003 TFA	RBD	1279 Molalla Ave	Oregon City	OR

2855	838	TFA	Original 2003 TFA	Delco	4105 SW 117th Ave Ste B	Beaverton	OR

2856	838	TFA	Original 2003 TFA	Delco	9458 SW Allen Blvd	Beaverton	OR

2857	838	TFA	Original 2003 TFA	Delco	19640 Mcloughlin Blvd	Gladstone	OR

2858	838	TFA	Original 2003 TFA	Delco	485 E Powell Blvd	Gresham	OR

2859	838	TFA	Original 2003 TFA	RBD	18110 E Burnside Ave	Portland	OR

2860	838	TFA	Original 2003 TFA	RBD	725 SW Oak St	Hillsboro	OR

2861	838	TFA	Original 2003 TFA	RBD	1425 N Us Hwy 99	Mcminnville	OR

2862	838	TFA	Original 2003 TFA	Delco	1747 SE 122nd Ave	Portland	OR

2866	838	TFA	Original 2003 TFA	RBD	611 82nd Ave NE	Portland	OR

2867	838	TFA	Original 2003 TFA	Delco	3190 NW 185th Ave	Portland	OR

2868	838	TFA	Original 2003 TFA	RBD	11699 SE 82nd Ave	Portland	OR

2869	838	TFA	Original 2003 TFA	Delco	3628 NE Sandy Boulevard	Portland	OR

2870	838	TFA	Original 2003 TFA	Delco	8217 NE Sandy Blvd	Portland	OR

2871	838	TFA	Original 2003 TFA	Delco	7405 Barber Blvd	Portland	OR

2872	838	TFA	Original 2003 TFA	Delco	128 N Lombard Street	Portland	OR

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2873	838	TFA	Original 2003 TFA	Delco	8201 SE Powell	Portland	OR

2874	838	TFA	Original 2003 TFA	Delco	5265 N Lombard Street	Portland	OR

2876	838	TFA	Original 2003 TFA	Delco	2124 SE Powell Blvd	Portland	OR

2878	838	TFA	Original 2003 TFA	RBD	8335 SW Tonka St	Tualatin	OR

2903	838	TFA	Original 2003 TFA	Delco	15715 SW 116th Ave	King City	OR

2905	838	TFA	Original 2003 TFA	Delco	6047 SW 185th Ave	Beaverton	OR

2896	839	TFA	Original 2003 TFA	Delco	6808 E 4th Plain Ste I	Vancouver	WA

2898	839	TFA	Original 2003 TFA	RBD	6401 NE Hwy 99	Vancouver	WA

2899	839	TFA	Original 2003 TFA	Delco	205 Commerce Center Suite C	Vancouver	WA

2902	839	TFA	Original 2003 TFA	Delco	11500 NE 76th St Ste A1	Vancouver	WA

2494	897	TFA	Original 2003 TFA	RR	852 Broadway Street	Delhi	LA

2495	897	TFA	Original 2003 TFA	RR	4298 Front Street	Winnsboro	LA

2496	897	TFA	Original 2003 TFA	RR	810 Pershing Highway	Jonesboro	LA

2497	897	TFA	Original 2003 TFA	RR	908 W Court Street	Winnfield	LA

2430	1100	TFA	Original 2003 TFA	RBD	203 Greenhill Blvd	Fort Payne	AL

2431	1104	TFA	Original 2003 TFA	RBD	2062 Us Highway 45	Trenton	TN

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2467	1107	TFA	Original 2003 TFA	RBD	2321 Lake Rd	Dyersburg	TN

1214	1110	TFA	Original 2003 TFA	RBD	555 W Main Street	Henderson	TN

2457	1110	TFA	Original 2003 TFA	RR	602 W Market	Bolivar	TN

2458	1110	TFA	Original 2003 TFA	RBD	2519 Anderson Rd	Brownsville	TN

2459	1110	TFA	Original 2003 TFA	RBD	829 N Highway 51	Covington	TN

2461	1110	TFA	Original 2003 TFA	RBD	340 Cleveland St	Ripley	TN

1119	1113	TFA	Original 2003 TFA	RR	286 Highway 83	Evergreen	AL

2486	1113	TFA	Original 2003 TFA	RBD	1203 Dr Martin Luther King	Andalusia	AL

2487	1113	TFA	Original 2003 TFA	RR	902 Highway 331 South	Opp	AL

2488	1113	TFA	Original 2003 TFA	RBD	537 U S Hwy 80 West	Demopolis	AL

2489	1113	TFA	Original 2003 TFA	RR	915 Fort Dale Rd	Greenville	AL

2460	1115	TFA	Original 2003 TFA	RBD	3048 E Van Hook St	Milan	TN

2468	1115	TFA	Original 2003 TFA	RBD	3021 E End Dr	Humboldt	TN

1432	1127	TFA	Original 2003 TFA	RBD	870 University Street	Martin	TN

1658	1127	TFA	Original 2003 TFA	RBD	3230 Irvin Cobb Drive	Paducah	KY

1659	1127	TFA	Original 2003 TFA	RBD	1826 Highway 67 South	Pocahontas	AR

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2501	1127	TFA	Original 2003 TFA	RR	1000 W Maple	Geneva	AL

2502	1127	TFA	Original 2003 TFA	RR	Po Box 42	Ash Flat	AR

2503	1127	TFA	Original 2003 TFA	RR	2000 W Main	Corning	AR

2505	1127	TFA	Original 2003 TFA	RBD	Po Box 19067	Jonesboro	AR

2507	1127	TFA	Original 2003 TFA	RBD	2811 Highway 67 North	Walnut Ridge	AR

2508	1127	TFA	Original 2003 TFA	RR	11621 Columbia Street	Blakely	GA

2509	1127	TFA	Original 2003 TFA	RBD	1119 Paris Road	Mayfield	KY

2510	1127	TFA	Original 2003 TFA	RBD	1113 Chestnut Street	Murray	KY

2512	1127	TFA	Original 2003 TFA	RBD	5005 Hinkleville Rd	Paducah	KY

2513	1127	TFA	Original 2003 TFA	RBD	1720 1st Street	Kennett	MO

2514	1127	TFA	Original 2003 TFA	RR	Po Box 217	Malden	MO

2515	1127	TFA	Original 2003 TFA	RR	1815 S Mississippi	Atoka	OK

2517	1127	TFA	Original 2003 TFA	RR	606 N 1st Street	Madill	OK

2518	1127	TFA	Original 2003 TFA	RR	100 C E Colston Drive	Marietta	OK

2521	1127	TFA	Original 2003 TFA	RBD	703 E Reelfoot Ave	Union City	TN

2522	1127	TFA	Original 2003 TFA	RR	404 East Wise St	Bowie	TX

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2524	1127	TFA	Original 2003 TFA	Delco	2805 Lone Oak Road	Paducah	KY

2526	1127	TFA	Original 2003 TFA	Delco	1907 W Parker Street	Jonesboro	AR

2600	1147	TFA	Original 2003 TFA	RBD	1404 S Walton Blvd	Bentonville	AR

2601[3]	1147	TFA	Original 2003 TFA	Delco	737 N Leverett Avenue	Fayetteville	AR

2602	1147	TFA	Original 2003 TFA	RBD	314 S School	Fayetteville	AR

2603	1147	TFA	Original 2003 TFA	RBD	1754 N College Avenue	Fayetteville	AR

2605	1147	TFA	Original 2003 TFA	RBD	1323 Highway 71 South	Fort Smith	AR

2606	1147	TFA	Original 2003 TFA	RBD	1813 Grand	Fort Smith	AR

2608	1147	TFA	Original 2003 TFA	RBD	7600 Rogers Avenue	Fort Smith	AR

2609	1147	TFA	Original 2003 TFA	RBD	1512 W Commercial Street	Ozark	AR

2610	1147	TFA	Original 2003 TFA	RR	1314 E Walnut	Paris	AR

2611	1147	TFA	Original 2003 TFA	RBD	150 S Curtis Ste A	Pea Ridge	AR

2612	1147	TFA	Original 2003 TFA	RR	1900 W Walnut	Rogers	AR

2613	1147	TFA	Original 2003 TFA	Delco	814 W Cypress	Rogers	AR

2614	1147	TFA	Original 2003 TFA	RBD	391 Highway 412 E	Siloam Springs	AR

[3]	This store is being relocated to 1261 N. Steamboat Dr., Ste 5, Fayetteville, AR.

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2617	1147	TFA	Original 2003 TFA	Delco	1772 W Sunset Ste 2	Springdale	AR

2618	1147	TFA	Original 2003 TFA	RBD	2414 Alma Highway	Van Buren	AR

2619	1147	TFA	Original 2003 TFA	RBD	409 N Mattis Avenue	Champaign	IL

2620	1147	TFA	Original 2003 TFA	RBD	411 E Green Street	Champaign	IL

2622	1147	TFA	Original 2003 TFA	RBD	614 W Van Buren Street	Clinton	IL

2623	1147	TFA	Original 2003 TFA	RBD	133 S Gilbert Street	Danville	IL

2624	1147	TFA	Original 2003 TFA	RBD	975 West El Dorado Street	Decatur	IL

2625	1147	TFA	Original 2003 TFA	RBD	910 S Rt 51	Forsyth	IL

2626	1147	TFA	Original 2003 TFA	RBD	1120 Woodlawn Road	Lincoln	IL

2627	1147	TFA	Original 2003 TFA	RBD	721 Charleston Avenue	Mattoon	IL

2628	1147	TFA	Original 2003 TFA	RBD	910 State Hyway 121	Mt Zion	IL

2629	1147	TFA	Original 2003 TFA	RR	330 E Sangamon Street	Petersburg	IL

2631	1147	TFA	Original 2003 TFA	RBD	3114 S 6th Street	Springfield	IL

2633	1147	TFA	Original 2003 TFA	Delco	2341 W Monroe	Springfield	IL

2634	1147	TFA	Original 2003 TFA	RBD	1861 Sangamon Avenue	Springfield	IL

2635	1147	TFA	Original 2003 TFA	RBD	2625 Chatham Rd	Springfield	IL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2639	1147	TFA	Original 2003 TFA	RR	686 S Us Highway 231	Bloomfield	IN

2653	1147	TFA	Original 2003 TFA	RBD	2920 W 18th Street	Emporia	KS

2655	1147	TFA	Original 2003 TFA	Delco	2119 SW Gage Blvd	Topeka	KS

2657	1147	TFA	Original 2003 TFA	RBD	2310 North Topeka Avenue	Topeka	KS

2659	1147	TFA	Original 2003 TFA	RBD	3406 SW Topeka Blvd	Topeka	KS

2660	1147	TFA	Original 2003 TFA	RBD	2007 SE 29th Street	Topeka	KS

2661	1147	TFA	Original 2003 TFA	RBD	500 SW 10th	Topeka	KS

2664	1147	TFA	Original 2003 TFA	RBD	1700 SW Wanamaker	Topeka	KS

2671	1147	TFA	Original 2003 TFA	RBD	1319 N Pine Street	Deridder	LA

2673	1147	TFA	Original 2003 TFA	RBD	3909 Ryan Street	Lake Charles	LA

2674	1147	TFA	Original 2003 TFA	Delco	4445 Nelson Road	Lake Charles	LA

2675	1147	TFA	Original 2003 TFA	Delco	875 Sam Houston Jones Parkway	Lake Charles	LA

2676	1147	TFA	Original 2003 TFA	RBD	2625 S Ruth Street	Sulphur	LA

2677	1147	TFA	Original 2003 TFA	RBD	3000 Maplewood Drive	Sulphur	LA

2678	1147	TFA	Original 2003 TFA	RBD	12102 S Memorial Drive	Bixby	OK

2679	1147	TFA	Original 2003 TFA	RBD	900 S Aspen Avenue	Broken Arrow	OK

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2680	1147	TFA	Original 2003 TFA	Delco	3321 S Elm	Broken Arrow	OK

2681	1147	TFA	Original 2003 TFA	RR	701 S Broadway Street	Checotah	OK

2683	1147	TFA	Original 2003 TFA	RBD	620 Geo Nigh Expressway	Mcalester	OK

2684	1147	TFA	Original 2003 TFA	RBD	501 W Shawnee	Muskogee	OK

2685	1147	TFA	Original 2003 TFA	RBD	407 S Wood Drive	Okmulgee	OK

2686	1147	TFA	Original 2003 TFA	RBD	Po Box 477	Owasso	OK

2687	1147	TFA	Original 2003 TFA	RR	2333 E Cherokee	Sallisaw	OK

2689	1147	TFA	Original 2003 TFA	RBD	221 East Second Street	Sand Springs	OK

2690	1147	TFA	Original 2003 TFA	RR	503 Main Street	Stigler	OK

2691	1147	TFA	Original 2003 TFA	RBD	1002 E Downing Street	Tahlequah	OK

2694	1147	TFA	Original 2003 TFA	RBD	3140 S Memorial Drive	Tulsa	OK

2695	1147	TFA	Original 2003 TFA	Delco	31 N Harvard	Tulsa	OK

2696	1147	TFA	Original 2003 TFA	Delco	1907 S Harvard Avenue	Tulsa	OK

2697	1147	TFA	Original 2003 TFA	RBD	11122 E 21st Street	Tulsa	OK

2698	1147	TFA	Original 2003 TFA	Delco	4911 S Peoria Ave	Tulsa	OK

2699	1147	TFA	Original 2003 TFA	RBD	7121 S Memorial Dr	Tulsa	OK

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2701	1147	TFA	Original 2003 TFA	Delco	8215 S Harvard	Tulsa	OK

2703	1147	TFA	Original 2003 TFA	RR	805 Highway 2 North	Wilburton	OK

2704	1147	TFA	Original 2003 TFA	RR	2287 North Highland Avenue	Jackson	TN

2705	1147	TFA	Original 2003 TFA	Delco	605 Carriage House Drive	Jackson	TN

2706	1147	TFA	Original 2003 TFA	Delco	455 W Church Street	Lexington	TN

2708	1147	TFA	Original 2003 TFA	RBD	3820 College Street	Beaumont	TX

2709	1147	TFA	Original 2003 TFA	RBD	175 S Dowlen Road	Beaumont	TX

2711	1147	TFA	Original 2003 TFA	RR	1001 Loop 304 East	Crockett	TX

2712	1147	TFA	Original 2003 TFA	Delco	4505 South Medford Drive	Lufkin	TX

2713	1147	TFA	Original 2003 TFA	RBD	410 E Gibson Street	Jasper	TX

2714	1147	TFA	Original 2003 TFA	RBD	214 S Timberland Drive	Lufkin	TX

2715	1147	TFA	Original 2003 TFA	RBD	112 South Main Street	Lumberton	TX

2716	1147	TFA	Original 2003 TFA	RBD	1720 Lutcher Drive	Orange	TX

2718	1147	TFA	Original 2003 TFA	RBD	7849 N Twin City Highway	Port Arthur	TX

2720	1147	TFA	Original 2003 TFA	RBD	720 Highway 96 South	Silsbee	TX

2721	1147	TFA	Original 2003 TFA	RBD	580 Main Street	Vidor	TX

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2723	1147	TFA	Original 2003 TFA	RBD	1519 East National	Brazil	IN

2724	1147	TFA	Original 2003 TFA	RR	Rr 1 Box 601	Linton	IN

2725	1147	TFA	Original 2003 TFA	RBD	1447 E National Highway	Washington	IN

4053	1147	TFA	Original 2003 TFA	Delco	Electric Plaza Hwy 265	Springdale	AR

4056	1147	TFA	Original 2003 TFA	Delco	104 W Chester	Jackson	TN

4057	1147	TFA	Original 2003 TFA	Delco	903 N Bloomington Suite 107	Lowell	AR

2740	1151	TFA	Original 2003 TFA	RBD	60 Minnesota Avenue	Breckenridge	MN

2741	1151	TFA	Original 2003 TFA	RBD	832 Washington Ave	Detroit Lakes	MN

2743	1151	TFA	Original 2003 TFA	RBD	1045 W Lincoln Ave	Fergus Falls	MN

2746	1151	TFA	Original 2003 TFA	Delco	102 S 7th Street	Moorhead	MN

2747	1151	TFA	Original 2003 TFA	RBD	1551 N Humiston Ave	Worthington	MN

2749	1151	TFA	Original 2003 TFA	RBD	2020 N 12th Street	Bismarck	ND

2751	1151	TFA	Original 2003 TFA	RBD	825 E Broadway Ave	Bismarck	ND

2752	1151	TFA	Original 2003 TFA	RBD	523 College Drive S	Devils Lake	ND

2753	1151	TFA	Original 2003 TFA	RBD	1207 19th Ave North	Fargo	ND

2756	1151	TFA	Original 2003 TFA	Delco	4701 13th Ave SW	Fargo	ND

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2757	1151	TFA	Original 2003 TFA	Delco	3051 25th Street S Ste E	Fargo	ND

2758	1151	TFA	Original 2003 TFA	RBD	2751 32nd Avenue	Grand Forks	ND

2759	1151	TFA	Original 2003 TFA	Delco	1418 Washington	Grand Forks	ND

2760	1151	TFA	Original 2003 TFA	RBD	710 10th Street SE	Jamestown	ND

2761	1151	TFA	Original 2003 TFA	RBD	107 12th Ave NE	Mandan	ND

2762	1151	TFA	Original 2003 TFA	RBD	1535 S Broadway	Minot	ND

2763	1151	TFA	Original 2003 TFA	RBD	2115 N Broadway	Minot	ND

2764	1151	TFA	Original 2003 TFA	RBD	2301 15th Street SW	Minot	ND

2765	1151	TFA	Original 2003 TFA	Delco	100 128th Ave NW	Minot	ND

2767	1151	TFA	Original 2003 TFA	RBD	3311 6th Ave SE	Aberdeen	SD

2768	1151	TFA	Original 2003 TFA	RBD	Po Box 716	Box Elder	SD

2769	1151	TFA	Original 2003 TFA	RBD	418 6th Street	Brookings	SD

2770	1151	TFA	Original 2003 TFA	RBD	Po Box 208	Chamberlain	SD

2771	1151	TFA	Original 2003 TFA	RBD	1639 Dakota Ave South	Huron	SD

2772	1151	TFA	Original 2003 TFA	RBD	222 NW 2nd Street	Madison	SD

2773	1151	TFA	Original 2003 TFA	RBD	616 E Havens Street	Mitchell	SD

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2774	1151	TFA	Original 2003 TFA	RBD	505 E Sioux Ave	Pierre	SD

2775	1151	TFA	Original 2003 TFA	RR	Hyway 18 & C Street	Pine Ridge Reservation	SD

2776	1151	TFA	Original 2003 TFA	RBD	2604 W Main Street	Rapid City	SD

2777	1151	TFA	Original 2003 TFA	RBD	2005 Mt Rushmore Road	Rapid City	SD

2779	1151	TFA	Original 2003 TFA	Delco	1402 East St Patrick	Rapid City	SD

2782	1151	TFA	Original 2003 TFA	RBD	2501 W 12th Street	Sioux Falls	SD

2783	1151	TFA	Original 2003 TFA	RBD	4501 E 26th Street	Sioux Falls	SD

2784	1151	TFA	Original 2003 TFA	Delco	4300 W 41st Street	Sioux Falls	SD

2785	1151	TFA	Original 2003 TFA	Delco	2800 E 10th Street	Sioux Falls	SD

2787	1151	TFA	Original 2003 TFA	RBD	435 W Jackson Blvd	Spearfish	SD

2788	1151	TFA	Original 2003 TFA	RBD	928 E Cherry Street	Vermillion	SD

2789	1151	TFA	Original 2003 TFA	RBD	817 9th Ave SE	Watertown	SD

2790	1151	TFA	Original 2003 TFA	RBD	886 E Hyway 44	Winner	SD

2791	1151	TFA	Original 2003 TFA	RBD	2003 Broadway Street	Yankton	SD

2250	1191	LFA	Original 2003 LFA	RBD	3068 Tamiami Trail	Port Charlotte	FL

2251	1191	LFA	Original 2003 LFA	RBD	26530 N Jones Loop	Punta Gorda	FL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2253	1191	LFA	Original 2003 LFA	RBD	13190 N Cleveland Ave	North Fort Myers	FL

2254	1191	LFA	Original 2003 LFA	Delco	3706 S Cleveland Avenue	Fort Myers	FL

2255	1191	LFA	Original 2003 LFA	Delco	2311 Santa Barbara Suite 110	Cape Coral	FL

2256	1191	LFA	Original 2003 LFA	RBD	3902 Del Prado Blvd South	Cape Coral	FL

2257	1191	LFA	Original 2003 LFA	RBD	11498 Cleveland Ave South	Fort Myers	FL

2258	1191	LFA	Original 2003 LFA	Delco	11581 Gladiolus Drive	Fort Myers	FL

2259	1191	LFA	Original 2003 LFA	RBD	16571 S Tamiami Trail	Fort Myers	FL

2260	1191	LFA	Original 2003 LFA	Delco	25 Homestead Road North	Lehigh Acres	FL

2262	1191	LFA	Original 2003 LFA	Delco	794 Neapolitan Way	Naples	FL

2264	1191	LFA	Original 2003 LFA	RBD	3010 Tamiami Trail East	Naples	FL

2265	1191	LFA	Original 2003 LFA	RBD	12045 Collier Blvd	Naples	FL

2266	1191	LFA	Original 2003 LFA	RBD	28245 S Tamiami Trail	Bonita Springs	FL

2001	1198	LFA	Original 2003 LFA	RR	1637 West Richland Ave	Aiken	SC

2002	1198	LFA	Original 2003 LFA	RR	1905 Whiskey Road South	Aiken	SC

2003	1198	LFA	Original 2003 LFA	Delco	1490 Whiskey Rd	Aiken	SC

2004	1198	LFA	Original 2003 LFA	RR	616 E Martintown Rd	North Augusta	SC

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2005	1198	LFA	Original 2003 LFA	Delco	1812 Georgia Ave	North Augusta	SC

2011	1198	LFA	Original 2003 LFA	RBD	309 S Main Street	Swainsboro	GA

2016	1198	LFA	Original 2003 LFA	RR	1008 East Robert Toombs	Washington	GA

2017	1198	LFA	Original 2003 LFA	Delco	104 Harlem-Grovetown	Grovetown	GA

2018	1198	LFA	Original 2003 LFA	RBD	1783 Washington Road	Thomson	GA

2019	1198	LFA	Original 2003 LFA	RBD	1100 N Liberty Street	Waynesboro	GA

2020	1198	LFA	Original 2003 LFA	RBD	615 15th Street	Augusta	GA

2022	1198	LFA	Original 2003 LFA	RBD	2519 Tobacco Road	Hephzibah	GA

2024	1198	LFA	Original 2003 LFA	RBD	2625 Georgetown Drive	Augusta	GA

2027	1198	LFA	Original 2003 LFA	RBD	3031 Washington Road	Augusta	GA

2028	1198	LFA	Original 2003 LFA	RR	3803 Washington Rd	Martinez	GA

2029	1198	LFA	Original 2003 LFA	Delco	4127 Columbia Rd #10	Martinez	GA

2031	1198	LFA	Original 2003 LFA	Delco	2804 Wrightsboro Road	Augusta	GA

2045	1198	LFA	Original 2003 LFA	RR	222 South Tyndall Parkway	Panama City	FL

2046	1198	LFA	Original 2003 LFA	Delco	4129 Cherry Street	Panama City	FL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2047	1198	LFA	Original 2003 LFA	RBD	221 West 23rd Street	Panama City	FL

2049	1198	LFA	Original 2003 LFA	Delco	8776 Thomas Drive Suite 1	Panama City Beach	FL

2050	1198	LFA	Original 2003 LFA	Delco	16726 Front Beach Road	Panama City Beach	FL

2052	1198	LFA	Original 2003 LFA	RR	19926 Central Ave West	Blountstown	FL

2053	1198	LFA	Original 2003 LFA	RBD	2117 South Waukesha	Bonifay	FL

2054	1198	LFA	Original 2003 LFA	RBD	1329 Main Street	Chipley	FL

2055	1198	LFA	Original 2003 LFA	RBD	891 Hwy 331 S	Defuniak Springs	FL

2057	1198	LFA	Original 2003 LFA	Delco	1812 N Highway 77 Unit 103	Lynn Haven	FL

2058	1198	LFA	Original 2003 LFA	RBD	4347 West Lafayette Street	Marianna	FL

2059	1198	LFA	Original 2003 LFA	RBD	2185 Post Oak Lane	Marianna	FL

2061	1198	LFA	Original 2003 LFA	Delco	3888 North 9th Avenue	Pensacola	FL

2063	1198	LFA	Original 2003 LFA	Delco	3900 Creighton Road Unit C	Pensacola	FL

2064	1198	LFA	Original 2003 LFA	RBD	5960 Pensacola Blvd	Pensacola	FL

2065	1198	LFA	Original 2003 LFA	Delco	120 Entrance Road Suite #2	Pensacola	FL

2066	1198	LFA	Original 2003 LFA	RR	2 North Old Corry Field Road	Pensacola	FL

2067	1198	LFA	Original 2003 LFA	RR	5476 Mobile Highway	Pensacola	FL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2068	1198	LFA	Original 2003 LFA	Delco	4522 Saufley Field Road	Pensacola	FL

2069	1198	LFA	Original 2003 LFA	RR	2 East 9 Mile Road	Pensacola	FL

2070	1198	LFA	Original 2003 LFA	Delco	312 E Nine Mile	Pensacola	FL

2071	1198	LFA	Original 2003 LFA	RR	6465 Highway 90	Milton	FL

2072	1198	LFA	Original 2003 LFA	Delco	5149 Dogwood Drive	Milton	FL

2073	1198	LFA	Original 2003 LFA	Delco	4241 Highway 90	Cpu Pace	FL

2074	1198	LFA	Original 2003 LFA	RBD	1515 South Main	Atmore	AL

2075	1198	LFA	Original 2003 LFA	RBD	2123 North College	Jackson	AL

2076	1198	LFA	Original 2003 LFA	RR	590 South Blvd	Brewton	AL

2077	1198	LFA	Original 2003 LFA	RR	21465 Hwy 31	Flomaton	AL

2078	1198	LFA	Original 2003 LFA	RBD	2060 South Highway 21 Bypass	Monroeville	AL

2079	1198	LFA	Original 2003 LFA	RBD	604 Mcmeans Avenue	Bay Minette	AL

2080	1198	LFA	Original 2003 LFA	RR	14031 South Wintzell	Bayou La Batre	AL

2081	1198	LFA	Original 2003 LFA	RBD	28765 Highway 98 South	Daphne	AL

2082	1198	LFA	Original 2003 LFA	RBD	241 South Greeno Road	Fairhope	AL

2083	1198	LFA	Original 2003 LFA	RBD	1350 South Mckenzie	Foley	AL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2084	1198	LFA	Original 2003 LFA	RBD	600 Gulf Shores Parkway	Gulf Shores	AL

2085	1198	LFA	Original 2003 LFA	Delco	25908-I Canal Road	Orange Beach	AL

2086	1198	LFA	Original 2003 LFA	Delco	2272 Hwy 59 S	Robertsdale	AL

2087	1198	LFA	Original 2003 LFA	RBD	12 Highway 43	Saraland	AL

2088	1198	LFA	Original 2003 LFA	Delco	1866-A Government St	Mobile	AL

2089	1198	LFA	Original 2003 LFA	Delco	4354B Old Shell Road	Mobile	AL

2091	1198	LFA	Original 2003 LFA	RBD	680 University Blvd South	Mobile	AL

2092	1198	LFA	Original 2003 LFA	RR	4600 Moffat Road	Mobile	AL

2094	1198	LFA	Original 2003 LFA	Delco	7745A Moffat Road	Mobile	AL

2095	1198	LFA	Original 2003 LFA	RR	5375 Highway 90 West	Mobile	AL

2096	1198	LFA	Original 2003 LFA	Delco	3450 Demetropolis	Mobile	AL

2097	1198	LFA	Original 2003 LFA	Delco	2502 Schillinger Road	Mobile	AL

2098	1198	LFA	Original 2003 LFA	RR	33566 Hwy 43 North	Thomasville	AL

2099	1198	LFA	Original 2003 LFA	RBD	4273 Main Street	Lucedale	MS

2223	1198	LFA	Original 2003 LFA	RR	3445 St Stephen Road	Mobile	AL

2240	1198	LFA	Original 2003 LFA	Delco	744 Hwy 29 North	Cantonment	FL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2584	1198	LFA	Original 2003 LFA	Delco	4431 Washington Rd Ste 8	Evans	GA

2585	1198	LFA	Original 2003 LFA	Delco	2215 Tobacco Rd	Augusta	GA

2930	1211	LFA	Original 2003 LFA	RBD	639 Northgate Dr	Arab	AL

2931	1211	LFA	Original 2003 LFA	RR	1805 Beltline Rd SW	Decatur	AL

2933	1211	LFA	Original 2003 LFA	RR	209 Highway 31 S	Athens	AL

2935	1211	LFA	Original 2003 LFA	RR	1608 Florence Blvd	Florence	AL

2936	1211	LFA	Original 2003 LFA	RBD	200 Highway 31 SW	Hartselle	AL

2937	1211	LFA	Original 2003 LFA	RR	11930 Hwy 157	Moulton	AL

2938	1211	LFA	Original 2003 LFA	RBD	13450 Highway 43	Russellville	AL

2939	1211	LFA	Original 2003 LFA	RR	400 Woodard Ave	Muscle Shoals	AL

2941	1211	LFA	Original 2003 LFA	RBD	6815 Hwy 431 South	Albertville	AL

2942	1211	LFA	Original 2003 LFA	RBD	1936 Us Highway 431	Boaz	AL

2943	1211	LFA	Original 2003 LFA	RR	1558 W Main St	Centre	AL

2944	1211	LFA	Original 2003 LFA	RBD	14365 Hwy 431	Guntersville	AL

2945	1211	LFA	Original 2003 LFA	RR	200 Main Street West	Rainsville	AL

2946	1211	LFA	Original 2003 LFA	RBD	1510 16th Ave E	Cordele	GA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2947	1211	LFA	Original 2003 LFA	RR	1716 S Peterson Ave	Douglas	GA

2948	1211	LFA	Original 2003 LFA	RR	608 S Davis	Nashville	GA

2949	1211	LFA	Original 2003 LFA	RBD	2108 E Oglethorpe Blvd	Albany	GA

2950	1211	LFA	Original 2003 LFA	RBD	2406 Dawson Road	Albany	GA

2951	1211	LFA	Original 2003 LFA	RR	105 Whittle Cir	Ashburn	GA

2952	1211	LFA	Original 2003 LFA	RR	61 Us Hwy 19th N	Camilla	GA

2953	1211	LFA	Original 2003 LFA	RR	922 Forrster Dr SE	Dawson	GA

2954	1211	LFA	Original 2003 LFA	RR	188 Ocilla Hwy	Fitzgerald	GA

2955	1211	LFA	Original 2003 LFA	RBD	25 Doc Darbyshire Rd	Moultrie	GA

2956	1211	LFA	Original 2003 LFA	RBD	615 E Franklin St	Sylvester	GA

2957	1211	LFA	Original 2003 LFA	RR	204 N Virginia Ave	Tifton	GA

2958	1211	LFA	Original 2003 LFA	RBD	25 E Bypass	Corbin	KY

2959	1211	LFA	Original 2003 LFA	RBD	102 Bradford Lane	Georgetown	KY

2960	1211	LFA	Original 2003 LFA	RBD	1200 Richmond Rd	Irvine	KY

2961	1211	LFA	Original 2003 LFA	RBD	333 Flemingsburg Rd	Morehead	KY

2962	1211	LFA	Original 2003 LFA	RBD	220 Young Lane	Mount Sterling	KY

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2963	1211	LFA	Original 2003 LFA	RBD	521 N Main St	Nicholasville	KY

2966	1211	LFA	Original 2003 LFA	RBD	2213 Versailles Rd	Lexington	KY

2969	1211	LFA	Original 2003 LFA	RBD	3094 Richmond Road	Lexington	KY

2971	1211	LFA	Original 2003 LFA	RR	4161 Tates Creek Rd	Lexington	KY

2974	1211	LFA	Original 2003 LFA	RR	759 S Hwy 15	Jackson	KY

2975	1211	LFA	Original 2003 LFA	RBD	125 E Main St	Hazard	KY

2976	1211	LFA	Original 2003 LFA	RR	1442 Combs Rd	Hazard	KY

2977	1211	LFA	Original 2003 LFA	RBD	63 Jenkins Road	Whitesburg	KY

2978	1211	LFA	Original 2003 LFA	RBD	1823 West Hill Drive	Valdosta	GA

2979	1211	LFA	Original 2003 LFA	RR	3024 North Ashley Street	Valdosta	GA

2981	1211	LFA	Original 2003 LFA	RR	7171 Lakes Blvd	Lake Park	GA

2982	1211	LFA	Original 2003 LFA	RBD	1300 Shotwell Street	Bainbridge	GA

2983	1211	LFA	Original 2003 LFA	RBD	399 Us Highway 84 E	Cairo	GA

2984	1211	LFA	Original 2003 LFA	RR	403 W 3rd St	Donalsonville	GA

2985	1211	LFA	Original 2003 LFA	RBD	2344 E Pinetree Blvd	Thomasville	GA

2986	1211	LFA	Original 2003 LFA	RBD	625 South Ohio Avenue	Live Oak	FL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2991	1211	LFA	Original 2003 LFA	RBD	1710 West Tennessee Street	Tallahassee	FL

2992	1211	LFA	Original 2003 LFA	RBD	1610 Capital Circle Northeast	Tallahassee	FL

2995	1211	LFA	Original 2003 LFA	Delco	2650 Crawfordville Hwy Ste 6	Crawfordville	FL

2996	1211	LFA	Original 2003 LFA	RR	855 W Base Street	Madison	FL

2997	1211	LFA	Original 2003 LFA	RR	1403 South Jefferson	Monticello	FL

2998	1211	LFA	Original 2003 LFA	RBD	2199 South Byron Butler Pkwy	Perry	FL

2999	1211	LFA	Original 2003 LFA	RR	1606 West Jefferson Street	Quincy	FL

4409	1211	LFA	Original 2003 LFA	Delco	259 French Farms Blvd	Athens	AL

2932	1212	LFA	Original 2003 LFA	Delco	926 Beltline Rd SW	Decatur	AL

2934	1212	LFA	Original 2003 LFA	Delco	859 Cox Creek Parkway Ste 2	Florence	AL

2940	1212	LFA	Original 2003 LFA	Delco	611 Avalon Ave	Muscle Shoals	AL

2964	1212	LFA	Original 2003 LFA	Delco	185 S Main St	Versailles	KY

2967	1212	LFA	Original 2003 LFA	Delco	410 E New Circle Rd	Lexington	KY

2968	1212	LFA	Original 2003 LFA	Delco	543 S Limestone St	Lexington	KY

2970	1212	LFA	Original 2003 LFA	Delco	3630 Boston Rd	Lexington	KY

2972	1212	LFA	Original 2003 LFA	Delco	4240 Saron Dr Suite 7B	Lexington	KY

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2980	1212	LFA	Original 2003 LFA	Delco	404B Northside Drive	Valdosta	GA

2987	1212	LFA	Original 2003 LFA	Delco	3220 Apalachee Parkway	Tallahassee	FL

2989	1212	LFA	Original 2003 LFA	Delco	3521 North Monroe Street	Tallahassee	FL

2990	1212	LFA	Original 2003 LFA	Delco	1885 Northwood Center Blvd	Tallahassee	FL

2994	1212	LFA	Original 2003 LFA	Delco	2910 Kery Forest Parkway	Tallahassee	FL

4501	1221	LFA	Original 2003 LFA	RBD	1725 George Washington Mem Hwy	Gloucester Point	VA

4502	1221	LFA	Original 2003 LFA	RR	8305 Ocean Gateway	Easton	MD

4503	1221	LFA	Original 2003 LFA	RBD	1217 Mt Herman Road	Salisbury	MD

4504	1221	LFA	Original 2003 LFA	Delco	8100 George Washington Mem Hwy	Yorktown	VA

4528	1221	LFA	Original 2003 LFA	Delco	3108 Western Branch Blvd	Chesapeake	VA

4529	1221	LFA	Original 2003 LFA	RR	3650 N Military Highway	Norfolk	VA

4530	1221	LFA	Original 2003 LFA	RR	800 London Blvd	Portsmouth	VA

4531	1221	LFA	Original 2003 LFA	RR	4111 Portsmouth Blvd	Chesapeake	VA

4532	1221	LFA	Original 2003 LFA	Delco	4548 E Princess Anne Road	Norfolk	VA

4535	1221	LFA	Original 2003 LFA	Delco	2352 East Little Creek Road	Norfolk	VA

4536	1221	LFA	Original 2003 LFA	Delco	1302 Monticello Ave	Norfolk	VA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4537	1221	LFA	Original 2003 LFA	Delco	4425 Shore Drive #103	Virginia Beach	VA

4538	1221	LFA	Original 2003 LFA	Delco	8401 Hampton Blvd Sutie 10	Norfolk	VA

4539	1221	LFA	Original 2003 LFA	Delco	9643 First View Ave	Norfolk	VA

4540	1221	LFA	Original 2003 LFA	Delco	5390 Wesleyan Dr #111	Virginia Beach	VA

4549	1221	LFA	Original 2003 LFA	RR	1070 W Mercury Blvd	Hampton	VA

4550	1221	LFA	Original 2003 LFA	RR	5000 W Mercury Blvd	Newport News	VA

4551	1221	LFA	Original 2003 LFA	Delco	1966 E Pembroke Ave	Hampton	VA

4552	1221	LFA	Original 2003 LFA	Delco	26 W Mercury Blvd	Hampton	VA

4553	1221	LFA	Original 2003 LFA	Delco	2724 W Mercury Blvd	Hampton	VA

4554	1221	LFA	Original 2003 LFA	Delco	10744 Jefferson Ave	Newport News	VA

4555	1221	LFA	Original 2003 LFA	Delco	15525 Warwick Blvd #117	Newport News	VA

4556	1221	LFA	Original 2003 LFA	Delco	13659 Warwick Blvd	Newport News	VA

4557	1221	LFA	Original 2003 LFA	Delco	801 Volvo Pkwy #2	Chesapeake	VA

4558	1221	LFA	Original 2003 LFA	Delco	6633 Indian River Road	Virginia Beach	VA

4559	1221	LFA	Original 2003 LFA	Delco	3302 S Military Hwy	Chesapeake	VA

4560	1221	LFA	Original 2003 LFA	Delco	717 S Battlefield Blvd	Chesapeake	VA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4561	1221	LFA	Original 2003 LFA	Delco	1830 Kempsville Road #108	Virginia Beach	VA

4571	1221	LFA	Original 2003 LFA	RR	209 20th Street	Virginia Beach	VA

4572	1221	LFA	Original 2003 LFA	Delco	531 Birdneck Road	Virginia Beach	VA

4573	1221	LFA	Original 2003 LFA	Delco	3884 Holland Road	Virginia Beach	VA

4574	1221	LFA	Original 2003 LFA	Delco	3636 E Virginia Beach Blvd	Virginia Beach	VA

4575	1221	LFA	Original 2003 LFA	RR	1640 General Booth Blvd	Virginia Beach	VA

4576	1221	LFA	Original 2003 LFA	Delco	2129 General Booth Blvd #121	Virginia Beach	VA

4577	1221	LFA	Original 2003 LFA	Delco	1949 Lynnhaven Parkway	Virginia Beach	VA

4578	1221	LFA	Original 2003 LFA	Delco	5281 Princess Anne Road	Virginia Beach	VA

4579	1221	LFA	Original 2003 LFA	Delco	3208 Holland Road	Virginia Beach	VA

4302	1227	LFA	Original 2003 LFA	RR	3221 Adventureland Dr	Altoona	IA

4303	1227	LFA	Original 2003 LFA	RR	436 S Duff	Ames	IA

4305	1227	LFA	Original 2003 LFA	Delco	701 N Ankeny Blvd	Ankeny	IA

4307	1227	LFA	Original 2003 LFA	RBD	1608 S Story St	Boone	IA

4316	1227	LFA	Original 2003 LFA	RBD	200 E Taylor	Creston	IA

4329	1227	LFA	Original 2003 LFA	RR	1033 Broad St	Grinnell	IA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4330	1227	LFA	Original 2003 LFA	RR	602 G Ave	Grundy Center	IA

4331	1227	LFA	Original 2003 LFA	RR	702 13th St North	Humboldt	IA

4332	1227	LFA	Original 2003 LFA	RBD	404 N Jefferson	Indianola	IA

4334	1227	LFA	Original 2003 LFA	RR	705 S Oak Street	Iowa Falls	IA

4340	1227	LFA	Original 2003 LFA	RR	809 E Charles	Oelwein	IA

4341	1227	LFA	Original 2003 LFA	RR	1002 Jeffreys Drive	Osceola	IA

4342	1227	LFA	Original 2003 LFA	RBD	1503 A Ave E	Oskaloosa	IA

4344	1227	LFA	Original 2003 LFA	RR	303 North K Ave	Vinton	IA

4350	1227	LFA	Original 2003 LFA	RR	1304 7th Ave	Belle Plaine	IA

4353	1227	LFA	Original 2003 LFA	RR	1435 Army Post Rd	Des Moines	IA

4354	1227	LFA	Original 2003 LFA	RBD	8134 Douglas Ave	Urbandale	IA

4359	1227	LFA	Original 2003 LFA	RR	2812 Willis Ave	Perry	IA

4365	1227	LFA	Original 2003 LFA	Delco	3160 8th St SW	Altoona	IA

4304	1228	LFA	Original 2003 LFA	Delco	620 Lincoln Way	Ames	IA

4320	1228	LFA	Original 2003 LFA	Delco	1600 Euclid Ave	Des Moines	IA

4321	1228	LFA	Original 2003 LFA	Delco	2564 Hubbell Ave	Des Moines	IA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4323	1228	LFA	Original 2003 LFA	Delco	4212 Douglas Ave	Des Moines	IA

4324	1228	LFA	Original 2003 LFA	Delco	6120 Grand Ave	Des Moines	IA

4327	1228	LFA	Original 2003 LFA	Delco	4100 SE 14th St	Des Moines	IA

4349	1228	LFA	Original 2003 LFA	Delco	5901 Ashworth	West Des Moines	IA

4356	1228	LFA	Original 2003 LFA	RBD	2940 5th Ave S	Fort Dodge	IA

4505	1247	LFA	Original 2003 LFA	RR	1685 Tappahannock Blvd	Tappahannock	VA

4509	1247	LFA	Original 2003 LFA	RR	416 14th Street Suite A	West Point	VA

4510	1247	LFA	Original 2003 LFA	RBD	10141 Hull Street Road	Midlothian	VA

4511	1247	LFA	Original 2003 LFA	Delco	6203 Belmont Road	Chesterfield	VA

4512	1247	LFA	Original 2003 LFA	Delco	13617 Genito Road	Midlothian	VA

4513	1247	LFA	Original 2003 LFA	Delco	13971 Raised Antler Circl	Midlothian	VA

4514	1247	LFA	Original 2003 LFA	Delco	5718 Hopkins Road	Richmond	VA

4515	1247	LFA	Original 2003 LFA	RR	1016 Hershberger Road	Roanoke	VA

4516	1247	LFA	Original 2003 LFA	RR	1128 South Highland	Covington	VA

4517	1247	LFA	Original 2003 LFA	RR	211 Crossings Mall	Elkview	WV

4518	1247	LFA	Original 2003 LFA	RR	109 Us Rt 460 East	Grundy	VA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4519	1247	LFA	Original 2003 LFA	RR	107 Front Street	Richlands	VA

4520	1247	LFA	Original 2003 LFA	Delco	5220-A Williamson Road NW	Roanoke	VA

4521	1247	LFA	Original 2003 LFA	Delco	801 University City Blvd #11	Blacksburg	VA

4524	1247	LFA	Original 2003 LFA	RBD	13350 Midlothian Turnpike	Midlothian	VA

4525	1247	LFA	Original 2003 LFA	Delco	111 Wadsworth Drive	Richmond	VA

4526	1247	LFA	Original 2003 LFA	Delco	2701 Buford Road	Richmond	VA

4527	1247	LFA	Original 2003 LFA	Delco	5817 Midlothian Turnpike	Richmond	VA

4541	1247	LFA	Original 2003 LFA	RBD	5825 Patterson Ave	Richmond	VA

4542	1247	LFA	Original 2003 LFA	RBD	2343 West Broad Street	Richmond	VA

4543	1247	LFA	Original 2003 LFA	RBD	709 England Street	Ashland	VA

4544	1247	LFA	Original 2003 LFA	Delco	9020 B Quioccasin Road	Richmond	VA

4545	1247	LFA	Original 2003 LFA	Delco	1112 Westbriar Dr	Richmond	VA

4546	1247	LFA	Original 2003 LFA	Delco	9197 Staples Mill Road	Richmond	VA

4547	1247	LFA	Original 2003 LFA	Delco	1164 Wilkinson Road	Richmond	VA

4548	1247	LFA	Original 2003 LFA	RBD	9486 W Broad Street	Richmond	VA

4564	1247	LFA	Original 2003 LFA	RBD	683 Brandon Ave	Roanoke	VA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4565	1247	LFA	Original 2003 LFA	RBD	1224 West Main Street	Salem	VA

4566	1247	LFA	Original 2003 LFA	RBD	2413 Memorial Ave	Lynchburg	VA

4567	1247	LFA	Original 2003 LFA	Delco	1060 Bypass Road	Vinton	VA

4568	1247	LFA	Original 2003 LFA	Delco	3412 Waterlick Road Suite J	Lynchburg	VA

4569	1247	LFA	Original 2003 LFA	Delco	4925 Boonsboro Road Ste 2	Lynchburg	VA

4570	1247	LFA	Original 2003 LFA	RBD	3260 Electric Road Ste 506	Roanoke	VA

4581	1247	LFA	Original 2003 LFA	RBD	5100 Williamsburg Road	Richmond	VA

4582	1247	LFA	Original 2003 LFA	RBD	5105 Oaklawn Blvd	Hopewell	VA

4583	1247	LFA	Original 2003 LFA	RR	3200 S Crater Road	Petersburg	VA

4585	1247	LFA	Original 2003 LFA	RBD	7114 Mechanicsville Turnpike	Mechanicsville	VA

4586	1247	LFA	Original 2003 LFA	Delco	4501 West Hundred Road	Chester	VA

4587	1247	LFA	Original 2003 LFA	Delco	714 East Ellersile Ave	Colonial Heights	VA

4588	1247	LFA	Original 2003 LFA	Delco	1962 S Sycamore Street	Petersburg	VA

4589	1247	LFA	Original 2003 LFA	RR	Po Box 35	Clifton Forge	VA

4590	1247	LFA	Original 2003 LFA	RR	2387 Roanoke Road	Christiansburg	VA

4596	1247	LFA	Original 2003 LFA	RR	870 East Main Street	Bedford	VA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4584	1281	LFA	Original 2003 LFA	RBD	12421 Jeff Davis Highway	Chester	VA

4506[4]	1311	LFA	Original 2003 LFA	RR	8 Victory Boulevard	Poquoson	VA

4580	1312	LFA	Original 2003 LFA	Delco	805 First Colonial Road	Virginia Beach	VA

4562	1313	LFA	Original 2003 LFA	Delco	211 Providence Road Suite 14	Chesapeake	VA

4507	1314	LFA	Original 2003 LFA	RBD	5003 Victory Road Suite B	Yorktown	VA

4522[5]	1315	LFA	Original 2003 LFA	RR	546 1/2 E Riverside Drive	North Tazewell	VA

4563	1335	LFA	Original 2003 LFA	RBD	1328 Fordham Drive	Virginia Beach	VA

4508	1336	LFA	Original 2003 LFA	RBD	1611 Richmond Road	Williamsburg	VA

4533	1337	LFA	Original 2003 LFA	RBD	4032 A Victory Blvd	Portsmouth	VA

4534[6]	1337	LFA	Original 2003 LFA	RR	620 John Paul Jones Cr	Portsmouth	VA

4370	1362	LFA	Nashville	Delco	3046 Columbia Ave	Franklin	TN

4371	1362	LFA	Nashville	Delco	330 Franklin Road	Brentwood	TN

[4]

This store is also subject to the Kentucky Fried Chicken Franchise Agreement, dated as of January 30, 2001, between KFC Corporation and NPC International, Inc. (as successor in interest to Colonial Foods, LLC) and the Taco Bell Corp. Franchise Agreement, dated as of October 4, 2001, between Taco Bell Corp. and NPC International, Inc. (as successor in interest to Michael S. McClellan and Larry Ulik).

[5]	This store is also subject to the Franchise Agreement, dated as of June 19, 2001, between KFC Corporation and NPC International, Inc. (as successor in interest to Colonial Foods, LLC).
[6]

This store is also subject to the KFC Express License Agreement, dated as of November 19, 2003, between KFC Corporation and NPC International, Inc. (as successor in interest to Colonial Foods, LLC) and the Taco Bell Corp. License Agreement, dated as of July 23, 2003, between Taco Bell Corp. and NPC International, Inc. (as successor in interest to Colonial Foods, LLC).

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4372	1362	LFA	Nashville	RR	3116 Dickerson Road	Nashville	TN

4374	1362	LFA	Nashville	RBD	929 Smithville Highway	Mc Minnville	TN

4375	1362	LFA	Nashville	RBD	1112 Mercury Blvd	Murfreesboro	TN

4376	1362	LFA	Nashville	RBD	1718 Memorial Blvd	Murfreesboro	TN

4377	1362	LFA	Nashville	RBD	600 S James Campbell Blvd	Columbia	TN

4378	1362	LFA	Nashville	RBD	913 Rivergate Parkway	Goodlettsville	TN

4379	1362	LFA	Nashville	RBD	5787 Nolensville Road	Nashville	TN

4380	1362	LFA	Nashville	RBD	817 S Cumberland	Lebanon	TN

4381	1362	LFA	Nashville	RBD	4719 Andrew Jackson Parkway	Hermitage	TN

4382	1362	LFA	Nashville	RBD	315 Lane Parkway	Shelbyville	TN

4383	1362	LFA	Nashville	RR	3709 Clarksville Highway	Nashville	TN

4384	1362	LFA	Nashville	RBD	2512 Lebanon Road	Nashville	TN

4385	1362	LFA	Nashville	RBD	361 N Lowry Street	Smyrna	TN

4386	1362	LFA	Nashville	RBD	993 Mill St	Pulaski	TN

4387	1362	LFA	Nashville	RBD	1109 Huntsville Highway	Fayetteville	TN

4389	1362	LFA	Nashville	RBD	550 E Main Street	Hohenwald	TN

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4390	1362	LFA	Nashville	Delco	3560 N Mount Juliet Road	Mount Juliet	TN

4391	1362	LFA	Nashville	RBD	934 N Jackson Street	Tullahoma	TN

4392	1362	LFA	Nashville	RBD	7613 Highway 70 S	Nashville	TN

4393	1362	LFA	Nashville	RBD	1144 Gallatin Road	Madison	TN

4394	1362	LFA	Nashville	RBD	2224 Hillsborough Blvd	Manchester	TN

4395	1362	LFA	Nashville	Delco	888 Murfreesboro Pike	Nashville	TN

4396	1362	LFA	Nashville	Delco	1908 W End Ave	Nashville	TN

4397	1362	LFA	Nashville	Delco	5088 Murfreesboro Road	La Vergne	TN

4398	1362	LFA	Nashville	Delco	718 Thompson Lane	Nashville	TN

4399	1362	LFA	Nashville	Delco	2700 Gallatin Road	Nashville	TN

4400	1362	LFA	Nashville	Delco	6410 Charlotte Ave	Nashville	TN

4401	1362	LFA	Nashville	Delco	944 Richards Road	Antioch	TN

4402	1362	LFA	Nashville	Delco	170 E Main Street	Hendersonville	TN

4403	1362	LFA	Nashville	Delco	2701 Murfreesboro Road	Antioch	TN

4404	1362	LFA	Nashville	Delco	641 N Willow Ave	Cookeville	TN

4405	1362	LFA	Nashville	Delco	1945 Mallory Lane	Franklin	TN

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4406	1362	LFA	Nashville	Delco	5028 Old Hickory Blvd	Hermitage	TN

4407	1362	LFA	Nashville	Delco	2575 Old Ford Parkway	Murfreesboro	TN

4408	1362	LFA	Nashville	Delco	5000 Spedale Ct	Spring Hill	TN

4410	1362	LFA	Nashville	Delco	1645 W Main Street	Lebanon	TN

4411	1362	LFA	Nashville	Delco	470 Neal Street	Cookeville	TN

4412	1362	LFA	Nashville	Delco	812 Nissan Dr	Smyrna	TN

4600	1383	LFA	Other PHI Acq	RBD	916 East Oak Street	Arcadia	FL

4601	1383	LFA	Other PHI Acq	Delco	203 Magnolia Ave	Auburndale	FL

4602	1383	LFA	Other PHI Acq	RBD	310 Us Hwy 27 North	Avon Park	FL

4603	1383	LFA	Other PHI Acq	RBD	410 Van Fleet Drive	Bartow	FL

4604	1383	LFA	Other PHI Acq	RBD	4802 14th Street West	Bradenton	FL

4605	1383	LFA	Other PHI Acq	Delco	8343 Market Street	Bradenton	FL

4606	1383	LFA	Other PHI Acq	Delco	6383 Manatee Avenue West	Bradenton	FL

4607	1383	LFA	Other PHI Acq	Delco	3611 1st Street East	Bradenton	FL

4608	1383	LFA	Other PHI Acq	Delco	3132 53rd Avenue East	Bradenton	FL

4609	1383	LFA	Other PHI Acq	Delco	729 West Lumsden Road Suite 14	Brandon	FL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4610	1383	LFA	Other PHI Acq	RBD	4535 East Bay Drive	Clearwater	FL

4611	1383	LFA	Other PHI Acq	Delco	2519 Mcmullen Booth Road	Clearwater	FL

4612	1383	LFA	Other PHI Acq	Delco	407 S Belcher Road	Clearwater	FL

4613	1383	LFA	Other PHI Acq	RR	14910 98 By Pass	Dade City	FL

4614	1383	LFA	Other PHI Acq	RBD	1804 Main Street	Dunedin	FL

4615	1383	LFA	Other PHI Acq	RBD	127 W Hinson	Haines City	FL

4616	1383	LFA	Other PHI Acq	Delco	8944 Sr 52 #109	Hudson	FL

4617	1383	LFA	Other PHI Acq	RBD	702 Us Hwy 27 South	Lake Placid	FL

4618	1383	LFA	Other PHI Acq	RBD	3919 S Florida Ave	Lakeland	FL

4619	1383	LFA	Other PHI Acq	RBD	3121 Highway 98 South	Lakeland	FL

4620	1383	LFA	Other PHI Acq	RBD	5750 Highway 98 North	Lakeland	FL

4621	1383	LFA	Other PHI Acq	Delco	2116 S R 540 A Suite 18	Lakeland	FL

4622	1383	LFA	Other PHI Acq	Delco	1919 George Jenkins Blvd	Lakeland	FL

4623	1383	LFA	Other PHI Acq	Delco	6858 S Florida Ave	Lakeland	FL

4624	1383	LFA	Other PHI Acq	Delco	13789 Walsingham Road	Largo	FL

4625	1383	LFA	Other PHI Acq	Delco	1602 N Missouri Ave	Largo	FL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4626	1383	LFA	Other PHI Acq	Delco	23118 Sr 54	Lutz	FL

4627	1383	LFA	Other PHI Acq	Delco	17420 N Hwy 41 Suite 106	Lutz	FL

4628	1383	LFA	Other PHI Acq	RBD	7213 Sr 54	New Port Richey	FL

4629	1383	LFA	Other PHI Acq	Delco	14942 Tamiami Trail	North Port	FL

4630	1383	LFA	Other PHI Acq	RBD	33505 Us Hwy 19 North	Palm Harbor	FL

4631	1383	LFA	Other PHI Acq	Delco	811 County Road 1	Palm Harbor	FL

4632	1383	LFA	Other PHI Acq	Delco	4938 Ridgemoor Blvd	Palm Harbor	FL

4633	1383	LFA	Other PHI Acq	Delco	1190 West 8th Ave	Palmetto	FL

4634	1383	LFA	Other PHI Acq	Delco	8963 Us Highway 301 North	Parrish	FL

4635	1383	LFA	Other PHI Acq	RBD	7321 Park Blvd	Pinellas Park	FL

4636	1383	LFA	Other PHI Acq	Delco	8070 49th Street N	Pinellas Park	FL

4637	1383	LFA	Other PHI Acq	RBD	2316 James Redman Parkway	Plant City	FL

4638	1383	LFA	Other PHI Acq	Delco	6666 Ridge Road	Port Richey	FL

4639	1383	LFA	Other PHI Acq	RBD	10619 Gibsonton Drive	Riverview	FL

4640	1383	LFA	Other PHI Acq	RBD	4001 4th Street North	Saint Petersburg	FL

4641	1383	LFA	Other PHI Acq	RBD	1590 34th Street North	Saint Petersburg	FL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4642	1383	LFA	Other PHI Acq	RBD	4598 34th Street South	Saint Petersburg	FL

4643	1383	LFA	Other PHI Acq	Delco	9099 4th Street	Saint Petersburg	FL

4644	1383	LFA	Other PHI Acq	Delco	4350 66th Street North	Saint Petersburg	FL

4645	1383	LFA	Other PHI Acq	Delco	4005 Cattleman Road	Sarasota	FL

4646	1383	LFA	Other PHI Acq	Delco	3251 17th Street Unit #10	Sarasota	FL

4647	1383	LFA	Other PHI Acq	Delco	8197 S Tamiami Trail	Sarasota	FL

4648	1383	LFA	Other PHI Acq	Delco	4242 S Tamiami Trail	Sarasota	FL

4649	1383	LFA	Other PHI Acq	RBD	2109 Us Hwy 27 South	Sebring	FL

4650	1383	LFA	Other PHI Acq	RR	1809 South Parsons Ave	Seffner	FL

4651	1383	LFA	Other PHI Acq	Delco	11748 Mlk Blvd	Seffner	FL

4652	1383	LFA	Other PHI Acq	Delco	8380 Seminole Blvd	Seminole	FL

4653	1383	LFA	Other PHI Acq	Delco	1155 S Pasadena Ave	South Pasadena	FL

4654	1383	LFA	Other PHI Acq	RBD	712 Cypress Village Blvd	Sun City Center	FL

4655	1383	LFA	Other PHI Acq	RR	14799 N Dale Mabry	Tampa	FL

4656	1383	LFA	Other PHI Acq	RR	4011 E Busch Blvd	Tampa	FL

4657	1383	LFA	Other PHI Acq	RBD	1202 East Fowler Avenue	Tampa	FL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4658	1383	LFA	Other PHI Acq	RBD	7023 W Hillsborough Ave	Tampa	FL

4659	1383	LFA	Other PHI Acq	RBD	4055 South Dale Mabry	Tampa	FL

4660	1383	LFA	Other PHI Acq	RBD	402 South Dale Mabry	Tampa	FL

4661	1383	LFA	Other PHI Acq	RBD	19010 Bruce B Downs Blvd	Tampa	FL

4662	1383	LFA	Other PHI Acq	RBD	3904 A W Hillsborough Ave	Tampa	FL

4663	1383	LFA	Other PHI Acq	Delco	13883 West Hillsborough Ave	Tampa	FL

4664	1383	LFA	Other PHI Acq	Delco	902 W Busch Blvd	Tampa	FL

4665	1383	LFA	Other PHI Acq	Delco	1727 W Fletcher	Tampa	FL

4666	1383	LFA	Other PHI Acq	Delco	5263 Ehrlich Road	Tampa	FL

4667	1383	LFA	Other PHI Acq	Delco	614 West Platt Street	Tampa	FL

4668	1383	LFA	Other PHI Acq	Delco	12036 Anderson Road	Tampa	FL

4669	1383	LFA	Other PHI Acq	Delco	1955 Alt 19 North	Tarpon Springs	FL

4670	1383	LFA	Other PHI Acq	Delco	10694 North 56th Street #7	Temple Terrace	FL

4671	1383	LFA	Other PHI Acq	Delco	3220 Lithia-Pinecrest Rd S-101	Valrico	FL

4672	1383	LFA	Other PHI Acq	Delco	1944 Hwy 60 #304	Valrico	FL

4673	1383	LFA	Other PHI Acq	RBD	395 N Us Hwy 41	Venice	FL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4674	1383	LFA	Other PHI Acq	RBD	1820 S Tamiami Trail	Venice	FL

4675	1383	LFA	Other PHI Acq	RBD	1498 Us Highway 17 North	Wauchula	FL

4676	1383	LFA	Other PHI Acq	RR	301 Cypress Gardens Blvd	Winter Haven	FL

4677	1383	LFA	Other PHI Acq	Delco	500 Overlook Drive	Winter Haven	FL

4678	1383	LFA	Other PHI Acq	RBD	6548 Gall Blvd	Zephyrhills	FL

4679	1383	LFA	Other PHI Acq	RBD	190 State Road 60 E	Lake Wales	FL

4681	1383	LFA	Other PHI Acq	Delco	1720 S Mccall Road Suite A B	Englewood	FL

4690	1383	LFA	Other PHI Acq	RR	2075 John F Kennedy Rd	Dubuque	IA

4691	1383	LFA	Other PHI Acq	RBD	320 E 20th Street	Dubuque	IA

4692	1383	LFA	Other PHI Acq	Delco	1098 University	Dubuque	IA

4693	1383	LFA	Other PHI Acq	RR	1845 8th Street SE	Dyersville	IA

4694	1383	LFA	Other PHI Acq	RBD	1640 1st Street W	Independence	IA

4695	1383	LFA	Other PHI Acq	RR	1129 E Main Street	Manchester	IA

4696	1383	LFA	Other PHI Acq	RR	49 Cedar Street	Tipton	IA

4700	1384	TFA	Kansas City	RBD	1512 N Woods Chapel Road	Blue Springs	MO

4701	1384	TFA	Kansas City	Delco	1626 South Highway 7	Blue Springs	MO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4702	1384	TFA	Kansas City	Delco	1901 North Highway 7	Blue Springs	MO

4703	1384	TFA	Kansas City	Delco	7291 North Oak Trafficway	Gladstone	MO

4704	1384	TFA	Kansas City	RBD	12000 Blue Ridge Blvd	Grandview	MO

4705	1384	TFA	Kansas City	Delco	13850 South 71 Highway	Grandview	MO

4706	1384	TFA	Kansas City	RBD	17106 East Highway 24	Independence	MO

4707	1384	TFA	Kansas City	Delco	2411 S 291 Highway	Independence	MO

4708	1384	TFA	Kansas City	Delco	1300 B South Noland Road	Independence	MO

4709	1384	TFA	Kansas City	Delco	9541 East Truman Road	Independence	MO

4710	1384	TFA	Kansas City	RR	3010 Van Brunt	Kansas City	MO

4711	1384	TFA	Kansas City	RR	1207 Armour Road	Kansas City	MO

4712	1384	TFA	Kansas City	RBD	4601 Shawnee Drive	Kansas City	KS

4713	1384	TFA	Kansas City	RBD	475 East Highway 69	Claycomo	MO

4714	1384	TFA	Kansas City	RBD	211 N W Barry Road	Kansas City	MO

4715	1384	TFA	Kansas City	RBD	14171 East Highway 40	Kansas City	MO

4716	1384	TFA	Kansas City	Delco	4825 State Avenue	Kansas City	KS

4717	1384	TFA	Kansas City	Delco	10147 Wornall Road	Kansas City	MO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4718	1384	TFA	Kansas City	Delco	3003 NE Vivion Road	Kansas City	MO

4719	1384	TFA	Kansas City	Delco	7624 Wornall Road	Kansas City	MO

4720	1384	TFA	Kansas City	Delco	3600 State Avenue	Kansas City	KS

4721	1384	TFA	Kansas City	Delco	4200 Rainbow Blvd	Kansas City	KS

4722	1384	TFA	Kansas City	Delco	1930 N 77th Street	Kansas City	KS

4723	1384	TFA	Kansas City	Delco	1020 Broadway Street	Kansas City	MO

4724	1384	TFA	Kansas City	Delco	7657 NW Prairie View Road	Kansas City	MO

4725	1384	TFA	Kansas City	Delco	5111 Ararat Drive	Kansas City	MO

4726	1384	TFA	Kansas City	Delco	4031 North Oak Trafficway	Kansas City	MO

4727	1384	TFA	Kansas City	Delco	5928 Wilson Road	Kansas City	MO

4728	1384	TFA	Kansas City	Delco	3907 Main Street	Kansas City	MO

4729	1384	TFA	Kansas City	Delco	9515 Blue Ridge Ext	Kansas City	MO

4730	1384	TFA	Kansas City	RBD	4651 W 6th Street	Lawrence	KS

4731	1384	TFA	Kansas City	RBD	934 Massachusetts	Lawrence	KS

4732	1384	TFA	Kansas City	RBD	600 W 23rd Street	Lawrence	KS

4733	1384	TFA	Kansas City	Delco	4328 West 119th Street 3C	Leawood	KS

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4734	1384	TFA	Kansas City	RBD	1103 S W Oldham Parkway	Lees Summit	MO

4735	1384	TFA	Kansas City	Delco	1225 N E Rice Road	Lees Summit	MO

4736	1384	TFA	Kansas City	RBD	13120 West 87th Street Pkwy	Lenexa	KS

4737	1384	TFA	Kansas City	Delco	15327 W 67th Street	Shawnee	KS

4738	1384	TFA	Kansas City	Delco	6500 Johnson Drive	Mission	KS

4739	1384	TFA	Kansas City	RBD	2314 S Princeton Street	Ottawa	KS

4740	1384	TFA	Kansas City	Delco	7620 Metcalf	Overland Park	KS

4741	1384	TFA	Kansas City	Delco	5697 W 95th Street	Overland Park	KS

4742	1384	TFA	Kansas City	Delco	7121 W 151st Street	Overland Park	KS

4743	1384	TFA	Kansas City	Delco	11719 College Blvd	Overland Park	KS

4744	1384	TFA	Kansas City	Delco	9100 Santa Fe Drive	Overland Park	KS

4745	1384	TFA	Kansas City	Delco	6325 Lewis Street	Parkville	MO

4746	1384	TFA	Kansas City	RBD	2023 Foxwood Drive	Raymore	MO

4747	1384	TFA	Kansas City	Delco	10015 East 67th Street	Raytown	MO

4748	1384	TFA	Kansas City	RBD	11449 West 63rd Street	Shawnee	KS

4749	1384	TFA	Kansas City	Delco	3739 Hollywood Drive	Lees Summit	MO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4750	1384	TFA	Kansas City	Delco	10940 Parallel Parkway	Kansas City	KS

4761	1385	LFA	Other PHI Acq	RBD	8514 Holcomb Bridge Road	Alpharetta	GA

4762	1385	LFA	Other PHI Acq	RBD	241 South Main Street	Alpharetta	GA

4763	1385	LFA	Other PHI Acq	Delco	6415 Highway 9 North Suite C	Alpharetta	GA

4764	1385	LFA	Other PHI Acq	Delco	10945 Statebridge Road	Alpharetta	GA

4765	1385	LFA	Other PHI Acq	RBD	3255 Buford Highway	Atlanta	GA

4766	1385	LFA	Other PHI Acq	RBD	2078 Henderson Mill Road	Atlanta	GA

4767	1385	LFA	Other PHI Acq	RBD	2608 Piedmont Road NE	Atlanta	GA

4768	1385	LFA	Other PHI Acq	Delco	4920 Roswell Road Suite 22	Atlanta	GA

4769	1385	LFA	Other PHI Acq	Delco	6385 Roswell Road	Atlanta	GA

4770	1385	LFA	Other PHI Acq	Delco	4957 Winters Chapel Road	Atlanta	GA

4771	1385	LFA	Other PHI Acq	Delco	8290 Roswell Road	Atlanta	GA

4772	1385	LFA	Other PHI Acq	Delco	2980 Cobb Parkway #140	Atlanta	GA

4774	1385	LFA	Other PHI Acq	RBD	1525 Buford Highway	Buford	GA

4775	1385	LFA	Other PHI Acq	Delco	5577 Peachtree Indv Blvd	Chamblee	GA

4776	1385	LFA	Other PHI Acq	RR	30518 Us Hwy 441 South	Commerce	GA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4777	1385	LFA	Other PHI Acq	RBD	670 Atlanta Road	Cumming	GA

4778	1385	LFA	Other PHI Acq	Delco	2330 Canton Hwy	Cumming	GA

4779	1385	LFA	Other PHI Acq	Delco	2603 Freedom Parkway	Cumming	GA

4780	1385	LFA	Other PHI Acq	Delco	2760 Braselton Highway	Dacula	GA

4781	1385	LFA	Other PHI Acq	Delco	4601 Satellite Blvd	Duluth	GA

4782	1385	LFA	Other PHI Acq	Delco	3175 Buford Highway	Duluth	GA

4784	1385	LFA	Other PHI Acq	Delco	1345 Washington Street	Jefferson	GA

4785	1385	LFA	Other PHI Acq	Delco	930 New Hope Road	Lawrenceville	GA

4786	1385	LFA	Other PHI Acq	Delco	1164 Lawrenceville Highway	Lawrenceville	GA

4787	1385	LFA	Other PHI Acq	Delco	1475 Hwy 20	Lawrenceville	GA

4788	1385	LFA	Other PHI Acq	Delco	950 Herrington Road	Lawrenceville	GA

4789	1385	LFA	Other PHI Acq	RBD	4104 Highway #29	Lilburn	GA

4790	1385	LFA	Other PHI Acq	Delco	4814 Highway 78 Suite 4B	Lilburn	GA

4791	1385	LFA	Other PHI Acq	RBD	4630 Atlanta Highway	Loganville	GA

4792	1385	LFA	Other PHI Acq	RBD	2565 East Piedmont Road	Marietta	GA

4793	1385	LFA	Other PHI Acq	Delco	1480-E Terrell Mill Road	Marietta	GA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4794	1385	LFA	Other PHI Acq	Delco	1386 Roswell Road	Marietta	GA

4796	1385	LFA	Other PHI Acq	RBD	6045 Peachtree Parkway	Norcross	GA

4797	1385	LFA	Other PHI Acq	Delco	6050 Singleton Road	Norcross	GA

4798	1385	LFA	Other PHI Acq	RR	3815 Mundy Mill Road	Oakwood	GA

4799	1385	LFA	Other PHI Acq	Delco	661 Holcomb Bridge Road	Roswell	GA

4800	1385	LFA	Other PHI Acq	Delco	4750 Alabama Road Suite 110	Roswell	GA

4801	1385	LFA	Other PHI Acq	Delco	2189 NE Scenic Hwy S-A	Snellville	GA

4802	1385	LFA	Other PHI Acq	Delco	4116 Lenora Church Road	Snellville	GA

4803	1385	LFA	Other PHI Acq	Delco	2850 Lawrenceville-Suwanee	Suwanee	GA

4804	1385	LFA	Other PHI Acq	Delco	3245 Peachtree Parkway	Suwanee	GA

4805	1385	LFA	Other PHI Acq	Delco	525 Peachtree Ind Blvd Sutie C	Suwanee	GA

4806	1385	LFA	Other PHI Acq	Delco	4286 Chamblee Tucker Road	Tucker	GA

4807	1385	LFA	Other PHI Acq	Delco	4421 Hugh Howell Road	Tucker	GA

4808	1385	LFA	Other PHI Acq	RBD	47 East May Street	Winder	GA

4809	1385	LFA	Other PHI Acq	Delco	12050 Highway 92	Woodstock	GA

4832	1387	TFA	Denver [1]	Delco	5270 Arapahoe Road #3-G	Centennial	CO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4836	1387	TFA	Denver [1]	RBD	1775 Federal Blvd	Denver	CO

4837	1387	TFA	Denver [1]	RBD	3200 Colorado Blvd	Denver	CO

4839	1387	TFA	Denver [1]	Delco	9500 E. Hampden Ave	Denver	CO

4840	1387	TFA	Denver [1]	Delco	6460 E. Yale #E90	Denver	CO

4841	1387	TFA	Denver [1]	Delco	4676 N. Washington St	Denver	CO

4843	1387	TFA	Denver [1]	Delco	1355 Santa Fe Drive	Denver	CO

4844	1387	TFA	Denver [1]	Delco	975 S. Federal Blvd	Denver	CO

4845	1387	TFA	Denver [1]	Delco	2300 S Federal Blvd	Denver	CO

4846	1387	TFA	Denver [1]	Delco	4085 E. Mississippi Ave	Denver	CO

4847	1387	TFA	Denver [1]	Delco	4565 E. Colfax Ave	Denver	CO

4848	1387	TFA	Denver [1]	Delco	880 E. Colfax Ave	Denver	CO

4849	1387	TFA	Denver [1]	Delco	4100 S. Broadway	Englewood	CO

4853	1387	TFA	Denver [1]	RBD	45 Union Blvd	Lakewood	CO

4854	1387	TFA	Denver [1]	Delco	105 Wadsworth Blvd #D	Lakewood	CO

4855	1387	TFA	Denver [1]	Delco	6781 W. Colfax Ave #P	Lakewood	CO

4856	1387	TFA	Denver [1]	Delco	3355 S. Wadsworth Blvd	Lakewood	CO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4857	1387	TFA	Denver [1]	RBD	10131 W. Bowles Ave	Littleton	CO

4858	1387	TFA	Denver [1]	Delco	9012 W. Ken Caryl Ave	Littleton	CO

4859	1387	TFA	Denver [1]	Delco	9385 S. Colorado Blvd	Littleton	CO

4860	1387	TFA	Denver [1]	Delco	5856 S Lowell Blvd Suite 30	Littleton	CO

4861	1387	TFA	Denver [1]	Delco	7960 S. Broadway	Littleton	CO

4820	1388	LFA	Denver [2]	Delco	8990 Ralston Road	Arvada	CO

4821	1388	LFA	Denver [2]	Delco	16255 W. 64th Ave. #G	Arvada	CO

4822	1388	LFA	Denver [2]	Delco	14601 E. Colfax Ave. #C	Aurora	CO

4823	1388	LFA	Denver [2]	Delco	1545 S Havana Street	Aurora	CO

4824	1388	LFA	Denver [2]	Delco	16800 E. Iliff Ave.	Aurora	CO

4825	1388	LFA	Denver [2]	Delco	5657 S Himalaya Street	Aurora	CO

4826	1388	LFA	Denver [2]	Delco	1086 S. Sable Road	Aurora	CO

4827	1388	LFA	Denver [2]	Delco	18187 E. Hampden Ave	Aurora	CO

4828	1388	LFA	Denver [2]	Delco	3175 28th Street	Boulder	CO

4829	1388	LFA	Denver [2]	RBD	2210 E. Bridge Street	Brighton	CO

4830	1388	LFA	Denver [2]	RBD	6445 W. 120th Ave	Broomfield	CO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4831	1388	LFA	Denver [2]	RR	1152 N Colorado Ave	Brush	CO

4833	1388	LFA	Denver [2]	RBD	6125 Parkway Dr	Commerce City	CO

4834	1388	LFA	Denver [2]	RBD	1070 W. Victory Way	Craig	CO

4835	1388	LFA	Denver [2]	Delco	5101 Federal Blvd	Denver	CO

4838	1388	LFA	Denver [2]	Delco	15470 Andrews Dr #20	Denver	CO

4842	1388	LFA	Denver [2]	Delco	7171 Pecos Street	Denver	CO

4850	1388	LFA	Denver [2]	RBD	1200 W. Platte Ave	Fort Morgan	CO

4851	1388	LFA	Denver [2]	RBD	9672 E. Araphoe Road	Greenwood Village	CO

4852	1388	LFA	Denver [2]	RBD	200 W.S. Boulder Road	Lafayette	CO

4862	1388	LFA	Denver [2]	RBD	2255 N. Main Street	Longmont	CO

4863	1388	LFA	Denver [2]	RBD	11920 Washington St. #A	Northglenn	CO

4865	1388	LFA	Denver [2]	RR	619 W. 84th Ave.	Thornton	CO

4866	1388	LFA	Denver [2]	Delco	13762 Colorado Blvd #106	Thornton	CO

4867	1388	LFA	Denver [2]	Delco	3880 E. 104th Ave	Thornton	CO

4868	1388	LFA	Denver [2]	Delco	7820 Sheridan Blvd	Westminster	CO

4869	1388	LFA	Denver [2]	Delco	12049 N. Pecos Street	Westminster	CO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4870	1388	LFA	Denver [2]	Delco	10138 Wadsworth Parkway	Broomfield	CO

4871	1388	LFA	Denver [2]	Delco	10343 Federal Blvd. #C	Westminster	CO

4872	1388	LFA	Denver [2]	Delco	3352 Youngfield St.	Wheat Ridge	CO

4873	1388	LFA	Denver [2]	Delco	15550 E. 103rd Place #100	Commerce City	CO

4874	1388	LFA	Denver [2]	Delco	589 S. Hover St.	Longmont	CO

4900	1389	LFA	Other PHI Acq	Delco	9245 Gravois	Affton	MO

4901	1389	LFA	Other PHI Acq	Delco	3096 Homer Adams Parkway	Alton	IL

4902	1389	LFA	Other PHI Acq	RBD	1926 Richardson Road	Arnold	MO

4903	1389	LFA	Other PHI Acq	RBD	652 Carlyle Ave	Belleville	IL

4904	1389	LFA	Other PHI Acq	RBD	4817 West Main Street	Belleville	IL

4905	1389	LFA	Other PHI Acq	RBD	312 Bethalto Drive	Bethalto	IL

4906	1389	LFA	Other PHI Acq	Delco	9740 St. Charles Rock Rd	Breckenridge Hills	MO

4907	1389	LFA	Other PHI Acq	RBD	3510 Mckelvey	Bridgeton	MO

4908	1389	LFA	Other PHI Acq	RBD	1257 Camp Jackson Road	Cahokia	IL

4909	1389	LFA	Other PHI Acq	RBD	1190 12th Street	Carlyle	IL

4910	1389	LFA	Other PHI Acq	Delco	42 Clarkson/Wilson Center	Chesterfield	MO

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4911	1389	LFA	Other PHI Acq	Delco	126 Four Seasons Shopping Ctr	Chesterfield	MO

4913	1389	LFA	Other PHI Acq	RBD	608 Bluff Road	Collinsville	IL

4914	1389	LFA	Other PHI Acq	Delco	11760 Manchester Road	Des Peres	MO

4915	1389	LFA	Other PHI Acq	RBD	2386 Troy Road	Edwardsville	IL

4916	1389	LFA	Other PHI Acq	RBD	15845 Manchester Road	Ellisville	MO

4917	1389	LFA	Other PHI Acq	Delco	5913 N. Illinois Street	Fairview Heights	IL

4918	1389	LFA	Other PHI Acq	RBD	585 Old Smizer Mill Road	Fenton	MO

4920	1389	LFA	Other PHI Acq	Delco	8457 Lindbergh	Florissant	MO

4921	1389	LFA	Other PHI Acq	Delco	13090 New Halls Ferry Road	Florissant	MO

4922	1389	LFA	Other PHI Acq	Delco	2839 Patterson Road	Florissant	MO

4923	1389	LFA	Other PHI Acq	Delco	5 W Apple	Freeburg	IL

4924	1389	LFA	Other PHI Acq	RBD	3030 Godfrey	Godfrey	IL

4925	1389	LFA	Other PHI Acq	Delco	3801 Nameoki Road	Granite City	IL

4926	1389	LFA	Other PHI Acq	Delco	1013 Crossroads Place	High Ridge	MO

4927	1389	LFA	Other PHI Acq	RBD	12571 State Route 143	Highland	IL

4928	1389	LFA	Other PHI Acq	RBD	602 South State Street	Jerseyville	IL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4929	1389	LFA	Other PHI Acq	RBD	1001 West Columbian Blvd N	Litchfield	IL

4930	1389	LFA	Other PHI Acq	Delco	7423 Manchester Road	Maplewood	MO

4931	1389	LFA	Other PHI Acq	RBD	806 West Main Street	Mascoutah	IL

4932	1389	LFA	Other PHI Acq	RBD	318 East Highway 50	O Fallon	IL

4933	1389	LFA	Other PHI Acq	RBD	1519 South Main	Red Bud	IL

4934	1389	LFA	Other PHI Acq	RBD	10440 Page	Saint Louis	MO

4935	1389	LFA	Other PHI Acq	RBD	11782 Tesson Ferry	Saint Louis	MO

4937	1389	LFA	Other PHI Acq	Delco	2536 Lemay Ferry Road	Saint Louis	MO

4938	1389	LFA	Other PHI Acq	Delco	11451 Olive Street Road	Saint Louis	MO

4939	1389	LFA	Other PHI Acq	Delco	5676 Telegraph Road	Saint Louis	MO

4940	1389	LFA	Other PHI Acq	Delco	4634 Hampton Road	Saint Louis	MO

4941	1389	LFA	Other PHI Acq	Delco	4175 Lindell Blvd	Saint Louis	MO

4942	1389	LFA	Other PHI Acq	Delco	4344 Loughbrough	Saint Louis	MO

4943	1389	LFA	Other PHI Acq	RBD	11051 Bellafontaine Road	Saint Louis	MO

4945	1389	LFA	Other PHI Acq	RBD	1801 North Market Street	Sparta	IL

4946	1389	LFA	Other PHI Acq	RBD	710 Edwardsville Road	Troy	IL

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4947	1389	LFA	Other PHI Acq	Delco	1358 Big Bend Square	Twin Oaks	MO

4949	1389	LFA	Other PHI Acq	RBD	1205 East Edwardsville	Wood River	IL

4950	1389	LFA	Other PHI Acq	Delco	1005 South Main Ste B	Columbia	IL

4951	1389	LFA	Other PHI Acq	RBD	903 North Illinois	Waterloo	IL

4308	1227A	LFA	Original 2003 LFA	RR	6130 University Ave	Cedar Falls	IA

4310	1227A	LFA	Original 2003 LFA	Delco	3301 J Street SW	Cedar Rapids	IA

4311	1227A	LFA	Original 2003 LFA	RR	223 Collins Rd NE	Cedar Rapids	IA

4319	1227A	LFA	Original 2003 LFA	RR	1002 Short St	Decorah	IA

4336	1227A	LFA	Original 2003 LFA	RBD	1204 German St	Maquoketa	IA

4339	1227A	LFA	Original 2003 LFA	RBD	1337 First Ave East	Newton	IA

4345	1227A	LFA	Original 2003 LFA	RR	2825 Crossroads Blvd	Waterloo	IA

4348	1227A	LFA	Original 2003 LFA	RBD	1203 W Bremer Ave	Waverly	IA

4351	1227A	LFA	Original 2003 LFA	RR	1640 Edgewood Rd SW	Cedar Rapids	IA

4358	1227A	LFA	Original 2003 LFA	RBD	1920 Keokuk St	Iowa City	IA

4306	1228A	LFA	Original 2003 LFA	Delco	2334 Spruce Hills Dr	Bettendorf	IA

4309	1228A	LFA	Original 2003 LFA	Delco	1612 W 1st St	Cedar Falls	IA

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
4312	1228A	LFA	Original 2003 LFA	Delco	5462 Blairs Forest Way	Cedar Rapids	IA

4313	1228A	LFA	Original 2003 LFA	Delco	423 Edgewood Rd NW	Cedar Rapids	IA

4314	1228A	LFA	Original 2003 LFA	Delco	3307 Mount Vernon Rd SE	Cedar Rapids	IA

4315	1228A	LFA	Original 2003 LFA	Delco	2439 2nd St Ste 7	Coralville	IA

4317	1228A	LFA	Original 2003 LFA	Delco	2100 W Kimberly Rd	Davenport	IA

4318	1228A	LFA	Original 2003 LFA	Delco	422 E Locust	Davenport	IA

4333	1228A	LFA	Original 2003 LFA	Delco	805 1st Ave Ste 2	Iowa City	IA

4337	1228A	LFA	Original 2003 LFA	Delco	1300 7th Ave	Marion	IA

4338	1228A	LFA	Original 2003 LFA	Delco	707 W Madison	Marshalltown	IA

4346	1228A	LFA	Original 2003 LFA	Delco	1130 Ansborough Ave	Waterloo	IA

4347	1228A	LFA	Original 2003 LFA	Delco	714 Laporte Rd	Waterloo	IA

4361	1228A	LFA	Original 2003 LFA	Delco	4319 Avenue Of The Cities	Moline	IL

4363	1228A	LFA	Original 2003 LFA	Delco	1600 38th St	Rock Island	IL

4364	1228A	LFA	Original 2003 LFA	RR	1003 Blunt Pkwy	Charles City	IA

4599	License	N/A		Delco	1431 Mahone Avenue	Fort Lee	VA

2440	20	TFA	Original 2003 TFA	Delco	1825 E Oak St Suite 118	Conway	AR

Store #	Franchise Agreement #	TFA/ LFA	Franchise Agreement[1]	Type[2]	Address	City	ST
2530	20	TFA	Original 2003 TFA	Delco	8 S Broadview Street; Ste C	Greenbrier	AR

4415	27	TFA	Original 2003 TFA	Delco	200 Chickasaw Ridge Dr	Oakland	TN

4414	173	TFA	Original 2003 TFA	Delco	136 Marketplace Circle Suite C	Calera	AL

1771	199	TFA	Original 2003 TFA	Delco	101 E. State Highway 125	Strafford	MO

4126	202	TFA	Original 2003 TFA	Delco	11615 Hwy 70	Arlington	TN

2586	488	TFA	Original 2003 TFA	Delco	10102 South Main Ste B	Archdale	NC

2589	488	TFA	Original 2003 TFA	Delco	436 W Swannanoa Ave	Liberty	NC

2529	1105	TFA	Original 2003 TFA	Delco	1310 S Rock Street Suite 3	Sheridan	AR

2587	1198	LFA	Original 2003 LFA	Delco	4423 S Nc Hwy 150	Lexington	NC

4413	1211	LFA	Original 2003 LFA	Delco	1137 Highway 72	Killen	AL

4416	1212	LFA	Original 2003 LFA	Delco	2941 Point Mallard Pkwy Se	Decatur	AL

2531	1227	LFA	Original 2003 LFA	Delco	32 W Taft Ave Suite A	Sapulpa	OK

4366	1227	LFA	Original 2003 LFA	Delco	2351 Sunset Dr	Norwalk	IA

2588	1385	LFA	Other PHI Acq	Delco	7605 Nc Hwy 68 N	Oak Ridge	NC

4811	1385	LFA	Other PHI Acq	Delco	1206 Us Hwy 19 S, Suite A	Leesburg	GA

(b) Amendments to Location Franchise Agreements:

1.	Amended and Restated Consent and Amendment Agreement, dated as of May 3, 2006 (the “Consent and Amendment Agreement”), among Pizza Hut, Inc, NPC Acquisition Holdings, LLC, NPC International, Inc., NPC Management, Inc. and Hawk-Eye Pizza, LLC.

2.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1198, 1211, 1212, 1227 and 1228 dated as of January 1, 2003), dated as of January 1, 2003, between Pizza Hut, Inc. and NPC Management, Inc.

3.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003), dated as of June 13, 2003, between Pizza Hut, Inc. and NPC Management, Inc.

4.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1211 dated as of January 1, 2003), dated as of November 18, 2003, between Pizza Hut, Inc. and NPC Management, Inc.

5.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1227 dated as of January 1, 2003), dated as of January 22, 2004, between Pizza Hut, Inc. and NPC Management, Inc.

6.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1227 and 1228 dated as of January 1, 2003), dated as of January 19, 2005, between Pizza Hut, Inc. and NPC Management, Inc.

7.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1227 and 1228 dated as of January 1, 2003), dated as of February 2, 2005, between Pizza Hut, Inc. and NPC Management, Inc.

8.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003), dated as of June 28, 2005, between Pizza Hut, Inc. and NPC Management, Inc.

9.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1228 dated as of January 1, 2003) dated as of July 27, 2005 between Pizza Hut, Inc. and NPC Management, Inc.

10.	WingStreet Addendum effective December 16, 2005 by and between Pizza Hut, Inc. and NPC Management, Inc. for the franchise agreements described on the first page thereof.

11.	Letter Agreement from Mr. Jim Schwartz to Mr. Jerry Buss dated as of December 27, 2005 between NPC International, Inc. and Pizza Hut, Inc. with respect to 90-day extension for royalty reduction on 2003 Location Franchise Agreement.

12.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003) dated as of March 7, 2006 between Pizza Hut, Inc. and NPC Management, Inc.

13.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1228 dated as of January 1, 2003) dated as of March 30, 2006 between Pizza Hut, Inc. and NPC Management, Inc.

14.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1198 and 1227 dated as of January 1, 2003) dated as of April 21, 2006 between Pizza Hut, Inc. and NPC Management, Inc.

15.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003) dated as of April 25, 2006 between Pizza Hut, Inc. and NPC Management, Inc.

16.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003) dated as of September 7, 2006 between Pizza Hut, Inc. and NPC Management, Inc.

17.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1362 dated as of January 1, 2003) dated as of October 2, 2006 between Pizza Hut, Inc. and NPC Management, Inc.

18.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1212 and 1227 dated as of January 1, 2003) dated as of October 23, 2006 between Pizza Hut, Inc. and NPC Management, Inc.

19.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1227 dated as of January 1, 2003) dated as of December 30, 2006 between Pizza Hut, Inc. and NPC Management, Inc.

20.	WingStreet Addendum to the Pizza Hut, Inc. Franchise Agreement effective March 13, 2007 between Pizza Hut, Inc. and NPC International, Inc. for the franchise agreements described on the first page thereof.

21.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003) dated as of April 25, 2007 between Pizza Hut, Inc. and NPC Management, Inc.

22.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1212 dated as of January 1, 2003) dated as of May 11, 2007 between Pizza Hut, Inc. and NPC International, Inc.

23.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1211 and 1362 dated as of January 1, 2003) dated as of June 14, 2007 between Pizza Hut, Inc. and NPC Management, Inc.

24.	Amendment to WingStreet Addendum to the Pizza Hut, Inc. Franchise Agreement effective June 29, 2007 by and between Pizza Hut, Inc. and NPC International, Inc. for the franchise agreements described on the first page thereof.

25.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1211 and 1362 dated as of January 1, 2003) dated as of July 3, 2007 between Pizza Hut, Inc. and NPC International, Inc.

26.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003) dated as of July 26, 2007 between Pizza Hut, Inc. and NPC International, Inc.

27.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1211 dated as of January 1, 2003) dated as of August 15, 2007 between Pizza Hut, Inc. and NPC International, Inc.

28.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003) dated as of August 27, 2007 between Pizza Hut, Inc. and NPC International, Inc.

29.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003) dated as of November 8, 2007 between Pizza Hut, Inc. and NPC International, Inc.

30.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1211 dated as of January 1, 2003) dated as of November 12, 2007 between Pizza Hut, Inc. and NPC International, Inc.

31.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1212 dated as of January 1, 2003) dated as of November 20, 2007 between Pizza Hut, Inc. and NPC International, Inc.

32.	Agreement to the Pizza Hut, Inc. Franchise Agreement effective December 25, 2007 by and between Pizza Hut, Inc. and NPC International, Inc. for the franchise agreements described on the first page thereof.

33.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1198, 1211, and 1227 dated as of January 1, 2003) dated as of February 25, 2008 between Pizza Hut, Inc. and NPC International, Inc.

34.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1362 dated as of January 1, 2003) dated as of March 10, 2008 between Pizza Hut, Inc. and NPC International, Inc.

35.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003) dated as of March 21, 2008 between Pizza Hut, Inc. and NPC International, Inc.

36.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1362 dated as of January 1, 2003) dated as of July 30, 2008 between Pizza Hut, Inc. and NPC International, Inc.

37.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1227 dated as of January 1, 2003) dated as of August 13, 2008 between Pizza Hut, Inc. and NPC International, Inc.

38.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1227 dated as of January 1, 2003) dated as of September 30, 2008 between Pizza Hut, Inc. and NPC International, Inc.

39.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1198 dated as of January 1, 2003) dated as of October 13, 2008 between Pizza Hut, Inc. and NPC International, Inc.

40.	Letter Agreement from Mr. Al Litchenburg to Mr. Jim Schwartz dated as of July 23, 2009 between NPC International, Inc. and Pizza Hut, Inc. with respect to the development of 3 new Delcos under the Development Agreement dated as of October 3, 2006 within the Nashville DMA.

41.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1198, 1227, 1383, 1384 and 1385 dated as of January 1, 2003) dated as of December 8, 2008 between Pizza Hut, Inc. and NPC International, Inc.

42.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1384, 1387 and 1388 dated as of January 1, 2003) dated as of January 19, 2009 between Pizza Hut, Inc. and NPC International, Inc.

43.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1389 dated as of January 1, 2003) dated as of February 16, 2009 between Pizza Hut, Inc. and NPC International, Inc.

44.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1247 dated as of January 1, 2003) dated as of March 10, 2009 between Pizza Hut, Inc. and NPC International, Inc.

45.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1211 dated as of January 1, 2003) dated as of March 13, 2009 between Pizza Hut, Inc. and NPC International, Inc.

46.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1211 dated as of January 1, 2003) dated as of April 29, 2009 between Pizza Hut, Inc. and NPC International, Inc.

47.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1389 dated as of January 1, 2003) dated as of May 7, 2009 between Pizza Hut, Inc. and NPC International, Inc.

48.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1191 dated as of January 1, 2003) dated as of November 17, 2009 between Pizza Hut, Inc. and NPC International, Inc.

49.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1385 dated as of January 1, 2003) dated as of November 18, 2009 between Pizza Hut, Inc. and NPC International, Inc.

50.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1389 dated as of January 1, 2003) dated as of March 18, 2010 between Pizza Hut, Inc. and NPC International, Inc.

51.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No. 1389 dated as of January 1, 2003) dated as of April 28, 2010 between Pizza Hut, Inc. and NPC International, Inc.

52.	Amendment to Franchise Agreement (2003 Location Franchise Agreement No.’s 1198 and 1211 dated as of January 1, 2003) dated as of September 7, 2010 between Pizza Hut, Inc. and NPC International, Inc.

53.	Letter Agreement from Mr. Scott Bergren to all franchisees dated December 2010 between NPC International, Inc. and Pizza Hut, Inc. with respect to all 2003 Franchise Agreement and Going Forward Franchise Agreements for a one-year extension on all major asset actions.

(c) Amendments to Territory Franchise Agreements:

1.	Amended and Restated Consent and Amendment Agreement, dated as of May 3, 2006 (the “Consent and Amendment Agreement”), among Pizza Hut, Inc, NPC Acquisition Holdings, LLC, NPC International, Inc., NPC Management, Inc. and Hawk-Eye Pizza, LLC.

2.	Amendment to Franchise Agreement (2003 Territory Franchise Agreement No.’s 268-272, 527-530, 839, 1127, 1147 and 1151 dated as of January 1, 2003) dated as of January 1, 2003 between Pizza Hut, Inc. and NPC Management, Inc.

3.	Amendment to Franchise Agreement (2003 Territory Franchise Agreement No. 282 dated as of January 1, 2003) dated as of August 5, 2004 between Pizza Hut, Inc. and NPC Management, Inc.

4.	WingStreet Addendum effective December 16, 2005 by and between Pizza Hut, Inc. and NPC Management, Inc. for the franchise agreements described on the first page thereof.

5.	WingStreet Addendum to the Pizza Hut, Inc. Franchise Agreement effective March 13, 2007 by and between Pizza Hut, Inc. and NPC International, Inc. for the franchise agreements described on the first page thereof.

6.	Amendment to WingStreet Addendum to the Pizza Hut, Inc. Franchise Agreement effective June 29, 2007 by and between Pizza Hut, Inc. and NPC International, Inc. for the franchise agreements described on the first page thereof.

7.	Amendment to the Pizza Hut, Inc. Franchise Agreement effective December 25, 2007 by and between Pizza Hut, Inc. and NPC International, Inc. for the franchise agreements described on the first page thereof.

8.	Amendment to Franchise Agreement (2003 Territory Franchise Agreement No. 278 dated as of January 1, 2003) dated as of May 5, 2008 between Pizza Hut, Inc. and NPC International, Inc.

9.	Amendment to Franchise Agreement (2003 Territory Franchise Agreement No.’s 188, 191 and 683-684 dated as of January 1, 2003) dated as of December 8, 2008 between Pizza Hut, Inc. and NPC International, Inc.

10.	Amendment to Franchise Agreement (2003 Territory Franchise Agreement No.’s 23, 185, 897, 1147 dated as of January 1, 2003) dated as of January 19, 2009 between Pizza Hut, Inc. and NPC International, Inc.

B. Material Debt Agreements:

1.       Senior Notes Indenture.

C. Leases:

(i)	Operating Stores

Store #	Address	City	State
2223	3445 St. Stephen Road	Mobile	AL

1036	133 Bessermer Hwy	Birmingham	AL

1050	14 Green Springs Hwy	Homewood	AL

1070	1037 Montgomery Hwy	Vestavia	AL

1080	829 North 8th	Bessemer	AL

1090	1315 Forestdale Blvd	Forestdale	AL

1101	3748 Lorna Road	Hoover	AL

1102	P.O. Box 119	Alabaster	AL

Store #	Address	City	State
1102.1	P.O. Box 119	Alabaster	AL

1103	3044 Allison-Bonnett Mem.	Hueytown	AL

1104	596 Fieldstown Road	Gardendale	AL

1106	4725 Hwy 280 East	Inverness	AL

1107	1263 Greenmoor	Bessemer	AL

1114	Rt 2 Box 6AAA	Brent	AL

1115	1211 7th Street South	Clanton	AL

1119	Rt 2 Box 386	Evergreen	AL

1123	495 Helena Market Place	Helena	AL

1161	620 Cleveland Ave	Attalla	AL

1162	607 E. Meighan	Gadsden	AL

1300	813 Pelham Road South	Jacksonville	AL

1305	2030 Village Drive	Leeds	AL

1446	4110 Hyway 14 East	Millbrook	AL

1610	1965 Coliseum Blvd	Montgomery	AL

1620	941 West South Blvd.	Montgomery	AL

1630	3567 McGehee Place S.	Montgomery	AL

1640	6035 Atlanta Hwy	Montgomery	AL

1645	720 2nd Avenue East	Oneonta	AL

1650	2201 7th Avenue North	Pell City	AL

1660	758 East Main Street	Prattville	AL

1768	2211 Valley Road	Trussville	AL

1770	702 Skyland Blvd. East	Tuscaloosa	AL

Store #	Address	City	State
1780	515 15th Street	Tuscaloosa	AL

1790	2815 East University Blvd	Tuscaloosa	AL

1800	2500 Highway 82 Bypass	Northport	AL

1808	236 First Street NW	Vernon	AL

1822	294 Cane Creek Road	Warrior	AL

1845	5881 U.S. Hyway 231	Wetumpka	AL

1848	Rt 2 Box 540	Winfield	AL

2074	1515 S. Main	Atmore	AL

2075	2123 North College	Jackson	AL

2076	212 Highway 31 South	Brewton	AL

2077	U.S. Highway 31 & 29	Flomaton	AL

2078	1605 S. Highway 21 Bypass	Monroeville	AL

2079	604 McMeans Avenue	Bay Minette	AL

2080	14031 South Wintzell	Bayou La Batre	AL

2081	28765 Highway 98 South	Daphne	AL

2082	241 South Greeno Road	Fairhope	AL

2083	1350 South McKenzie	Foley	AL

2084	600 Gulf Shores Parkway	Gulf Shores	AL

2085	25908-I Canal Road	Orange Beach	AL

2086	22722 Highway 59 South	Robertsdale	AL

2087	#12 Highway 43	Saraland	AL

2087.1	#12 Highway 43	Saraland	AL

2088	1866-A Government Street	Mobile	AL

Store #	Address	City	State
2089	4354B Old Shell Road	Mobile	AL

2091	680 University Blvd South	Mobile	AL

2092	4600 Moffat Road	Mobile	AL

2094	7745A Moffat Road	Mobile	AL

2095	5375 Highway 90 West	Mobile	AL

2096	3450 Demetropolis	Mobile	AL

2097	2502 Schillinger Road	Mobile	AL

2098	1324 Highway 43 North	Thomasville	AL

2108	1622 Temple Ave North	Fayette	AL

2113	Hwy 5; PO Box 414	Haleyville	AL

2114	Hwy 278 E.; PO Box 21	Hamilton	AL

2430	201-205 Greenhill Blvd	Fort Payne	AL

2486	Hwy 84 E. Bypass	Andalusia	AL

2487	US Hwy 331 South	Opp	AL

2488	537 US Hwy 80 East	Demopolis	AL

2489	915 Fort Dale Road	Greenville	AL

2501	1000 W. Maple	Geneva	AL

2930	639 Northgate Dr, NW	Arab	AL

2931	1805 Beltline Rd SW	Decatur	AL

2932	926 Beltline Rd SW	Decatur	AL

2933	207 Highway 31 S	Athens	AL

2934	859 Cox Creek Parkway #2	Florence	AL

2935	1608 Florence Blvd	Florence	AL

Store #	Address	City	State
2936	200 Highway 31 SW	Hartselle	AL

2937	11930 Hwy 157	Moulton	AL

2938	13450 Highway 43	Russellville	AL

2938.1	13450 Highway 43	Russellville	AL

2939	Woodward & S. Louise	Muscle Shoals	AL

2940	611 Avalon Ave.	Muscle Shoals	AL

2941	6815 Hwy 431 South	Albertville	AL

2942	1936 US Highway 431	Boaz	AL

2943	1558 W. Main Street	Centre	AL

2944	Hwy 431 S.	Guntersville	AL

2945	200 Main St. W	Rainsville	AL

4048	1105 Asheville Road	Montevallo	AL

4107	Halcyon Village Shopping Ctr	Montgomery	AL

4110	3 Independent Drive	Rainbow City	AL

4182	5000 Oscar Baxter Dr	Tuscaloosa	AL

4202	2346 Centerpoint Pkwy	Center Point	AL

4203	9170 Parkway East	Birmingham	AL

4208	3173 Green Valley	Cahaba	AL

4211	2670 Valleydale Rd	Birmingham	AL

4213	431 20th Street South	Birmingham	AL

4214	2312 John Hopkins Pkwy	Hoover	AL

4409	259 French Farms Blvd	Athens	AL

4413	1137 Highway 72	Killen	AL

Store #	Address	City	State
4414	136 Marketplace Circle, Ste C	Calera	AL

4416	2941 Point Mallard Pkwy SE	Decatur	AL

2525	8611 HWY 107 110	Sherwood	AR

4229	14710 Cantrell Unit B-9	Little Rock	AR

1210	202 Airport Road	Hot Springs	AR

1310	2912 S. University	Little Rock	AR

1350	10310 Mablevale Plaza Drive	Little Rock	AR

1370	1801 TP White Drive	Jacksonville	AR

1380	4704 Camp Robinson Rd	Little Rock	AR

1390	3024 Cantrell Road	Little Rock	AR

1392	3701 Warden Road	North Little Rock	AR

1394	11410 W. Markham	Little Rock	AR

1659	1826 Hyway 67 South	Pocahontas	AR

2440	1825 E Oak Street, Ste 118	Conway	AR

2441	Hwy 67 North	Arkadelphia	AR

2442	Hwy 31 North	Beebe	AR

2443	622 W. Main Street	Cabot	AR

2444	107 Garden Oaks Center	Camden	AR

2445	Hwy 103 South	Clarksville	AR

2446	705 Club Lane	Conway	AR

2449	1500 N. Center	Lonoke	AR

2450	1602 East Page	Malvern	AR

2451	318 South Hwy 81	Monticello	AR

Store #	Address	City	State
2452	203 North Blake Street	Pine Bluff	AR

2453	2203 East Harding Avenue	Pine Bluff	AR

2455	22nd & Main	Stuttgart	AR

2463	111 North Divison Street	Blytheville	AR

2464	2023 N. Washington St	Forrest City	AR

2465	Hwy 140 West	Osceola	AR

2466	Hwy 49 West	West Helena	AR

2490	337 W. Hillsboro	El Dorado	AR

2490.1	337 W. Hillsboro	El Dorado	AR

2491	1604 S. Main	Crosset	AR

2502	142 Hwy 62-412	Ash Flat	AR

2503	Hwy 67	Corning	AR

2505	900 S. Caraway	Jonesboro	AR

2507	Hwy 67 North	Walnut Ridge	AR

2526	1907 W Parker Street	Jonesboro	AR

2529	1310 S Rock Street, Ste 3	Sheridan	AR

2530	8 S Broadview Street, Ste C	Greenbrier	AR

2600	1105 S Walton Blvd	Bentonville	AR

2601	737 N. Leverett Avenue	Fayetteville	AR

2602	314 South School	Fayetteville	AR

2603	1754 North College Avenue	Fayetteville	AR

2605	1323 Hyway 71 South	Fort Smith	AR

2606	1813 Grand	Fort Smith	AR

Store #	Address	City	State
2608	7600 Rogers Avenue	Fort Smith	AR

2609	Hyway 64 West	Ozark	AR

2610	1314 East Walnut	Pairs	AR

2611	Battlefield Center	Pea Ridge	AR

2612	1900 W. Walnut Street	Rogers	AR

2613	814 West Cypress	Rogers	AR

2614	391 Hyway 412 East	Siloam Springs	AR

2617	1772 W. Sunset, Suite 2A	Springdale	AR

2618	214 Alma Hyway	Van Buren	AR

4053	2921 South Old Missouri Road	Springdale	AR

4057	903 N. Bloomington	Lowell	AR

4221	301 N Shackleford Rd	Little Rock	AR

4222	301 Millwood Rd	Maumelle	AR

4870	10138 N Wadsworth Pkwy	Westminster	CO

4820	8990 Ralston Rd	Arvada	CO

4821	16255 W 64th Ave Unit G	Arvada	CO

4822	14601 E. Colfax Ave. Unit C	Aurora	CO

4823	1545 S. Havana St.	Aurora	CO

4824	16800 E. Iliff Ave.	Aurora	CO

4825	5657 S Himalaya St #260	Aurora	CO

4826	1086 S Sable Blvd	Aurora	CO

4827	18187 E Hampden Ave	Aurora	CO

4828	3175 28th Street	Boulder	CO

Store #	Address	City	State
4829	2210 E Bridge St	Brighton	CO

4830	6445 W 120th Ave	Broomfield	CO

4831	1152 N Colorado Ave	Brush	CO

4832	5270 E Arapahoe Rd. #G3	Centennial	CO

4833	6125 E Parkway Dr	Commerce City	CO

4834	1070 W Victory Way	Craig	CO

4835	5101 Federal Blvd	Denver	CO

4836	1775 Federal Blvd	Denver	CO

4837	3200 Colorado Blvd	Denver	CO

4838	15470 Andrews Dr Ste 20	Denver	CO

4839	9500 E Hampden Ave	Denver	CO

4840	6460 E. Yale Ave. #E-90	Denver	CO

4841	4676 N. Washington Street	Denver	CO

4842	7171 Pecos St	Denver	CO

4843	1355 Santa Fe Dr Ste B	Denver	CO

4844	975 S Federal Blvd	Denver	CO

4845	2300 S Federal Blvd	Denver	CO

4846	4085 E Mississippi Ave A&B	Denver	CO

4847	4565 E Colfax Ave	Denver	CO

4848	880 E Colfax Ave	Denver	CO

4849	4100 S Broadway	Englewood	CO

4850	1200 W Platte Ave	Fort Morgan	CO

4851	10639 E Briarwood Ave, Ste B1	Centennial	CO

Store #	Address	City	State
4852	200 W South Boulder Rd	Lafayette	CO

4853	45 Union Blvd	Lakewood	CO

4854	105 D Wadsworth Blvd.	Lakewood	CO

4855	6781 W Colfax Ave	Lakewood	CO

4856	3355 S. Wadsworth Blvd. G107	Lakewood	CO

4857	10131 W Bowles Ave	Littleton	CO

4858	9012 W Ken Caryl Road	Littleton	CO

4859	9385 S. Colorado Blvd. #106	Littleton	CO

4860	5856 S Lowell Blvd Ste 30	Littleton	CO

4861	7960 S Broadway	Littleton	CO

4862	2255 N. Main St	Longmont	CO

4863	11920 N Washington St	Northglenn	CO

4865	619 W 84th Ave	Thornton	CO

4866	13762 Colorado Blvd. #106	Thornton	CO

4867	3880 E 104th Ave	Thornton	CO

4868	7820 Sheridan Blvd	Westminster	CO

4869	12049 North Pecos St	Westminster	CO

4871	10343 Federal Blvd Unit C	Westminster	CO

4872	3352 Youngfield St #42	Wheat Ridge	CO

4873	15550 E. 103rd Place #100	Commerce City	CO

4874	589 S. Hover St. Bldg 4	Longmont	CO

2808	779 N. Dupont Highway	Dover	DE

2809	1155 E. Lebanon Road	Dover	DE

Store #	Address	City	State
2810	114 N. Dupont Highway	New Castle	DE

2811	1008 Kirkwood Highway	Newark	DE

2812	1025 Christiana Road	Newark	DE

2815	3 P. Rehobot Mall	Rehoboth Beach	DE

2816	US Highway 13 & Beaver Dam	Seaford	DE

2817	3611 Kirkwood Highway	Wilmington	DE

2818	1300 Veale Road	Wilmington	DE

2901	1837 Pulaski Hwy 40	Bear	DE

2253	13190 N. Cleveland Ave.	North Fort Myers	FL

2262	794 Neapolitan Way	Naples	FL

4645	4005 Cattlemen Road	Sarasota	FL

4679	190 State Road 60 E	Lake Wales	FL

2045	222 South Tyndall Parkway	Panama City	FL

2046	4129 Cherry Street	Panama City	FL

2047	221 West 23rd Street	Panama City	FL

2049	8776 Thomas Drive #1	Panama City Beach	FL

2050	16726 Front Beach Road	Panama City Beach	FL

2052	938 West Central	Blountstown	FL

2053	2117 South Waukesha	Bonifay	FL

2054	1329 Main Street	Chipley	FL

2055	891 Freeport Road	Defuniak Springs	FL

2057	1812 North Highway 77 Unit 3	Lynn Haven	FL

2058	4347 West Lafayette Street	Marianna	FL

Store #	Address	City	State
2059	2185 Post Oak Lane	Marianna	FL

2061	3888 North 9th Avenue	Pensacola	FL

2063	3900 Creighton Road Unit C	Pensacola	FL

2064	5660 Pensacola Blvd	Pensacola	FL

2065	120 Entrance Road Suite # 2	Pensacola	FL

2066	2 North Old Corry Field Road	Warrington	FL

2066.1	2 North Old Corry Field Road	Warrington	FL

2067	5476 Mobile Highway	Pensacola	FL

2068	4522 Saufley Field Road	Pensacola	FL

2069	2 East 9 Mile Road	Pensacola	FL

2070	312 East Nine Mile	Pensacola	FL

2071	6465 Highway 90	Milton	FL

2072	5149 Dog wood Dr	Milton	FL

2073	4241 Highway 90	Pace	FL

2240	744 HWY 29 North	Cantonment	FL

2250	3068 Tamiami Trail	Port Charlotte	FL

2251	26530 N. Jones Loop	Punta Gorda	FL

2254	3706 S. Cleveland Ave.	Fort Myers	FL

2255	2311 Santa Barbara	Cape Coral	FL

2256	3902 Del Prado Blvd S	Cape Coral	FL

2257	11498 Cleveland Ave S	Fort Myers	FL

2258	11581 Gladioulus Drive	Fort Myers	FL

2259	16521 S. Tamiami Trail	Fort Myers	FL

Store #	Address	City	State
2260	27 Homestead Rd, N Ste 27	Lehigh Acres	FL

2264	3010 Tamiami Trail, East	Naples	FL

2265	12045 Collier Blvd	Naples	FL

2266	28245 S. Tamiami Trail	Bonita Springs	FL

2986	625 S. Ohio Ave.	Live Oak	FL

2986.1	625 S. Ohio Ave.	Live Oak	FL

2987	3220 Apalachee Pkwy	Tallahassee	FL

2989	3521 N. Monroe St.	Tallahassee	FL

2990	1885 Northwood Center B	Tallahassee	FL

2991	1710 W. Tennessee St.	Tallahassee	FL

2992	1610 Capital Cir. NE	Tallahassee	FL

2994	2910 Kerry Forest Pkwy S	Tallahassee	FL

2995	2650 Crawfordville Hwy	Crawfordville	FL

2996	1295 W. Base Street	Madison	FL

2997	1403 S. Jefferson	Monticello	FL

2998	2199 S. Byron Butler Pkwy	Perry	FL

2999	1606 W. Jefferson St.	Quincy	FL

4600	916 E OAK ST	Arcadia	FL

4601	203 MAGNOLIA AVE	Auburndale	FL

4602	310 N HWY 27	Avon Park	FL

4603	410 Van Fleet Dr.	Bartow	FL

4604	4802 14TH ST	Bradenton	FL

4605	8343 MARKET ST	Bradenton	FL

Store #	Address	City	State
4606	6383 MANATEE AVE W #301	Bradenton	FL

4607	3611 First Street East #210	Bradenton	FL

4608	3132 53RD AVE E	Bradenton	FL

4609	729 W LUMSDEN RD #14	Brandon	FL

4610	4535 E BAY DR	Clearwater	FL

4611	2519 McMullen Booth Rd. #501	Clearwater	FL

4612	407 S. Belcher Rd. #4	Clearwater	FL

4613	14910 98 Bypass	Dade City	FL

4614	1804 Main St	Dunedin	FL

4615	127 W HINSON AVE	Haines City	FL

4616	8944 SR 52 #109	Hudson	FL

4617	702 US 27 S	Lake Placid	FL

4618	3919 S FLORIDA AVE	Lakeland	FL

4619	3121 US HIGHWAY 98 S	Lakeland	FL

4620	5750 HWY 98 N	Lakeland	FL

4621	2116 E Hwy 540-A	Lakeland	FL

4622	1919 GEORGE JENKINS BLVD	Lakeland	FL

4623	6858 S FLORIDA AVE	Lakeland	FL

4624	13789 WALSINGHAM RD	Largo	FL

4625	1602 N. Missouri Ave.	Largo	FL

4626	23118 STATE ROAD 54	Lutz	FL

4627	17420 N. Highway 41	Lutz	FL

4628	7213 County Road 54	New Port Richey	FL

Store #	Address	City	State
4629	14942 Tamiami Trail Ste M	North Port	FL

4630	33505 Us Highway 19 N	Palm Harbor	FL

4631	811 COUNTY ROAD 1	Palm Harbor	FL

4632	4938 Ridgemoor Blvd	Palm Harbor	FL

4633	1190 W 8th Ave.	Palmetto	FL

4634	8963 Us Highway 301 N	Parrish	FL

4635	7321 PARK BLVD	Pinellas Park	FL

4636	8070 49th St units 2&3	Pinellas Park	FL

4637	2316 James Redman Pkwy	Plant City	FL

4638	6666 RIDGE RD	Port Richey	FL

4639	10619 Gibsonton Dr	Riverview	FL

4640	4001 4TH ST N	Saint Petersburg	FL

4641	1590 34TH ST N	Saint Petersburg	FL

4642	4598 34th St S	Saint Petersburg	FL

4643	9099 4TH ST N	Saint Petersburg	FL

4644	4350 66TH ST N	Saint Petersburg	FL

4646	3251 17th St. #10	Sarasota	FL

4647	8197 S Tamiami Trl	Sarasota	FL

4648	4242 S. Tamiami Trail	Sarasota	FL

4649	2109 US HIGHWAY 27 S	Sebring	FL

4650	1809 S Parsons Ave	Seffner	FL

4651	11748 Martin Luther King Jr. Blvd.	Seffner	FL

4652	8380 SEMINOLE BLVD	Seminole	FL

Store #	Address	City	State
4653	1155 Pasadena Ave S	South Pasadena	FL

4654	712 Cypress Village Blvd	Sun City Center	FL

4656	4011 E Busch Blvd	Tampa	FL

4657	1202 E FOWLER AVE	Tampa	FL

4658	7023 W Hillsborough Ave	Tampa	FL

4659	4055 S. Dale Mabry Hwy.	Tampa	FL

4660	402 S Dale Mabry Hwy.	Tampa	FL

4661	19010 BRUCE B DOWNS BLVD	Tampa	FL

4662	3904-A W. Hillsborough Ave.	Tampa	FL

4663	13883 W. Hillsborough Avenue	Tampa	FL

4664	902 W BUSCH BLVD STE 110	Tampa	FL

4665	1727 W FLETCHER AVE	Tampa	FL

4666	5263 EHRLICH RD	Tampa	FL

4667	614 W PLATT ST	Tampa	FL

4668	12036 ANDERSON RD	Tampa	FL

4669	1955 ALT 19 N	Tarpon Springs	FL

4670	10694 N 56th St. #7	Temple Terrace	FL

4671	3220 Lithia Pinecrest Rd. #101	Valrico	FL

4672	1944 HWY 60 #304	Valrico	FL

4673	395 N. US 41	Venice	FL

4674	1820 TAMIAMI TRAIL	Venice	FL

4675	1498 Us Highway 17 N	Wauchula	FL

4676	301 CYPRESS GARDENS BLVD SE	Winter Haven	FL

Store #	Address	City	State
4677	500 OVERLOOK DR	Winter Haven	FL

4678	6548 GALL BLVD	Zephyrhills	FL

4681	Englewood	Tampa	FL

4800	4750 Alabama Rd #110	Roswell	GA

2011	309 South Main Street	Swainsboro	GA

2016	1008 East Robert Toombs	Washington	GA

2017	104 Harlem-Grovetown Rd	Grovetown	GA

2018	1783 Washington Rd	Thomson	GA

2019	1100 N. Liberty Street	Waynesboro	GA

2020	615 15th Street	Augusta	GA

2022	2519 Tobacco Road	Augusta	GA

2024	2625 Georgetown Drive	Augusta	GA

2027	3031 Washington Road	Augusta	GA

2028	3803 Washington Rd	Martinez	GA

2029	4127 Columbia Road, #10	Martinez	GA

2031	2804 Wrightsboro Road	Augusta	GA

2508	715 Columbia Road	Blakely	GA

2584	4431 Washington Road; STE 8	Evans	GA

2585	2215 Tobacco Road	Augusta	GA

2946	1510 16th Ave. E	Cordele	GA

2947	1716 S. Peterson Ave.	Douglas	GA

2948	608 S. Davis	Nashville	GA

2949	2108 E. Oglethorpe Blvd	Albany	GA

Store #	Address	City	State
2950	2406 Dawson Rd	Albany	GA

2951	105 Whittle Cir	Ashburn	GA

2952	61 US 19th N.	Camilla	GA

2953	922 Forrester Dr. SE	Dawson	GA

2954	188 Ocilla Hwy	Fitzgerald	GA

2955	25 Doc Darbyshire	Moultrie	GA

2956	615 E. Franklin St.	Sylvester	GA

2957	204 N. Virginia Ave.	Tifton	GA

2978	1823 West Hill Drive	Valdosta	GA

2979	3024 N. Ashley Drive	Valdosta	GA

2980	404 Northside Dr. Ste. B	Valdosta	GA

2981	Clyattville Road	Lake Park	GA

2982	1300 Shotwell Street	Bainbridge	GA

2983	399 US Hwy 84 E	Cairo	GA

2984	403 W. 3rd Street	Donalsonville	GA

2985	2116 W. Pinetree Blvd	Thomasville	GA

4761	8514 Holcomb Bridge Rd	Alpharetta	GA

4762	241 S MAIN ST	Alpharetta	GA

4763	6415 Highway 9 Ste C	Alpharetta	GA

4764	10945 State Bridge Rd. #502	Alpharetta	GA

4765	3255 Buford Highway	Atlanta	GA

4766	2078 HENDERSON MILL RD NE	Atlanta	GA

4767	2608 PIEDMONT RD NE	Atlanta	GA

Store #	Address	City	State
4768	4920 Roswell Rd. #22	Atlanta	GA

4769	6385 Roswell Rd.	Atlanta	GA

4770	4957 WINTERS CHAPEL RD	Atlanta	GA

4771	8290 Roswell Rd. #800	Atlanta	GA

4772	2980 COBB PKWY STE 140	Atlanta	GA

4774	1525 BUFORD HWY	Buford	GA

4775	5577 PEACHTREE INDUSTRIAL BLVD	Chamblee	GA

4776	30518 US Hwy 441 South	Commerce	GA

4777	670 ATLANTA RD	Cumming	GA

4778	2330 Canton Hwy Suite 1E	Cumming	GA

4779	2603 Freedom Pkwy	Cumming	GA

4780	2760 BRASELTON HWY	Dacula	GA

4781	4601 SATELLITE BLVD STE 3	Duluth	GA

4782	3175 Buford Hwy Ste 101	Duluth	GA

4784	1345 Washington St	Jefferson	GA

4785	930 New Hope Rd. #103	Lawrenceville	GA

4786	1164 HWY 29	Lawrenceville	GA

4787	1475 HIGHWAY 20 STE 201	Lawrenceville	GA

4788	950 Herrington Rd. #9	Lawrenceville	GA

4789	4104 HIGHWAY 29 NW	Lilburn	GA

4790	4814 Hwy 78 #4B	Lilburn	GA

4791	4630 ATLANTA HWY	Loganville	GA

4792	2565 E PIEDMONT RD	Marietta	GA

Store #	Address	City	State
4793	1480 TERRELL MILL RD STE E	Marietta	GA

4794	1386 ROSWELL RD	Marietta	GA

4796	6045 PEACHTREE PKWY	Norcross	GA

4797	6050 Singleton Rd. #109	Norcross	GA

4798	3815 MUNDY MILL RD	Oakwood	GA

4799	665d Holcomb Bridge Rd	Roswell	GA

4801	2189 NE Scenic Hwy Suite A	Snellville	GA

4802	4116 LENORA CHURCH RD	Snellville	GA

4803	2850 Lawrenceville-Suwanee Rd. #11	Suwanee	GA

4804	3245 Peachtree Pkwy. Suite F	Suwanee	GA

4805	525 PEACHTREE INDUSTRIAL BLVD	Suwanee	GA

4806	4286 Chamblee Tucker Rd	Tucker	GA

4807	4421 HUGH HOWELL RD	Tucker	GA

4808	47 E MAY ST	Winder	GA

4809	12050 Highway 92	Woodstock	GA

4810	7338 Spout Springs Rd, Ste A4	Flowery Branch	GA

4811	1206 US Hwy 19 S, Ste A	Leesburg	GA

4690	2075 John F Kennedy Rd.	Dubuque	IA

4693	1845 8th St SE	Dyersville	IA

4694	1640 1st St W	Independence	IA

4695	1129 E Main St	Manchester	IA

4696	49 Cedar St	Tipton	IA

4302	3221 Anventureland Drive	Altoona	IA

Store #	Address	City	State
4303	436 S Duff	Ames	IA

4304	620 Lincoln Way	Ames	IA

4305	701 N Ankeny Blvd	Ankeny	IA

4306	2334 Spruce Hills Drive	Bettendorf	IA

4307	1608 S Story Street	Boone	IA

4308	6130 University Avenue	Cedar Falls	IA

4309	1612 West 1st Street	Cedar Falls	IA

4310	3301 J Street SW	Cedar Rapids	IA

4311	223 Collins Rd NE	Cedar Rapids	IA

4312	5462 Blairs Forest Way	Cedar Rapids	IA

4313	423 Edgewood Rd NW	Cedar Rapids	IA

4314	3307 Mount Vernon Rd SE	Cedar Rapids	IA

4315	2429 2nd Street #7	Coralville	IA

4316	Hwy 34	Creston	IA

4317	2100 W Kimberly Rd	Davenport	IA

4318	422 E Locust	Davenport	IA

4319	1002 Short St	Decorah	IA

4320	1600 Euclid Avenue	Des Moines	IA

4321	2564 Hubbell Avenue	Des Moines	IA

4323	4212 Douglas Avenue	Des Moines	IA

4324	6120 Grand Ave	Des Moines	IA

4327	4100 SE 14th St	Des Moines	IA

4329	1033 Broad St	Grinnell	IA

Store #	Address	City	State
4330	602 G Avenue	Grundy Center	IA

4331	Hwy 169 & 7th Avenue	Humboldt	IA

4332	404 N Jefferson	Indianola	IA

4333	805 1st Ave #2	Iowa City	IA

4334	705 Oak Street	Iowa Falls	IA

4336	Hwy 61 North	Maquoketa	IA

4337	1300 7th Ave	Marion	IA

4338	707 W Madison	Marshalltown	IA

4339	1337 First Ave	Newton	IA

4340	809 E Charles	Oelwein	IA

4341	1002 Jeffreys	Osceola	IA

4342	1503 A Ave E	Oskaloosa	IA

4344	303 S K Avenue	Vinton	IA

4345	2825 Crossroads Blvd	Waterloo	IA

4346	1130 Ansborough Ave	Waterloo	IA

4347	714 Laport Rd	Waterloo	IA

4348	1203 W Bremer Ave	Waverly	IA

4349	59010 Ashworth	West Des Moines	IA

4350	7th Aven & 13th Street	Belle Plaine	IA

4351	1640 Edgewood Rd SW	Cedar Rapids	IA

4353	1435 Army post Rd	Des Moines	IA

4354	8134 Douglas Avenue	Urbandale	IA

4356	2940 5th Avenue S	Fort Dodge	IA

Store #	Address	City	State
4358	1920 Keokuk St	Iowa City	IA

4359	2812 Willis Ave	Perry	IA

4364	1003 Blunt Parkway	Charles City	IA

4365	3160 8th Street SW	Altoona	IA

4366	2351 Sunset Drive, Ste 109	Norwalk	IA

4691	320 E 20th St	Dubuque	IA

4692	1098 University	Dubuque	IA

2140	2840 Pocatello Ave.	American Falls	ID

2141	44 Riverside Plaza	Blackfoot	ID

2142	9050 Ustick Rd.	Boise	ID

2143	10244 W. Overland Rd.	Boise	ID

2144	2802 W. State St.	Boise	ID

2145	818 Ann Morrison Park Dr.	Boise	ID

2146	6871 Overland Rd.	Boise	ID

2148	10659 Fairview Ave.	Boise	ID

2149	2300 S. Apple	Boise	ID

2150	2450 S. Vista Ave.	Boise	ID

2151	2570 S. Overland	Burley	ID

2152	710 North 10th St.	Caldwell	ID

2153	113 W. Burnside	Chubbuck	ID

2156	398 S. Eagle Rd.	Eagle	ID

2157	1580 S. Washington	Emmett	ID

2159	1970 W. Broadway	Idaho Falls	ID

Store #	Address	City	State
2160	399 N. Woodruff	Idaho Falls	ID

2161	2250 E. 17th St.	Idaho Falls	ID

2162	1210 S. Lincoln	Jerome	ID

2163	271 N. Avenue D	Kuna	ID

2165	675 S. Progress	Meridian	ID

2166	1752 W. Cherry Ln.	Meridian	ID

2168	605 Airbase RD.	Mountain Home	ID

2169	140 Caldwell Blvd.	Nampa	ID

2170	611 12TH Ave. Rd.	Nampa	ID

2171	1151 Yellowstone	Pocatello	ID

2172	945 S. 5th	Pocatello	ID

2175	163 W. Main	Rexburg	ID

2176	302 Oneida St.	Rupert	ID

2177	10706 W. State St., Suite A	Star	ID

2178	1099 Blue Lakes Blvd. N.	Twin Falls	ID

2179	1733 Addison Ave. E.	Twin Falls	ID

2199	1203 N. Jacob Alcott Way	Nampa	ID

2619	409 N Mattis Avenue	Champaign	IL

2620	411 E Green Street	Champaign	IL

2622	614 W Van Buren Street	Clinton	IL

2623	133 S Gilbert Street	Danville	IL

2624	975 W El Dorado Street	Decatur	IL

2624.1	975 W El Dorado Street	Decatur	IL

Store #	Address	City	State
2625	910 South Route 51	Decatur	IL

2626	1120 Woodlawn Road	Lincoln	IL

2627	721 Charleston Ave	Mattoon	IL

2628	910 State Hyway 121	Mount Zion	IL

2629	330 E Sangamon Street	Petersburg	IL

2631	3114 South 6th Street	Springfield	IL

2633	2341 W. Monroe	Springfield	IL

2634	1861 Sangamon Avenue	Springfield	IL

2635	1754 Wabash Avenue	Springfield	IL

2730	818 W Morton Ave	Jacksonville	IL

2732	921 E Main	Olney	IL

2733	2020 Lon Drive	Rantoul	IL

2821	735 W. Broadway	Centralia	IL

2822	105 W. Lincoln	Charleston	IL

2823	205 Keller Drive Q	Effingham	IL

2824	106 Hagen	Flora	IL

2825	708 E. Jackson	Pana	IL

2826	722 E. Crawford	Paris	IL

2827	1551W. Main	Salem	IL

2828	1215 W. Main	Shelbyville	IL

2829	303 Springfield Road	Taylorville	IL

2830	1602N. Eight Street	Vandalia	IL

4361	4319 23rd Ave	Moline	IL

Store #	Address	City	State
4363	1600 38th St	Rock Island	IL

4901	3096 HOMER ADAMS PKWY	Alton	IL

4903	652 Carlyle Ave	Belleville	IL

4904	4817 W MAIN ST	Belleville	IL

4905	312 BETHALTO DR	Bethalto	IL

4908	1257 Camp Jackson Rd	Cahokia	IL

4909	1190 12TH ST	Carlyle	IL

4913	608 N Bluff Rd	Collinsville	IL

4915	2386 Troy Rd	Edwardsville	IL

4917	5913 N. Illinois St.	Fairview Heights	IL

4923	5 W APPLE ST	Freeburg	IL

4924	3030 GODFREY RD	Godfrey	IL

4925	3801 Nameoki Rd.	Granite City	IL

4927	12571 STATE ROUTE 143	Highland	IL

4928	602 S STATE ST	Jerseyville	IL

4929	1001 W Columbian Blvd N	Litchfield	IL

4931	806 W MAIN ST	Mascoutah	IL

4932	318 E Us Highway 50	O Fallon	IL

4933	1519 S MAIN ST	Red Bud	IL

4945	North Hwy 4	Sparta	IL

4946	710 EDWARDSVILLE RD	Troy	IL

4949	1205 E EDWARDSVILLE RD	Wood River	IL

4950	1005 S. Main St.	Columbia	IL

Store #	Address	City	State
4951	903 N Illinois Rt #3	Waterloo	IL
2639	RR 6 Box 24	Bloomfield	IN
2723	1519 E National	Brazil	IN
2724	Rt 1, Box 601	Linton	IN
2725	147 E National Hyway	Washington	IN
2660	2007 SE 29th Street	Topeka	KS
1648	3400 Main Street	Parsons	KS
1652.1	102 East Quincy	Pittsburg	KS
2421	1625 S. Santa Fe	Chanute	KS
2423	1810 S. Main	Fort Scott	KS
2653	2920 W. 18th Street	Emporia	KS
2655	2119 SW Gage Blvd	Topeka	KS
2657	2310 North Topeka Avenue	Topeka	KS
2659	306 SW Topeka Blvd	Topeka	KS
2661	500 SW 10th	Topeka	KS
2664	1700 SW Wanamaker Rd	Topeka	KS
4060	201 South Broadway	Pittsburg	KS
4712	4601 Shawnee Dr.	Kansas City	KS
4716	4825 State Ave.	Kansas City	KS
4720	3600 STATE AVE	Kansas City	KS
4721	4200 Rainbow Blvd.	Kansas City	KS
4722	1930 N 77th St	Kansas City	KS
4730	4651 W 6TH ST	Lawrence	KS

Store #	Address	City	State
4731	934 Massachusetts St.	Lawrence	KS
4732	600 W 23rd St	Lawrence	KS
4733	4328 W 119th St. #3C	Leawood	KS
4736	13120 West 87th St. Pkwy.	Lenexa	KS
4737	15327 West 67th Street	Lenexa	KS
4738	6500 JOHNSON DR	Mission	KS
4739	2314 S. Princeton Rd.	Ottawa	KS
4740	7620 Metcalf Ave. Ste. J	Overland Park	KS
4741	5697 W 95th St	Overland Park	KS
4742	7121 W 151st St	Overland Park	KS
4743	11719 COLLEGE BLVD	Overland Park	KS
4744	9100 Santa Fe Dr.	Overland Park	KS
4748	11449 West 63rd St.	Shawnee	KS
4750	10940 Parallel Parkway	Kansas City	KS
1658	3230 Irvin Cobb Drive	Paducah	KY
2509	1119 Paris Road	Mayfield	KY
2510	12th & Chestnut	Murray	KY
2512	5005 Hinkleville Rd	Paducah	KY
2524	2805 Lone Oak Road	Paducah	KY
2958	25 E. BYP	Corbin	KY
2959	102 Bradford Land	Georgetown	KY
2960	303 Richmond Rd.	Irvine	KY
2961	333 Flemingsburg Rd.	Morehead	KY

Store #	Address	City	State
2961.1	333 Flemingsburg Rd.	Morehead	KY
2962	220 Young Lane	Mount Sterling	KY
2963	521 N. Main St.	Nicholasville	KY
2964	185 S. Main St.	Versailles	KY
2966	2213 Versailles Rd	Lexington	KY
2967	418 E. New Circle Rd	Lexington	KY
2968	545 S. Limestone St.	Lexington	KY
2969	3094 Richmond Road	Lexington	KY
2970	3630 Boston Rd.	Lexington	KY
2971	4101 Tates Creek Rd.	Lexington	KY
2972	4240 Saron Drive	Lexington	KY
2974	State Rte 15	Jackson	KY
2975	East Main Street	Hazard	KY
2976	RR3	Hazard	KY
2977	705 Cumberland Rd.	Whitesburg	KY
1010	2057 East Madison	Bastrop	LA
1590	1301 Lamey Lane	Monroe	LA
1670	1101 North Trenton	Ruston	LA
1840	109 Constitution	West Monroe	LA
2137	2000 Carter Street	Vidalia	LA
2494	1 Broadway Square	Delhi	LA
2496	810 Pershing Hwy	Jonesboro	LA
2497	908 W. Court Street	Winnfield	LA

Store #	Address	City	State
2671	1319 N Pine Street	Deridder	LA
2673	3909 Ryan Street	Lake Charles	LA
2674	4445 Nelson Road	Lake Charles	LA
2675	875 Sam Houstton Jones Pkway	Lake Charles	LA
2676	2625 S Ruth Street	Sulphur	LA
2677	3000 Maplewood Drive	Sulphur	LA
4503	1217 Mt. Herman Rd.	Salisbury	MD
4502	8305 Ocean Gateway	Easton	MD
2740	60 Minnesota Avenue	Breckenridge	MN
2741	Washington Square Mall	Detroit Lakes	MN
2743	1045 W Lincoln Ave	Fergus Falls	MN
2746	102 S 7th Street	Moorhead	MN
2747	1551 N Humiston Ave	Worthington	MN
1849	Bldg 1711 Cooley Avenue	Fort Leonardwood	MO
4080	2943 E. Battlefield Road	Springfield	MO
4702	1901 North Highway 7 unit A	Blue Springs	MO
1005	P.O. Box 415	Ava	MO
1108	1988 S. Springfield	Bolivar	MO
1110	2008 S. Garrison	Carthage	MO
1111	HCR 85 Box 99 A 2	Buffalo	MO
1302	1901 S. Rangeline	Joplin	MO
1303	2802 South Main	Joplin	MO
1304	1501 S. Jefferson	Lebanon	MO

Store #	Address	City	State
1642	Rt. 3, Box 14-1	Nixa	MO
1646	1112 West Jackson	Ozark	MO
1646.1	1112 West Jackson	Ozark	MO
1654	650 S. Neosho Blvd.	Neosho	MO
1750	1815 North Glenstone	Springfield	MO
1763	133 Saint Robert Blvd	Saint Robert	MO
1771	101 S State Hwy 125, Ste E	Strafford	MO
1825	1897 South Madison	Webb City	MO
1847	East Center Hyway Z	Willard	MO
2425	1100 E. Austin	Nevada	MO
2427	201 East 20th Street	Mountain Grove	MO
2428	1211 West Porter Waggoner	West Plains	MO
2513	1720 First Street	Kennett	MO
2514	Hwy 25 North	Malden	MO
4081	3437 South Campbell	Springfield	MO
4082	1212 South Grant	Springfield	MO
4083	1201 North Grant	Springfield	MO
4700	1512 North Woods Chapel Rd.	Blue Springs	MO
4701	1626 South Highway 7	Blue Springs	MO
4703	7291 North Oak Trafficway	Gladstone	MO
4704	12000 Blue Ridge Blvd.	Grandview	MO
4705	13850 South 71 Highway	Grandview	MO
4706	17106 East Highway 24	Independence	MO

Store #	Address	City	State
4707	2411 S 291 Highway	Independence	MO
4708	1300-B South Noland Rd.	Independence	MO
4709	9541 E. Truman Rd.	Independence	MO
4710	3010 VAN BRUNT BLVD	Kansas City	MO
4711	1207 Armour Rd.	Kansas City	MO
4713	475 E Highway 69	Kansas City	MO
4714	211 NW BARRY RD	Kansas City	MO
4715	14171 East Highway 40	Kansas City	MO
4717	10147 Wornall Road	Kansas City	MO
4718	3003 NE Vivion Road	Kansas City	MO
4719	7624 Wornall Rd.	Kansas City	MO
4723	1020 Broadway St.	Kansas City	MO
4724	7657 NW Prairie View Rd	Kansas City	MO
4725	5111 ARARAT DR	Kansas City	MO
4726	4031 North Oak Trafficway	Kansas City	MO
4727	5928 WILSON RD	Kansas City	MO
4728	3907 MAIN ST	Kansas City	MO
4729	9515 BLUE RIDGE EXTENSION	Kansas City	MO
4734	1103 SW Oldham Pkwy.	Lees Summit	MO
4735	1225 NE Rice Rd. Unit A	Lees Summit	MO
4745	6325 Lewis St. #102	Parkville	MO
4746	2023 Foxwood Drive	Raymore	MO
4747	10015 E 67TH ST	Raytown	MO

Store #	Address	City	State
4749	3739 SW Hollywood Dr	Lees Summit	MO
4900	9245 Gravois Rd	Affton	MO
4902	1926 Richardson Rd	Arnold	MO
4906	9740 Charles Rock Rd	Breckenridge Hills	MO
4907	3510 MCKELVEY RD	Bridgeton	MO
4910	42 CLARKSON WILSON CTR	Chesterfield	MO
4911	126 4 Seasons Shopping Ctr	Chesterfield	MO
4914	11760 Manchester Rd	Des Peres	MO
4916	15845 Manchester Rd	Ellisville	MO
4918	585 Old Smizer Mill Rd	Fenton	MO
4920	8457 LINDBERGH BLVD.	Florissant	MO
4921	13090 NEW HALLS FERRY RD	Florissant	MO
4922	2839 Patterson Ln.	Florissant	MO
4926	1013 Crossroads Place	High Ridge	MO
4930	7423 Manchester Rd	Maplewood	MO
4934	10440 PAGE AVE	Saint Louis	MO
4935	11782 TESSON FERRY RD	Saint Louis	MO
4937	2536 LEMAY FERRY RD	Saint Louis	MO
4938	11451 Olive Blvd	Saint Louis	MO
4939	5676 TELEGRAPH RD	Saint Louis	MO
4940	4634 HAMPTON AVE	Saint Louis	MO
4941	4175 Lindell Blvd.	Saint Louis	MO
4942	4344 LOUGHBOROUGH RD	Saint Louis	MO

Store #	Address	City	State
4943	11051 Bellefontaine Rd	Saint Louis	MO
4947	1358 Big Bend Sq	Twin Oaks	MO
1012	76 South Court Street	Bay Springs	MS
1181	580 Weathersby	Hattiesburg	MS
1182	370 E. Commerce	Hernando	MS
1215	506 Hwy 82 West	Indianola	MS
1661	1249 S. Main Street, Ste A	Poplarville	MS
1662	176 Shelby Speights Dr., Ste 1	Purvis	MS
1735	3026 Goodman Road	Southaven	MS
1769	974 Barnes Crossing Road	Tupelo	MS
1846	551 Frontage Drive East	Wiggins	MS
2099	4273 Main Street	Lucedale	MS
2101	306 Hwy 6 East	Batesville	MS
2102	429 North 2nd Street	Booneville	MS
2102.1	430 North 2nd Street	Booneville	MS
2104	Highway 61 South	Clarksdale	MS
2105	Highway 61 North	Cleveland	MS
2106	1212 Highway 72 East	Corinth	MS
2107	6528 Highway 63	Escatawpa	MS
2109	418 Interchange Dr.	Fulton	MS
2110	Hwy 90; PO Box 308	Gautier	MS
2111	Hwy 6; PO Box 728	Grenada	MS
2112	1313 West Park	Greenwood	MS

Store #	Address	City	State
2115	Highway 15 North	Houston	MS
2116	199 Highway 15 North	Louisville	MS
2119	702 Colter Drive	New Albany	MS
2120	2630 Bienville Blvd	Ocean Springs	MS
2122	1506 University	Oxford	MS
2123	1103 W. Jackson Ave	Oxford	MS
2124	3808 Hospital Road. Ste B	Pascagoula	MS
2127	Highway 15	Ripley	MS
2129	Main Street	Senatobia	MS
2130	911 Highway 12 East	Starkville	MS
2131	211 Highway 12 West	Starkville	MS
2134	921 South Gloster	Tupelo	MS
2135	2222 West Main	Tupelo	MS
2201	599 Highway 90	Bay Saint Louis	MS
2204	Highway 13 North	Columbia	MS
2204.1	Highway 13 North	Columbia	MS
2205	2215 Highway 45 North	Columbus	MS
2206	522 East Alabama	Columbus	MS
2207	624 Courthouse Road	Gulfport	MS
2208	101 Highway 11	Ellisville	MS
2212	1000 Broadway Drive STE #10	Hattiesburg	MS
2213	3610 West Hardy Street	Hattiesburg	MS
2215	1698 F Pass Road	Biloxi	MS

Store #	Address	City	State
2217	1015 Highway 15N	Laurel	MS
2218	3704 Highway 15N	Laurel	MS
2219	19160 Commission Road	Long Beach	MS
2224	2815 North Hill Street	Meridian	MS
2225	1300 North Frontage Road	Meridian	MS
2226	10443 D’Iberville Blvd	Biloxi	MS
2228	1410 North 31st Avenue	North Hattiesburg	MS
2229	11340 Hwy 49 North	Gulfport	MS
2230	10585-B Three Rivers Road	Gulfport	MS
2231	223 Central Avenue	Petal	MS
2232	915 Holland Avenue	Philadelphia	MS
2232.1	915 Holland Avenue	Philadelphia	MS
2233	201 Hwy 43 South	Picayune	MS
2235	2176 Pass Road	Biloxi	MS
2239	Hwy 45 N.; PO Box 1444	West Point	MS
2402	Fifth Ave South Main	Amory	MS
2409	1821 Martin Luther King	Greenville	MS
2410	502 Constitution	Iuka	MS
2413	123 Old 15 Loop	Newton	MS
2414	258 W. Osford Street	Ponotoc	MS
2415	207 Archisa Avenue	Quitman	MS
2417	Highway 45 North	Waynesboro	MS
2419	1115 Hwy 82 East	Greenville	MS

Store #	Address	City	State
4015	224 Idlewild	Columbus	MS
4016	1801 Hwy 45 North	Columbus	MS
4028	6213 Cockrum	Olive Branch	MS
4123	3980 Goodman Road	Horn Lake	MS
2550	1408 N. Sandhills Blvd	Aberdeen	NC
2552	1315 E. Dixie Highway	Asheboro	NC
2553	4280 Highway 15/501	Carthage	NC
2554	2302 W. Cumberland Street	Dunn	NC
2555	1405 W. Broad Street	Elizabethtown	NC
2557	2116 Cedar Creek Road	Fayetteville	NC
2558	3069 Boone Trail Ext	Fayetteville	NC
2563	332 N. Reilly Road	Fayetteville	NC
2564	6781 Raeford Road	Fayetteville	NC
2565	4711 Ramsey St.	Fayetteville	NC
2566	3510 Bragg Blvd	Fayetteville	NC
2567	9535 Cliffdale Rd/Hwy 410 W	Fayetteville	NC
2568	3016 Hope Mills Rd	Hope Mills	NC
2569	1815 S. Main St.	Laurinburg	NC
2570	112-K Village Drive	Leland	NC
2571	Rt 1, Box 129/Hwys 401&421	Lillington	NC
2572	4455 Fayetteville Rd.	Lumberton	NC
2573	832 W. Third St.	Pembroke	NC
2574	Scottish Plaza/Hwy 211 E	Red Springs	NC

Store #	Address	City	State
2575	1300 E. Broad Avenue	Rockingham	NC
2576	1923 S. Horner Drive	Sanford	NC
2577	5054 N. Main St.	Shallotte	NC
2578	4930-8A Longbeach Road	Southport	NC
2579	1101 N. Bragg Blvd	Spring Lake	NC
2580	1820 S. Madison St.	Whiteville	NC
2582	5058 Styers Ferry Road	Lewisville	NC
2586	10102 South Main, Ste B	Archdale	NC
2587	4423 S NC Highway 150, Ste C	Lexington	NC
2588	7605 NC Highway 68 North	Oak Ridge	NC
2589	436 W Swannanoa Avenue	Liberty	NC
2831	2430 Lewisville Clemmons Rd	Clemmons	NC
2832	804 North Main	High Point	NC
2834	2900 - 108 N. Main Street	High Point	NC
2835	3935 Brian Jordan Plaza	High Point	NC
2836	903 Highway 66 South	Kernersville	NC
2837	838 - C South Main Street	Kernersville	NC
2838	129 Lowes Blvd	Lexington	NC
2841	2721 Peters Creek Pkwy	Winston-Salem	NC
2842	3069 Kernersville Road	Winston-Salem	NC
2844	3040 University Parkway	Winston-Salem	NC
2845	3460 Robinhood Road	Winston-Salem	NC
2846	5990 University Parkway	Winston-Salem	NC

Store #	Address	City	State
2847	593 S. Stratford Road	Winston-Salem	NC
2749	Hyway 83 N & Capital Ave	Bismarck	ND
2751	825 E Broadway Ave	Bismarck	ND
2752	523 College Drive	Devils Lake	ND
2753	1207 19th Ave North	Fargo	ND
2756	4701 13th Street SW	Fargo	ND
2757	3051 25th Street; Suite E	Fargo	ND
2758	2751 32nd Avenue	Grand Forks	ND
2759	1418 Washington	Grand Forks	ND
2759.1	1418 Washington	Grand Forks	ND
2760	710 10th Street SE	Jamestown	ND
2761	107 12th Avenue NE	Mandan	ND
2762	1535 S Broadway	Minot	ND
2763	2115 N Broadway	Minot	ND
2764	2301 15th Street SW	Minot	ND
2765	Rural Route 1	Minot	ND
2515	Hwy 69 South	Atoka	OK
2517	606 N. First Street	Madill	OK
2518	Hwy 32 & I-35	Marietta	OK
2531	32 W Taft Ave, Ste A	Sapulpa	OK
2678	12102 S. Memorial Drive	Bixby	OK
2679	900 S. Aspen Avenue	Broken Arrow	OK
2680	3321 South Elm	Broken Arrow	OK

Store #	Address	City	State
2681	701 S. Broadway Street	Checotah	OK
2683	620 Geo Nign Expressway	McAlester	OK
2684	501 W. Shawnee	Muskogee	OK
2685	407 South Wood Drive	Okmulgee	OK
2686	12922 E 86th St. North	Owassa	OK
2687	Hyway 64 East	Sallisaw	OK
2689	221 East Second Street	Sand Springs	OK
2690	503 Main Street	Stigler	OK
2691	1002 East Downing Street	Tahlequah	OK
2694	3140 South Memorial Drive	Tulsa	OK
2695	31 North Harvard	Tulsa	OK
2696	1907 South Harvard Avenue	Tulsa	OK
2697	11122 East 21st Street	Tulsa	OK
2698	4911 South Peoria Avenue	Tulsa	OK
2699	7121 S. Memorial Drive	Tulsa	OK
2701	8215 South Harvard	Tulsa	OK
2703.1	Hwy 2 North	Wilburton	OK
2867	3190 NW 185th Ave	Portland	OR
2869	4615 NE Sandy Blvd	Portland	OR
2871	7405 Barber Blvd	Portland	OR
2903	15715 SW 116th Avenue	King City	OR
2180	780 Campbell St	Baker City	OR
2181	2602 Island Ave.	LaGrande	OR

Store #	Address	City	State
2182	1275 S.W. 4th Ave.	Ontario	OR
2183	1505 N.E. 3rd St.	Prineville	OR
2854	1277 Molalla Ave.	Oregon City	OR
2855	4105 SW 117th Ave	Beaverton	OR
2856	9460 SW Allen Blvd	Beaverton	OR
2857	19640 Mcloughlin	Gladstone	OR
2858	485 E. Powell	Gresham	OR
2859	18110 E Burnside Ave	Gresham	OR
2860	725 SW Oak St	Hillsboro	OR
2861	1425 N US Hwy 99	McMinnville	OR
2862	1747 SE 122nd Ave	Portland	OR
2866	611 82nd Ave NE	Portland	OR
2868	1699 SE 82nd Ave	Portland	OR
2870	8217 NE Sandy Blvd	Portland	OR
2872	5024 NE ML King Jr Blvd	Portland	OR
2873	8201 B SE Powell	Portland	OR
2874	5265 N Lombard	Portland	OR
2876	2124 SE Powell Blvd	Portland	OR
2878	8335 SW Tonka St	Tualatin	OR
2905	6047 SW 185th Avenue	Aloha	OR
2001	1637 West Richland Avenue	Aiken	SC
2002	1905 Whiskey Road South	Aiken	SC
2003	1490 Whiskey Road	Aiken	SC

Store #	Address	City	State
2004	616 East Martintown Road	North Augusta	SC
2005	1812 Georgia Avenue	North Augusta	SC
2767	3311 6TH Avenue, SE	Aberdeen	SD
2768	102 S Ellsworth	Box Elder	SD
2769	418 6th Street	Brookings	SD
2770	Lakeview Heights	Chamberlain	SD
2771	1639 Dakota Ave South	Huron	SD
2772	222 NW 2nd Street	Madison	SD
2773	616 E Havens Street	Mitchell	SD
2774	505 E Sioux Ave	Pierre	SD
2775	Hyway 18 & C Street	Pine Ridge	SD
2776	2604 W Main Street	Rapid City	SD
2777	2005 Mt Rushmore Road	Rapid City	SD
2779	1402 E St. Patrick	Rapid City	SD
2782	2501 W 12th Street	Sioux Falls	SD
2782.1	2501 W 12th Street	Sioux Falls	SD
2783	4501 E 26th Street	Sioux Falls	SD
2784	4300 W 41st Street	Sioux Falls	SD
2785	2800 E 10th Street	Sioux Falls	SD
2787	435 W Jackson Blvd	Spearfish	SD
2788	928 E Cherry Street	Vermillion	SD
2789	817 9th Ave SE	Watertown	SD
2790	886 E Hyway 44	Winner	SD

Store #	Address	City	State
2791	2003 Broadway Street	Yankton	SD
4120	875 W. Poplar	Collierville	TN
4122	714 N. Germantown Pkwy	Cordova	TN
4125	6168 Macon Road	Memphis	TN
4371	330 Franklin Rd., Suite 140-A	Brentwood	TN
4385	361 N. Lowry Ave	Smyrna	TN
1214	541 W. Main Street	Henderson	TN
1432	780 University Street	Martin	TN
1460	2342 Frayser Blvd	Memphis	TN
1470	4290 Elvis Presley Blvd.	Memphis	TN
1480	4030 W. K. Singleton	Memphis	TN
1520	6072 Stage Road	Bartlett	TN
1540	7911 Highway 51 North	Millington	TN
1561	6090 Winchester	Memphis	TN
1564	1961 Union Ave	Memphis	TN
2128	Highway 45 South	Selmer	TN
2431	2062 US Hwy 45	Trenton	TN
2457	602 West Market	Bolivar	TN
2458	2500 Anderson Rd	Brownsville	TN
2459	829 North Hwy 51	Covington	TN
2460	3048 E. Van Hook St.	Milan	TN
2461	340 Cleveland Street	Ripley	TN
2467	2321 Lake Road	Dyersburg	TN

Store #	Address	City	State
2468	3021 E. End Drive	Humboldt	TN
2521	703 E. Reelfoot Ave	Union City	TN
2704	2287 North Highland	Jackson	TN
2705	605 Carriage House Drive	Jackson	TN
2706	455 Church Street West	Lexington	TN
2879	738 Parkway	Gatlinburg	TN
2880	915 Tusculum Blvd	Greeneville	TN
2881	223 E Broadway Blvd	Jefferson City	TN
2882	1629 Andrew Johnson Hwy	Morristown	TN
2884	802 Cosby Hwy	Newport	TN
2885	3710 Parkway	Pigeon Forge	TN
2886	4055 Hwy 66	Rogersville	TN
2887	516 Winfield-Dunn Parkway	Sevierville	TN
4031	1788 Madison	Memphis	TN
4032	1229 Getwell	Memphis	TN
4033	575 Erin Drive	Memphis	TN
4035	2919 Elmore Park #1	Memphis	TN
4037	1940 Exeter Road #1	Germantown	TN
4038	6532 Quince Road	Memphis	TN
4039	6725 Shelby Drive	Memphis	TN
4040	5376 Knight Arnold	Memphis	TN
4041	1707 Holmes Road	Memphis	TN
4043	3578 Summer Ave.	Memphis	TN

Store #	Address	City	State
4052	3810 Shelby Drive	Memphis	TN
4056	104 West Chester	Jackson	TN
4058	382 Atoka-McLaughlin	Atoka	TN
4121	8979 Hwy 64 Suite 3	Memphis	TN
4124	3675 Southwind Park Cove	Memphis	TN
4126	11615 Hwy 70, Ste 102	Arlington	TN
4370	3046 Columbia Ave. Suite 115	Franklin	TN
4372	3116 Dickerson Rd	Nashville	TN
4374	929 Smithville Hwy	McMinnville	TN
4375	1112 Mercury Blvd	Murfreesboro	TN
4376	1718 Memorial Blvd	Murfreesboro	TN
4377	600 James Campbell Blvd	Columbia	TN
4378	913 Two Mile Pkwy	Goodlettsville	TN
4379	5787 Nolensville Rd	Nashville	TN
4380	817 S. Cumberland	Lebanon	TN
4381	4719 Andrew Jackson Pkwy	Hermitage	TN
4382	315 Lane Pkwy	Shelbyville	TN
4383	3709 Clarksville Hwy	Nashville	TN
4384	2512 Lebanon Rd	Nashville	TN
4386	993 Mill St	Pulaski	TN
4387	1109 Huntsville Hwy	Fayetteville	TN
4389	550 E. Main St.	Hohenwald	TN
4390	3560 N. Mount Juliet Rd	Mount Juliet	TN

Store #	Address	City	State
4391	934 N. Jackson St. #41A	Tullahoma	TN
4392	7613 Highway 70 S	Nashville	TN
4393	1130 Gallatin Rd	Madison	TN
4394	2224 Hillsborough Blvd	Manchester	TN
4395	888 Murfreesboro Rd	Nashville	TN
4396	1908 W. End Ave	Nashville	TN
4397	5088 Murfreesboro Rd	La Vergne	TN
4398	718 Thompson Ln	Berry Hill	TN
4399	2700 Gallatin Rd	Nashville	TN
4400	6410 Charlotte Ave #117	Nashville	TN
4401	944 Richards Rd	Nashville	TN
4402	170 E. Main St.	Hendersonville	TN
4403	2701 Murfreesboro Rd	Antioch	TN
4404	641 N. Willow Ave	Cookeville	TN
4405	1945 Mallory Ln	Franklin	TN
4406	5028 Old Hickory Blvd	Hermitage	TN
4407	2575 Old Fort Pkwy	Murfreesboro	TN
4408	5000 Spedale Ct.	Spring Hill	TN
4410	1645 W. Main Street	Lebanon	TN
4411	470 Neal Street	Cookeville	TN
4412	812 Nissan Road	Smyrna	TN
4415	200 Chickasaw Ridge Dr, Ste 12	Oakland	TN
2528	601 Hwy 110 North	Whitehouse	TX

Store #	Address	City	State
2712	4505 South Medford Drive	Lufkin	TX
2522	404 E. Wise	Bowie	TX
2527	3222 South Main Street	Lindale	TX
2708	3820 College	Beaumont	TX
2709	175 South Dowlen	Beaumont	TX
2711	1001 Loop 304 East	Crockett	TX
2713	410 E Gibson	Jasper	TX
2714	214 South Timberland Dr	Lufkin	TX
2714.1	214 South Timberland Dr	Lufkin	TX
2715	112 S Main Street	Lumberton	TX
2716	1720 Lutcher Drive	Orange	TX
2718	7849 Twin City Hyway	Port Arthur	TX
2720	720 Hyway 96	Silsbee	TX
2720.1	720 Hyway 96	Silsbee	TX
2721	580 Main Street	Vidor	TX
2888	6710 S Broadway	Tyler	TX
2890	1817 S Broadway #2	Tyler	TX
4512	13617 Genito Rd	Midlothian	VA
4527	5817 Midlothian Tnpk	Richmond	VA
4543	709 England St	Ashland	VA
4551	1966 E. Pembroke Ave.	Hampton	VA
4554	10744 Jefferson Ave.	Newport News	VA
4555	15525 Warwick Blvd #117	Newport News	VA

Store #	Address	City	State
4556	13659 Warwick Blvd.	Newport News	VA
4562	211 Providence Rd, #14	Chesapeake	VA
4581	5100 Williamsburg Rd	Richmond	VA
4582	5105 Oaklawn Blvd	Hopewell	VA
4583	3200 S. Crater Rd	Petersburg	VA
4584	12421 Jeff Davis Hwy	Chester	VA
4587	714 East Ellerslie Ave	Colonial Heights	VA
4589	Rt 60 East, PO Box 35	Clifton Forge	VA
4590	2387 Roanoke Rd	Christiansburg	VA
4596	870 East Main St	Bedford	VA
4599	1431 Mahone Avenue; BLDG 9025	Fort Lee	VA
4501	1725 Geo Wash Mem Hwy	Gloucester	VA
4504	8100 Geo Wash Mem Hwy	Yorktown	VA
4505	1685 Tappahannock Blvd	Tappahannock	VA
4506	8 Victory Boulevard	Poquoson	VA
4507	5003 B Victory Blvd	York City	VA
4508	1611 Richmond Road	Williamsburg	VA
4509	416 14th Street, Ste A	West Point	VA
4510	10141 Hull Street Road	Midlothian	VA
4511	6203 Belmont Rd	Chesterfield	VA
4513	13971 Raised Antler Cir	Midlothian	VA
4514	5718 Hopkins Rd	Richmond	VA
4515	1016 Hershberger Rd	Roanoke	VA

Store #	Address	City	State
4516	1128 South Highland	Covington	VA
4518	109 US Rt.460 East	Grundy	VA
4519	107 Front St	Richlands	VA
4520	5220-A Williamson Rd	Roanoke	VA
4521	801 Univ. City Blvd #11	Blacksburg	VA
4522	546 1/2 Riverside Drive	Tazewell	VA
4524	13350 Midlothian Tnpk	Midlothian	VA
4525	111 Wadsworth Drive	Richmond	VA
4526	2701 Buford Rd	Richmond	VA
4528	3108 West Branch Blvd.	Chesapeake	VA
4529	3650 N. Military Hwy	Norfolk	VA
4530	800 London Blvd.	Portsmouth	VA
4531	4111 Portsmouth Blvd.	Chesapeake	VA
4532	4548 E. Princess Anne Rd	Norfolk	VA
4533	4032 A Victory Blvd	Portsmouth	VA
4534	620 John Paul Jones Cr,B215,2nd F	Portsmouth	VA
4535	2352 East Little Creek Road	Norfolk	VA
4536	1302 Monticello Avenue	Norfolk	VA
4537	4425 Shore Dr., #103	Virginia Beach	VA
4538	8401 Hampton Blvd.,#10	Norfolk	VA
4539	9643 First View Ave.	Norfolk	VA
4540	5390 Wesleyan Dr.,#111	Virginia Beach	VA
4541	5825 Patterson Ave	Richmond	VA

Store #	Address	City	State
4542	2343 West Broad St	Richmond	VA
4544	9020 B Quioccasin Rd	Richmond	VA
4545	1112 Westbriar Dr	Richmond	VA
4546	9197 Staples Mill Rd	Richmond	VA
4547	1164 Wilkinson Rd	Richmond	VA
4548	9486 W. Broad Street	Richmond	VA
4549	1070 W. Mercury Blvd.	Hampton	VA
4550	5000 W. Mercury Blvd.	Newport News	VA
4552	26 W. Mercury Blvd.	Hampton	VA
4553	2724 W. Mercury Blvd.	Hampton	VA
4557	801 Volvo Pkwy. #2	Chesapeake	VA
4558	6633 Indian River Rd.	Virginia Beach	VA
4559	3302 S. Military Hwy	Chesapeake	VA
4560	717 S. Battlefield Blvd.	Chesapeake	VA
4561	1830 Kempsville Rd., #108	Virginia Beach	VA
4563	1328 Fordham Drive	Virginia Beach	VA
4564	683 Brandon Ave	Roanoke	VA
4564.1	683 Brandon Ave	Roanoke	VA
4565	1224 West Main St	Salem	VA
4566	2413 Memorial Ave	Lynchburg	VA
4567	Rt 24 & Washington Ave	Vinton	VA
4568	3412 Waterlick Rd, Ste J	Lynchburg	VA
4569	4925 Boonsboro Rd, Ste 2	Lynchburg	VA

Store #	Address	City	State
4570	3260 Electric Rd, Ste 506	Roanoke	VA
4571	209 20th St.	Virginia Beach	VA
4572	531 N. Birdneck Rd.	Virginia Beach	VA
4573	3884 Holland Rd.	Virginia Beach	VA
4574	3636 E. Val Beach Blvd.	Virginia Beach	VA
4575	1640 General Booth Blvd.	Virginia Beach	VA
4576	2129 General Booth Blvd.,#121	Virginia Beach	VA
4577	1949 Lynnhaven Pkwy	Virginia Beach	VA
4578	5281 Princess Anne Rd.	Virginia Beach	VA
4579	3208 Holland Rd.	Virginia Beach	VA
4580	805 First Colonial Road	Virginia Beach	VA
4585	7114 Mechanicsville Tnpk	Mechanicsville	VA
4586	4501 West Hundred Rd	Chester	VA
4588	1962 S. Sycamore St	Petersburg	VA
2896	6808 East 4th Plain	Vancouver	WA
2898	6401 NE Hyway 99	Vancouver	WA
2899	11600 SE Mill Plain Blvd	Vancouver	WA
2902	11500 NE 76th Street	Vancouver	WA
4517	211 Crossings Mall	Elkview	WV

(ii) Office leases and other locations

Store #	Address	City	State
4065	7990 Highway 64; Ste 101	Bartlett	TN

Store #	Address	City	State
4075	701 East Washington ; Ste B	Pittsburg	KS
4090	10208 SW Parkway	Portland	OR
4099	2960 East Sunshine	Springfield	MO
4200	450 Century Park South; Ste 100B	Birmingham	AL
8200	25400 US Hwy 19N; Ste 161	Clearwater	FL
8350	2200 E 104th Ave; Ste 208	Thornton	CO
8400	7405 SW Barber Blvd; Ste 175	Meridian	ID
8450	1175 Revolution Mill Drive; Studio 10	Winston-Salem	NC
8690	2948 Stage Plaza North	Bartlett	TN
8695	5217 Maryland Way; Ste 307	Nashville	TN
8725	2006 Old Greenbrier Road	Chesapeake	VA
8790	9216 Maumelle Blvd	N. Little Rock	AR
8874	5603 North “W” Street	Pensacola	FL
8900	8515 Douglas Ave; Ste 29	Urbandale	IA
8923	5217 Maryland Way; Ste 307	Brentwood	TN
8684/8922	500 Chase Park South; Ste 150	Birmingham	AL

(iii) Closed locations with remaining lease obligations

Store #	Address	City	State
2252	4891 Palm Beach Blvd	Fort Myers	FL
2636	1420 S. 6th St	Springfield	IL
4592	8001 Hampton Blvd	Norfolk	VA
4598	2204 East Laburnum Ave	Richmond	VA

Store #	Address	City	State
17803	911 Union Ave	Memphis	TN

15102	10406 16th Ave	Seattle	WA

15233	300 North Main	Manteca	CA

15283	1931 Broadway	Everett	WA

(iv) Subleases of Leased Real Property to third parties

Store #	Address	City	State
4592	8001 Hampton Blvd	Norfolk	VA

4598	2204 East Laburnum Ave	Richmond	VA

17803	911 Union Ave	Memphis	TN

15102	10406 16th Ave	Seattle	WA

15233	300 North Main	Manteca	CA

15283	1931 Broadway	Everett	WA

(v). New Leases Signed but not yet Operating

Store #	Address	City	State
2601[7]	1261 N. Steamboat Dr, Ste 5	Fayetteville	AR

2241	404 Aloha Dr, Ste 6	Diamondhead	MS

(vi). Other

From time to time in the ordinary course of business, NPC International, Inc. may sublease parking spaces to third parties.

[7]	This store is being relocated from 737 N. Leverett Avenue, Fayetteville, AR. It will relocate prior to the end of 2011.

NPC International, Inc. subleases a portion of the premises of store 2122 in Oxford, MS to a beauty salon for a monthly rent of $175 as part of a month-to-month tenancy.

Schedule 7.23

Stockholders of Holdings

NPC International Holdings, Inc. owns 100% of the Capital Securities of Holdings.

Schedule 9.01

Debt

1.	Senior Notes Indenture.

2.	Liability Assumption Agreement by and between Company and Skippers, Inc. dated March 24, 1996.

3.	$175,000,000 9.5% Senior Subordinated Notes dated as of May 3, 2006 among NPC International, Inc. as issuer and Wells Fargo Bank, National Association, as trustee, of which $4,539,000 remain outstanding as of the date hereof and have been called for redemption, with an amount of cash deposited with the trustee sufficient to redeem the remaining outstanding notes on the redemption date.

Schedule 9.02

Liens

None.

Schedule 9.03

Investments, Loans and Advances

(a)

Institution	Description	Account Holder	Account Number
Great Plains Trust Company	Deferred Compensation Asset	NPC International, Inc.	14-0075

Great Plains Trust Company	POWR Plan	NPC International, Inc.	14-00074

(b) NPC International, Inc. has a minority participation right in Pizza Hut Purchasing Coop, Inc., which conducts a purchasing program for its members through Unified FoodService Purchasing Co-op, LLC, a Kentucky limited liability company, in order to provide its stockholder members with low cost food, packaging, supplies and related goods, equipment and service.

Schedule 12.02

Notices

To Borrower or any Loan Party:

NPC International, Inc.

7300 West 129th Street

Overland Park, KS 66213

Fax: 913-327-5850

Attn: Troy Cook

With a copy not constituting notice to:

Kirkland and Ellis LLP

601 Lexington Avenue

New York, NY 10022

Fax: 212-446-4900

Attn: Jason Kanner

To the Administrative Agent:

Notices (other than Requests for Extensions of Credit):

Barclays Bank PLC

Bank Debt Management Group

745 Seventh Avenue

New York, NY 10019

Attn: NPC International, Inc. Portfolio Manager: Nicole Conjares / Lisa Minigh

Tel: 212-526-3987 / 212-526-1524

Facsimile: 212-526-5115

Email: nicole.conjares@barcap.com / lisa.minigh@barcap.com

For Payments and Requests for Extensions of Credit:

Barclays Bank PLC

Loan Operations

1301 Avenue of the Americas

New York, NY 10019

Attn: Agency Services - NPC International, Inc .: Contact: Sookie Siew

Tel: 212-320-7205

Facsimile: 917-522-0569

Email: xrausloanops5@barclayscapital.com

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